Filed Pursuant to Rule 424(b)(3)
Registration No. 333-165416

INTERESTS IN

FOX CHASE BANK 401(k) RETIREMENT PLAN

AND

OFFERING OF 128,500 SHARES OF

FOX CHASE BANCORP, INC.

COMMON STOCK ($0.01 PAR VALUE)

This prospectus supplement relates to the offer and sale to participants in the Fox Chase Bank 401(k) Retirement Plan (the “401(k) Plan”) of participation interests and shares of common stock of Fox Chase Bancorp, Inc., a new Maryland corporation. Fox Chase Bancorp is offering common stock in connection with the conversion of Fox Chase Bank from the partially public mutual holding company form of organization to the fully public stock holding company structure.

401(k) Plan participants may direct Pentegra Trust Company, the trustee for the Fox Chase Bancorp Stock Fund, to use up to 50% of current account balances as of April 30, 2010 to purchase shares of Fox Chase Bancorp common stock through the Fox Chase Bancorp Stock Fund. Based upon the value of the 401(k) Plan assets as of March 1, 2010, the Fox Chase Bancorp Stock Fund trustee may purchase up to 128,500 shares of Fox Chase Bancorp common stock at a purchase price of $10.00 per share. This prospectus supplement relates to the election of 401(k) Plan participants to direct the 401(k) Plan trustee to invest up to 50% of their 401(k) Plan account balances in Fox Chase Bancorp common stock.

The Fox Chase Bancorp prospectus dated May 14, 2010, which we have attached to this prospectus supplement, includes detailed information regarding the offering of shares of Fox Chase Bancorp common stock and the financial condition, results of operations and business of Fox Chase. This prospectus supplement provides information regarding the 401(k) Plan. You should read this prospectus supplement together with the prospectus and keep both for future reference.

Please refer to “Risk Factors” beginning on page 16 of the prospectus.

Neither the Securities and Exchange Commission, the Office of Thrift Supervision, the Federal Deposit Insurance Corporation, nor any other state or federal agency or any state securities commission, has approved or disapproved these securities. Any representation to the contrary is a criminal offense.

These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

This prospectus supplement may be used only in connection with offers and sales by Fox Chase Bancorp of interests or shares of common stock under the 401(k) Plan in the offering. No one may use this prospectus supplement to re-offer or resell interests or shares of common stock acquired through the 401(k) Plan.

You should rely only on the information contained in this prospectus supplement and the attached prospectus. Neither Fox Chase Bancorp, Fox Chase Bank nor the 401(k) Plan have authorized anyone to provide you with information that is different.

This prospectus supplement does not constitute an offer to sell or solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such an offer or solicitation in that jurisdiction. Neither the delivery of this prospectus supplement and the prospectus nor any sale of common stock shall under any circumstances imply that there has been no change in the affairs of Fox Chase Bank or the 401(k) Plan since the date of this prospectus supplement, or that the information contained in this prospectus supplement or incorporated by reference is correct as of any time after the date of this prospectus supplement.

The date of this Prospectus Supplement is May 14, 2010.

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THE OFFERING

Securities Offered

The securities offered in connection with this prospectus supplement are participation interests in the 401(k) Plan. Fox Chase Bancorp is offering common stock in connection with the conversion of Fox Chase Bank from the partially public mutual holding company form of organization to the fully public stock form of organization. At a purchase price of $10.00 per share, the 401(k) Plan trustee may acquire up to 128,500 shares of Fox Chase Bancorp common stock in the stock offering. Certain subscription rights and purchase limitations also govern your investment in the Fox Chase Bancorp Stock Fund in connection with the stock offering. See “The Conversion and Offering—Subscription Offering and Subscription Rights” and “—Limitations on Purchases of Shares” in the prospectus attached to this prospectus supplement for further discussion of these subscription rights and purchase limitations.

The shares of common stock currently held in the 401(k) Plan will automatically be exchanged for shares of Fox Chase Bancorp, Inc., a new Maryland corporation, pursuant to an exchange ratio as more fully described in the prospectus attached to this prospectus supplement. See “The Conversion and Offering—Share Exchange Ratio for Current Shareholders.” Any new shares you purchase in the stock offering will be added to the shares that you receive in the exchange described above. All of these shares will be maintained in the Fox Chase Bancorp Stock Fund.

This prospectus supplement contains information regarding the 401(k) Plan. The attached prospectus contains information regarding the stock offering and the financial condition, results of operations and business of Fox Chase Bancorp. The address of the principal executive office of Fox Chase Bank is 4390 Davisville Road, Hatboro, Pennsylvania 19040. The telephone number of Fox Chase Bank is (215) 682-7400.

Election to Purchase Fox Chase Bancorp Common Stock in Stock Offering

In connection with the stock offering of Fox Chase Bank, you may direct the trustee of the 401(k) Plan to transfer up to 50% of your account balance, excluding your current investment in the Fox Chase Bancorp Stock Fund, in the 401(k) Plan to the Fox Chase Bancorp Stock Fund. The 401(k) Plan trustee will subscribe for Fox Chase Bancorp common stock offered for sale in connection with the stock offering in accordance with each participant’s direction.

All plan participants are eligible to direct a transfer of funds to the Fox Chase Bancorp Stock Fund. However, transfer directions are subject to subscription rights, purchase priorities and purchase limitations. If you are eligible to order shares in the subscription offering, your order will be filled in the following order of priority:

1.	Persons with $50 or more on deposit at Fox Chase Bank as of December 31, 2008;

2.	The Fox Chase Bank Employee Stock Ownership Plan;

3.	Persons with $50 or more on deposit at Fox Chase Bank as of March 31, 2010 who are not in category 1 above; and

4.	Except for persons eligible to subscribe for shares under categories 1 and 3, Fox Chase Bank’s depositors as of the close of business on May 4, 2010, who were not able to subscribe for shares of Fox Chase Bancorp common stock under categories 1 and 3 and borrowers of Fox Chase Bank as of November 12, 1997, who continue to be borrowers as of May 4, 2010.

To the extent shares remain available after filling orders in the subscription offering, shares will be available in a community offering to natural persons residing in Bucks, Chester, Delaware, Montgomery and Philadelphia Counties in Pennsylvania and Atlantic and Cape May Counties in New Jersey, to our existing public shareholders and to the general public.

The limitations on the total amount of Fox Chase Bancorp common stock that you may purchase in the stock offering, as described in the prospectus (see “The Conversion and Offering—Limitations on Purchases of Shares”) will be calculated based on the aggregate amount that you subscribed for: (1) through your 401(k) Plan accounts; and (2) through your sources of funds outside of the 401(k) Plan by placing an order in the stock offering using a Stock Order Form. Whether you place an order through the 401(k) Plan, outside the plan or both, the number of shares of Fox Chase Bancorp common stock, if any, that you receive will be determined based on the total number of subscriptions, your purchase priority and the allocation priorities set forth in the prospectus. If, as a result of the calculation, you are allocated insufficient shares to fill all of your orders, available shares will be allocated as described in “The Conversion and Offering—Subscription Offering and Subscription Rights” in the prospectus. Available shares will be allocated between your 401(k) Plan order and any orders outside of the 401(k) Plan. If you so elect, the shares of Fox Chase Bancorp common stock you were unable to subscribe for through the 401(k) Plan will be purchased by the 401(k) Plan trustee on the open market immediately following the completion of the stock offering. If you elect to direct the 401(k) Plan trustee to purchase shares in the open market, you will not be able to direct the 401(k) Plan trustee as to the timing or price to be paid for the common stock. The 401(k) Plan trustee has sole discretion regarding the manner in which it will fill open market purchases.

Value of Participation Interests

As of March 1, 2010, the market value of the 401(k) Plan assets (less those assets already invested in Fox Chase Bancorp common stock) equaled approximately $2.6 million. The plan administrator has informed each participant of the value of his or her beneficial interest in the 401(k) Plan. The value of 401(k) Plan assets represents past contributions made to the 401(k) Plan on your behalf, plus or minus earnings or losses on the contributions, less previous withdrawals and loans. Participants will be able to use up to 50% of their 401(k) Plan account balances (which are not already invested in Fox Chase Bancorp common stock) to purchase shares in the stock offering through the Fox Chase Bancorp Stock Fund.

Method of Directing Transfer

To facilitate your investment in the Fox Chase Bancorp Stock Fund in connection with the stock offering, you must complete, sign and submit the blue form included with this prospectus supplement (the “Investment Form”). To invest in the Fox Chase Bancorp Stock Fund you must direct the 401(k) Plan trustee to transfer a percentage of your beneficial interest in the assets of the 401(k) Plan (up to 50%) to the Fox Chase Bancorp Stock Fund (in multiples of not less than 1%). If you do not wish to invest in the Fox Chase Bancorp Stock Fund at this time, you do not need to take any action. The minimum investment in the Fox Chase Bancorp Stock Fund during the stock offering is $250 and the maximum investment is $500,000 for orders placed through the 401(k) Plan, plus orders made outside of the 401(k) Plan.

Time for Directing Transfer

Your Investment Form must be received by Mary Regnery in the Human Resources Department by 12:00 noon on June 8, 2010. Current Fox Chase Bank employees should return their forms through inter-office mail. Former Fox Chase Bank employees should return their forms using the business reply envelope that has been provided.

If you have any questions regarding the Fox Chase Bancorp Stock Fund or completing the Investment Form, please contact Mary Regnery at (215) 682-4106.

Questions about the stock offering or about the prospectus should be directed to the Stock Information Center, toll-free at (866) 300-4322.

Irrevocability of Transfer Direction

Once you have submitted your Investment Form to Mary Regnery, you cannot change your direction to transfer amounts credited to your account in the 401(k) Plan to the Fox Chase Bancorp Stock Fund. Following the closing of the stock offering and the initial purchase of shares in the Fox Chase Bancorp Stock Fund, you may change your investment directions in accordance with the terms of the 401(k) Plan.

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Purchase Price of Fox Chase Bancorp Common Stock

The trustee will use the funds transferred to the Fox Chase Bancorp Stock Fund to purchase shares of Fox Chase Bancorp common stock in the stock offering. The Fox Chase Bancorp Stock Fund trustee will pay $10.00 per share, which is the same price for shares of Fox Chase Bancorp common stock as all other persons who purchase shares of Fox Chase Bancorp common stock in the stock offering. If there is not enough common stock available in the stock offering to fill all subscriptions, the common stock will be allocated as described in “The Conversion and Offering—Subscription Offering and Subscription Rights” and the trustee may not be able to purchase all of the common stock you requested. If you elect, the 401(k) Plan trustee will purchase shares on your behalf after the completion of the stock offering in the open market, to fulfill the shares remaining from your initial request. If you elect to direct the 401(k) Plan trustee to purchase shares in the open market you will not be able to direct the 401(k) Plan trustee as to the timing or price to be paid for the common stock. The 401(k) Plan trustee has sole discretion regarding the manner in which it will fill open market purchases. The 401(k) Plan trustee may make such purchases at prices higher or lower than the $10.00 offering price and, therefore, you may receive more or less shares than initially requested.

Nature of a Participant’s Interest in Fox Chase Bancorp Common Stock

The trustee will hold Fox Chase Bancorp common stock in the name of the 401(k) Plan. The trustee will credit shares of Fox Chase Bancorp common stock acquired at your direction to your account under the 401(k) Plan. Therefore, the investment designations of other 401(k) Plan participants will not affect earnings on your 401(k) Plan account.

Voting and Tender Rights of Fox Chase Bancorp Common Stock

The 401(k) Plan trustee generally will exercise voting and tender rights attributable to all Fox Chase Bancorp common stock held by the Fox Chase Bancorp Stock Fund as directed by participants with interests in the Fox Chase Bancorp Stock Fund. With respect to each matter as to which holders of Fox Chase Bancorp common stock have a right to vote, you will have voting instruction rights that reflect your proportionate interest in the Fox Chase Bancorp Stock Fund. The number of shares of Fox Chase Bancorp common stock held in the Fox Chase Bancorp Stock Fund voted for and against each matter will be proportionate to the number of voting instruction rights exercised. If there is a tender offer for Fox Chase Bancorp common stock, the 401(k) Plan allots each participant a number of tender instruction rights reflecting the participant’s proportionate interest in the Fox Chase Bancorp Stock Fund. The percentage of shares of Fox Chase Bancorp common stock held in the Fox Chase Bancorp Stock Fund that will be tendered will be the same as the percentage of the total number of tender instruction rights exercised in favor of the tender offer. The remaining shares of Fox Chase Bancorp common stock held in the Fox Chase Bancorp Stock Fund will not be tendered. The 401(k) Plan provides that participants will exercise their voting instruction rights and tender instruction rights on a confidential basis.

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DESCRIPTION OF THE 401(k) PLAN

Introduction

Fox Chase Bank adopted the 401(k) Plan effective January 1, 1995 and amended and restated the plan in its entirety effective July 1, 2006. Fox Chase Bank intends for the 401(k) Plan to comply, in form and in operation, with all applicable provisions of the Internal Revenue Code and the Employee Retirement Income Security Act of 1974, as amended, or “ERISA.” Fox Chase Bank may change the 401(k) Plan from time to time in the future to ensure continued compliance with these laws. Fox Chase Bank may also amend the 401(k) Plan from time to time in the future to add, modify, or eliminate certain features of the plan, as it sees fit. Federal law provides you with various rights and protections as a participant in the 401(k) Plan, which is governed by ERISA. However, the Pension Benefit Guaranty Corporation does not guarantee your benefits under the 401(k) Plan.

Reference to Full Text of the Plan. The following portions of this prospectus supplement summarize the material provisions of the 401(k) Plan. Fox Chase Bank qualifies this summary in its entirety by reference to the full text of the 401(k) Plan. You may obtain copies of the 401(k) Plan document including any amendments to the plan and a summary plan description, by contacting Mary Regnery at (215) 682-4106. You should carefully read the 401(k) Plan documents to understand your rights and obligations under the plan.

Eligibility and Participation

If you are an eligible employee who has completed 30 days of service with Fox Chase Bank you will become a participant in the 401(k) Plan on the first day of the month following or coincident with the date you satisfy the 401(k) Plan eligibility requirements.

As of March 1, 2010, 112 of the 143 eligible employees of Fox Chase Bank participated in the 401(k) Plan.

Contributions Under the 401(k) Plan

Employee Pre-Tax Salary Deferrals. Subject to certain IRS limitations, the 401(k) Plan permits each participant to make pre-tax salary deferrals to the 401(k) Plan each payroll period of up to 25% of the participant’s compensation. Compensation for 401(k) Plan purposes includes wages, tips and other compensation reported on an employee’s Form W-2. In addition to 401(k) Plan contributions, you may make “catch up” contributions if you are currently age 50 or will be 50 before the end of the calendar year. Your 401(k) Plan contributions will be made by withholding from your paycheck.

Fox Chase Bank Matching Contributions. The 401(k) Plan provides that Fox Chase Bank may make matching contributions on behalf of each participant. Fox Chase Bank makes matching contributions only to those participants who actively defer a percentage of their compensation into the 401(k) Plan. If you elect to defer funds into the 401(k) Plan, Fox Chase Bank will match 33 1/3% of your contribution up to a maximum of 6% of your deferred compensation.

Rollover Contributions. Fox Chase Bank allows employees who receive a distribution from a previous employer’s tax-qualified employee benefit plan to deposit that distribution into a Rollover Contribution account under the 401(k) Plan, provided the rollover contribution satisfies IRS requirements.

Limitations on Contributions

Limitation on Employee Salary Deferrals. By law your total deferrals under the 401(k) Plan, together with similar plans, may not exceed $16,500 for 2010. Employees who are age 50 and over may also make additional “catch-up” contributions to the plan, up to a maximum of $5,500 for 2010. The Internal Revenue Service periodically increases these limitations. A participant who exceeds these limitations must include any excess deferrals in gross income for federal income tax purposes in the year of deferral. In addition, the participant must

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pay federal income taxes on any excess deferrals when distributed by the 401(k) Plan to the participant, unless the plan distributes the excess deferrals and any related income no later than the first April 15th following the close of the taxable year in which the participant made the excess deferrals. Any income on excess deferrals distributed before such date is treated, for federal income tax purposes, as earned and received by the participant in the taxable year of the distribution.

Limitation on Annual Additions and Benefits. As required by the Internal Revenue Code, the 401(k) Plan provides that the total amount of contributions and forfeitures (annual additions) credited to a participant during any year under all defined contribution plans of Fox Chase Bank (including the 401(k) Plan and the proposed Fox Chase Bank Savings Bank Employee Stock Ownership Plan) may not exceed the lesser of 100% of the participant’s annual compensation or $49,000 for 2010.

Limitation on Plan Contributions for Highly Compensated Employees. Special provisions of the Internal Revenue Code limit the amount of pre-tax and matching contributions that may be made to the 401(k) Plan in any year on behalf of highly compensated employees, in relation to the amount of pre-tax and matching contributions made by or on behalf of all other employees eligible to participate in the 401(k) Plan. If pre-tax and matching contributions exceed these limitations, the plan must adjust the contribution levels for highly compensated employees.

In general, a highly compensated employee includes any employee who (1) was a five percent owner of the sponsoring employer at any time during the year or the preceding year, or (2) had compensation for the preceding year in excess of $110,000 and, if the sponsoring employer so elects, was in the top 20% of employees by compensation for such year. The preceding dollar amount may be adjusted periodically by the IRS.

Top-Heavy Plan Requirements. If the 401(k) Plan is a “Top-Heavy Plan” for any calendar year, the Bank may be required to make certain minimum contributions to the 401(k) Plan on behalf of non-key employees. In general, the 401(k) Plan will be treated as a Top-Heavy Plan for any calendar year if, as of the last day of the preceding calendar year, the aggregate balance of the accounts of “Key Employees” exceeds 60% of the aggregate balance of the accounts of all employees under the plan. A Key Employee is generally any employee who, at any time during the calendar year or any of the four preceding years, is:

(1)	an officer of the Bank whose annual compensation exceeds $160,000;

(2)	a 5% owner of the employer, meaning an employee who owns more than 5% of the outstanding stock of Fox Chase Bancorp, or who owns stock that possesses more than 5% of the total combined voting power of all stock of Fox Chase Bancorp; or

(3)	a 1% owner of the employer, meaning an employee who owns more than 1% of the outstanding stock of Fox Chase Bancorp, or who owns stock that possesses more than 1% of the total combined voting power of all stock of Fox Chase Bancorp, and whose annual compensation exceeds $150,000.

The foregoing dollar amounts are for 2010.

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401(k) Plan Investments

As of March 1, 2010, the assets in the 401(k) Plan Trust are invested in the funds listed below.

	Annual Rates of Return as of December 31,
Fund Name	2009	2008	2007
American Beacon Large Cap Value Institutional	27.52%	(39.39)%	3.18%
American Funds EuroPacific Growth Fund R5	39.55	(40.38)	19.22
American Funds Growth Fund of America R5	34.91	(38.88)	11.26
Fidelity Spartan 500 Index Fund	26.51	(37.03)	(5.43)
Sunrise Retirement Income Fund	12.70	(6.60)	N/A
Sunrise Retirement Diversified Income Fund	18.12	(13.67)	N/A
Sunrise Retirement Diversified Equity Fund	29.52	(39.81)	N/A
Sunrise Retirement Diversified Equity with Income Fund	28.61	(34.73)	N/A
Sunrise Retirement Capital Preservation Fund	9.50	(1.34)	N/A
Sunrise Retirement Balanced Fund	21.92	(20.65)	N/A
Sunrise Retirement Balance Equity Fund	26.41	(27.03)	N/A
Pennsylvania Mutual Fund Investment	36.28	(34.78)	2.75
Harbor Bond Fund Institutional	13.84	3.34	8.69
Wells Fargo Stable Return Fund C	3.09	4.38	4.69
Vanguard Mid-Cap Index Fund	40.22	(41.82)	6.02
Fox Chase Bancorp Stock Fund	(13.36)	(3.43)	(13.44)

The following is a brief description of the investment funds available through the 401(k) Plan. Please review the individual fund prospectuses for detailed information on each fund.

American Beacon Large Cap Value Fund Institutional. This is a large-cap value fund. This is a multi-manager fund seeking long-term capital appreciation and current income primarily through investments in U.S. stocks. The funds sub-advisors pursue a value style of investing. They select stocks that, in their opinion, have above-average earnings growth potential and are also selling at a discount to the market. To determine a companys growth prospects, each of the fund’s sub-advisors uses proprietary methods based upon a combination of internal and external research and analysis of changing economic trends. The value determination is based on each companys financial profile, including price-to-earnings ratio, price-to-book value ratio, assets carried below market value, financial strength, dividend yield and growth expectations. The funds assets are invested primarily in equity securities of large market capitalization U.S. companies. These companies generally have market capitalizations similar to the market capitalization of the companies in the Russell® 1000 Index.

American Funds EuroPacific Growth Fund R5. This is an international (non-U.S.) equity fund and seeks to provide long-term growth of capital by investing in companies based outside the United States. The fund invests in strong, growing companies based chiefly in Europe and the Pacific Basin, ranging from small firms to large corporations. The fund invests primarily in common and preferred stocks, convertibles, American Depositary Receipts, European Depositary Receipts, bonds and cash. Normally, at least 80% of assets must be invested in securities of issuers domiciled in Europe or the Pacific Basin.

American Funds Growth Fund of America R5. This is a large-cap growth fund. The fund seeks to provide long-term growth of capital through a diversified portfolio of common stocks. The fund has the flexibility to invest wherever the best growth opportunities may be. The fund emphasizes companies that appear to offer opportunities for long-term growth, and may invest in cyclical companies, turnarounds and value situations. The fund invests primarily in common stocks, convertibles, preferred stocks, U.S. government securities, bonds and cash, and may invest up to 15% of assets in securities of issuers domiciled outside the United States and Canada and not included in the S&P 500.

Fidelity Spartan 500 Index Fund. The 500 Index Fund seeks investment results that correspond to the total return performance of common stocks publicly traded in the United States. The fund normally invests primarily

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in common stocks included in the S&P 500 Index, which broadly represents the performance of common stocks publicly traded in the United States.

Sunrise Retirement Income Fund. The Income Fund targets 25% of its assets in a diversified mix of equity mutual funds and 75% in fixed-income mutual funds. The equity allocation includes mutual funds that invest in U.S. large-cap and small-cap equity securities. The fixed-income exposure will be invested in intermediate- and short-term fixed-income, as well as money market, mutual funds. This fund’s strategic asset class targets include: 20% U.S. large-cap equity, 5% U.S. small-cap equity, 72% fixed-income and 3% cash equivalents.

Sunrise Retirement Diversified Income Fund. The Diversified Income Fund targets 40% of its assets in a diversified mix of equity mutual funds and 60% in fixed-income mutual funds. The equity allocation includes mutual funds that invest in U.S. large-cap, mid-cap and small-cap equity securities, as well as non-U.S. equity securities. The fixed-income exposure will be invested in intermediate-term fixed-income and money market mutual funds. This fund’s strategic asset class targets include: 25% U.S. large-cap equity, 10% U.S. mid/small-cap equity, 5% non-U.S. equity, 57% fixed-income and 3% cash equivalents.

Sunrise Retirement Diversified Equity Fund. The Diversified Equity Fund seeks to be 97% invested in a diversified mix of equity mutual funds, including mutual funds that invest in U.S. large-cap, mid-cap and small-cap equity securities, as well as non-U.S. equity securities. The balance will be invested in a money market portfolio. This fund’s strategic asset class targets include: 42% U.S. large-cap equity, 35% U.S. mid/small-cap equity, 20% non-U.S. equity and 3% cash equivalents.

Sunrise Retirement Diversified Equity with Income Fund. The Diversified Equity with Income Fund targets 85% of its assets in a diversified mix of equity mutual funds and 15% in fixed-income mutual funds. The equity allocation includes mutual funds that invest in U.S. large-cap, mid-cap and small-cap equity securities, as well as non-U.S. equity securities. The fixed-income exposure will be invested in intermediate-term fixed-income and money market mutual funds. This Fund’s strategic asset class targets include: 40% U.S. large-cap equity, 28% U.S. mid/small-cap equity, 17% non U.S. equity, 12% fixed-income and 3% cash equivalents.

Sunrise Retirement Capital Preservation Fund. The Capital Preservation Fund targets 10% of its assets in a diversified mix of equity mutual funds and 90% in fixed-income mutual funds. The equity allocation includes mutual funds that invest in U.S. large-cap equity securities. The fixed-income exposure will be invested in intermediate- and short-term fixed-income, as well as money market, mutual funds. This fund’s strategic asset class targets include: 10% U.S. large-cap equity, 87% fixed-income and 3% cash equivalents.

Sunrise Retirement Balanced Fund. The Balanced Fund targets 55% of its assets in a diversified mix of equity mutual funds and 45% in fixed-income mutual funds. The equity allocation includes mutual funds that invest in U.S. large-cap, mid-cap and small-cap equity securities, as well as non-U.S. equity securities. The fixed-income exposure will be invested in intermediate-term fixed-income and money market mutual funds. This fund’s strategic asset class targets includes: 30% U.S. large-cap equity, 15% U.S. mid/small-cap equity, 10% non-U.S. equity, 42% fixed-income and 3% cash equivalents.

Sunrise Retirement Balance Equity Fund. The Balanced Equity Fund targets 70% of its assets in a diversified mix of equity mutual funds and 30% in fixed-income mutual funds. The equity allocation includes mutual funds that invest in U.S. large-cap, mid-cap and small-cap equity securities, as well as non-U.S. equity securities. The fixed-income exposure will be invested in intermediate-term fixed-income and money market mutual funds. This Fund’s strategic asset class targets include: 35% U.S. large-cap equity, 22% U.S. mid/small-cap equity, 13% non-U.S. equity, 27% fixed-income and 3% cash equivalents.

Pennsylvania Mutual Fund Investment. This is a small-cap fund. The fund’s investment goal is long-term growth of capital. The fund invests its assets primarily in a broadly diversified portfolio of equity securities issued by both small- and micro-cap companies that the portfolio manager believes are trading significantly below its estimate of their current worth, basing this assessment chiefly on balance sheet quality and cash flow levels.

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Harbor Bond Fund Institutional. This is a fixed-income fund and seeks total return (which includes dividends, interest income, realized and unrealized capital gains and changes in net asset value.) The fund invests primarily in bonds of corporate and governmental issuers located in the U.S. and foreign countries, including emerging markets. The fund invests in a diversified portfolio of bonds, which include all types of fixed-income securities. These include mortgage-related securities and asset-backed securities. The fund invests primarily in investment grade securities, (with an average weighted portfolio quality of A), but may invest up to 15% of its assets in below investment grade domestic and foreign securities, commonly referred to as high-yield.

Wells Fargo Stable Return Fund C. This is a stable value fund and seeks safety of principal and consistency of returns with minimal volatility. The fund invests in financial instruments issued by highly rated companies. These include guaranteed investment contracts (GICs), security-backed contracts (synthetic GICs) and cash equivalents. The weighted average quality of the portfolio is maintained at “AA” or better.

Vanguard Mid-Cap Index Fund. This is a mid-cap fund. The Vanguard Mid-Cap Index Fund seeks to track the performance of a benchmark index that measures the investment return of mid-capitalization stocks. The fund employs a “passive management”—or indexing—investment approach designed to track the performance of the MSCI® US Mid Cap 450 Index, a broadly diversified index of stocks of medium-size U.S. companies. The fund attempts to replicate the target index by investing all, or substantially all, of its assets in the stocks that make up the index, holding each stock in approximately the same proportion as its weighting within the index.

Fox Chase Bancorp Stock Fund. This fund consists of investments in the common stock of Fox Chase Bancorp and a small amount of cash. Each participant’s proportionate undivided beneficial interest in the Fox Chase Bancorp Stock Fund is measured by units. The daily unit value is calculated by determining the market value of the common stock held and adding to that any cash held by the trustee. This total will be divided by the number of units outstanding to determine the unit value of the Fox Chase Bancorp Stock Fund. If cash dividends are paid on Fox Chase Bancorp common stock, the 401(k) Plan trustee will, to the extent practicable, use the dividends held in the Fox Chase Bancorp Stock Fund to purchase shares of the common stock. Pending investment in the common stock, assets held in the Fox Chase Bancorp Stock Fund will be placed in short-term investments. The Fox Chase Bancorp Stock Fund is a single stock mutual fund and carries more investment risk than a typical mutual fund, which invests in more than one security.

Once you have submitted your Investment Form to Mary Regnery, you may not change your investment directions in the stock offering.

Benefits Under the 401(k) Plan

Vesting. All participants are 100% vested in their pre-tax salary deferrals. This means that participants have a non-forfeitable right to these funds and any earnings on the funds at all times. Plan participants vest 20% per year over a five-year period in employer matching contributions credited to their accounts. Participant’s become 100% vested in their employer matching contributions upon termination of employment due to death, disability or retirement.

Withdrawals and Distributions from the 401(k) Plan

Withdrawals Before Termination of Employment. While in active service, participants may take a non-hardship withdrawal once per plan year. A participant’s non-hardship withdrawal may equal all or a portion of the vested value of their accounts in the following priority: (1) Rollover Contribution Account; (2) Before Tax Contribution Account (upon attainment of age 59 1/2 ); and (3) Matching Contribution Account (vested value—upon attainment of age 59 1/2). Participants may also take a hardship withdrawal from the plan once per plan year, provided the participant has a hardship event as defined by the IRS regulations and subject to approval by the Fox Chase Bank Employee Benefits Committee. Plan loans are also permitted, subject to applicable law and IRS regulations. Please see the Plan Administrator for details on the loan policies and procedures.

Distribution Upon Retirement, Death or Disability. If a participant’s accounts are $1,000 or less upon termination of employment, payment will be in the form of a lump sum as of a valuation date as soon thereafter

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as administratively possible. If a participant’s accounts exceed $1,000 and are $5,000 or less upon termination of employment, and the participant does not elect to have his/her distribution paid, payment will be in the form of a Direct Rollover to an individual retirement plan designated by the Plan Administrator.

If termination of employment is due to Normal, Postponed Retirement, Death, or Total and Permanent Disability, and a participant’s account exceeds $5,000, distribution of the participant’s accounts will be in the form of a lump sum payment, upon the participant’s attainment of Normal Retirement Date, unless the participant elects (within 30 days of receipt of an election notice) to further defer distribution beyond Normal Retirement Date to a Postponed Retirement Date (subject to an IRS minimum distribution of benefits requirement following attainment of age 70 1/2), or unless the participant elects one of the following optional forms of payment:

•

Lump sum payment as of any valuation date following the date of termination of employment. (Note: lump sums are subject to a mandatory 20% income tax withholding and a statutory 10% additional federal tax if paid before age 55). A participant “Rollover” within 60 days of distribution to an Individual Retirement Account (IRA), or another employer’s plan (if permitted by that plan).

•	Direct “Rollover” from the Plan to another employer’s plan (if permitted by that plan) for accounts that are lesser or greater than $5,000.

Distribution Upon Termination for Any Other Reason. If a Participant’s accounts are $1,000 or less upon termination of employment, payment will be in the form of a lump sum as of a valuation date as soon thereafter as administratively possible. If a participant’s accounts exceed $1,000 and are $5,000 or less upon termination of employment, and the participant does not elect to have his/her distribution paid, payment will be in the form of a Direct Rollover to an individual retirement plan designated by the Plan Administrator.

If upon termination of employment, a participant’s accounts exceed $5,000, payment will be deferred to Normal Retirement Date, unless the participant elects one of the following optional forms of payment:

•

Lump sum payment as of any valuation date following the date of termination of employment. (Note: lump sums are subject to a mandatory 20% income tax withholding and a statutory 10% additional federal tax if paid before age 55). A participant “Rollover” is permitted within 60 days of distribution to an Individual Retirement Account (IRA), or another employer’s plan (if permitted by that plan).

•	Direct “Rollover” from the Plan to another employer’s plan (if permitted by that plan) for accounts which are lesser or greater than $5,000.

Nonalienation of Benefits. Except with respect to federal income tax withholding, and as provided for under a qualified domestic relations order, benefits payable under the 401(k) Plan will not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution, or levy of any kind, either voluntary or involuntary, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge or otherwise dispose of any rights to benefits payable under the 401(k) Plan will be void.

Applicable federal tax law requires the 401(k) Plan to impose substantial restrictions on your right to withdraw amounts held under the plan before your termination of employment with Fox Chase Bank. Federal law may also impose an excise tax on withdrawals from the 401(k) Plan before you attain 59 1/2 years of age, regardless of whether the withdrawal occurs during your employment with Fox Chase Bank or after termination of employment.

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ADMINISTRATION OF THE 401(k) PLAN

Trustee

The board of directors of Fox Chase Bank has appointed Pentegra Trust Company as the trustee for the Fox Chase Bancorp Stock Fund. The trustee receives, holds and invests the contributions to the 401(k) Plan in trust and distributes them to participants and beneficiaries in accordance with the terms of the 401(k) Plan and the directions of the plan administrator. The trustee is responsible for the investment of the trust assets, as directed by the plan administrator and the participants.

Reports to 401(k) Plan Participants

The plan administrator furnishes participants quarterly statements that show the balance in their accounts as of the statement date, contributions made to their accounts during that period and any additional adjustments required to reflect earnings or losses.

Plan Administrator

Fox Chase Bank currently acts as plan administrator for the 401(k) Plan. The plan administrator: interprets the provisions of the plan; prescribes procedures for filing applications for benefits; prepares and distributes information explaining the plan; maintains plan records, books of account and all other data necessary for the proper administration of the plan; prepares and files all returns and reports required by the U.S. Department of Labor and the IRS and makes all required disclosures to participants, beneficiaries and others under ERISA.

Amendment and Termination

Fox Chase Bank expects to continue the 401(k) Plan indefinitely. Nevertheless, Fox Chase Bank may terminate the 401(k) Plan at any time. If Fox Chase Bank terminates the 401(k) Plan in whole or in part, all affected participants become fully vested in their accounts, regardless of other provisions of the 401(k) Plan. Fox Chase Bank reserves the right to make, from time to time, changes that do not cause any part of the trust to be used for, or diverted to, any purpose other than the exclusive benefit of participants or their beneficiaries. Fox Chase Bank may amend the plan, however, as necessary or desirable, to comply with ERISA or the Internal Revenue Code.

Merger, Consolidation or Transfer

If the 401(k) Plan merges or consolidates with another plan or transfers the trust assets to another plan, and either the 401(k) Plan or the other plan is subsequently terminated, the 401(k) Plan requires that you receive a benefit immediately after the merger, consolidation or transfer that would equal or exceed the benefit you would have been entitled to receive immediately before the merger, consolidation or transfer, if the 401(k) Plan had terminated at that time.

Federal Income Tax Consequences

The following summarizes only briefly the material federal income tax aspects of the 401(k) Plan. You should not rely on this summary as a complete or definitive description of the material federal income tax consequences of the 401(k) Plan. Statutory provisions change, as do their interpretation, and their application may vary in individual circumstances. Finally, applicable state and local income tax laws may have different tax consequences than the federal income tax laws. 401(k) Plan participants should consult a tax advisor with respect to any transaction involving the 401(k) Plan, including any distribution from the 401(k) Plan.

As a “tax-qualified retirement plan,” the Internal Revenue Code affords the 401(k) Plan certain tax advantages, including the following:

(1)	the sponsoring employer may take an immediate tax deduction for the amount contributed to the plan each year;

10

(2)	participants pay no current income tax on amounts contributed by the employer on their behalf; and

(3)	earnings of the plan are tax-deferred, thereby permitting the tax-free accumulation of income and gains on investments.

Fox Chase Bank administers the 401(k) Plan to comply in operation with the requirements of the Internal Revenue Code as of the applicable effective date of any change in the law. If Fox Chase Bank should receive an adverse determination letter from the IRS regarding the 401(k) Plan’s tax exempt status, all participants would generally recognize income equal to their vested interests in the 401(k) Plan, the participants would not be permitted to transfer amounts distributed from the 401(k) Plan to an Individual Retirement Account or to another qualified retirement plan, and Fox Chase Bank would be denied certain tax deductions taken in connection with the 401(k) Plan.

Lump Sum Distribution. A distribution from the 401(k) Plan to a participant or the beneficiary of a participant qualifies as a lump sum distribution if it is made within one taxable year, on account of the participant’s death, disability or separation from service, or after the participant attains age 59 1/2; and consists of the balance credited to the participant under this plan and all other profit sharing plans, if any, maintained by Fox Chase Bank. The portion of any lump sum distribution included in taxable income for federal income tax purposes consists of the entire amount of the lump sum distribution, less the amount of after-tax contributions, if any, made to any other profit-sharing plans maintained by Fox Chase Bank, if the distribution includes those amounts.

Fox Chase Bancorp Common Stock Included in Lump Sum Distribution. If a lump sum distribution includes Fox Chase Bancorp common stock, the distribution generally is taxed in the manner described above. The total taxable amount is reduced, however, by the amount of any net unrealized appreciation on Fox Chase Bancorp common stock; that is, the excess of the value of Fox Chase Bancorp common stock at the time of the distribution over the cost or other basis of the securities to the trust. The tax basis of Fox Chase Bancorp common stock, to compute gain or loss on a subsequent sale, equals the value of Fox Chase Bancorp common stock at the time of distribution, less the amount of net unrealized appreciation. Any gain on a subsequent sale or other taxable disposition of Fox Chase Bancorp common stock, to the extent of the net unrealized appreciation at the time of distribution, is long-term capital gain, regardless of how long you hold the Fox Chase Bancorp common stock, or the “holding period.” Any gain on a subsequent sale or other taxable disposition of Fox Chase Bancorp common stock that exceeds the amount of net unrealized appreciation upon distribution is considered long-term capital gain, regardless of the holding period. The recipient of a distribution may elect to include the amount of any net unrealized appreciation in the total taxable amount of the distribution, to the extent allowed under IRS regulations.

We have provided you with a brief description of the material federal income tax aspects of the 401(k) Plan that are generally applicable under the Internal Revenue Code. We do not intend this description to be a complete or definitive description of the federal income tax consequences of participating in or receiving distributions from the 401(k) Plan. Accordingly, you should consult a tax advisor concerning the federal, state and local tax consequences of participating in and receiving distributions from the 401(k) Plan.

Restrictions on Resale

Any “affiliate” of Fox Chase Bancorp under Rules 144 and 405 of the Securities Act of 1933, as amended, who receives a distribution of common stock under the 401(k) Plan, may re-offer or resell such shares only under a registration statement filed under the Securities Act of 1933, as amended, assuming the availability of a registration statement, or under Rule 144 or some other exemption from these registration requirements. An “affiliate” of Fox Chase Bank is someone who directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, Fox Chase Bank. Generally, a director, principal officer or major shareholder of a corporation is deemed to be an “affiliate” of that corporation.

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Any person who may be an “affiliate” of Fox Chase Bank may wish to consult with counsel before transferring any common stock they own. In addition, participants should consult with counsel regarding the applicability to them of Section 16 of the Securities Exchange Act of 1934, as amended, which may restrict the sale of Fox Chase Bancorp common stock acquired under the 401(k) Plan or other sales of Fox Chase Bancorp common stock.

Persons who are not deemed to be “affiliates” of Fox Chase Bank at the time of resale may resell freely any shares of Fox Chase Bancorp common stock distributed to them under the 401(k) Plan, either publicly or privately, without regard to the registration and prospectus delivery requirements of the Securities Act of 1933, as amended, or compliance with the restrictions and conditions contained in the exemptions available under federal law. A person deemed an “affiliate” of Fox Chase Bank at the time of a proposed resale may publicly resell common stock only under a “re-offer” prospectus or in accordance with the restrictions and conditions contained in Rule 144 of the Securities Act of 1933, as amended, or some other exemption from registration, and may not use this prospectus in connection with any such resale. In general, Rule 144 restricts the amount of common stock that an affiliate may publicly resell in any three-month period to the greater of one percent of Fox Chase Bancorp common stock then outstanding or the average weekly trading volume reported on the Nasdaq Global Market during the four calendar weeks before the sale. Affiliates may sell only through brokers without solicitation and only at a time when Fox Chase Bancorp is current in filing all required reports under the Securities Exchange Act of 1934, as amended.

SEC Reporting and Short-Swing Profit Liability

Section 16 of the Securities Exchange Act of 1934, as amended, imposes reporting and liability requirements on officers, directors and persons who beneficially own more than ten percent of public companies such as Fox Chase Bancorp. Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the filing of reports of beneficial ownership. Within ten days of becoming a person required to file reports under Section 16(a), such person must file a Form 3 reporting initial beneficial ownership with the Securities and Exchange Commission. Such persons must also report periodically certain changes in beneficial ownership involving the allocation or reallocation of assets held in their 401(k) Plan accounts, either on a Form 4 within two days after a transaction, or annually on a Form 5 within 45 days after the close of a company’s fiscal year.

In addition to the reporting requirements described above, Section 16(b) of the Securities Exchange Act of 1934, as amended, provides for the recovery by Fox Chase Bancorp of profits realized from the purchase and sale or sale and purchase of its common stock within any six-month period by any officer, director or person who beneficially owns more than ten percent of the common stock.

The SEC has adopted rules that exempt many transactions involving the 401(k) Plan from the “short-swing” profit recovery provisions of Section 16(b). The exemptions generally involve restrictions upon the timing of elections to buy or sell employer securities for the accounts of any officer, director or person who beneficially owns more than ten percent of the common stock.

Except for distributions of the common stock due to death, disability, retirement, termination of employment or under a qualified domestic relations order, persons who are subject to Section 16(b) may be required, under limited circumstances involving the purchase of common stock within six months of the distribution, to hold the shares of common stock distributed from the 401(k) Plan for six months after the distribution date.

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LEGAL OPINION

The validity of the issuance of the common stock of Fox Chase Bancorp will be passed upon by Kilpatrick Stockton LLP, Washington, D.C. Kilpatrick Stockton LLP acted as special counsel for Fox Chase Bancorp in connection with the stock offering.

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FOX CHASE BANK 401(k) RETIREMENT PLAN

INVESTMENT FORM

Name of Plan Participant:

Social Security Number:

1. Instructions. In connection with the stock offering, you may direct up to 50% of your current 401(k) Plan account balance, excluding your current investment in the Fox Chase Bancorp Stock Fund, into the Fox Chase Bancorp Stock Fund (“Employer Stock Fund”). The percentage of your account (up to 50%) transferred into the Employer Stock Fund will be used to purchase shares of common stock of Fox Chase Bancorp (the “Common Stock”) in the stock offering.

To direct a transfer of up to 50% of the total funds credited to your 401(k) Plan account to the Employer Stock Fund, you must complete and submit this form to Mary Regnery in the Human Resources Department by 12:00 noon on June 8, 2010. Current Fox Chase Bank employees should return their forms through inter-office mail. Former Fox Chase Bank employees should return their forms using the business reply envelope that has been provided. A representative for the Plan Administrator will retain a copy of this form and return a copy to you. If you need any assistance in completing this form, please contact Mary Regnery at (215) 682-4106. If you do not complete and return this form to Mary Regnery by 12:00 noon on June 8, 2010, the funds credited to your account under the Plan will continue to be invested in accordance with your prior investment directions, or in accordance with the terms of the Plan if no investment directions have been provided.

2. Investment Directions for the Stock Offering. I hereby authorize the Plan Administrator to direct the Trustee to invest the following percentages (in multiples of not less than 1%) of my 401(k) Plan account balance in the Employer Stock Fund:

American Beacon Large Cap Value Institutional	%
American Funds EuroPacific Growth R5%
American Funds Growth Fund of America R5%
Fidelity Spartan 500 Index Fund	%
Sunrise Retirement Income Fund	%
Sunrise Retirement Diversified Income Fund	%
Sunrise Retirement Diversified Equity Fund	%
Sunrise Retirement Diversified Equity with Income Fund	%
Sunrise Retirement Capital Preservation Fund	%
Sunrise Retirement Balanced Fund	%
Sunrise Retirement Balance Equity Fund	%
Pennsylvania Mutual Fund Investment	%
Harbor Bond Fund Institutional	%
Wells Fargo Stable Return Fund C	%
Vanguard Mid Cap Index Fund	%

I acknowledge that I WILL NOT authorize the Trustee to invest more than 50% of my aggregate 401(k) Plan account balance, excluding my current investment in the Fox Chase Bancorp Stock Fund as of April 30, 2010, in the Employer Stock Fund.

If there is not enough Common Stock available in the stock offering to fill my subscription pursuant to the investment directions above, I hereby instruct the Trustee to purchase shares of Common Stock in the open market after the stock offering to the extent necessary to fulfill my investment directions indicated on this form. I understand that if I do not direct the Trustee by checking the box below, the excess funds will be invested in the same manner as new deposits have been directed.

☐	Yes, I direct the Trustee to purchase Fox Chase Bancorp, Inc. common stock in the open market, if necessary.

3. Purchaser Information. The ability of participants in the Plan to purchase Common Stock and to direct their current 401(k) Plan account balances into the Employer Stock Fund is based upon the participant’s subscription rights. Please indicate your status.

☐	Check here if you had $50 or more on deposit with Fox Chase Bank as of December 31, 2008.

☐	Check here if you had $50 or more on deposit with Fox Chase Bank as of March 31, 2010.

☐	Check here if you are a depositor of Fox Chase Bank as of May 4, 2010 or a borrower as of November 12, 1997 who continues to borrow as of May 4, 2010.

☐	Check here if you do not qualify under any of the three Subscription Offering categories described above but wish to purchase shares in a community offering.

Once submitted, this Investment Form cannot be modified, amended or rescinded without our consent.

4. Acknowledgment of Participant. I understand that my order is irrevocable and that this Investment Form shall be subject to all of the terms and conditions of the Plan. I acknowledge that I have received a copy of the Prospectus and the Prospectus Supplement.

Signature of Participant	Date

Acknowledgment of Receipt by Administrator. This Investment Form was received by the Plan Administrator and will become effective on the date noted below.

By:
Date

THE PARTICIPATION INTERESTS REPRESENTED BY THE COMMON STOCK OFFERED HEREBY ARE NOT DEPOSITS OR SAVINGS ACCOUNTS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY AND ARE NOT GUARANTEED BY FOX CHASE BANCORP OR FOX CHASE BANK. THE COMMON STOCK IS SUBJECT TO AN INVESTMENT RISK, INCLUDING THE POSSIBLE LOSS OF THE PRINCIPAL INVESTED.

Minimum Stock Purchase in the stock offering is $250.

Maximum Stock Purchase in the stock offering is $500,000, including any orders you place outside of the 401(k) plan using a Stock Order Form.

PLEASE COMPLETE AND RETURN TO

MARY REGNERY IN THE HUMAN RESOURCES DEPARTMENT BY 12:00 NOON ON

TUESDAY, JUNE 8, 2010.

PROSPECTUS

(Proposed holding company for Fox Chase Bank)

Up to 11,787,500 Shares of Common Stock

(Subject to increase to 13,555,625 shares)

Fox Chase Bancorp, Inc., a newly formed Maryland corporation, is offering common stock for sale in connection with the conversion of Fox Chase Bank from the mutual holding company form of organization to the stock form.

We are offering up to 11,787,500 shares of common stock for sale on a best efforts basis, subject to certain conditions. We must sell a minimum of 8,712,500 shares to complete the offering. All shares are offered at a price of $10.00 per share. Purchasers will not pay a commission to purchase shares of common stock in the offering. The amount of capital being raised is based on an independent appraisal of new Fox Chase Bancorp, Inc. Most of the terms of this offering are required by regulations of the Office of Thrift Supervision. If, as a result of regulatory considerations, demand for the shares or changes in financial market conditions, the independent appraiser determines that our market value has increased, we may sell up to 13,555,625 shares without giving you further notice or the opportunity to change or cancel your order. Fox Chase Bancorp’s common stock is currently listed on the Nasdaq Global Market under the symbol “FXCB.” We expect that new Fox Chase Bancorp’s common stock will trade on the Nasdaq Global Market under the trading symbol FXCBD for a period of 20 trading days after the completion of the offering. Thereafter, the trading symbol will revert to FXCB.

The shares we are offering represent the 59.9% ownership interest in Fox Chase Bancorp, Inc., a federal corporation, now owned by Fox Chase MHC. The remaining 40.1% interest in Fox Chase Bancorp currently owned by the public will be exchanged for shares of common stock of new Fox Chase Bancorp. Each share of Fox Chase Bancorp owned by the public will be exchanged for between 1.0692 and 1.4465 shares of common stock of new Fox Chase Bancorp (subject to increase to 1.6635 if we sell 13,555,625 shares in the offering) so that Fox Chase Bancorp’s existing public shareholders will own approximately the same percentage of new Fox Chase Bancorp common stock as they owned of Fox Chase Bancorp’s common stock immediately before the conversion. The present Fox Chase Bancorp and Fox Chase MHC will cease to exist upon completion of the conversion and offering.

We are offering the shares of common stock in a “subscription offering” to eligible depositors and certain borrowers of Fox Chase Bank. Shares of common stock not purchased in the subscription offering may be offered for sale to the general public in a “community offering,” with a preference given to our communities and the shareholders of Fox Chase Bancorp. We also may offer for sale shares of common stock not purchased in the subscription offering or community offering through a “syndicated community offering” managed by Stifel, Nicolaus & Company, Incorporated. We retain the right to accept or reject, in part or in whole, any order received in the community offering or the syndicated community offering. Stifel, Nicolaus & Company, Incorporated is not required to purchase any shares of common stock that are being offered for sale.

The minimum order is 25 shares. The subscription offering will end at 2:00 p.m., Eastern time, on June 15, 2010. We expect that the community offering, if held, will terminate at the same time, although it may continue without notice to you until July 30, 2010 or longer if the Office of Thrift Supervision approves a later date. No single extension may exceed 90 days and the offering must be completed by June 24, 2012. Once submitted, orders are irrevocable unless the offering is terminated or is extended beyond July 30, 2010, or the number of shares of common stock to be sold is increased to more than 13,555,625 shares or decreased to less than 8,712,500 shares. If we extend the offering beyond July 30, 2010, all subscribers will be notified and given the opportunity to confirm, change or cancel their orders. If you do not respond to this notice, we will promptly return your funds with interest calculated at Fox Chase Bank’s passbook savings rate or cancel your deposit account withdrawal authorization. If we intend to sell fewer than 8,712,500 shares or more than 13,555,625 shares, we will promptly return all funds and set a new offering range. All subscribers will be notified and given the opportunity to place a new order. Funds received before the completion of the subscription and community offerings will be held in a segregated account at Fox Chase Bank and will earn interest at Fox Chase Bank’s passbook savings rate, which is currently 0.05%.

This investment involves a degree of risk, including the possible loss of principal.

Please read “Risk Factors” beginning on page 16.

OFFERING SUMMARY

Price Per Share: $10.00

	Minimum	Midpoint	Maximum	Maximum, as adjusted
Number of shares	8,712,500	10,250,000	11,787,500	13,555,625
Gross offering proceeds	$87,125,000	$102,500,000	$117,875,000	$135,556,250
Estimated offering expenses, excluding selling agent fees	$1,315,000	$1,315,000	$1,315,000	$1,315,000
Estimated selling agent fees and expenses (1)(2)	$3,015,000	$3,511,000	$4,007,000	$4,577,000
Estimated net proceeds	$82,795,000	$97,674,000	$112,553,00	$129,664,250
Estimated net proceeds per share	$9.50	$9.53	$9.55	$9.57

(1)	Includes: (i) selling commissions payable by us to Stifel, Nicolaus & Company, Incorporated in connection with the subscription and community offerings equal to 1% of the aggregate amount of common stock in the subscription and community offerings (net of insider purchases and shares purchased by our ESOP) or approximately $617,559 at the adjusted maximum of the range, assuming that fifty percent of the offering is sold in the subscription and community offerings and the remaining fifty percent of the offering will be sold by a syndicate of broker-dealers in a syndicated community offering; (ii) fees and selling commissions payable by us to Stifel, Nicolaus & Company, Incorporated and any other broker-dealers participating in the syndicated offering equal to 5.5% of the aggregate amount of common stock sold in the syndicated community offering, or approximately $3.7 million at the adjusted maximum of the offering; and (iii) other expenses of the offering payable to Stifel, Nicolaus & Company, Incorporated as selling agent estimated to be $225,000. For information regarding compensation to be received by Stifel, Nicolaus & Company, Incorporated and the other broker-dealers that may participate in the syndicated community offering, including the assumptions regarding the number of shares that may be sold in the subscription and community offerings and the syndicated community offering to determine the estimated offering expenses, see “Pro Forma Data” on page 37 and “The Conversion and Offering—Marketing Arrangements” on page 121.
(2)	If all shares of common stock are sold in the syndicated community offering, the maximum commissions and expenses payable to Stifel, Nicolaus & Company, Incorporated would be $5.1 million at the minimum, $5.9 million at the midpoint, $6.8 million at the maximum, and $8.1 million at the adjusted maximum.

These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. Neither the Securities and Exchange Commission, the Office of Thrift Supervision nor any state securities regulator has approved or disapproved of these securities or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

Stifel Nicolaus

For assistance, please contact the Stock Information Center, toll-free, at (866) 300-4322.

The date of this prospectus is May 14, 2010

PA
NJ
DE
Lahaska
Richboro
Warminster
Hatboro
Willow Grove
Philadelphia
West Chester
Media
Egg Harbor Twp.
Ocean City
Marmora

FOX CHASE BANK®

ESTABLISHED 1867

Corporate Headquarters
4390 Davisville Road
Hatboro, Pennsylvania 19040

Branch Locations

Pennsylvania

Hatboro - 4390 Davisville Road
Lahaska - 5871 Lower York Road
Media - 210 West State Street
Philadelphia - 401 Rhawn Street
Richboro - 815 Bustleton Pike
Warminster - 1041 York Road
West Chester - 137 N. High Street
Willow Grove - 1 Fitzwatertown Road

New Jersey

Egg Harbor Twp. - 6059 Black Horse Pike
Marmora - 8 US Route 9 South
Ocean City - 921 West Avenue

Summary

This summary highlights material information from this document and may not contain all the information that is important to you. To understand the conversion and offering fully, you should read this entire document carefully.

Our Company

Fox Chase Bancorp, Inc. Fox Chase Bancorp, Inc. is, and new Fox Chase Bancorp, Inc. following the completion of the conversion and offering will be, the unitary savings and loan holding company for Fox Chase Bank, a federally chartered savings bank. Our common stock is traded on the NASDAQ Global Market under the symbol “FXCB.” At December 31, 2009, Fox Chase Bancorp had consolidated total assets of $1.17 billion, total loans of $631.3 million, total deposits of $858.3 million and total stockholders’ equity of $123.6 million. As of the date of this prospectus, Fox Chase Bancorp had 13,609,187 shares of common stock outstanding.

Fox Chase MHC. Fox Chase MHC is the federally chartered mutual holding company of Fox Chase Bancorp, Inc. Fox Chase MHC’s sole business activity is the ownership of 8,148,915 shares of common stock of Fox Chase Bancorp or 59.9% of the common stock outstanding as of the date of this prospectus. After completion of the conversion, Fox Chase MHC will cease to exist.

Fox Chase Bank. Fox Chase Bank is headquartered in Hatboro, Pennsylvania and has provided community banking services to customers for over 142 years. We currently operate eleven full-service locations in Bucks, Chester, Delaware, Montgomery and Philadelphia Counties in Pennsylvania and Atlantic and Cape May Counties in southern New Jersey. At December 31, 2009, Fox Chase Bank exceeded all regulatory capital requirements and was not a participant in any of the U.S. Treasury’s capital raising programs for financial institutions.

Our principal executive offices are located at 4390 Davisville Road, Hatboro, Pennsylvania 19040 and our telephone number is (215) 682-7400. Our web site address is www.foxchasebank.com. Information on our website should not be considered a part of this prospectus.

For a description of important provisions in new Fox Chase Bancorp’s articles of incorporation and bylaws, see “Restrictions on Acquisition of New Fox Chase Bancorp.”

Our Market Area

We are headquartered in Hatboro, Pennsylvania, which is approximately fifteen miles north of Center City, Philadelphia, Pennsylvania. We maintain two offices in Montgomery County, Pennsylvania, one office in each of Philadelphia, Chester and Delaware Counties, Pennsylvania and three offices in Bucks County, Pennsylvania. All eight of these branch offices are in the Philadelphia-Camden-Wilmington metropolitan statistical area. We maintain three offices in southern New Jersey, one in Atlantic County and two in Cape May County, New Jersey.

Philadelphia Market Area. The economy of our Philadelphia market area is primarily dominated by the service sector. According to published statistics, the population of the five-county area served by our branches totaled approximately 3.9 million in 2008. The economy in the Philadelphia market area contains a highly-educated workforce and a diverse local economy as traditional employers in the manufacturing and financial services industry have been bolstered by growth in the life sciences and health care industries as well as the information technology and communication sectors. The median household and per capita income in Bucks, Chester, Delaware and Montgomery Counties significantly exceeds the comparable figures for Pennsylvania as a whole, while the median household and per capita income in Philadelphia County trailed the comparable figures for Pennsylvania.

New Jersey Market Area. The economy of Atlantic County is dominated by the gaming industry in nearby Atlantic City as the primary employer. The economy of Cape May County is primarily geared towards tourism. According to published statistics, Atlantic County’s population in 2008 was approximately 271,000 and Cape May County’s population was approximately 96,000. The economy in Atlantic County, while strong in recent years as new and expanding casinos in Atlantic City were being developed, began deteriorating as gaming revenues fell in 2008 and 2009. Cape May County also generally benefits from the growth in and around Atlantic City, as many residents commute to that area for employment. Although the economy in this market area has been strong in recent years, during 2008 and 2009 gaming revenues and casino development has declined, resulting in a significant deterioration in development and employment. Additionally, median household and per capita income in Atlantic and Cape May Counties are lower than the comparable figures for New Jersey as a whole. Also, the southern New Jersey market is located outside of a major metropolitan area, resulting in lower average income levels and a smaller portion of higher-paying, professional jobs.

Our Business

We are a full-service retail banking institution. Our primary business lines involve generating funds from deposits or borrowings and investing such funds in loans and investment securities. Our principal focus is to become the leading relationship-based business and consumer bank in our market areas. We currently operate eleven retail banking locations and ten automated teller machines throughout the Philadelphia metropolitan area and in southern New Jersey.

Our operations are managed as a single business segment. Within that segment, our primary business products and services are:

•

Commercial Lending. We continue to place an emphasis on commercial lending, which includes multi-family and commercial real estate loans and commercial business loans. To accelerate the growth in this type of lending, in 2006, we hired a highly experienced team of commercial lending and commercial credit and risk management professionals. In 2008, we established a regional lending team in southern New Jersey and in 2009, we established a middle-market lending team, which will focus on loans to companies with revenues between $10 million and $250 million. We are focused on developing long-term relationships with our business customers. We offer a comprehensive array of financial services and loan products for individuals and small and mid-sized businesses. We provide exceptional service with local decision-making and personal attention. Commercial loans constituted 47.4% of our total loan portfolio at December 31, 2009.

•

Retail Lending. We originate residential mortgage loans, loans to individuals for the construction of residential dwellings, home equity loans and consumer loans through our community banking office network. We also originate one-to four-family mortgage loans directly or those that are referred to us by Philadelphia Mortgage Advisors, Inc., a Philadelphia-based mortgage banker in which we hold a 45% ownership interest. Retail loans constituted 52.6% of our total loan portfolio at December 31, 2009.

•

Deposit Products and Services. We offer a full range of traditional deposit products such as checking accounts, savings accounts, money market accounts, retirement accounts, and certificates of deposit. These products can have additional features such as direct deposit, ATM and check card services, overdraft protection, telephone banking, Internet banking and mobile banking, thereby providing our customers multiple channels to access their accounts.

•

Cash Management Services. We attempt to differentiate ourselves from the other community banks in our market area by offering a full array of cash management products and services. Further, we utilize a consultative sales approach to offering these products and services by working with our customers to analyze their cash conversion cycle and customize a set of solutions specific to their needs. Our service portfolio includes standard products such as electronics fund transfer collections and disbursements, remote deposit capture, investment sweep and merchant card services. Additionally, we offer leading-edge products such as check and ACH fraud control, remote cash safe and remote lockbox.

Our Business Strategy

Our goal is to be the leading relationship-based business and consumer bank in the markets we serve by delivering a wide array of financial products and personalized customer service. The following are the key elements of our business strategy:

•

Improve earnings through asset diversification and growth. Loan diversification improves our earnings because commercial real estate and commercial business loans generally have higher interest rates than residential mortgage loans. In this regard, we have added personnel to assist us in increasing our commercial loan portfolio, including hiring a team of commercial lenders and commercial credit and risk management professionals in 2006, establishing a regional lending group in Ocean City, New Jersey in 2008 and employing a middle-market lending team in 2009. Further, by offering quicker decision making in the delivery of banking products and services, offering customized products where appropriate and providing access to senior officers, we can distinguish ourselves from the larger banks operating in our market area. At the same time, our capital base and greater product mix enables us to effectively compete against smaller banks. We are also seeking to increase our commercial deposits and use of our cash management services through our increase in commercial lending. However, going forward, we will also continue our historical practice of originating residential mortgage loans secured by homes in our market area.

•

Improve asset quality. We have sought to maintain our asset quality and moderate credit risk by using conservative underwriting standards. Our nonperforming assets increased significantly in 2009 due to weakened economic conditions. This resulted in further tightening of our underwriting standards, including reducing loan-to-value ratios, and de-emphasizing certain types of lending, such as construction loans. Further, we have strengthened our oversight of problem assets through the formation of a special assets department in December 2009. The department, which is run by our chief operating officer and consists of three other loan and credit administration officers, increase the frequency with which classified and watch list credits are reviewed and aggressively act to resolve problem assets. Although we intend to continue our efforts to originate commercial real estate and business loans after the offering, we intend to manage loan exposures and concentrations through conservative loan underwriting and credit administration standards.

•

Improve our funding mix by focusing on core deposits. Our strategic focus is to emphasize total relationship banking with our customers to internally fund our loan growth. We believe that continued focus on customer relationships will help to increase our level of core deposits (demand, savings and money market accounts). We value core deposits because they represent longer-term customer relationships and a lower cost of funding compared to certificates of deposit. In addition to our retail branch network, we offer on-line banking and a variety of deposit accounts designed for the businesses operating in our market area, including remote capture products, sweep accounts and other cash management products and services.

•

Actively manage our balance sheet. The current severe economic recession has underscored the importance of a strong balance sheet. We strive to achieve this through managing our interest rate risk and maintaining strong capital levels and liquidity. Diversifying our asset mix not only improves our net interest margin but also reduces the exposure of our net interest income and earnings to interest rate risk. We will continue to manage our interest rate risk by diversifying the type and maturity of our assets in our loan and investment portfolios and monitoring the maturities in our deposit portfolio. It is expected that existing minimum regulatory capital ratios may be increased by Fox Chase Bank regulatory agencies in response to current market conditions and the recession. Further, additional capital and liquidity achieved will place us in a better position to pursue the growth strategies discussed above.

•

Grow through geographic expansion. Since our initial public offering in 2006, we have opened two branches. We intend to continue to pursue expansion in our market area in strategic locations that maximize growth opportunities. Further, we believe that the current economic recession will increase the rate of consolidation in the banking industry. We also will look to be opportunistic to expand through the acquisition of branches of other financial institutions or the acquisition of banks or other financial service companies and believe additional capital will better position us to take advantage of those opportunities. We currently do not have any specific plans for any such acquisitions. We will consider those opportunities that will allow us to add complementary products to our existing business or expand our franchise geographically.

•

Continued expense control. Management continues to focus on the level of noninterest expenses and methods to identify cost savings opportunities, such as reviewing the number of employees, renegotiating key third-party contracts and reducing certain other operating expenses. Excluding premiums imposed by the Federal Deposit Insurance Corporation of $1.8 million, $176,000 and $84,000 in 2009, 2008 and 2007, respectively, our noninterest expenses were $18.5 million, $18.8 million and $18.6 million for 2009, 2008 and 2007, respectively.

•

Continue to serve as a strong community citizen. As a community bank operating for more than 140 years, we are uniquely positioned to understand the financial needs of our local customers. Further, we believe it is the role of a community bank to operate as a good corporate citizen. Towards that end, in 2006, we established the Fox Chase Bank Charitable Foundation and funded it with 135,000 shares of Fox Chase Bancorp common stock and $150,000 in cash. The foundation provides grants to non-profit organizations and programs in the communities we serve. We also provide support to organizations with which our board members, employees and customers are involved through our Neighborhood Commitment Program.

Description of the Conversion (page 111)

In 2006, we reorganized Fox Chase Bank into a stock savings bank with a mutual holding company structure. As a part of that reorganization, we formed Fox Chase Bancorp as the mid-tier holding company for Fox Chase Bank and sold a minority interest in Fox Chase Bancorp common stock to our depositors and our employee stock ownership plan in a subscription offering. The majority of Fox Chase Bancorp’s shares were issued to Fox Chase MHC, a mutual holding company organized under federal law. As a mutual holding company, Fox Chase MHC does not have any shareholders, does not hold any significant assets other than the common stock of Fox Chase Bancorp, and does not engage in any significant business activity. Our current ownership structure is as follows:

The “second-step” conversion process that we are now undertaking involves a series of transactions by which we will convert our organization from the partially public mutual holding company form to the fully public stock holding company structure. In the stock holding company structure, all of Fox Chase Bank’s common stock will be owned by new Fox Chase Bancorp, and all of new Fox Chase Bancorp’s common stock will be owned by the public. We are conducting the conversion and offering under the terms of our plan of conversion and reorganization (which is referred to as the “plan of conversion”). Upon completion of the conversion and offering, the present Fox Chase Bancorp and Fox Chase MHC will cease to exist.

As part of the conversion, we are offering for sale common stock representing the 59.9% ownership interest of Fox Chase Bancorp that is currently held by Fox Chase MHC. At the conclusion of the conversion and offering, existing public shareholders of Fox Chase Bancorp will receive shares of common stock in new Fox Chase Bancorp in exchange for their existing shares of common stock of Fox Chase Bancorp, based upon an exchange ratio of 1.0692 to 1.4465. The actual exchange ratio will be determined at the conclusion of the conversion and the offering based on the total number of shares sold in the offering, and is intended to result in Fox Chase Bancorp’s existing public shareholders owning the same percentage interest, 40.1%, of new Fox Chase Bancorp common stock as they currently own of Fox Chase Bancorp common stock, without giving effect to cash paid in lieu of issuing fractional shares or shares that existing shareholders may purchase in the offering.

After the conversion and offering, our ownership structure will be as follows:

We may cancel the conversion and offering with the concurrence of the Office of Thrift Supervision. If canceled, orders for common stock already submitted will be canceled, subscribers’ funds will be promptly returned with interest calculated at Fox Chase Bank’s passbook savings rate and all deposit account withdrawal authorizations will be cancelled.

The normal business operations of Fox Chase Bank will continue without interruption during the conversion and offering, and the same officers and directors who currently serve Fox Chase Bank in the mutual holding company structure will serve the new holding company and Fox Chase Bank in the fully converted stock form.

Reasons for the Conversion and Offering (page 111)

Our primary reasons for the conversion and offering are the following:

•

While Fox Chase Bank currently exceeds all regulatory capital requirements, the proceeds from the sale of common stock will increase our capital, which will support our continued lending and operational growth. Our board of directors considered current market conditions, the amount of capital needed for continued growth, that the offering will not raise excessive capital, and the interests of existing shareholders in deciding to conduct the conversion and offering at this time.

•

The larger number of shares that will be in the hands of public investors after completion of the conversion and offering is expected to result in a more liquid and active market than currently exists for Fox Chase Bancorp common stock. A more liquid and active market would make it easier for our shareholders to buy and sell our common stock. See “Market for the Common Stock.”

•

The stock holding company structure is a more familiar form of organization, which we believe will make our common stock more appealing to investors, and will give us greater flexibility to access the capital markets through possible future equity and debt offerings and to acquire other financial institutions or financial service companies. Our current mutual holding structure limits our ability to raise capital or issue stock in an acquisition transaction because Fox Chase MHC must own at least 50.1% of the shares of Fox Chase Bancorp. Currently, however, we have no plans, agreements or understandings regarding any additional securities offerings or acquisitions.

•

As a mutual holding company, we are currently regulated by the Office of Thrift Supervision. Proposed financial regulatory reforms may result in changes to our primary bank regulator and holding company regulator, as well as changes in regulations applicable to us, including, but not limited to, capital requirements, payment of dividends and conversion to full stock form. While it is impossible to predict whether such reforms will be enacted or the form they may take, our board of directors believes that the reorganization will eliminate some of the uncertainties associated with the proposed legislation, and better position us to meet all future regulatory capital requirements.

Terms of the Offering

We are offering between 8,712,500 and 11,787,500 shares of common stock in a subscription offering to eligible depositors and certain borrowers of Fox Chase Bank and to our tax-qualified employee benefit plans, including our employee stock ownership plan. To the extent shares remain available, we may offer shares in a community offering to natural persons residing in Bucks, Chester, Delaware, Montgomery and Philadelphia Counties in Pennsylvania and Atlantic and Cape May Counties in New Jersey, to our existing public shareholders and to the general public. With regulatory approval, we may increase the number of shares to be sold up to 13,555,625 shares without giving you further notice or the opportunity to change or cancel your order. In considering whether to increase the offering size, the Office of Thrift Supervision will consider the level of subscriptions, the views of our independent appraiser, our financial condition and results of operations, and changes in financial market conditions. Once submitted, orders are irrevocable unless the offering is terminated or is extended beyond July 30, 2010, or the number of shares of common stock to be sold is increased to more than 13,555,625 shares or decreased to less than 8,712,500 shares. If we extend the offering beyond July 30, 2010, all subscribers will be notified and given the opportunity to confirm, change or cancel their orders. If you do not respond to this notice, we will promptly return your funds with interest calculated at Fox Chase Bank’s passbook savings rate or cancel your deposit account withdrawal authorization. If we intend to sell fewer than 8,712,500 shares or more than 13,555,625 shares, we will promptly return all funds and set a new offering range. All subscribers will be notified and given the opportunity to place a new order.

Shares of our common stock not purchased in the subscription offering or the community offering may be offered for sale to the general public in a syndicated community offering through a syndicate of selected dealers on a best efforts. We may begin the syndicated community offering at any time following the commencement of the subscription offering. Stifel, Nicolaus & Company, Incorporated will act as sole book-running manager, which is also being conducted on a best efforts basis. Neither Stifel, Nicolaus & Company, Incorporated nor any other member of the syndicate is required to purchase any shares in the syndicated community offering.

The purchase price is $10.00 per share. All investors will pay the same purchase price per share. Investors will not be charged a commission to purchase shares of common stock in the offering. Stifel, Nicolaus & Company, Incorporated, our conversion advisor and marketing agent in the offering, will use its best efforts to assist us in selling shares of our common stock. Stifel, Nicolaus & Company, Incorporated is not obligated to purchase any shares of common stock in the offering.

How We Determined the Offering Range and Exchange Ratio (page 123)

Federal regulations require that the aggregate purchase price of the securities sold in the offering be based upon our estimated pro forma market value after the conversion (i.e., taking into account the expected receipt of proceeds from the sale of securities in the offering), as determined by an independent appraisal. We have retained FinPro, Inc., which is experienced in the evaluation and appraisal of financial institutions, to prepare the appraisal. FinPro has indicated that in its valuation as of April 29, 2010, our common stock’s estimated full market value ranged from $145.5 million to $196.9 million, with a midpoint of $171.2 million. Based on this valuation, we are selling the number of shares representing the 59.9% of Fox Chase Bancorp currently owned by Fox Chase MHC. This results in an offering range of $87.1 million to $117.9 million, with a midpoint of $102.5 million. FinPro will receive fees totaling $53,000 for its appraisal report, plus $9,000 for any appraisal updates (of which there will be at least one) and reimbursement of out-of-pocket expenses.

The appraisal was based in part upon Fox Chase Bancorp’s financial condition and results of operations, the effect of the additional capital we will raise from the sale of common stock in this offering, and an analysis of a peer group of ten publicly traded savings and loan holding companies that FinPro considered comparable to Fox Chase Bancorp. The appraisal peer group consists of the companies listed below. Total assets are as of December 31, 2009.

Company Name and Ticker Symbol	Exchange	Headquarters	Total Assets
			(in thousands)
Abington Bancorp, Inc. (ABBC)	NASDAQ	Jenkintown, PA	$1,238,112
Beacon Federal Bancorp, Inc. (BFED)	NASDAQ	East Syracuse, NY	1,066,897
Cape Bancorp, Inc. (CBNJ)	NASDAQ	Cape May Court House, NJ	1,072,821
ESSA Bancorp, Inc. (ESSA)	NASDAQ	Stroudsburg, PA	1,033,957
Harleysville Savings Financial Corporation (HARL)	NASDAQ	Harleysville, PA	839,894
Hingham Institution for Savings (HIFS)	NASDAQ	Hingham, MA	925,560
Legacy Bancorp, Inc. (LEGC)	NASDAQ	Pittsfield, MA	946,265
LSB Corporation (LSBX)	NASDAQ	North Andover, MA	816,598
United Financial Bancorp, Inc. (UBNK)	NASDAQ	West Springfield, MA	1,541,040
Westfield Financial, Inc. (WFD)	NASDAQ	Westfield, MA	1,191,410

In preparing its appraisal, FinPro considered the information in this prospectus, including our financial statements. FinPro also considered the following factors, among others:

•

our historical and projected operating results and financial condition, including, but not limited to, net interest income, the amount and volatility of interest income and interest expense relative to changes in market conditions and interest rates, asset quality, levels of loan loss provisions, the amount and sources of non-interest income, and the amount of noninterest expense;

•

the economic, demographic and competitive characteristics of our market area, including, but not limited to, employment by industry type, unemployment trends, size and growth of the population, trends in household and per capita income, and deposit market share;

•

a comparative evaluation of our operating and financial statistics with those of other similarly-situated, publicly-traded savings associations and savings association holding companies, which included a comparative analysis of balance sheet composition, income statement and balance sheet ratios, credit and interest rate risk exposure;

•

the effect of the capital raised in this offering on our net worth and earnings potential, including, but not limited to, the increase in consolidated equity resulting from the offering, the estimated increase in earnings resulting from the investment of the net proceeds of the offering, and the estimated impact on consolidated equity and earnings resulting from adoption of the proposed employee stock benefit plans; and

•	the trading market for Fox Chase Bancorp common stock and securities of comparable institutions and general conditions in the market for such securities.

Two measures that some investors use to analyze whether a stock might be a good investment are the ratio of the offering price to the issuer’s “book value” and “tangible book value” and the ratio of the offering price to the issuer’s core earnings. FinPro considered these ratios in preparing its appraisal, among other factors. Book value is the same as total equity and represents the difference between the issuer’s assets and liabilities. Tangible book value is equal to total equity minus intangible assets. Core earnings, for purposes of the appraisal, was defined as net earnings after taxes, excluding the after-tax portion of income from nonrecurring items.

FinPro’s appraisal also incorporates an analysis of a peer group of publicly traded companies that FinPro considered to be comparable to us. In applying each of the valuation methods, FinPro considered adjustments to our pro forma market value based on a comparison of Fox Chase Bancorp with the peer group. FinPro made downward adjustments for financial condition and for earnings quality, predictability and growth and made an upward adjustment for balance sheet growth. The downward adjustment for our financial condition reflects that we maintain a higher level of lower-yielding securities on our balance sheet than the peer group. At December 31, 2009, our loan to assets ratio was 53.78% compared to a median loans to assets ratio of 68.96% for the peer group at the most recent time period. The downward adjustment for financial condition also reflects our higher level of nonperforming loans and nonperforming assets than the peer group. At December 31, 2009, our nonperforming loans to total loans and nonperforming assets to total assets were 4.62% and 2.87%, respectively, compared to median ratios of 1.57% and 1.29%, respectively, for the peer group at the most recent time period. The moderate downward adjustment for earnings quality, predictability and growth reflects that our net interest margin is 78 basis points less than the median of the peer group, that our noninterest income as a percentage of average assets is 27 basis points less than the median of the peer group and that we have recorded lower net income in each of the last five years. The upward adjustment for balance sheet growth reflects our higher rate of asset, loan and deposit growth than the peer group. Over the last twelve months, our asset, loan and deposit growth were 26.04%, 7.19% and 41.05%, respectively, compared to a median of 3.84%, 3.27% and 14.07%, respectively, for the peer group. No adjustments were made for market area, dividends, trading liquidity, regulatory matters, management or subscription interest.

The following table presents a summary of selected pricing ratios for the peer group companies utilized by FinPro in its appraisal and the pro forma pricing ratios for us as calculated by FinPro in its appraisal report, based on financial data as of and for the 12 months ended December 31, 2009. The pricing ratios for Fox Chase Bancorp are based on financial data as of or for the 12 months ended December 31, 2009.

	Price to Earnings Multiple	Price to Core Earnings Multiple	Price to Book Value Ratio	Price to Tangible Book Value Ratio
New Fox Chase Bancorp (pro forma):
Minimum	NM	NM	72.62%	72.62%
Midpoint	NM	NM	79.94%	79.94%
Maximum	NM	NM	86.36%	86.36%
Maximum, as adjusted	NM	NM	92.85%	92.85%
Pricing ratios of peer group companies as of April 29, 2010:
Average	24.30x	21.50x	92.83%	95.61%
Median	15.80x	18.30x	98.80%	98.80%

NM – not meaningful

Compared to the average pricing ratios of the peer group, at the maximum of the offering range our common stock would be priced at a discount of 12.59% to the peer group on both a price-to-book basis and a price-to-tangible book basis. This means that, at the maximum of the offering range, a share of our common stock would be less expensive than the peer group on a book value and tangible book value basis.

Compared to the average pricing ratios of the peer group, at the minimum of the offering range our common stock would be priced at discount of 26.50% to the peer group on both a price-to-book basis and a price-to-tangible book basis. This means that, at the minimum of the offering range, a share of our common stock would be less expensive than the peer group on a book value and tangible book value basis.

Our board of directors reviewed FinPro’s appraisal report, including the methodology and the assumptions used by FinPro, and determined that the offering range was reasonable and adequate. Our board of directors has decided to offer the shares for a price of $10.00 per share. The purchase price of $10.00 per share was determined by us, taking into account, among other factors, the market price of our stock before adoption of the plan of conversion, the requirement under Office of Thrift Supervision regulations that the common stock be offered in a manner that will achieve the widest distribution of the stock, and desired liquidity in the common stock after the offering. Our board of directors also established the formula for determining the exchange ratio. Based upon such formula and the offering range, the exchange ratio ranged from a minimum of 1.0692 to a maximum of 1.4465 shares of new Fox Chase Bancorp common stock for each current share of Fox Chase Bancorp common stock, with a midpoint of 1.2578. Based upon this exchange ratio, we expect to issue between 5,837,909 and 7,898,347 shares of new Fox Chase Bancorp common stock to the holders of Fox Chase Bancorp common stock outstanding immediately before the completion of the conversion and offering.

Because of differences in important factors such as operating characteristics, location, financial performance, asset size, capital structure and business prospects between us and other fully converted institutions, you should not rely on these comparative valuation ratios as an indication as to whether or not our common stock is an appropriate investment for you. The appraisal is not intended, and must not be construed, as a recommendation of any kind as to the advisability of purchasing our common stock. The appraisal does not indicate market value. You should not assume or expect that the appraisal described above means that our common stock will trade at or above the $10.00 purchase price after the offering.

Our board of directors makes no recommendation of any kind as to the advisability of purchasing shares of common stock in the offering.

Possible Change in Offering Range

FinPro will update its appraisal before we complete the conversion and offering. If, as a result of regulatory considerations, demand for the shares or changes in financial market conditions, FinPro determines that our estimated pro forma market value has increased, we may sell up to 13,555,625 shares without further notice to you. If our pro forma market value at that time is either below $145.5 million or above $226.4 million, then, after consulting with the Office of Thrift Supervision, we may: terminate the offering and promptly return all funds; promptly return all funds, set a new offering range and give all subscribers the opportunity to place a new order; or take such other actions as may be permitted by the Office of Thrift Supervision and the Securities and Exchange Commission.

The Exchange of Existing Shares of Fox Chase Bancorp Common Stock (page 112)

If you are a shareholder of Fox Chase Bancorp on the date we complete the conversion and offering, your existing shares will be cancelled and exchanged for shares of new Fox Chase Bancorp. The number of shares you will receive will be based on an exchange ratio determined as of the completion of the conversion and offering that is intended to result in Fox Chase Bancorp’s existing public shareholders owning approximately 40.1% of new Fox Chase Bancorp’s common stock, which is the same percentage of Fox Chase Bancorp common stock currently owned by existing public shareholders. The following table shows how the exchange ratio will adjust, based on the number of shares sold in our offering. The table also shows how many shares a hypothetical owner of 100 shares of Fox Chase Bancorp common stock would receive in the exchange, based on the number of shares sold in the offering.

	Shares to be Sold in the Offering		Shares to be Exchanged for Existing Shares of Fox Chase Bancorp		Total Shares of Common Stock to be Outstanding	Exchange Ratio	Equivalent Per Share Value (1)	Shares to be Received for 100 Existing Shares (2)
	Amount	Percent	Amount	Percent
Minimum	8,712,500	59.9%	5,837,909	40.1%	14,550,409	1.0692	$10.69	106
Midpoint	10,250,000	59.9%	6,868,128	40.1%	17,118,128	1.2578	$12.58	125
Maximum	11,787,500	59.9%	7,898,347	40.1%	19,685,847	1.4465	$14.47	144
Maximum, as adjusted	13,555,625	59.9%	9,083,099	40.1%	22,638,724	1.6635	$16.64	166

(1)	Represents the value of shares of new Fox Chase Bancorp common stock received in the conversion by a holder of one share of Fox Chase Bancorp common stock at the exchange ratio, assuming a market price of $10.00 per share.
(2)	Cash will be paid instead of issuing any fractional shares.

No fractional shares of new Fox Chase Bancorp common stock will be issued in the conversion and offering. For each fractional share that would otherwise be issued, we will pay cash in an amount equal to the product obtained by multiplying the fractional share interest to which the holder would otherwise be entitled by the $10.00 per share offering price.

We also will convert options previously awarded under the 2007 Equity Incentive Plan into options to purchase new Fox Chase Bancorp common stock. At December 31, 2009, there were outstanding options to purchase 634,705 shares of Fox Chase Bancorp common stock. The number of outstanding options and related per share exercise prices will be adjusted based on the exchange ratio. The aggregate exercise price, term and vesting period of the outstanding options will remain unchanged. If any options are exercised before we complete the offering, the number of shares of Fox Chase Bancorp common stock outstanding will increase and the exchange ratio could be adjusted.

How We Intend to Use the Proceeds of this Offering (page 32)

The following table summarizes how we intend to use the proceeds of the offering, based on the sale of shares at the minimum and maximum of the offering range.

(In thousands)	8,712,500 Shares at $10.00 Per Share	11,787,500 Shares at $10.00 Per Share
Offering proceeds	$87,125	$117,875
Less: offering expenses	4,330	5,322

Net offering proceeds	82,795	112,553
Less:
Proceeds contributed to Fox Chase Bank	41,398	56,277
Proceeds used for loan to employee stock ownership plan	3,485	4,715

Proceeds remaining for new Fox Chase Bancorp	$37,912	$51,561

Initially, we intend to invest the proceeds of the offering in short-term investments. In the future, new Fox Chase Bancorp may use the funds it retains to invest in securities, pay cash dividends, repurchase shares of its common stock, subject to regulatory restrictions, or for general corporate purposes. Fox Chase Bank intends to use the portion of the proceeds that it receives to fund new loans. We expect that much of the loan growth will occur in our commercial real estate and commercial business portfolios, which we have emphasized in recent years, but we have not allocated specific dollar amounts to any particular area of our loan portfolio. The amount of time that it will take to deploy the proceeds of the offering into loans will depend primarily on the level of loan demand. Fox Chase Bank may also use the proceeds to finance the possible expansion of its business activities, including developing new branch locations or establishing regional lending offices based on the availability of experienced commercial lenders, although there are no specific plans for these activities. We may also use the proceeds of the offering to diversify our business or acquire other companies as opportunities arise, primarily in, adjacent to or in between our existing market areas in Pennsylvania and New Jersey, although we have no specific plans to do so at this time.

Purchases by Directors and Executive Officers (page 103)

We expect that our directors and executive officers, together with their associates, will subscribe for approximately 57,650 shares, which is 0.6% of the midpoint of the offering. Our directors and executive officers will pay the same $10.00 per share price as everyone else who purchases shares in the offering. Like all of our depositors, our directors and executive officers have subscription rights based on their deposits and, in the event of an oversubscription, their orders will be subject to the allocation provisions set forth in our plan of conversion. Purchases by our directors and executive officers will count towards the minimum number of shares we must sell to close the offering. Following the conversion and offering, and including shares received in exchange for shares of Fox Chase Bancorp, our directors and executive officers, together with their associates, are expected to own 573,534 shares of new Fox Chase Bancorp common stock, which would equal 3.4% of our outstanding shares if shares are sold at the midpoint of the offering range.

Benefits of the Conversion to Management (page 99)

We intend to adopt the stock benefit plans described below. We will recognize additional compensation expense related to the expanded employee stock ownership plan and the new equity incentive plan. The actual expense will depend on the market value of our common stock and will increase as the value of our common stock increases. As reflected under “Pro Forma Data,” based upon assumptions set forth therein, the annual expense related to the employee stock ownership plan and the new equity incentive plan would have been $1.1 million for the year ended December 31, 2009, assuming shares are sold at the maximum of the offering range. If awards under the new equity incentive plan are funded from authorized but unissued stock, your ownership interest would be diluted by up to approximately 1.9%. See “Pro Forma Data” for an illustration of the effects of each of these plans.

Employee Stock Ownership Plan. Our employee stock ownership plan intends to purchase an amount of shares equal to 4.0% of the shares sold in the offering. The plan will use the proceeds from a 15-year loan from new Fox Chase Bancorp to purchase these shares. We reserve the right to purchase shares of common stock in the open market following the offering to fund all or a portion of the employee stock ownership plan. As the loan is repaid and shares are released from collateral, the shares will be allocated to the accounts of employee participants. Allocations will be based on a participant’s individual compensation as a percentage of total plan compensation. Non-employee directors are not eligible to participate in the employee stock ownership plan. We will incur additional compensation expense as a result of this plan. See “Pro Forma Data” for an illustration of the effects of this plan.

New Equity Incentive Plan. We intend to implement a new equity incentive plan no earlier than six months after completion of the conversion and offering. We will submit this plan to our shareholders for their approval. Under this plan, we may grant stock options in an amount up to 7.9% of the number of shares sold in the offering and restricted stock awards in an amount equal to 3.1% of the shares sold in the offering. Stock options will be granted at an exercise price equal to 100% of the fair market value of our common stock on the option grant date. Shares of restricted stock will be awarded at no cost to the recipient. We will incur additional compensation expense as a result of this plan. See “Pro Forma Data” for an illustration of the effects of this plan. The new equity incentive plan will comply with all applicable Office of Thrift Supervision regulations. The new equity incentive plan will supplement our existing 2007 Equity Incentive Plan, which will continue as a plan of new Fox Chase Bancorp.

The following table summarizes, at the maximum of the offering range, the total number and value of the shares of common stock that the employee stock ownership plan expects to acquire and the total value of all restricted stock awards and stock options that are expected to be available under the new equity incentive plan. At the maximum of the offering range, we will sell 11,787,500 shares and have 19,685,847 shares outstanding. The number of shares reflected for the benefit plans in the table below assumes that Fox Chase Bank’s tangible capital will be 10% or more following the completion of the offering and the application of the net proceeds as described under “Use of Proceeds.”

	Number of Shares to be Granted or Purchased
(Dollars in thousands)	At Maximum of Offering Range	As a % of Common Stock Sold	As a % of Common Stock Outstanding	Dilution Resulting from Issuance of Additional Shares	Total Estimated Value
Employee stock ownership plan (1)	471,500	4.0%	2.4%	—	$4,715
Restricted stock awards (1)	371,235	3.1	1.9	1.9%	3,712
Stock options (2)	928,088	7.9	4.7	4.5	2,710

Total	1,770,823	15.0%	9.0%	6.2	$11,137

(1)	Assumes the value of new Fox Chase Bancorp common stock is $10.00 per share for determining the total estimated value.
(2)	Assumes the value of a stock option is $2.92. See “Pro Forma Data.”

We may fund our plans through open market purchases, as opposed to new issuances of common stock; however, if any options previously granted under our 2007 Equity Incentive Plan are exercised during the first year following completion of the offering, they will be funded with newly-issued shares as Office of Thrift Supervision regulations do not permit us to repurchase our shares during the first year following the completion of this offering except to fund the grants of restricted stock under the stock-based incentive plan or, with prior regulatory approval, under extraordinary circumstances. The Office of Thrift Supervision has previously advised that the exercise of outstanding options and cancellation of treasury shares in the conversion will not constitute an extraordinary circumstance or a compelling business purpose for satisfying this test.

The following table presents information regarding our existing employee stock ownership plan, options and restricted stock previously awarded or available for future awards under our 2007 Equity Incentive Plan, additional shares purchased by our employee stock ownership plan, and our proposed new equity incentive plan. The table below assumes that 19,685,847 shares are outstanding after the offering, which includes the sale of 11,787,500 shares in the offering at the maximum of the offering range and the issuance of 7,898,347 shares in exchange for shares of Fox Chase Bancorp using an exchange ratio of 1.4465. It is also assumed that the value of the stock is $10.00 per share.

Existing and New Stock Benefit Plans	Eligible Participants	Number of Shares at Maximum of Offering Range		Estimated Value of Shares		Percentage of Shares Outstanding After the Conversion and Offering
		(Dollars in thousands)
Employee Stock Ownership Plan:	Employees
Shares purchased in 2006 offering (1)		832,382	(2)	$8,324		4.2%
Shares to be purchased in this offering		471,500		4,715		2.4

Total employee stock ownership plan		1,303,882		13,039		6.6

Restricted Stock Awards:	Directors and employees
2007 Equity Incentive Plan (1)		416,191	(3)	4,162	(4)	2.1
New shares of restricted stock		371,235		3,712	(4)	1.9

Total shares of restricted stock		787,426		7,874		4.0

Stock Options:	Directors and employees
2007 Equity Incentive Plan (1)		1,040,477	(5)	2,299	(6)	5.3
New stock options		928,088		2,710	(7)	4.7

Total stock options		1,968,565		5,009		10.0

Total stock benefit plans		4,059,873		$25,922		20.6%

(1)	Number of shares has been adjusted for the 1.4465 exchange ratio at the maximum of the offering range.
(2)	As of December 31, 2009, of these shares, 221,968 (153,452 before adjustment) have been allocated to the accounts of participants and 610,414 (421,994 before adjustment) remain unallocated.
(3)	As of December 31, 2009, of these shares, 323,789 (223,843 before adjustment) have been awarded and 83,842 (63,880 before adjustment) remain available for future awards. As of December 31, 2009, awards covering 84,660 shares have vested and the shares have been distributed.
(4)	The actual value of restricted stock grants will be determined based on their fair value as of the date grants are made. For purposes of this table, fair value is assumed to be the same as the offering price of $10.00 per share.
(5)	As of December 31, 2009, of these shares, options for 918,101 shares (634,705 shares before adjustment) have been awarded and options for 122,376 shares (84,602 shares before adjustment) remain available for future grants. As of December 31, 2009, no options had been exercised.
(6)	The fair value of stock options granted and outstanding under the 2007 Equity Incentive Plan has been estimated using the Black-Scholes option pricing model. Before the adjustment for the exchange ratio, there were 634,705 outstanding options with a weighted average fair value of $3.18 per option. Using this value and adjusting for the exchange ratio at the maximum of the offering range, the fair value of stock options granted or available for grant under the 2007 Equity Incentive Plan has been estimated at $2.21 per option.
(7)	For purposes of this table, the fair value of stock options to be granted under the new equity incentive plan has been estimated at $2.92 per option using the Black-Scholes option pricing model with the following assumptions: exercise price, $10.00; trading price on date of grant, $10.00; dividend yield, 1.90%; expected life, 6.5 years; expected volatility, 30.0%; and risk-free interest rate, 3.35%.

Persons Who Can Order Stock in the Subscription Offering (page 116)

We are offering shares of new Fox Chase Bancorp common stock in a subscription offering to the following persons in the following order of priority:

1.	Persons with $50 or more on deposit at Fox Chase Bank as of the close of business on December 31, 2008.

2.	Our employee stock ownership plan.

3.	Persons with $50 or more on deposit at Fox Chase Bank as of the close of business on March 31, 2010 who are not eligible in category 1 above.

4.	Fox Chase Bank’s depositors as of the close of business on May 4, 2010, who are not in categories 1 or 3 above and borrowers as of November 12, 1997 whose loans continue to be outstanding at May 4, 2010.

If we receive subscriptions for more shares than are to be sold in this offering, we may be unable to fill or may only partially fill your order. Shares will be allocated in order of the priorities described above under a formula outlined in the plan of conversion. See “The Conversion and Offering—Subscription Offering and Subscription Rights” for a description of the allocation procedure.

Subscription Rights are Not Transferable

You are not allowed to transfer your subscription rights and we will act to ensure that you do not do so. You will be required to certify that you are purchasing shares solely for your own account and that you have no agreement or understanding with another person to sell or transfer subscription rights or the shares that you purchase. We will not accept any stock orders that we believe involve the transfer of subscription rights. Eligible depositors and borrowers who enter into agreements to allow ineligible investors to participate in the subscription offering may be violating federal and state law and may be subject to civil enforcement actions or criminal prosecution.

Purchase Limitations (page 120)

Pursuant to our plan of conversion, our board of directors has established limitations on the purchase of common stock in the offering. These limitations include the following:

•	The minimum purchase is 25 shares.

•

No individual (or individuals exercising subscription rights through a single qualifying account held jointly) may purchase more than $500,000 of common stock (which equals 50,000 shares) in the offering.

•

No individual, together with any associates, and no group of persons acting in concert may purchase more than $1,000,000 of common stock (which equals 100,000 shares) in all the categories of the offering combined. For purposes of applying this limitation, your associates include:

•	Any person who is related by blood or marriage to you and who either lives in your home or who is a director or officer of Fox Chase Bank;

•	Companies or other entities in which you are an officer or partner or have a 10% or greater beneficial ownership interest; and

•	Trusts or other estates in which you have a substantial beneficial interest or as to which you serve as a trustee or in another fiduciary capacity.

Unless we determine otherwise, persons having the same address and persons exercising subscription rights through qualifying accounts registered to the same address will be subject to this overall purchase limitation. We have the right to determine, in our sole discretion, whether prospective purchasers are associates or acting in concert.

•

No individual, together with any associates, and no group of persons acting in concert may purchase shares of common stock so that, when combined with shares of new Fox Chase Bancorp common stock received in exchange for shares of Fox Chase Bancorp common stock, such person or persons would hold more than 5% of the number of shares of new Fox Chase Bancorp common stock outstanding upon completion of the conversion and offering. No person will be required to divest any shares of Fox Chase Bancorp common stock or be limited in the number of shares of new Fox Chase Bancorp to be received in exchange for shares of Fox Chase Bancorp common stock as a result of this purchase limitation.

Subject to the Office of Thrift Supervision’s approval, we may increase or decrease the purchase limitations at any time. If we increase the maximum purchase limitation to 5% of the shares of common stock sold in the offering, we may further increase the maximum purchase limitation to 9.99%, provided that orders for common stock exceeding 5% of the shares of common stock sold in the offering may not exceed in the aggregate 10% of the total shares of common stock sold in the offering. Our tax-qualified employee benefit plans, including our employee stock ownership plan, are authorized to purchase up to 4.0% of the shares sold in the offering, without regard to these purchase limitations.

Conditions to Completing the Conversion and Offering

We cannot complete the conversion and offering unless:

•	the plan of conversion is approved by at least a majority of votes eligible to be cast by depositors and certain borrowers of Fox Chase Bank;

•	the plan of conversion is approved by at least two-thirds of the outstanding shares of Fox Chase Bancorp, including shares held by Fox Chase MHC;

•	the plan of conversion is approved by at least a majority of the votes eligible to be cast by shareholders of Fox Chase Bancorp, excluding shares held by Fox Chase MHC;

•	we sell at least the minimum number of shares offered; and

•	we receive the final approval of the Office of Thrift Supervision to complete the conversion and offering.

Fox Chase MHC, which owns 59.9% of the outstanding shares of Fox Chase Bancorp, intends to vote these shares in favor of the plan of conversion. In addition, as of April 30, 2010, directors and executive officers of Fox Chase Bancorp and their associates beneficially owned 410,179 shares of Fox Chase Bancorp or 3.0% of the outstanding shares. They intend to vote those shares in favor of the plan of conversion.

Steps We May Take if We Do Not Receive Orders for the Minimum Number of Shares

We must sell a minimum of 8,712,500 shares to complete the conversion and offering. Purchases by our directors and executive officers and our employee stock ownership plan will count towards the minimum number of shares we must sell to complete the offering. If we do not receive orders for at least 8,712,500 shares of common stock in the subscription, community and/or syndicated community offerings, we may increase the purchase limitations and/or seek regulatory approval to extend the offering beyond July 30, 2010 (provided that any such extension will require us to resolicit subscribers). Alternatively, we may terminate the offering, in which case we will promptly return your funds with interest calculated at Fox Chase Bank’s passbook savings rate, which is currently 0.05% per annum, and cancel all deposit account withdrawal authorizations.

How to Purchase Common Stock (page 123)

In the subscription offering and the community offering, you may pay for your shares by:

1.	personal check, bank check or money order made payable directly to “Fox Chase Bancorp, Inc.” (Fox Chase Bank lines of credit checks and third-party checks of any type will not be accepted); or

2.	authorizing us to withdraw money from the types of Fox Chase Bank deposit accounts identified on the stock order form.

Fox Chase Bank is not permitted to lend funds (including funds drawn on a Fox Chase Bank line of credit) to anyone to purchase shares of common stock in the offering.

You may not designate on your stock order form a direct withdrawal from a retirement account at Fox Chase Bank. Additionally, you may not designate on your stock order form a direct withdrawal from Fox Chase Bank accounts with check-writing privileges. Instead, a check must be provided. If you request a direct withdrawal, we reserve the right to interpret that as your authorization to treat those funds as if we had received a check for the designated amount and we will immediately withdraw the amount from your checking account.

Personal checks will be immediately cashed, so the funds must be available within the account when your stock order form is received by us. Subscription funds submitted by check or money order will be held in a segregated account at Fox Chase Bank. We will pay interest calculated at Fox Chase Bank’s passbook savings rate from the date those funds are received until completion or termination of the offering. Withdrawals from certificate of deposit accounts at Fox Chase Bank to purchase common stock in the offering may be made without incurring an early withdrawal penalty. All funds authorized for withdrawal from deposit accounts with Fox Chase Bank must be available within the deposit accounts at the time the stock order form is received. A hold will be placed on the amount of funds designated on your stock order form. Those funds will be unavailable to you during the offering; however, the funds will not be withdrawn from the accounts until the offering is completed and will continue to earn interest at the applicable contractual deposit account rate until the completion of the offering.

You may deliver your stock order form in one of three ways: by mail, using the stock order reply envelope provided, by overnight delivery to the Stock Information Center at the address indicated on the stock order form or by hand-delivery to Fox Chase Bank’s main office, located at 4390 Davisville Road, Hatboro, Pennsylvania or our English Creek office, located at 6059 Black Horse Pike, Egg Harbor Township, New Jersey. Stock order forms will not be accepted at our other Fox Chase Bank offices and should not be mailed to Fox Chase Bank. Once submitted, your order is irrevocable. We are not required to accept copies or facsimiles of order forms.

Using IRA Funds to Purchase Shares in the Offering (page 125)

You may be able to subscribe for shares of common stock using funds in your individual retirement account(s), or IRA. If you wish to use some or all of the funds in your Fox Chase Bank IRA or other retirement account, the applicable funds must first be transferred to a self-directed retirement account maintained by an unaffiliated institutional trustee or custodian, such as a brokerage firm. An annual fee may be payable to the new trustee. If you do not have such an account, you will need to establish one and transfer your funds before placing your stock order. Our Stock Information Center can give you guidance if you wish to place an order for stock using funds held in a retirement account at Fox Chase Bank or elsewhere. Because processing retirement account transactions takes additional time, we recommend that you contact our Stock Information Center promptly, preferably at least two weeks before the June 15, 2010 offering deadline. Whether you may use retirement funds for the purchase of shares in the offering will depend on timing constraints and, possibly, limitations imposed by the institution where the funds are held.

Deadline for Ordering Stock in the Subscription and Community Offerings

The subscription offering will end at 2:00 p.m., Eastern time, on June 15, 2010. If you wish to purchase shares, a properly completed and signed original stock order form, together with full payment for the shares of common stock, must be received (not postmarked) no later than this time. We expect that the community offering, if held, will terminate at the same time, although it may continue until July 30, 2010, or longer if the Office of Thrift Supervision approves a later date. No single extension may be for more than 90 days. We are not required to provide notice to you of an extension unless we extend the offering beyond July 30, 2010, in which case all subscribers in the subscription and community offerings will be notified and given the opportunity to confirm, change or cancel their orders. If you do not respond to this notice, we will promptly return your funds with interest calculated at Fox Chase Bank’s passbook savings rate or cancel your deposit account withdrawal authorization. If we intend to sell fewer than 8,712,500 shares or more than 13,555,625 shares, we will promptly return all funds and set a new offering range. All subscribers will be notified and given the opportunity to place a new order.

Market for New Fox Chase Bancorp’s Common Stock (page 34)

Fox Chase Bancorp common stock is listed on the Nasdaq Global Market under the symbol “FXCB.” We expect that new Fox Chase Bancorp’s common stock will trade on the Nasdaq Global Market under the trading symbol FXCBD for a period of 20 trading days after the completion of the conversion and offering. Thereafter, the trading symbol will revert to FXCB. After shares of the common stock begin trading, you may contact a stock broker to buy or sell shares. There can be no assurance that persons purchasing the common stock in the offering will be able to sell their shares at or above the $10.00 offering price, and brokerage firms typically charge commissions related to the purchase or sale of securities.

Fox Chase Bancorp’s Dividend Policy (page 33)

Fox Chase Bancorp does not currently pay a cash dividend on its common stock. After the conversion and offering, we may consider a policy of paying regular cash dividends. Our ability to pay dividends will depend on a number of factors, including our capital requirements, our financial condition and results of operations, tax considerations, statutory and regulatory limitations and general economic conditions.

Tax Consequences (page 128)

As a general matter, the conversion will not be a taxable transaction for purposes of federal or state income taxes to us or persons who receive or exercise subscription rights. Existing shareholders of Fox Chase Bancorp who receive cash in lieu of fractional share interests in shares of new Fox Chase Bancorp will recognize gain or loss equal to the difference between the cash received and the tax basis of the fractional share. Kilpatrick Stockton LLP and KPMG LLP have issued us opinions to this effect, which are summarized on pages 128 through 131 of this prospectus.

Delivery of Prospectus

To ensure that each purchaser in the subscription and community offerings receives a prospectus at least 48 hours before the offering deadline, we may not mail prospectuses any later than five days before such date or hand-deliver prospectuses later than two days before that date. Stock order forms may only be delivered if accompanied or preceded by a prospectus. We are not obligated to deliver a prospectus or order form by means other than U.S. mail.

We will make reasonable attempts to provide a prospectus and offering materials to holders of subscription rights. The subscription offering and all subscription rights will expire at 2:00 p.m., Eastern time, on June 15, 2010 whether or not we have been able to locate each person entitled to subscription rights.

Delivery of Stock Certificates (page 127)

Certificates representing shares of common stock issued in the subscription and community offerings will be mailed by regular mail by our transfer agent as soon as practicable following completion of the conversion and offering. Certificates will be mailed to purchasers at the registration address provided by them on the order form. Until certificates for common stock are available and delivered to purchasers, purchasers may not be able to sell their shares, even though trading of the common stock will have commenced. Your ability to sell the shares of common stock before your receipt of the stock certificate will depend on arrangements you may make with your brokerage firm.

Stock Information Center

Our banking office personnel may not, by law, assist with investment-related questions about the offering. If you have any questions regarding the offering, please call our Stock Information Center. The toll-free telephone number is (866) 300-4322. The Stock Information Center is open Monday through Friday from 10:00 a.m. to 4:00 p.m., Eastern time. The Stock Information Center will be closed weekends and bank holidays.

Risk Factors

You should consider carefully the following risk factors before purchasing shares of new Fox Chase Bancorp common stock.

Risks Related to Our Business

Our provision for loan losses increased substantially during the past fiscal year and we may be required to make further increases in our provision for loan losses and to charge-off additional loans in the future, especially due to our level of nonperforming assets. Further, our allowance for loan losses may prove to be insufficient to absorb losses in our loan portfolio.

For 2009, we recorded a provision for loan losses of $9.1 million. We also recorded net loan charge-offs of $4.7 million. Our nonperforming assets increased significantly in 2009 from $5.9 million, or 0.63% of total assets and 5.9% of Tier 1 capital, at December 31, 2008 to $33.7 million, or 2.87% of total assets or 33.9% of Tier 1 capital, at December 31, 2009. The increase was primarily due to the weakened economy and the softening real estate market. If the economy and/or the real estate market continues to weaken, we may be required to add further provisions to our allowance for loan losses for these assets as the value of the collateral may be insufficient to pay any remaining net loan balance, which could have a negative effect on our results of operations. Like all financial institutions, we maintain an allowance for loan losses to provide for loans in our portfolio that may not be repaid in their entirety. We believe that our allowance for loan losses is maintained at a level adequate to absorb probable losses inherent in our loan portfolio as of the corresponding balance sheet date. However, our allowance for loan losses may not be sufficient to cover actual loan losses, and future provisions for loan losses could materially adversely affect our operating results.

In evaluating the adequacy of our allowance for loan losses, we consider numerous quantitative factors, including our historical charge-off experience, growth of our loan portfolio, changes in the composition of our loan portfolio and the volume of delinquent and classified loans. In addition, we use information about specific borrower situations, including their financial position and estimated collateral values, to estimate the risk and amount of loss for those borrowers. Finally, we also consider many qualitative factors, including general and economic business conditions, anticipated duration of the current business cycle, current general market collateral valuations, trends apparent in any of the factors we take into account and other matters, which are, by nature, more subjective and fluid. Our estimates of the risk of loss and amount of loss on any loan are complicated by the significant uncertainties surrounding our borrowers’ abilities to successfully execute their business models through changing economic environments, competitive challenges, the effect of the current and future economic conditions on collateral values and other factors. Because of the degree of uncertainty and susceptibility of these factors to change, our actual losses may vary from our current estimates.

Federal regulators, as an integral part of their examination process, periodically review our allowance for loan losses and may require us to increase our allowance for loan losses by recognizing additional provisions for loan losses charged to expense, or to decrease our allowance for loan losses by recognizing loan charge-offs. Any such additional provisions for loan losses or charge-offs, as required by these regulatory agencies, could have a material adverse effect on our financial condition and results of operations.

The economic recession could result in increases in our level of nonperforming loans and/or reduce demand for our products and services, which would lead to lower revenue, higher loan losses and lower earnings.

Our business activities and earnings are affected by general business conditions in the United States and in our local market area. These conditions include short-term and long-term interest rates, inflation, unemployment levels, real estate values, monetary supply, consumer confidence and spending, fluctuations in both debt and equity capital markets, and the strength of the economy in the United States generally and in our market area in particular. The national economy has recently experienced a recession, with rising unemployment levels, declines in real estate values and an erosion in consumer confidence. Dramatic declines in the U.S. housing market over the past few years, with falling home prices and increasing foreclosures, have negatively affected the credit performance of mortgage loans and resulted in significant write-downs of asset values by many financial institutions. Our local economy has mirrored the overall economy. A prolonged or more severe economic downturn, continued elevated levels of unemployment, further declines in the values of real estate, or other events that affect household and/or corporate incomes could impair the ability of our borrowers to repay their loans in accordance with their terms. Nearly all of our loans are secured by real estate or made to businesses in the counties in which we have offices in Pennsylvania and New Jersey. As a result of this concentration, a prolonged or more severe downturn in the local economy, especially in southern New Jersey, which has been more severely affected by the recession due to its dependence on the gaming and tourism industries, could result in significant increases in nonperforming loans, which would negatively impact our interest income and result in higher provisions for loan losses, which would hurt our earnings. The economic downturn could also result in reduced demand for credit, which would hurt our revenues.

Our emphasis on commercial lending may expose us to increased lending risks.

At December 31, 2009, $263.2 million, or 41.0%, of our loan portfolio consisted of multi-family and commercial real estate and commercial business loans. These types of loans generally expose a lender to greater risk of nonpayment and loss than one- to four-family residential mortgage loans because repayment of the loans often depends on the successful operation of the business and the income stream of the borrowers. Such loans typically involve larger loan balances to single borrowers or groups of related borrowers compared to one- to four-family residential mortgage loans. Also, many of our multi-family and commercial real estate and land borrowers have more than one loan outstanding with us. Consequently, an adverse development with respect to one loan or one credit relationship can expose us to a significantly greater risk of loss compared to an adverse development with respect to a one- to four-family residential mortgage loan. Further, unlike one- to four-family real estate loans or multi-family and commercial real estate loans, commercial business loans may be secured by collateral other than real estate the value of which may be more difficult to appraise and may be more susceptible to fluctuation in value.

The unseasoned nature of our commercial loan portfolio may result in changes in estimating collectibility, which may lead to additional provisions or charge-offs, which could hurt our profits.

Our multi-family and commercial real estate and commercial business portfolio has increased $210.3 million, or 398%, from $52.9 million at December 31, 2006 to $263.2 million at December 31, 2009. A large portion of our commercial loan portfolio is unseasoned and does not provide us with a significant payment history pattern from which to judge future collectability, especially in this period of continued declining and unfavorable economic conditions. As a result, it may be difficult to predict the future performance of this part of our loan portfolio. These loans may have delinquency or charge-off levels above our historical experience, which could adversely affect our future performance. Further, these types of loans generally have larger balances and involve a greater risk than one- to four-family residential mortgage loans. Accordingly, if we make any errors in judgment in the collectibility of our commercial loans, any resulting charge-offs may be larger on a per loan basis than those incurred historically with our residential mortgage loan or consumer loan portfolios.

Our emphasis on residential mortgage loans and home equity loans exposes us to a risk of loss.

At December 31, 2009, $268.5 million, or 41.8%, of our loan portfolio consisted of one- to four-family residential mortgage loans, and $63.7 million, or 10.0%, of our loan portfolio consisted of home equity loans and home equity lines of credit. Recent declines in the housing market have resulted in declines in real estate values in our market areas. These declines in real estate values could cause some of our mortgage and home equity loans to be inadequately collateralized, which would expose us to a greater risk of loss if we seek to recover on defaulted loans by selling the real estate collateral. Because of our locations in southern New Jersey, many of the properties securing our residential mortgages are second homes or rental properties. At December 31, 2009, 16.4% of our one- to four-family mortgage loans were secured by second homes and 5.7% were secured by rental properties. These loans generally are considered to be more risky than loans secured by the borrower’s permanent residence, since the borrower is typically more dependent on rental income to meet debt service requirements, in the case of rental property, and when in financial difficulty is more likely to make payments on the loan secured by the borrower’s primary residence before a vacation home.

Our construction loan portfolio may expose us to increased credit risk.

At December 31, 2009, our construction portfolio was $40.8 million, of which $30.7 million represented loans to finance the construction of condominiums, apartment buildings and residential developments. As a result of the deterioration in local economic conditions in 2009, loans secured by residential real estate developments experienced a slow down in absorption activity during 2009. In general, construction projects provide for an interest reserve that is utilized to pay the interest until a period of time until the project is expected to produce positive cash flows. To the extent such economic conditions continue, construction loan borrowers could fully utilize their interest reserve before the project is able to generate cash flows. If a borrower has insufficient liquidity to pay interest on such projects, the loan could become impaired and require an increase in the allowance for loan losses which would adversely impact our results of operations. This situation is exacerbated by the shorter duration of our construction loan portfolio as $36.7 million, or 90.0%, of our construction loans mature in 2010. Our ability to work with a borrower to modify or restructure their existing loan to avoid loss lessens as the loan approaches its maturity date.

Turmoil in the financial markets could have an adverse effect on our financial position or results of operations.

Beginning in 2008, United States and global financial markets experienced severe disruption and volatility, and general economic conditions have declined significantly. Adverse developments in credit quality, asset values and revenue opportunities throughout the financial services industry, as well as general uncertainty regarding the economic, industry and regulatory environment, have had a negative impact on the industry. The United States and the governments of other countries have taken steps to try to stabilize the financial system, including investing in financial institutions, and have implemented programs intended to improve general economic conditions. The U.S. Department of the Treasury created the Capital Purchase Program under the Troubled Asset Relief Program, pursuant to which the Treasury Department provided additional capital to participating financial institutions through the purchase of preferred stock or other securities. Other measures include homeowner relief that encourages loan restructuring and modification; the establishment of significant liquidity and credit facilities for financial institutions and investment banks; the lowering of the federal funds rate; regulatory action against short selling practices; a temporary guaranty program for money market funds; the establishment of a commercial paper funding facility to provide back-stop liquidity to commercial paper issuers; and coordinated international efforts to address illiquidity and other weaknesses in the banking sector. Notwithstanding the actions of the United States and other governments, there can be no assurances that these efforts will be successful in restoring industry, economic or market conditions to their previous levels and that they will not result in adverse unintended consequences. Factors that could continue to pressure financial services companies, including Fox Chase Bancorp, are numerous and include (1) worsening credit quality, leading among other things to increases in loan losses, (2) continued or worsening disruption and volatility in financial markets, leading among other things to continuing reductions in asset values, (3) capital and liquidity concerns regarding financial institutions generally, (4) limitations resulting from or imposed in connection with governmental actions intended to stabilize or provide additional regulation of the financial system, or (5) recessionary conditions that are deeper or last longer than currently anticipated.

Changes in interest rates could have a material adverse effect on our earnings.

Our net interest income is the interest we earn on loans and investments less the interest we pay on our deposits and borrowings. Our net interest spread is the difference between the yield we earn on our assets and the interest rate we pay for deposits and our other sources of funding. Changes in interest rates—up or down—could adversely affect our net interest spread and, as a result, our net interest income and net interest margin. Although the yield we earn on our assets and our funding costs tend to move in the same direction in response to changes in interest rates, one can rise or fall faster than the other, causing our net interest margin to expand or contract. Our liabilities tend to be shorter in duration than our assets, so they may adjust faster in response to changes in interest rates. As a result, when interest rates rise, our funding costs may rise faster than the yield we earn on our assets, causing our net interest margin to contract until the yield catches up. This contraction could be more severe following a prolonged period of lower interest rates, as a larger proportion of our fixed-rate residential loan portfolio will have been originated at those lower rates and borrowers may be more reluctant or unable to sell their homes in a higher interest rate environment. Changes in the slope of the “yield curve”—or the spread between short-term and long-term interest rates—could also reduce our net interest margin. Normally, the yield curve is upward sloping, meaning short-term rates are lower than long-term rates. Because our liabilities tend to be shorter in duration than our assets, when the yield curve flattens or even inverts, we could experience pressure on our net interest margin as our cost of funds increases relative to the yield we can earn on our assets. Changes in interest rates also can affect: (1) our ability to originate loans; (2) the value of our interest-earning assets, which would negatively impact stockholders’ equity, and our ability to realize gains from the sale of such assets; (3) our ability to obtain and retain deposits in competition with other available investment alternatives; and (4) the ability of our borrowers to repay adjustable or variable rate loans.

Our inability to retain deposits as they become due or to generate core deposits may cause us to rely more heavily on wholesale funding strategies, which could increase our expenses and adversely affect our operating margins and profitability.

During March 2009, we offered attractive rates on selected money market and certificate of deposit products to increase our market share resulting in approximately 6,500 new deposit accounts representing greater than $200 million, of which approximately 50% were new customers. In addition to the deposits obtained during the first quarter, we increased deposits during the second and third quarters of 2009 by maintaining competitive rates on money market and certificate of deposit accounts. We gradually reduced interest rates on deposits during the third and fourth quarters of 2009. During 2010, we will have approximately $339 million, or 65% of certificates of deposit, mature. The certificates of deposit associated with the March 2009 program represent approximately $158.2 million of these maturities and have an average interest rate of 3.50%, which is higher than current market rates for similar certificates of deposit. We intend to implement specific marketing and pricing initiatives to help retain these certificates of deposit when they mature, however, there can be no guarantee that we will retain a sufficient amount of these deposits necessary to fund our asset growth or will be able to do so at reasonable prices. Further, our business strategies include generating more lower-cost core deposits. If we are not able to maintain sufficient existing deposits or generate new lower-costing core deposits to support growth, we will have to rely more heavily on wholesale strategies to fund our asset growth, which historically are more expensive than retail sources of funding. If we are required to rely more heavily on more expensive funding sources to support future growth, our revenues may not increase proportionately to cover our costs. In this case, our operating margins and profitability would be adversely affected.

Our business strategy includes the continuation of moderate growth plans, and our financial condition and results of operations could be negatively affected if we fail to grow or fail to manage our growth effectively.

Our assets increased $360.9 million, or 44.4%, from $812.9 million at December 31, 2007, to $1.17 billion at December 31, 2009, primarily due to increases in investment securities and multi-family and commercial real estate loans funded by growth in deposits. Over the long term, we expect to continue to experience growth in the amount of our assets, the level of our deposits and the scale of our operations. However, achieving our growth targets requires us to successfully execute our business strategies, which include continuing to diversify our loan portfolio with more commercial lending thereby recognizing the value of our investments in personnel in that area. Our ability to successfully grow will also depend on the continued availability of loan opportunities that meet our more stringent underwriting standards. While we believe we have the resources and internal systems in place to successfully achieve and manage our future growth, there can be no assurance growth opportunities will be available or that we will successfully manage our growth. If we do not manage our growth effectively, we may not be able to achieve our business plan, and our business and prospects could be harmed.

If we conclude that the decline in value of any of our investment securities is other than temporary, we are required to write down the value of that security.

Companies are required to record other-than-temporary impairment if they have the intent to sell, or will more likely than not be required to sell, an impaired debt security before recovery of its amortized cost basis. In addition, companies are required to record other-than-temporary impairment for the amount of credit losses, regardless of the intent or requirement to sell. We evaluate investments that have a fair value less than book value for other-than-temporary impairment on a quarterly basis. We have one private label residential mortgage-related security, which we recorded a $605,000 other-than-temporary impairment charge as of June 30, 2009, $157,000 of which was recognized on the statement of operations and $448,000 of which was recognized in the statements of condition in other comprehensive income (before taxes). This security had an amortized cost of $628,000, a fair value of $195,000 with a remaining net unrealized loss, including other-than-temporary impairment in accumulated other comprehensive income of $433,000 at December 31, 2009. Additionally, at December 31, 2009, we had six private label commercial mortgage-related securities with a book value of $17.6 million and a fair market value of $17.8 million. Changes in the expected cash flows, credit enhancement levels or credit ratings of these securities and/or prolonged price declines may result in our concluding in future periods that the impairment of these securities is other-than temporary, which would require a charge to earnings to write down the value of these securities. Any charges for other-than-temporary impairment would not impact cash flow, tangible capital or liquidity.

Proposed regulatory reform may have a material impact on our operations.

The Obama Administration has published a comprehensive regulatory reform plan that is intended to modernize and protect the integrity of the United States financial system and has offered proposed legislation to accomplish these reforms. The U.S. House of Representatives has passed financial regulatory reform legislation and the Senate is considering its own version. These various plans contain several elements that would have a direct effect on Fox Chase Bancorp and Fox Chase Bank. Under the proposed legislation, the federal thrift charter and the Office of Thrift Supervision would be eliminated and all companies that control an insured depository institution must register as a bank holding company. Existing federal thrifts, such as Fox Chase Bank, would become a national bank or could choose to adopt a state charter. Registration as a bank holding company would represent a significant change, as there currently exist significant differences between savings and loan holding company and bank holding company supervision and regulation. For example, the Federal Reserve imposes leverage and risk-based capital requirements on bank holding companies whereas the Office of Thrift Supervision does not impose any capital requirements on savings and loan holding companies. The Administration has also proposed the creation of a new federal agency, the Consumer Financial Protection Agency, that would be dedicated to protecting consumers in the financial products and services market. The creation of this agency could result in new regulatory requirements and raise the cost of regulatory compliance. In addition, legislation stemming from the reform plan could require changes in regulatory capital requirements, loan loss provisioning practices, and compensation practices. If implemented, the foregoing regulatory reforms may have a material impact on our operations. However, because the final legislation may differ significantly from the reform plan proposed by the President or passed by the House of Representatives, we cannot determine the specific impact of regulatory reform at this time.

We operate in a highly regulated environment and we may be adversely affected by changes in laws and regulations.

We are subject to extensive regulation, supervision and examination by the Office of Thrift Supervision, our primary federal regulator, and the Federal Deposit Insurance Corporation, as insurer of its deposits. Such regulation and supervision governs the activities in which an institution and its holding company may engage, and are intended primarily for the protection of the insurance fund and the depositors and borrowers of Fox Chase Bank rather than for holders of our common stock. Regulatory authorities have extensive discretion in their supervisory and enforcement activities, including the imposition of restrictions on our operations, the classification of our assets and determination of the level of our allowance for loan losses. Any change in such regulation and oversight, whether in the form of regulatory policy, regulations, legislation or supervisory action, may have a material impact on our operations.

As a member bank, we own stock in the Federal Home Loan Bank of Pittsburgh, which is experiencing financial difficulties.

Our agreement with the Federal Home Loan Bank of Pittsburgh requires us to purchase capital stock in Federal Home Loan Bank of Pittsburgh commensurate with the amount of our advances and unused borrowing capacity. This stock is carried at cost and was $10.4 million at December 31, 2009. If the Federal Home Loan Bank of Pittsburgh is unable to meet minimum regulatory capital requirements or is required to aid the remaining Federal Home Loan Banks, our holding of Federal Home Loan Bank stock may be determined to be other than temporarily impaired and may require a charge to our earnings, which could have a material impact on our financial condition, results of operations and cash flows.

Additionally, in December 2008, the Federal Home Loan Bank of Pittsburgh announced that, as a result of deterioration in earnings, it did not intend to pay a dividend on its common stock for the foreseeable future, which included not paying a dividend for all of 2009. Moreover, the Federal Home Loan Bank of Pittsburgh indicated that it would not redeem any common stock associated with member advance repayments and that it may increase its individual member stock investment requirements.

Increased and/or special Federal Deposit Insurance Corporation assessments will hurt our earnings.

The recent economic recession has caused a high level of bank failures, which has dramatically increased Federal Deposit Insurance Corporation resolution costs and led to a significant reduction in the balance of the Deposit Insurance Fund. As a result, the Federal Deposit Insurance Corporation has significantly increased the initial base assessment rates paid by financial institutions for deposit insurance. Increases in the base assessment rate have increased our deposit insurance costs and negatively impacted our earnings. In addition, in May 2009, the Federal Deposit Insurance Corporation imposed a special assessment on all insured institutions. Our special assessment, which was reflected in earnings for the quarter ended June 30, 2009, was $536,000. In lieu of imposing an additional special assessment, the Federal Deposit Insurance Corporation required all institutions to prepay their assessments for all of 2010, 2011 and 2012, which for us totaled $5.0 million. Additional increases in the base assessment rate or additional special assessments would negatively impact our earnings.

Strong competition within our market areas could reduce our profits.

We face intense competition in making loans, attracting deposits and attracting and retaining key employees. This competition has made it more difficult for us to make new loans and at times has forced us to offer higher deposit rates. Price competition for loans and deposits might result in us earning less on our loans and paying more on our deposits, which would reduce net interest income. It has also made it more difficult and costly to attract and hire employees with the level of expertise we require to implement our strategic plan. Additional compensation expense increases noninterest expense, reducing net income. Competition also makes it more difficult to grow loans and deposits. As of June 30, 2009, the most recent date for which information is available, we held less than 2% of the deposits in each county in which our offices are located. Some of the institutions with which we compete have substantially greater resources and lending limits than we have and may offer services that we do not provide. We expect competition to increase in the future as a result of legislative, regulatory and technological changes and the continuing trend of consolidation in the financial services industry. Our profitability depends upon our continued ability to compete successfully in our market areas.

Risks Related to the Offering

Our share price may fluctuate, which may make it difficult for you to sell your common stock when you want or at prices you find attractive.

The market price of our common stock could be subject to significant fluctuations due to changes in sentiment in the market regarding our operations or business prospects. Factors that may affect market sentiment include:

•	operating results that vary from the expectations of our management or of securities analysts and investors;

•	developments in our business or in the financial services sector generally;

•	regulatory or legislative changes affecting our industry generally or our business and operations;

•	operating and securities price performance of companies that investors consider to be comparable to us;

•	changes in estimates or recommendations by securities analysts;

•	announcements of strategic developments, acquisitions, dispositions, financings and other material events by us or our competitors; and

•	changes in financial markets and national and local economies and general market conditions, such as interest rates and stock, commodity, credit or asset valuations or volatility.

Beginning in 2007 and through the present, the business environment for financial services firms has been extremely challenging. During this period, many publicly traded financial services companies have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance or prospects of such companies. We may experience market fluctuations that are not directly related to our operating performance but are influenced by the market’s perception of the state of the financial services industry in general and, in particular, the market’s assessment of general credit quality conditions, including default and foreclosure rates in the industry.

While the U.S. and other governments continue efforts to restore confidence in financial markets and promote economic growth, we cannot assure you that further market and economic turmoil will not occur in the near- or long-term, negatively affecting our business, financial condition and results of operations, as well as the price, trading volume and volatility of our common stock.

Additional expenses following the offering from new equity benefit plans will adversely affect our profitability.

Following the offering, we will recognize additional annual employee compensation expenses stemming from options and shares granted to employees, directors and executives under new benefit plans. Stock options and restricted stock may be granted under a new equity incentive plan adopted following the offering, if approved by shareholders. These additional expenses will adversely affect our profitability. We cannot determine the actual amount of these new stock-related compensation expenses at this time because applicable accounting practices generally require that these expenses be based on the fair market value of the options or shares of common stock at the date of the grant; however, they may be material. We recognize expenses for our employee stock ownership plan when shares are committed to be released to participants’ accounts and will recognize expenses for restricted stock awards and stock options over the vesting period of awards made to recipients. Pro forma benefits expenses for the year ended December 31, 2009 were $1.1 million at the maximum of the offering range, as set forth in the pro forma financial information under “Pro Forma Data” assuming the $10.00 per share purchase price as fair market value. Actual expenses, however, may be higher or lower, depending on the price of our common stock, the number of shares awarded under the plans and the timing of the implementation of the plans. For further discussion of these plans, see “Our Management—Benefit Plans.”

Our stock price may decline when trading commences.

If you purchase shares in the offering, you might not be able to sell them later at or above the $10.00 purchase price. After the shares of our common stock begin trading, the trading price of the common stock will be determined by the marketplace, and will be influenced by many factors outside of our control, including prevailing interest rates, investor perceptions, securities analyst research reports and general industry, geopolitical and economic conditions.

Our return on equity will initially be low compared to other publicly traded financial institutions. A low return on equity may negatively impact the trading price of our common stock.

Net income divided by average equity, known as “return on equity,” is a ratio used by many investors to compare the performance of a financial institution with its peers. For the year ended December 31, 2009, our return on equity was (0.82)%. Although we expect that our net income will increase following the offering, we expect that our return on equity will remain low as a result of the additional capital that we will raise in the offering. For example, our pro forma return on equity for the year ended December 31, 2009 is (0.41)%, assuming the sale of shares at the maximum of the offering range. In comparison, the peer group used by FinPro in its appraisal had an average return on equity of 2.20% for the 12 months ended December 31, 2009. Over time, we intend to use the net proceeds from the offering to increase earnings per share and book value per share, without assuming undue risk, with the goal of achieving a return on equity that is competitive with other similarly situated publicly held companies. This goal could take a number of years to achieve, and we might not attain it. Consequently, you should not expect a competitive return on equity in the near future. Failure to achieve a competitive return on equity might make an investment in our common stock unattractive to some investors and might cause our common stock to trade at lower prices than comparable companies with higher returns on equity. See “Pro Forma Data” for an illustration of the financial impact of the offering.

We have broad discretion in allocating the proceeds of the offering. Our failure to effectively utilize such proceeds would reduce our profitability.

We intend to contribute approximately 50% of the net proceeds of the offering to Fox Chase Bank and to use approximately 4.2% of the net proceeds to fund the loan to the employee stock ownership plan. We may use the proceeds retained by the holding company to, among other things, invest in securities, pay cash dividends or repurchase shares of common stock, subject to regulatory restrictions. Fox Chase Bank may use the portion of the proceeds that it receives to fund new loans, repay outstanding borrowings, invest in securities and expand its business activities. We may also use the proceeds of the offering to open new branches, diversify our business and acquire other companies, although we have no specific plans to do so at this time. We have not allocated specific amounts of proceeds for any of these purposes, and we will have significant flexibility in determining how much of the net proceeds we apply to different uses and the timing of such applications. Our failure to utilize these funds effectively would reduce our profitability.

Issuance of shares for benefit programs may dilute your ownership interest.

We intend to adopt a new equity incentive plan following the offering, subject to shareholder approval. We may fund the equity incentive plan through the purchase of common stock in the open market (subject to regulatory restrictions) or by issuing new shares of common stock. If we fund the awards under the equity incentive plan with new shares of common stock, your ownership interest would be diluted by approximately 6.2%, assuming we award all of the shares and options available under the plan. We currently have outstanding options and shares available for future stock options under our 2007 Equity Incentive Plan. If we fund the awards under our existing plan with new shares of stock, your ownership interest would be diluted by approximately 6.9%, assuming we award all of the shares and options available under the plan. See “Pro Forma Data” and “Our Management—Benefit Plans.”

The articles of incorporation and bylaws of new Fox Chase Bancorp and certain laws and regulations may prevent or make more difficult certain transactions, including a sale or merger of new Fox Chase Bancorp.

Provisions of the articles of incorporation and bylaws of new Fox Chase Bancorp, state corporate law and federal banking regulations may make it more difficult for companies or persons to acquire control of new Fox Chase Bancorp. As a result, our shareholders may not have the opportunity to participate in such a transaction and the trading price of our common stock may not rise to the level of other institutions that are more vulnerable to hostile takeovers. The factors that may discourage takeover attempts or make them more difficult include:

•

Articles of incorporation and bylaws. Provisions of the articles of incorporation and bylaws of new Fox Chase Bancorp may make it more difficult and expensive to pursue a takeover attempt that the board of directors opposes. Some of these provisions currently exist in the charter and bylaws of Fox Chase Bancorp. These provisions also make more difficult the removal of current directors or management, or the election of new directors. These provisions include:

•	limitation on the right to vote shares;

•	the election of directors to staggered terms of three years;

•	provisions regarding the timing and content of shareholder proposals and nominations;

•	provisions restricting the calling of special meetings of shareholders;

•	the absence of cumulative voting by shareholders in the election of directors;

•	the removal of directors only for cause; and

•	supermajority voting requirements for changes to some provisions of the articles of incorporation and bylaws.

•

Maryland anti-takeover statute. Under Maryland law, any person who acquires more than 10% of a Maryland corporation without prior approval of its board of directors is prohibited from engaging in any type of business combination with the corporation for a five-year period. Any business combination after the five-year period would be subject to supermajority shareholder approval or minimum price requirements.

•

Office of Thrift Supervision regulations. Office of Thrift Supervision regulations prohibit, for three years following the completion of a mutual-to-stock conversion, including a second-step conversion, the offer to acquire or the acquisition of more than 10% of any class of equity security of a converted institution without the prior approval of the Office of Thrift Supervision. See “Restrictions on Acquisition of New Fox Chase Bancorp.”

A Warning About Forward-Looking Statements

This prospectus contains forward-looking statements, which can be identified by the use of words such as “believes,” “expects,” “anticipates,” “estimates” or similar expressions. Forward-looking statements include, but are not limited to:

•	statements of our goals, intentions and expectations;

•	statements regarding our business plans, prospects, growth and operating strategies;

•	statements regarding the quality of our loan and investment portfolios; and

•	estimates of our risks and future costs and benefits.

These forward-looking statements are subject to significant risks and uncertainties. Actual results may differ materially from those contemplated by the forward-looking statements due to, among others, the following factors:

•	general economic conditions, either nationally or in our market area, that are worse than expected;

•	changes in the interest rate environment that reduce our interest margins or reduce the fair value of financial instruments;

•	increased competitive pressures among financial services companies;

•	changes in consumer spending, borrowing and savings habits;

•	legislative or regulatory changes that adversely affect our business;

•	adverse changes in the securities markets; and

•	changes in accounting policies and practices, as may be adopted by Fox Chase Bank regulatory agencies or the Financial Accounting Standards Board.

Any of the forward-looking statements that we make in this prospectus and in other public statements we make may later prove incorrect because of inaccurate assumptions, the factors illustrated above or other factors that we cannot foresee. Consequently, no forward-looking statement can be guaranteed.

Further information on other factors that could affect us are included in the section captioned “Risk Factors.”

Selected Consolidated Financial and Other Data

The summary financial information presented below is derived in part from our consolidated financial statements. The following is only a summary and you should read it in conjunction with the consolidated financial statements and notes beginning on page F-1. The information at December 31, 2009 and 2008 and for the years ended December 31, 2009, 2008 and 2007 is derived in part from the audited consolidated financial statements that appear in this prospectus. The information presented below does not include the financial condition, results of operations or other data of Fox Chase MHC.

	At or For the Year Ended December 31,
	2009	2008	2007	2006	2005
	(Dollars in thousands, except per share amounts)
Financial Condition Data:
Total assets	$1,173,818	$931,270	$812,919	$756,985	$781,291
Cash and cash equivalents	65,418	3,944	31,275	134,441	46,086
Securities available-for-sale	422,467	294,723	296,304	228,432	329,504
Loans receivable, net	631,296	588,975	447,035	355,617	366,393
Deposits	858,277	608,472	585,560	596,534	682,307
Federal Home Loan Bank advances	137,165	146,379	80,000	30,000	30,000
Other borrowed funds	50,000	50,000	20,000	—	—
Total stockholders’ equity	123,634	121,220	122,371	125,645	63,521

Operating Data:
Interest income	$51,398	$45,884	$41,057	$37,177	$37,601
Interest expense	27,635	24,061	22,250	20,459	20,697

Net interest income	23,763	21,823	18,807	16,718	16,904
Provision (credit) for loan losses	9,052	2,900	425	(5,394)	(6,025)

Net interest income after provision (credit) for loan losses	14,711	18,923	18,382	22,112	22,929
Noninterest income	3,767	1,405	2,696	2,073	1,214
Noninterest expense	20,333	18,948	18,688	19,867	15,208

(Loss) income before income tax (benefit) expense	(1,855)	1,380	2,390	4,318	8,935
Income tax (benefit) expense	(827)	165	460	684	2,975

Net (loss) income (1)(2)	$(1,028)	$1,215	$1,930	$3,634	$5,960

Per Share Data:
(Loss) earnings per share, basic (1)	$(0.08)	$0.09	$0.14	$0.14	NM
(Loss) earnings per share, diluted (1)	$(0.08)	$0.09	$0.14	$0.14	NM
Dividends	—	—	—	—	—

(1)	On September 29, 2006, Fox Chase Bancorp completed its initial public offering of common stock. Accordingly, the consolidated financial statements include Fox Chase Bancorp beginning on September 29, 2006. The consolidated financial statements and related notes include only the activity and balances of Fox Chase Bank and its subsidiary through September 29, 2006. Earnings per share information for 2006 is only for September 29, 2006 through December 31, 2006 due to Fox Chase Bank’s reorganization into the mutual holding company form and Fox Chase Bancorp’s related initial public offering.
(2)	Net income for 2006 reflects a charge of $1.5 million for the contribution made to the Fox Chase Bank Charitable Foundation in connection with our initial public offering.

	At or For the Year Ended December 31,
	2009	2008	2007	2006	2005
Performance Ratios:
Return on average assets	(0.09)%	0.14%	0.26%	0.49%	0.71%
Return on average equity	(0.82)	1.00	1.54	4.59	9.50
Interest rate spread (1)	1.75	2.01	1.85	1.90	1.78
Net interest margin (2)	2.16	2.59	2.60	2.33	2.05
Noninterest expense to average assets	1.81	2.18	2.48	2.66	1.80
Efficiency ratio (3)	79.9	82.0	91.8	105.8	79.7
Average interest-earning assets to average interest-bearing liabilities	115.6	119.7	123.7	113.5	109.1
Average equity to average assets	11.11	13.98	16.66	10.58	7.44

Capital Ratios:
Total equity to total assets	10.53	13.02	15.05	16.60	8.13
Tier 1 capital (to adjusted assets) (4)	8.51	10.70	12.03	12.49	8.40
Tier 1 capital (to risk-weighted assets) (4)	15.41	18.11	21.78	26.79	17.76
Total risk-based capital (to risk-weighted assets) (4)	16.57	19.25	22.54	27.62	19.02

Asset Quality Ratios:
Allowance for loan losses as a percent of total loans	1.65	1.05	0.75	0.82	2.22
Allowance for loan losses as a percent of nonperforming loans and accruing loans of 90 days or more past due	35.73	107.01	412.21	91.44	163.90
Net charge-offs to average outstanding loans during the period	0.75	—	—	—	—
Nonperforming loans as a percent of total loans	4.62	0.98	0.18	0.90	1.36
Nonperforming assets as a percent of total assets	2.87	0.63	0.10	0.43	0.67

Other Data:
Number of:
Deposit accounts	52,416	49,252	52,817	55,957	61,349
Offices	11	11	11	11	8

(1)	Represents the difference between the weighted average yield on average interest-earning assets and the weighted average cost of interest-bearing liabilities.
(2)	Represents net interest income as a percent of average interest-earning assets.
(3)	Represents noninterest expense divided by the sum of net interest income and noninterest income, excluding gains or losses on the sale of securities, premises and equipment and assets acquired through foreclosure. For 2006, reflects a charge of $1.5 million for the contribution made to the Fox Chase Bank Charitable Foundation in connection with our initial public offering.
(4)	Ratios are for Fox Chase Bank.

Recent Developments

The following tables contain certain information concerning the financial position and results of operations of Fox Chase Bancorp. The information at March 31, 2010 and for the three-month periods ended March 31, 2010 and 2009 was not audited, but in the opinion of management, reflects all adjustments necessary for a fair presentation. All of these adjustments are normal and recurring. The information at December 31, 2009 is derived in part from the audited consolidated financial statements that appear in this prospectus. The results of operations for the three months ended March 31, 2010 are not necessarily indicative of the results of operations that may be expected for the entire year.

(Dollars in thousands, except per share amounts)	At March 31, 2010	At December 31, 2009
	(Unaudited)
Financial Condition Data:
Total assets	$1,156,423	$1,173,818
Cash and cash equivalents	51,178	65,418
Securities available-for-sale	397,164	422,467
Loans receivable, net	645,093	631,296
Deposits	846,159	858,277
Federal Home Loan Bank advances	126,088	137,165
Other borrowed funds	50,000	50,000
Total stockholders’ equity	125,239	123,634

	Three Months Ended March 31,
	2010	2009
	(Unaudited)
Operating Data:
Interest income	$12,659	$11,939
Interest expense	6,222	6,138

Net interest income	6,437	5,801
Provision for loan losses	891	395

Net interest income after provision for loan losses	5,546	5,406
Noninterest income	403	347
Noninterest expense	5,180	4,951

Income before income tax expense	769	802
Income tax expense	218	201

Net income	$551	$601

Per Share Data:
Earnings per share, basic	$0.04	$0.05
Earnings per share, diluted	$0.04	$0.05
Dividends	$—	$—

	Three Months Ended March 31,
	2010	2009
	(Unaudited)
Performance Ratios (1):
Return on average assets	0.19%	0.25%
Return on average equity	1.76	1.97
Interest rate spread (2)	1.90	1.96
Net interest margin (3)	2.26	2.45
Noninterest expense to average assets	1.78	2.05
Efficiency ratio (4)	75.73	80.53
Average interest-earning assets to average interest-bearing liabilities	115.09	117.69
Average equity to average assets	10.79	12.66

	At or For Three Months Ended March 31,
	2010	2009
	(Unaudited)
Capital Ratios
Total equity to total assets	10.83%	10.92%
Tier 1 capital (to adjusted assets) (5)	9.37	8.91
Tier 1 capital (to risk-weighted assets) (5)	16.12	16.40
Total risk-based capital (to risk-weighted assets) (5)	17.33	17.35

Asset Quality Ratios:
Allowance for loan losses as a percent of total loans	1.63%	1.05%
Allowance for loan losses as a percent of nonperforming loans and accruing loans of 90 days or more past due	37.59	99.62
Net charge-offs to average outstanding loans during the period	0.48	0.10
Nonperforming loans as a percent of total loans	4.35	1.05
Nonperforming assets as percent of total assets	2.91	0.58

(1)	Performance ratios are annualized.
(2)	Represents the difference between the weighted average yield on average interest-earning assets and the weighted average cost of interest-bearing liabilities.
(3)	Represents net interest income as a percentage of average interest-earning assets.
(4)	Represents noninterest expense divided by the sum of net interest income and noninterest income, excluding gains or losses on the sale of securities, premises and equipment and assets acquired through foreclosure.
(5)	Represents capital ratios of Fox Chase Bank.

Comparison of Financial Condition at March 31, 2010 and December 31, 2009

Total assets decreased $17.4 million, or 1.5%, to $1.16 billion at March 31, 2010, compared to $1.17 billion at December 31, 2009. Cash and cash equivalents decreased $14.2 million from December 31, 2009 to March 31, 2010 as funds were used to pay off $11.0 million in advances from the Federal Home Loan Bank. Loans increased $13.8 million from December 31, 2009 to March 31, 2010. Commercial and industrial loans increased $21.0 million, primarily as a result of loans originated by a middle market group of lenders hired during 2009. Commercial construction loans decreased by $2.5 million as we de-emphasized construction lending during the past year and commercial real estate loans increased by $1.1 million. Additionally, our one- to four-family real estate loans decreased $3.0 million and our consumer loans decreased $2.8 million. The decrease in consumer loans was due to Fox Chase Bancorp’s decision to de-emphasize these types of loans as a result of the current economic environment. Mortgage related securities available-for-sale decreased $24.7 million, as cash repayments exceeded new purchases during the three months ended March 31, 2010. Investment related securities available for sale decreased $587,000, primarily due to bond calls by state and political subdivisions.

Deposits decreased $12.1 million, or 1.4%, from $858.3 million at December 31, 2009 to $846.2 million at March 31, 2010. Certificates of deposits decreased $19.3 million, or 3.7%, and money market accounts decreased $3.0 million, or 1.6%, from December 31, 2009 to March 31, 2010. These decreases were offset by increases in noninterest-bearing demand accounts of $8.9 million, or 15.6%, and in savings and club accounts of $1.5 million, or 2.9%, from December 2009 to March 2010. The decrease in certificates of deposits relates primarily to customer redemptions associated with certificates of deposit obtained during a pricing promotion offered in the first quarter of 2009. The increase in noninterest-bearing demand accounts was primarily due to deposits obtained from new commercial borrowing relationships.

Stockholders’ equity increased $1.6 million to $125.2 million at March 31, 2010 compared to $123.6 million at December 31, 2009 primarily due to unrealized gains, net of taxes, on the investment portfolio of $7.3 million compared to $6.5 million at December 31, 2009 and net income of $551,000 for the three months ended March 31, 2010.

Nonperforming Assets. The following table provides information with respect to our nonperforming assets at the dates indicated. We had troubled debt restructurings totaling $1.2 million related to three residential mortgage loans as of March 31, 2010 and December 31, 2009, respectively.

	At March 31, 2010	At December 31, 2009
	(Dollars in thousands)
	(Unaudited)
Nonperforming loans:
One- to four-family real estate	$8,256	$7,740
Multi-family and commercial real estate	6,147	4,738
Construction	12,950	15,739
Consumer	602	612
Commercial and industrial	568	250

Total	28,523	29,079

Accruing loans past due 90 days or more:
Multi-family and commercial real estate	—	601

Total	—	601

Total of nonperforming loans and accruing loans 90 days or more past due	28,523	29,680

Assets acquired through foreclosure	5,076	4,052

Total nonperforming assets	$33,599	$33,732

Total nonperforming loans and accruing loans past due 90 days or more to total loans	4.35%	4.62%
Total nonperforming loans to total assets	2.47	2.53
Total nonperforming assets to total assets	2.91	2.87

The following table sets forth our nonperforming loans and accruing loans past due 90 days or more by state (based on borrowers’ residence) at March 31, 2010 (unaudited).

	One- to Four- Family Real Estate		Multi-Family and Commercial Real Estate		Construction		Consumer		Commercial and Industrial		Total
	Number of Loans	Amount	Number of Loans	Amount	Number of Loans	Amount	Number of Loans	Amount	Number of Loans	Amount	Number of Loans	Amount
	(Dollars in thousands)
Pennsylvania	4	$754	1	$2,179	2	$1,983	1	$59	1	$318	9	$5,293
New Jersey	7	7,502	4	3,968	2	9,183	4	543	1	250	18	21,446
Delaware	—	—	—	—	1	1,784	—	—	—	—	1	1,784

Total	11	$8,256	5	$6,147	5	$12,950	5	$602	2	$568	28	$28,523

Comparison of Operating Results for the Three Months Ended March 31, 2010 and March 31, 2009

General. Net income decreased $50,000, or 8.3%, to $551,000 for the three months ended March 31, 2010, compared to $601,000 for the three months ended March 31, 2009. The decrease in net income was primarily the result of an increase in the loan loss provision of $496,000, an increase of $229,000 in noninterest expense and an increase of $17,000 in income tax expense, offset by an increase in net interest income of $636,000 and an increase in noninterest income of $56,000.

Net Interest Income. Net interest income increased $636,000, or 11.0%, during the three months ended March 31, 2010, compared to the same period in 2009 primarily due to an increase in interest income of $720,000 offset by a $84,000 increase in interest expense. The increase in interest income was primarily due to an increase in the average balance of total interest earning assets of $187.1 million, offset by a decrease in the average yield on interest-earning assets from 5.10% to 4.49%. The increase in average balances of interest-earning assets was primarily due to: (1) an increase in the average balance of loans of $42.1 million during the respective quarterly periods primarily related to Fox Chase Bancorp’s focus on increasing its levels of commercial loans; (2) an increase in the average balance of mortgage related securities of $125.6 million during the respective quarterly periods; and (3) an increase in the average balance of interest-earning demand deposits of $48.7 million offset by a decrease of $18.2 million in money market funds. The decrease in yield on interest-earning assets was primarily due to a reduction in overall interest rates from 2009 to 2010.

The increase in interest expense was primarily due to an increase in the average balances of interest-bearing liabilities of $180.4 million offset by a decrease in the average cost of interest-bearing liabilities from 3.14% to 2.59%. The increase in the average balance of interest-bearing liabilities was primarily due to an increase in the average balance of interest-bearing deposits of $197.8 million offset by a decrease in the average balance of Federal Home Loan Bank advances of $16.4 million and a decrease in the average balance of other borrowed funds of $1.0 million. The increase in the average balance of interest-bearing deposits was primarily the result of a promotion offered by Fox Chase Bank in the first quarter of 2009 as well as maintaining competitive rates on money market accounts throughout the second and third quarters of 2009. The decrease in average cost of interest bearing-liabilities was primarily due to a reduction in overall interest rates from 2009 to 2010.

Provision for Loan Losses. Fox Chase Bancorp recorded a provision for loan losses of $891,000 for the three months ended March 31, 2010 compared to $395,000 for the three months ended March 31, 2009. The increase in the provision was a result of downgrades within the commercial loan portfolio, additional provision on the mortgage loan portfolio, primarily because of an increase in nonperforming loans, and an increase in commercial loans.

Noninterest Income. The following table shows the components of noninterest income and the dollar and percentage changes for the three months ended March 31, 2010 and 2009 (unaudited).

	Quarter Ended March 31,		$ Change	% Change
	2010	2009
	(in thousands)
Service charges and other fee income	$253	$170	$83	48.8%
Net gain on sale of loans	—	3	(3)	(100.0)
Income on bank-owned life insurance	115	109	6	5.5
Other	35	65	(30)	(46.2)

Total noninterest income	$403	$347	$56	16.1

Service charges and other fee income increased as a result of a $50,000 increase in loan fee income and a $33,000 increase in retail fee income. The increase in loan fee income was due to: (1) a $23,000 increase in net loan servicing income, which included a reduction in valuation allowance on Fox Chase Bank’s mortgage servicing rights of $3,000 in the quarter ended March 31, 2010 compared to an increase in this valuation allowance of $24,000 in the quarter ended March 31, 2009 resulting in a net $27,000 increase; and (2) an increase of $27,000 in other loan fee income, which was related to an increase in unused line of credit fees on commercial and industrial loans and fees on commercial loan accounts. The increase in retail fee income was the result of increased ATM fees based on higher usage and an increase in cash management fees as the number of such accounts continuing to grow. These increases were offset by a decrease in other income primarily as a result of a decrease of $42,000 of income earned on Fox Chase Bank’s investment in Philadelphia Mortgage Advisors, Inc., due to lower volume of mortgage loans sold during the quarter ended March 31, 2010, offset by a $10,000 increase in merchant processing fees.

Noninterest Expense. The following table shows the components of noninterest expense and the dollar and percentage changes for the three months ended March 31, 2010 and 2009 (unaudited).

	Quarter Ended March 31,		$ Change	% Change
	2010	2009
	(in thousands)
Salaries, benefits and other compensation	$2,983	$2,850	$133	4.7%
Occupancy expense	499	495	4	0.8
Furniture and equipment expense	143	221	(78)	(35.3)
Data processing costs	369	385	(16)	(4.2)
Professional fees	262	266	(4)	(1.5)
Marketing expense	71	84	(13)	(15.5)
FDIC premiums	372	241	131	54.4
Other	481	409	72	17.6

Total noninterest expense	$5,180	$4,951	$229	4.6

The increase in noninterest expense was primarily a result of: (1) an increase in FDIC insurance premiums due to an increased assessment for the three months ended March 31, 2010 by 3 basis points to 15.6 basis points as well as an increase in average deposits; (2) an increase in salaries, benefits and other compensation primarily a result of the hiring of a middle market team of lenders in June 2009; and (3) an increase in other expense driven by a $34,000 valuation allowance on assets acquired through foreclosure and a $42,000 increase in losses on checking accounts. These increases were offset by a reduction of furniture and equipment expense, primarily as a result of certain fixed assets becoming fully depreciated in 2009.

Income Taxes. The income tax provision for the three months ended March 31, 2010 was $218,000 compared to $201,000 for the three months ended March 31, 2009. Fox Chase Bancorp’s effective income tax rate was 28.3% and 25.1% for the three months ended March 31, 2010 and 2009, respectively. The rates reflect Fox Chase Bancorp’s level of tax-exempt interest income and tax-exempt bank-owned life insurance income for both periods, relative to the overall level of pre-tax income.

Use of Proceeds

The following table shows how we intend to use the net proceeds of the offering. The actual net proceeds will depend on the number of shares of common stock sold in the offering and the expenses incurred in connection with the offering. Payments for shares made through withdrawals from deposit accounts at Fox Chase Bank will reduce Fox Chase Bank’s deposits and will not result in the receipt of new funds for investment. See “Pro Forma Data” for the assumptions used to arrive at these amounts.

	Minimum of Offering Range		Midpoint of Offering Range		Maximum of Offering Range		15% Above Maximum of Offering Range
(Dollars in thousands)	8,712,500 Shares at $10.00 Per Share	Percent of Net Proceeds	10,250,000 Shares at $10.00 Per Share	Percent of Net Proceeds	11,787,500 Shares at $10.00 Per Share	Percent of Net Proceeds	13,555,625 Shares at $10.00 Per Share	Percent of Net Proceeds
Offering proceeds	$87,125		$102,500		$117,875		$135,556
Less: offering expenses	4,330		4,826		5,322		5,892

Net offering proceeds	82,795	100.0%	97,674	100.0%	112,553	100.0%	129,664	100.0%
Less:
Proceeds contributed to Fox Chase Bank	41,398	50.0	48,837	50.0	56,277	50.0	64,832	50.0
Proceeds used for loan to employee stock ownership plan	3,485	4.2	4,100	4.2	4,715	4.2	5,422	4.2

Proceeds remaining for new Fox Chase Bancorp (1)	$37,912	45.8%	$44,737	45.8%	$51,561	45.8%	$59,410	45.8%

(1)	Does not include $107,000 of assets to be received from Fox Chase MHC.

We initially intend to invest the proceeds retained from the offering at new Fox Chase Bancorp in short-term investments, such as U.S. treasury and government agency securities, mortgage-backed securities and cash and cash equivalents. The actual amounts to be invested in different instruments will depend on the interest rate environment and new Fox Chase Bancorp’s liquidity requirements. In the future, new Fox Chase Bancorp may liquidate its investments and use those funds:

•	to pay dividends to shareholders;

•	to repurchase shares of its common stock, subject to regulatory restrictions;

•

to finance the possible acquisition of financial institutions or other businesses that are related to banking as opportunities arise, primarily in, adjacent to or in between our existing market areas in Pennsylvania and New Jersey; and

•	for general corporate purposes, including contributing additional capital to Fox Chase Bank.

Under current Office of Thrift Supervision regulations, we may not repurchase shares of our common stock during the first year following completion of the conversion and offering, except to fund equity benefit plans other than stock options or, with prior regulatory approval, when extraordinary circumstances exist. For a discussion of our dividend policy and regulatory matters relating to the payment of dividends, see “Our Dividend Policy.”

Fox Chase Bank initially intends to invest the proceeds it receives from the offering, which is shown in the table above as the amount contributed to Fox Chase Bank, in short-term investments. Over time, Fox Chase Bank may use the proceeds that it receives from the offering:

•	to fund new loans;

•	to invest in securities;

•

to finance the possible expansion of its business activities, including developing new branch locations or establishing regional lending offices based on the availability of experienced commercial lenders; and

•	for general corporate purposes.

We may need regulatory approvals to engage in some of the activities listed above.

While we periodically conduct informal discussions with other parties, we currently do not have any specific plans for any expansion or diversification activities that would require funds from this offering. Consequently, we currently anticipate that the proceeds of the offering contributed to Fox Chase Bank will be used to fund new loans. We expect that much of the loan growth will occur in our commercial real estate and commercial business portfolios, which we have emphasized in recent years but we have not allocated specific dollar amounts to any particular area of our portfolio. The amount of time that it will take to deploy the proceeds of the offering into loans will depend primarily on the level of loan demand. During 2009, we originated $211.1 million of loans and had a net increase in the loan portfolio of $42.3 million. If loan originations continue at this level, we are able to deploy the proceeds of the offering in a relatively short period of time.

Except as described above, we have no specific plans for the investment of the proceeds of the offering and have not allocated a specific portion of the proceeds to any particular use. For a discussion of our business reasons for undertaking the offering, see “The Conversion and Offering—Reasons for the Conversion and Offering.”

Our Dividend Policy

Fox Chase Bancorp does not currently pay a cash dividend on its common stock. After the conversion and offering, our board of directors may consider paying regular cash dividends. In determining the amount of any dividends, the board of directors will take into account our financial condition and results of operations, tax considerations, capital requirements and alternative uses for capital, industry standards and economic conditions. We cannot guarantee that we will pay dividends or that, if paid, we will not reduce or eliminate dividends in the future.

New Fox Chase Bancorp is subject to Maryland law, which generally permits a corporation to pay dividends on its common stock unless, after giving effect to the dividend, the corporation would be unable to pay its debts as they become due in the usual course of its business or the total assets of the corporation would be less than its total liabilities. Pursuant to Office of Thrift Supervision regulations, new Fox Chase Bancorp may not make a distribution that would constitute a return of capital during the three years following the completion of the conversion and offering.

New Fox Chase Bancorp’s ability to pay dividends may depend, in part, upon its receipt of dividends from Fox Chase Bank. Any payment of dividends by Fox Chase Bank to new Fox Chase Bancorp that would be deemed to be drawn out of Fox Chase Bank’s bad debt reserves would require the payment of federal income taxes by Fox Chase Bank at the then current income tax rate on the amount deemed distributed. See “Federal and State Taxation—Federal Income Taxation” and note 10 of the notes to consolidated financial statements included elsewhere in this prospectus. New Fox Chase Bancorp does not contemplate any distribution by Fox Chase Bank that would result in this type of tax liability.

Market for the Common Stock

The common stock of Fox Chase Bancorp is currently listed on the Nasdaq Global Market under the symbol “FXCB.” Upon completion of the conversion and offering, the shares of common stock of new Fox Chase Bancorp will replace Fox Chase Bancorp’s common stock. We expect that new Fox Chase Bancorp’s shares of common stock will trade on the Nasdaq Global Market under the trading symbol “FXCBD” for a period of 20 trading days after completion of the offering. Thereafter, our trading symbol will revert to “FXCB.” To list our common stock on the Nasdaq Global Market we are required to have at least three broker-dealers who will make a market in our common stock. Fox Chase Bancorp currently has approximately 25 registered market makers.

The development of a public market having the desirable characteristics of depth, liquidity and orderliness depends on the existence of willing buyers and sellers, the presence of which is not within our control or that of any market maker. The number of active buyers and sellers of our common stock at any particular time may be limited, which may have an adverse effect on the price at which our common stock can be sold. There can be no assurance that persons purchasing the common stock will be able to sell their shares at or above the $10.00 price per share in the offering. Purchasers of our common stock should recognize that there are risks involved in their investment and that there may be a limited trading market in the common stock.

The following table sets forth high and low sales prices for Fox Chase Bancorp’s common stock for the periods indicated. Fox Chase Bancorp did not pay any dividends during these periods.

	High	Low
Year Ending December 31, 2010:
Second Quarter (through May 14, 2010)	$11.58	$10.52
First Quarter	11.05	8.79
Year Ended December 31, 2009:
Fourth Quarter	$10.58	$9.39
Third Quarter	10.10	9.45
Second Quarter	10.65	9.07
First Quarter	11.00	8.14
Year Ended December 31, 2008:
Fourth Quarter	$11.96	$9.39
Third Quarter	12.78	9.82
Second Quarter	12.59	10.26
First Quarter	11.73	10.40

At May 12, 2010, Fox Chase Bancorp had approximately 946 shareholders of record, not including those who hold shares in “street name.” On the effective date of the conversion, all publicly held shares of Fox Chase Bancorp common stock, including shares held by our officers and directors, will be converted automatically into and become the right to receive a number of shares of new Fox Chase Bancorp common stock determined pursuant to the exchange ratio. See “The Conversion and Offering—Share Exchange Ratio.” The above table reflects actual prices and has not been adjusted to reflect the exchange ratio. Options to purchase shares of Fox Chase Bancorp common stock will be converted into options to purchase a number of shares of new Fox Chase Bancorp common stock adjusted pursuant to the exchange ratio, for the same aggregate exercise price.

Capitalization

The following table presents the historical capitalization of Fox Chase Bancorp at December 31, 2009 and the capitalization of new Fox Chase Bancorp reflecting the offering (referred to as “pro forma” information). The pro forma capitalization gives effect to the assumptions listed under “Pro Forma Data,” based on the sale of the number of shares of common stock indicated in the table. This table does not reflect the issuance of additional shares as a result of the exercise of options granted under the 2007 Equity Incentive Plan or the proposed new equity incentive plan. A change in the number of shares to be issued in the offering may materially affect pro forma capitalization. We must sell a minimum of 8,712,500 shares to complete the offering.

		Pro Forma Capitalization Based Upon the Sale of
(Dollars in thousands)	At December 31, 2009	Minimum of Offering Range 8,712,500 Shares at $10.00 Per Share	Midpoint of Offering Range 10,250,000 Shares at $10.00 Per Share	Maximum of Offering Range 11,787,500 Shares at $10.00 Per Share	15% Above Maximum of Offering Range 13,555,625 Shares at $10.00 Per Share
Deposits (1)	$858,277	$858,277	$858,277	$858,277	$858,277
Borrowings	187,165	187,165	187,165	187,165	187,165

Total deposits and borrowed funds	$1,045,442	$1,045,442	$1,045,442	$1,045,442	$1,045,442

Stockholders’ equity:
Preferred stock:
1,000,000 shares, $0.01 par value per share authorized; none issued or outstanding	$—	$—	$—	$—	$—
Common stock:
60,000,000 shares, $0.01 par value per share, authorized; specified number of shares assumed to be issued and outstanding (2)	147	146	171	197	226
Additional paid-in capital	64,016	146,812	161,666	176,519	193,601
Retained earnings (3)	71,604	71,604	71,604	71,604	71,604
Mutual holding company capital consolidation	—	107	107	107	107
Accumulated comprehensive income, net	6,543	6,543	6,543	6,543	6,543
Less:
Treasury stock	(11,814)	(11,814)	(11,814)	(11,814)	(11,814)
Common stock acquired by employee stock ownership plan (4)	(4,220)	(7,705)	(8,320)	(8,935)	(9,642)
Common stock to be acquired by equity incentive plan (5)	(2,642)	(5,386)	(5,870)	(6,354)	(6,911)

Total stockholders’ equity	$123,634	$200,307	$214,087	$227,867	$243,714

Total stockholders’ equity as a percentage of total assets	10.53%	19.67%	21.11%	22.49%	24.03%

(1)	Does not reflect withdrawals from deposit accounts for the purchase of common stock in the offering. Withdrawals to purchase common stock will reduce pro forma deposits by the amounts of the withdrawals.
(2)	Reflects total issued and outstanding shares of 14,550,409, 17,118,128, 19,685,847 and 22,638,724 at the minimum, midpoint, maximum, and 15% above the maximum of the offering range, respectively.
(3)	Retained earnings are restricted by applicable regulatory capital requirements.
(4)	Assumes that 4.0% of the common stock sold in the offering will be acquired by the employee stock ownership plan with funds borrowed from new Fox Chase Bancorp. Under U.S. generally accepted accounting principles, the amount of common stock to be purchased by the employee stock ownership plan represents unearned compensation and, accordingly, is reflected as a reduction of capital. As shares are released to plan participants’ accounts, a compensation expense will be charged, along with related tax benefit, and a reduction in the charge against capital will occur. Since the funds are borrowed from new Fox Chase Bancorp, the borrowing will be eliminated in consolidation and no liability or interest expense will be reflected in the financial statements of new Fox Chase Bancorp. See “Our Management—Benefit Plans—Employee Stock Ownership Plan.”
(5)	Assumes the purchase in the open market at $10.00 per share, for restricted stock awards under the proposed equity incentive plan, of a number of shares equal to 3.1% of the shares of common stock sold in the offering. The shares are reflected as a reduction of stockholders’ equity. The equity incentive plan will be submitted to shareholders for approval at a meeting following the offering. See “Risk Factors—Issuance of shares for benefit programs may dilute your ownership interest,” “Pro Forma Data” and “Our Management—Benefit Plans—Future Equity Incentive Plan.”

Regulatory Capital Compliance

At December 31, 2009, Fox Chase Bank exceeded all regulatory capital requirements. The following table presents Fox Chase Bank’s capital position relative to its regulatory capital requirements at December 31, 2009, on a historical and a pro forma basis. The table reflects receipt by Fox Chase Bank of 50% of the net proceeds of the offering. For purposes of the table, the amount expected to be borrowed by the employee stock ownership plan has been deducted from pro forma regulatory capital. For a discussion of the assumptions underlying the pro forma capital calculations presented below, see “Use of Proceeds,” “Capitalization” and “Pro Forma Data.” The definitions of the terms used in the table are those provided in the capital regulations issued by the Office of Thrift Supervision. For a discussion of the capital standards applicable to Fox Chase Bank, see “Regulation and Supervision—Federal Banking Regulation—Capital Requirements.”

			Pro Forma at December 31, 2009
	Historical at December 31, 2009		Minimum of Offering Range 8,712,500 Shares at $10.00 Per Share		Midpoint of Offering Range 10,250,000 Shares at $10.00 Per Share		Maximum of Offering Range 11,787,500 Shares at $10.00 Per Share		15% Above Maximum of Offering Range 13,555,625 Shares At $10.00 Per Share
(Dollars in thousands)	Amount	Percent of Assets (1)	Amount	Percent of Assets	Amount	Percent of Assets	Amount	Percent of Assets	Amount	Percent of Assets
Total equity under generally accepted accounting principles	$106,136	9.02%	$141,305	11.66%	$147,645	12.12%	$153,986	12.57%	$161,277	13.09%

Tier 1 leverage capital:
Actual (2)	$99,592	8.51%	$134,761	11.18%	$141,101	11.64%	$147,442	12.10%	$154,733	12.63%
Requirement	46,809	4.00%	48,215	4.00%	48,469	4.00%	48,723	4.00%	49,014	4.00%

Excess	$52,783	4.51%	$86,546	7.18%	$92,632	7.64%	$98,719	8.10%	$105,719	8.63%

Tier 1 risk-based capital:
Actual	$99,592	15.41%	$134,761	20.63%	$141,101	21.55%	$147,442	22.48%	$154,733	23.54%
Requirement	25,854	4.00%	26,135	4.00%	26,186	4.00%	26,236	4.00%	26,295	4.00%

Excess	$73,738	11.41%	$108,626	16.63%	$114,915	17.55%	$121,206	18.48%	$128,438	19.54%

Total risk-based capital:
Actual (3)	$107,092	16.57%	$142,261	21.77%	$148,601	22.70%	$154,942	23.62%	$162,233	24.68%
Requirement	51,707	8.00%	52,270	8.00%	52,371	8.00%	52,473	8.00%	52,590	8.00%

Excess	$55,385	8.57%	$89,991	13.77%	$96,230	14.70%	$102,469	15.62%	$109,643	16.68%

Reconciliation of capital contributed to Fox Chase Bank:
Net proceeds contributed to Fox Chase Bank			$41,398		$48,837		$56,277		$64,832
Less common stock acquired by ESOP			3,485		4,100		4,715		5,422
Less common stock acquired by equity incentive plan			2,744		3,228		3,712		4,269

Pro forma increase in GAAP and regulatory capital			$35,169		$41,509		$47,850		$55,141

(1)	Tier 1 leverage capital level is shown as a percentage of average assets of $1.21 billion. Risk-based capital levels are shown as a percentage of risk-weighted assets of $646 million.
(2)	Net unrealized losses on available-for-sale securities and investments in nonincludable subsidiaries account for the difference between capital calculated under generally accepted accounting principles and Tier 1 leverage capital. See note 12 of the notes to the consolidated financial statements for additional information.
(3)	Pro forma amounts and percentages include capital contributed to Fox Chase Bank from the offering and assume net proceeds are invested in assets that carry a 20% risk-weighting.

Pro Forma Data

The following tables illustrate the pro forma impact of the conversion and offering on our net loss and stockholders’ equity based on the sale of common stock at the minimum, the midpoint, the maximum and 15% above the maximum of the offering range. The actual net proceeds from the sale of the common stock cannot be determined until the offering is completed. Net proceeds indicated in the following tables are based upon the following assumptions:

•	50% of the shares of common stock will be sold in the subscription and community offerings and 50% of the shares will be sold in a syndicated community offering;

•

Our employee stock ownership plan will purchase a number of shares equal to 4.0% of the shares sold in the offering with a loan from new Fox Chase Bancorp that will be repaid in equal installments over 15 years;

•

Stifel, Nicolaus & Company, Incorporated will receive an aggregate management fee equal to 1.0% of the aggregate purchase price of the shares sold in the subscription and community offerings, except that no fee will be paid with respect to shares purchased by the employee stock ownership plan or by our officers, directors and employees or members of their immediate families;

•

The sales commission and management fee for shares sold in the syndicated community offering will be equal to 5.5% of the aggregate purchase price of the shares sold in the syndicated community offering; and

•	Total expenses of the offering, excluding sales commissions and management fees referenced above, will be approximately $1.5 million.

Actual expenses may vary from this estimate, and the amount of fees paid will depend upon the number of shares sold in the subscription and community offerings, as opposed to the syndicated community offering.

Pro forma net income for the year ended December 31, 2009 has been calculated as if the offering were completed at the beginning of the period, and the net proceeds had been invested at 1.66%, which represents the rate of the three-year United States Treasury security. We believe that the rate of the three-year United States Treasury security represents a more realistic yield on the investment of the offering proceeds than the arithmetic average of the weighted average yield earned on our interest-earning assets and the weighted average rate paid on our deposits, which is the reinvestment rate required by Office of Thrift Supervision regulations.

A pro forma after-tax return of 1.10% is used for the year ended December 31, 2009, after giving effect to a combined federal and state income tax rate of 34.0%. The actual rate experienced by new Fox Chase Bancorp may vary. Historical and pro forma per share amounts have been calculated by dividing historical and pro forma amounts by the number of shares of common stock indicated in the tables.

When reviewing the following tables you should consider the following:

•

Since funds on deposit at Fox Chase Bank may be withdrawn to purchase shares of common stock, those funds will not result in the receipt of new funds for investment. The pro forma tables do not reflect withdrawals from deposit accounts.

•

Historical per share amounts have been computed as if the shares of common stock expected to be issued in the offering had been outstanding at the beginning of the period covered by the table. However, neither historical nor pro forma stockholders’ equity has been adjusted to reflect the investment of the estimated net proceeds from the sale of the shares in the offering, the additional employee stock ownership plan expense or the proposed equity incentive plan.

•

Pro forma stockholders’ equity (“book value”) represents the difference between the stated amounts of our assets and liabilities. Book value amounts do not represent fair market values or amounts available for distribution to shareholders in the unlikely event of liquidation. The amounts shown do not reflect the federal income tax consequences of the restoration to income of Fox Chase Bank’s special bad debt reserves for income tax purposes or liquidation accounts, which would be required in the unlikely event of liquidation. See “Federal and State Taxation.”

•	The amounts shown as pro forma stockholders’ equity per share do not represent possible future price appreciation of our common stock.

The following pro forma data, which are based on Fox Chase Bancorp’s stockholders’ equity at December 31, 2009, and net loss for the year ended December 31, 2009, may not represent the actual financial effects of the offering or our operating results after the offering. The pro forma data rely exclusively on the assumptions outlined above and in the notes to the pro forma tables. The pro forma data do not represent the fair market value of our common stock, the current fair market value of our assets or liabilities, or the amount of money that would be available for distribution to shareholders if we were to be liquidated after the conversion.

At or For the Year Ended December 31, 2009

(Dollars in thousands, except per share amounts)	Minimum of Offering Range 8,712,500 Shares at $10.00 Per Share		Midpoint of Offering Range 10,250,000 Shares at $10.00 Per Share		Maximum of Offering Range 11,787,500 Shares at $10.00 Per Share		15% Above Maximum of Offering Range 13,555,625 Shares at $10.00 Per Share
Gross proceeds	$87,125		$102,500		$117,875		$135,556
Plus: shares issued in exchange for shares of Fox Chase Bancorp	58,379		68,681		78,983		90,831

Pro forma market capitalization	$145,504		$171,181		$196,858		$226,387

Gross proceeds	$87,125		$102,500		$117,875		$135,556
Less: estimated expenses	(4,330)		(4,826)		(5,322)		(5,892)

Estimated net proceeds	82,795		97,674		112,553		129,664
Less: common stock acquired by employee stock ownership plan (1)	(3,485)		(4,100)		(4,715)		(5,422)
Less: common stock to be acquired by equity incentive plan (2)	(2,744)		(3,228)		(3,712)		(4,269)
Assets acquired from mutual holding company	107		107		107		107

Net proceeds	$76,673		$90,453		$104,233		$120,080

Pro Forma Net Loss:
Pro forma net loss (3):
Historical	(1,028)		(1,028)		(1,028)		(1,028)
Pro forma income on net proceeds	843		995		1,147		1,321
Less: pro forma employee stock ownership plan expense (1)	(153)		(180)		(207)		(239)
Less: pro forma restricted stock award expense (2)	(362)		(426)		(490)		(564)
Less: pro forma stock option expense (3)	(264)		(311)		(358)		(411)

Pro forma net loss	$(964)		$(950)		$(936)		$(921)

Pro forma net loss per share (3):
Historical	$(0.07)		$(0.06)		$(0.05)		$(0.04)
Pro forma income on net proceeds	0.06		0.06		0.06		0.06
Less: pro forma employee stock ownership plan expense (1)	(0.01)		(0.01)		(0.01)		(0.01)
Less: pro forma restricted stock award expense (2)	(0.03)		(0.03)		(0.03)		(0.03)
Less: pro forma stock option expense (3)	(0.02)		(0.02)		(0.02)		(0.02)

Pro forma net loss per share	$(0.07)		$(0.06)		$(0.05)		$(0.04)
Offering price as a multiple of pro forma net loss per share (annualized)	(142.86	)x	(166.67	)x	(200.00	)x	(250.00	)x
Number of shares used to calculate pro forma net loss per share (4)	13,716,631		16,136,131		18,556,945		21,340,815

(Dollars in thousands, except per share amounts)	Minimum of Offering Range 8,712,500 Shares at $10.00 Per Share	Midpoint of Offering Range 10,250,000 Shares at $10.00 Per Share	Maximum of Offering Range 11,787,500 Shares at $10.00 Per Share	15% Above Maximum of Offering Range 13,555,625 Shares at $10.00 Per Share
Pro Forma Stockholders’ equity:
Pro forma stockholders’ equity (book value):
Historical	$123,634	$123,634	$123,634	$123,634
Assets received from mutual holding company	107	107	107	107
Estimated net proceeds	82,795	97,674	112,553	129,664
Less: common stock acquired by employee stock ownership plan (1)	(3,485)	(4,100)	(4,715)	(5,422)
Less: common stock to be acquired by equity incentive plan (2)	(2,744)	(3,228)	(3,712)	(4,269)

Pro forma stockholders’ equity	$200,307	$214,087	$227,867	$243,714
Less: intangible assets	—	—	—	—

Pro forma tangible stockholders’ equity	$200,307	$214,087	$227,867	$243,714

Pro forma stockholders’ equity per share:
Historical	$8.50	$7.22	$6.28	$5.47
Assets received from mutual holding company	0.01	0.01	0.01	0.00
Estimated net proceeds	5.69	5.71	5.72	5.73
Less: common stock acquired by employee stock ownership plan (1)	(0.24)	(0.24)	(0.24)	(0.24)
Less: common stock to be acquired by equity incentive plan (2)	(0.19)	(0.19)	(0.19)	(0.19)

Pro forma stockholders’ equity per share	$13.77	$12.51	$11.58	$10.77
Less: intangible assets	—	—	—	—

Pro forma tangible stockholders’ equity per share	$13.77	$12.51	$11.58	$10.77
Offering price as a percentage of pro forma stockholders’ equity per share	72.62%	79.94%	86.36%	92.85%
Offering price as a percentage of pro forma stockholders’ tangible equity per share	72.62%	79.94%	86.36%	92.85%
Number of shares used to calculate pro forma stockholders’ equity per share (4)	14,550,409	17,118,128	19,685,847	22,638,724

(1)	Assumes that the employee stock ownership plan will acquire a number of shares of stock equal to 4.0% of the shares sold in the offering (348,500, 410,000, 471,500 and 542,225 shares at the minimum, midpoint, maximum and 15% above the maximum of the offering range, respectively). The employee stock ownership plan will borrow the funds to acquire these shares from the proceeds retained by new Fox Chase Bancorp. The amount of this borrowing has been reflected as a reduction from gross proceeds to determine estimated net proceeds. This borrowing will have an interest rate equal to the prime rate as published in The Wall Street Journal, which is currently 3.25%, which will be fixed at the time of the offering and be for a term of 15 years. Fox Chase Bank intends to make contributions to the employee stock ownership plan in amounts at least equal to the principal and interest requirement of the debt. As the debt is paid down, shares will be released for allocation to participants’ accounts and stockholders’ equity will be increased.

The adjustment to pro forma net loss for the employee stock ownership plan reflects the after-tax compensation expense associated with the plan. Applicable accounting principles require that compensation expense for the employee stock ownership plan be based upon shares committed to be released and that unallocated shares be excluded from earnings per share computations. An equal number of shares (1/15 of the total, based on a 15-year loan) will be released each year over the term of the loan. The valuation of shares committed to be released would be based upon the average market value of the shares during the year, which, for purposes of the pro forma tables, was assumed to be equal to the $10.00 per share purchase price. If the average market value per share is greater than $10.00 per share, total employee stock ownership plan expense would be greater. See “Our Management—Benefit Plans—Employee Stock Ownership Plan.”

(2)

Assumes that new Fox Chase Bancorp will purchase in the open market a number of shares of common stock equal to 3.1% of the shares sold in the offering (274,391, 322,813, 371,235 and 426,920 shares at the minimum, midpoint, maximum and 15%

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above the maximum of the offering range, respectively), that will be reissued as restricted stock awards under a new equity incentive plan to be adopted following the offering. Purchases will be funded with cash on hand at new Fox Chase Bancorp or with dividends paid to new Fox Chase Bancorp by Fox Chase Bank. The cost of these shares has been reflected as a reduction from gross proceeds to determine estimated net proceeds. In calculating the pro forma effect of the restricted stock awards, it is assumed that the required shareholder approval has been received, that the shares used to fund the awards were acquired at the beginning of the respective period and that the shares were acquired at the $10.00 per share purchase price. The issuance of authorized but unissued shares of the common stock instead of shares repurchased in the open market would dilute the ownership interests of existing shareholders by approximately 1.9%.

The adjustment to pro forma net loss for the restricted stock awards reflects the after-tax compensation expense associated with the awards. It is assumed that the fair market value of a share of new Fox Chase Bancorp common stock was $10.00 at the time the awards were made, that shares of restricted stock issued under the equity incentive plan vest 20% per year, that compensation expense is recognized on a straight-line basis over each vesting period so that 20% of the value of the shares awarded was an amortized expense during each year, and that the combined federal and state income tax rate was 34.0%. If the fair market value per share is greater than $10.00 per share on the date shares are awarded under the equity incentive plan, total equity incentive plan expense would be greater.

(3)	The adjustment to pro forma net loss for stock options reflects the after-tax compensation expense associated with the stock options that may be granted under the new equity incentive plan to be adopted following the offering. If the new equity incentive plan is approved by shareholders, a number of shares equal to 7.9% of the number of shares sold in the offering (685,978, 807,033, 928,088 and 1,067,302 shares at the minimum, midpoint, maximum and adjusted maximum of the offering range, respectively), will be reserved for future issuance upon the exercise of stock options that may be granted under the plan. Compensation cost relating to share-based payment transactions will be recognized in the financial statements over the period the employee is required to provide services for the award. The cost will be measured based on the fair value of the equity instruments issued. Applicable accounting standards do not prescribe a specific valuation technique to be used to estimate the fair value of employee stock options. For purposes of this table, the fair value of stock options to be granted under the new equity incentive plan has been estimated at $2.92 per option using the Black-Scholes option pricing model with the following assumptions: exercise price, $10.00; trading price on date of grant, $10.00; dividend yield, 1.90%; expected life, 6.5 years; expected volatility, 30.0%; and risk-free interest rate, 3.35%. It is assumed that stock options granted under the equity incentive plan vest 20% per year, that compensation expense is recognized on a straight-line basis over the vesting period so that 20% of the value of the options awarded was an amortized expense during each year, that all of the options awarded are non-qualified options and that the combined federal and state income tax rate was 34.0%. We plan to use the Black-Scholes option-pricing formula; however, if the fair market value per share is different than $10.00 per share on the date options are awarded under the equity incentive plan, or if the assumptions used in the option-pricing formula are different from those used in preparing this pro forma data, the value of the stock options and the related expense would be different. The issuance of authorized but unissued shares of common stock to satisfy option exercises instead of shares repurchased in the open market would dilute the ownership interests of existing shareholders by approximately 4.5%.

(4)	The number of shares used to calculate pro forma net loss per share is equal to the weighted average shares outstanding for the period (13,133,088 for the year ended December 31, 2009) multiplied by the exchange ratio at the minimum, midpoint, maximum, and 15% above the maximum of the offering range, less the number of shares purchased by the employee stock ownership plan not committed to be released within the one year period following the offering as adjusted to effect a weighted average over the period. The total number of shares to be outstanding upon completion of the conversion and offering includes the number of shares sold in the offering plus the number of shares issued in exchange for outstanding shares of Fox Chase Bancorp common stock held by persons other than Fox Chase MHC. The number of shares used to calculate pro forma stockholders’ equity per share is equal to the total number of shares to be outstanding upon completion of the offering.

Our Business

General

Fox Chase Bancorp was organized on September 29, 2006 under the laws of the United States to be a holding company for Fox Chase Bank, a stock savings bank also organized under the laws of the United States in connection with Fox Chase Bank’s conversion from the mutual to the mutual holding company form of organization. On September 29, 2006, Fox Chase Bancorp completed its initial public offering in which it sold 6,395,835 shares, or 43.6%, of its common stock to the public, including 575,446 shares to the Fox Chase Bank Employee Stock Ownership Plan. An additional 8,148,915 shares, or 55.5% of Fox Chase Bancorp’s outstanding stock, were issued to Fox Chase MHC, Fox Chase Bancorp’s federally chartered mutual holding company. Additionally, Fox Chase Bancorp contributed $150,000 in cash and issued 135,000 shares, or 0.9% of its outstanding common stock, to the Fox Chase Bank Charitable Foundation.

Fox Chase Bancorp’s business activities consist of the ownership of Fox Chase Bank’s capital stock and the management of the offering proceeds it retained. Fox Chase Bancorp does not own or lease any property. Instead, it uses the premises, equipment and other property of Fox Chase Bank. Accordingly, the information set forth in this prospectus, including the consolidated financial statements and related financial data, relates primarily to Fox Chase Bank. As a federally chartered savings and loan holding company, Fox Chase Bancorp is subject to the regulation of the Office of Thrift Supervision.

Fox Chase Bank operates as a community-oriented financial institution offering traditional financial services to consumers and businesses in its market areas. Fox Chase Bank attracts deposits from the general public and uses those funds to originate one- to four-family real estate, multi-family and commercial real estate, construction, commercial and consumer loans, which Fox Chase Bank generally holds for investment. Fox Chase Bank also maintains an investment portfolio. Fox Chase Bank is regulated by the Office of Thrift Supervision and its deposits are insured up to applicable legal limits under the Deposit Insurance Fund administered by the Federal Deposit Insurance Corporation. Fox Chase Bank is also a member of the Federal Home Loan Bank of Pittsburgh.

Fox Chase Bank’s website address is www.foxchasebank.com. Information on our website should not be considered a part of this prospectus.

Market Area

We are headquartered in Hatboro, Pennsylvania, which is approximately fifteen miles north of Center City, Philadelphia. We maintain two offices in Montgomery County, Pennsylvania, one office in each of Philadelphia, Chester and Delaware Counties, Pennsylvania and three offices in Bucks County, Pennsylvania. All eight of these branch offices are in the Philadelphia-Camden-Wilmington metropolitan statistical area. We maintain three offices in southern New Jersey, one in Atlantic County and two in Cape May County, New Jersey.

Philadelphia Market Area. The economy of our Philadelphia market area is primarily dominated by the service sector. According to published statistics, the population of the five-county area served by our branches totaled approximately 3.9 million in 2008. The economy in the Philadelphia market area contains a highly-educated workforce and a diverse local economy as traditional employers in the manufacturing and financial services industry have been bolstered by growth in the life sciences and health care industries as well as the information technology and communication sectors. The median household and per capita income in Bucks, Chester, Delaware and Montgomery Counties significantly exceeds the comparable figures for Pennsylvania as a whole, while the median household and per capita income in Philadelphia County trailed the comparable figures for Pennsylvania.

New Jersey Market Area. The economy of Atlantic County is dominated by the gaming industry in nearby Atlantic City is the primary employer. The economy of Cape May County is primarily geared towards tourism. According to published statistics, Atlantic County’s population in 2008 was approximately 271,000 and Cape May County’s population was approximately 96,000. The economy in Atlantic County, while strong in recent years as new and expanding casinos in Atlantic City were being developed, began deteriorating as gaming revenues fell in 2008 and 2009. Cape May County also generally benefits from the growth in and around Atlantic City, as many residents commute to that area for employment. Although the economy in this market area has been strong in recent years, during 2008 and 2009 gaming revenues and casino development declined, resulting in a significant deterioration in development and employment. Additionally, median household and per capita income in Atlantic and Cape May Counties are lower than the comparable figures for New Jersey as a whole. Also, the southern New Jersey market is located outside of a major metropolitan area, resulting in lower average income levels and a smaller portion of higher-paying, professional jobs.

Competition

We face significant competition for the attraction of deposits and origination of loans. Our most direct competition for deposits has historically come from the numerous financial institutions operating in our market areas and, to a lesser extent, from other financial service companies such as brokerage firms, credit unions and insurance companies. We also face competition for investors’ funds from money market funds, mutual funds and other corporate and government securities. At June 30, 2009, which is the most recent date for which data is available from the Federal Deposit Insurance Corporation, we held less than 2% of the deposits in each county in which our offices are located. In addition, larger banks such as Bank of America, Wells Fargo (formerly Wachovia), Sovereign Bank, Citizens Bank of PA and TD Banknorth also operate in our market areas. These institutions are significantly larger than us and, therefore, have greater resources.

Our competition for loans comes primarily from financial institutions in our market areas, and, to a lesser extent, from other financial service providers such as mortgage companies, mortgage brokers and credit unions. Competition for loans also comes from non-depository financial service companies entering the mortgage and commercial lending markets such as insurance companies, securities companies and specialty finance companies.

We expect competition to increase in the future as a result of legislative, regulatory and technological changes and the continuing trend of consolidation in the financial services industry. Technological advances, for example, have lowered the barriers to market entry, allowed banks and other lenders to expand their geographic reach by providing services over the Internet and made it possible for non-depository institutions to offer products and services that traditionally have been provided by banks. Changes in federal law permit affiliation among banks, securities firms and insurance companies, which promotes a competitive environment in the financial services industry. Competition for deposits and the origination of loans could limit our future growth.

Lending Activities

General. We generally originate loans for investment. The largest segments of our loan portfolio are one- to four-family residential real estate loans and multi-family and commercial real estate loans, and to a lesser extent, commercial and industrial loans, construction loans and consumer loans. We have added personnel to assist us in increasing our commercial loan portfolio, including hiring a team of commercial lenders and commercial credit and risk management professionals in 2006, establishing a regional lending group in Ocean City, New Jersey in 2008 and employing a middle-market lending team in 2009. These additions and our increased emphasis on increasing this segment of our portfolio has resulted in additional originations and servicing of multi-family and commercial real estate, construction and commercial and industrial loans to individuals and businesses in our primary market areas.

One- to Four-Family Residential Real Estate Loans. The largest segment of our loan portfolio continues to be mortgage loans, which enable borrowers to purchase or refinance existing homes, most of which are owner occupied. We offer fixed-rate and adjustable-rate loans with terms up to 30 years. Borrower demand for adjustable-rate loans versus fixed-rate loans is a function of current and expected future levels of interest rates and the difference between the interest rates and loan fees offered for fixed-rate mortgage loans and the initial period interest rates and loan fees for adjustable-rate loans. Loan fees, interest rates and other provisions of mortgage loans are determined by us on the basis of our own pricing criteria and competitive market conditions. The majority of our loan originations are loans referred to us by Philadelphia Mortgage Advisors, Inc., a mortgage banker in which Fox Chase Bank has a 45% ownership interest. The ability to originate loans through this investment allows Fox Chase Bank to continue to offer one-to four-family mortgage loans to a growing and diverse set of customers through additional distribution channels in a cost-effective manner. We have not originated or targeted subprime loans in our portfolio.

While one- to four-family residential real estate loans are normally originated with terms of up to 30 years, such loans typically remain outstanding for substantially shorter periods because borrowers often prepay their loans in full upon sale of the property pledged as security or upon refinancing the original loan. Therefore, average loan maturity is a function of, among other factors, the level of purchase and sale activity in the real estate market, prevailing interest rates and the interest rates payable on outstanding loans.

Interest rates and payments on our adjustable-rate mortgage loans generally adjust annually after an initial fixed period of one, three or five years. Interest rates and payments on these adjustable-rate loans generally are based on the one-year constant maturity Treasury index. The maximum amount by which the interest rate may be increased is generally two percentage points per adjustment period with a lifetime interest rate cap of six percentage points over the initial interest rate of the loan.

Because of our branch locations in southern New Jersey, a portion of the properties securing our residential mortgages are second homes or rental properties. At December 31, 2009, 16.4% of our one- to four-family mortgage loans were secured by second homes and 5.7% were secured by rental properties. If the property is a second home, our underwriting emphasizes the borrower’s ability to repay the loan out of current income. If the property is a rental property, we focus on the anticipated income from the property. Interest rates on loans secured by rental properties are typically higher than comparable loans secured by primary or secondary residences. Generally mortgage loans secured by rental properties or second homes have a higher risk of default than mortgage loans secured by the borrower’s primary residence.

Historically, we generally did not make conventional loans with loan-to-value ratios exceeding 95% at the time the loan is originated. During 2008, Fox Chase Bank began lowering its loan-to-value limits on certain loans due to deteriorating economic conditions and declining real estate values in Fox Chase Bank’s market area. At December 31, 2009, $2.5 million, or 0.9%, of our residential loans, had a loan-to-value ratio exceeding 90% of the loan. Private mortgage insurance is generally required for all first mortgage loans with loan-to-value ratios in excess of 80%. We require properties securing mortgage loans to be appraised by a Bank-approved independent appraiser. We generally require title insurance on all first mortgage loans. Borrowers must obtain hazard insurance, and flood insurance for loans on properties located in a flood zone, before closing the loan.

In an effort to provide financing for low- and moderate-income and first-time homebuyers, we offer a special homebuyers program to qualified individuals. We originate the loans using reduced interest rates, fees and more flexible loan conditions.

At December 31, 2009, our largest outstanding one- to four-family residential real estate loan had an outstanding balance of $4.9 million and was secured by a single family home in Blue Bell, Pennsylvania. This loan was performing according with its contractual terms at December 31, 2009.

Multi-Family and Commercial Real Estate Loans. We offer fixed-rate and adjustable-rate mortgage loans secured by multi-family and commercial real estate to individuals and small businesses in our primary market areas. Our multi-family and commercial real estate loans are generally secured by condominiums, apartment buildings and mixed-use properties with residential units, as well as office and retail space. While we have focused on increasing this segment of our loan portfolio over the last several years, we have become more selective in the types of properties and projects securing such loans due to deteriorating economic conditions.

We originate multi-family and commercial real estate loans with terms of up to 25 years. These loans are typically repaid or the term extended before maturity, in which case a new rate is negotiated to meet market conditions and an extension of the loan is executed for a new term with a new amortization schedule. Interest rates and payments on our adjustable-rate loans generally are based on the prime interest rate, although our policies permit interest rates to be based on the Constant Maturity Treasury Index, LIBOR or the federal funds rate. Loans are secured by first mortgages that generally do not exceed 80% of the property’s appraised value. We require all properties securing multi-family and commercial real estate loans to be appraised by a Bank-approved independent licensed appraiser. Many multi-family and commercial real estate loans also are supported by personal guarantees.

At December 31, 2009, our largest outstanding multi-family or commercial real estate loan had an outstanding balance of $9.9 million and was secured by a movie theater chain in southern New Jersey. This loan was performing in accordance with its contractual terms at December 31, 2009.

Construction Loans. We originate fixed-rate and adjustable-rate loans to individuals, builders and developers to finance the construction of residential dwellings. We also make construction loans for commercial development projects, including apartment buildings, restaurants, shopping centers and other owner-occupied properties used for businesses. Our construction loans generally provide for the payment or reserving of interest only during the construction phase, which is usually six to twelve months for residential properties and eighteen months or more for commercial properties. At the end of the construction phase, the loan is typically repaid with the proceeds from sales of individual residential units or is converted to a permanent mortgage loan. Loans generally can be made with a maximum loan-to-value ratio of 80% at the time the loan is originated. Before making a commitment to fund a construction loan, we require an appraisal of the property by an independent licensed appraiser. We also generally require an inspection of the property before disbursement of funds during the term of the construction loan.

We also originate loans secured by undeveloped and developed land. At December 31, 2009, these loans totaled $10.0 million. The terms and rates of our land loans are the same as our multi-family and commercial real estate loans. Loans secured by undeveloped land or improved lots generally involve greater risks than residential mortgage lending because land loans are more difficult to evaluate. If the estimate of value proves to be inaccurate, in the event of default and foreclosure, we may be confronted with a property the value which is insufficient to assure full repayment. Loan amounts generally do not exceed 75% of the lesser of the appraised value or the purchase price.

At December 31, 2009, our largest residential construction loan was a seven-home residential development located in Wildwood Crest, New Jersey to which Fox Chase Bank has committed $8.4 million, of which $7.1 million was outstanding. This loan was classified as impaired at December 31, 2009.

At December 31, 2009, our largest outstanding commercial construction loan was for $10.0 million, of which $4.4 million was outstanding. This loan is secured by land and improvements to develop a 120-unit apartment complex in South Central Pennsylvania. This loan was performing in accordance with its contractual terms at December 31, 2009.

Consumer Loans. We offer a variety of consumer loans, including home equity loans and lines of credit, loans to individuals to purchase insurance policies, loans secured by certificate of deposits (share loans) and unsecured overdraft lines of credit.

The procedures for underwriting consumer loans include an assessment of the applicant’s payment history on other debts and ability to meet existing obligations and payments on the proposed loan. Although the applicant’s creditworthiness is a primary consideration, the underwriting process also includes a comparison of the value of the collateral, if any, to the proposed loan amount.

Historically, we generally offer fixed-rate home equity loans with a maximum combined loan-to-value ratio of 90% and adjustable-rate lines of credit with a maximum combined loan-to-value ratio of 80%. We recently reduced the maximum loan-to-value from 90% to 80% on fixed-rate consumer loans due to declines in real estate values. At December 31, 2009, $1.3 million, or 2.1%, of our home equity loans and lines of credit had a loan-to-value ratio exceeding 90% of the loan. Home equity lines of credit have adjustable-rates of interest that are based on the prime interest rate. Home equity lines of credit generally require that only interest be paid on a monthly basis and have terms up to 20 years. Interest rates on these lines typically adjust monthly. We offer fixed-rate and adjustable-rate home equity loans. Home equity loans have terms that range from one to 15 years. We hold a first or second mortgage position on most of the homes that secure our home equity loans and home equity lines of credit.

We also provide a consumer loan product under which we will originate a fixed-rate or adjustable-rate loan on an owner-occupied one- to four-family residence, with a loan-to-value ratio of 80% of the secured property. We will then originate a home equity loan with a loan-to-value ratio of 10% of the secured property. The remaining 10% must be paid in cash by the borrower. Historically, Fox Chase Bank provided loans up to 95% loan to value, but in 2008 and 2009 began tightening its credit standards for these loans. This product, sometimes referred to as combination financing or a piggyback loan, eliminates the need for private mortgage insurance. However, to obtain this product, the borrower must meet more rigorous underwriting criteria with respect to the one- to four-family residential real estate loan and home equity loan.

We finance insurance premiums for certain high net worth individuals, or their trusts, to purchase universal life insurance policies. We are named as primary beneficiary of the insurance policy and the loan is secured by the policy, a deposit escrow account, a limited guaranty of the sponsors of the program and limited personal guaranty of the insured party. Loans are non-amortizing, generally 27 months in duration and principal and accrued interest payable due in full at maturity. At December 31, 2009, we had 14 such loans totaling $5.1 million.

We also offer unsecured overdraft lines of credit to our retail customers for overdraft protection. These lines range between $500 and $7,500 and the rate and amounts are offered to customers in relation to their individual credit history. At December 31, 2009, we had 212 such loans totaling $268,000. Fox Chase Bank tightened its credit standards, based on pricing structure and a borrower’s individual credit score, for such loans in 2009.

We offer consumer loans secured by certificates of deposit held at Fox Chase Bank with fixed interest rates and terms up to five years. We will offer such loans up to 90% of the principal balance of the certificate of deposit.

Commercial and Industrial Loans. We also offer commercial business loans to professionals, sole proprietorships and small businesses in our market area. Fox Chase Bank also occasionally purchases loan participations from other institutions to utilize excess capital and liquidity when we believe that such investments will provide an appropriate return. The maximum amount of our commercial loans is limited by our in-house loans to one borrower limit.

We offer secured commercial term loans, which have a maturity of greater than one year and the payment of which is dependent on future earnings. The term for repayment of the loan will normally be limited to the lesser of the expected useful life of the asset being financed or a fixed amount of time, generally less than seven years. We also offer revolving lines of credit secured by business assets other than real estate, such as business equipment, inventory and accounts receivable, letters of credit and demand loans. We originate these loans on both a fixed-rate and adjustable-rate basis with terms up to 20 years. Adjustable-rate loans are based on the prime rate, although our policies permit interest rates to be based on the Constant Maturity Treasury Index, LIBOR or the federal funds rate and adjust either monthly or annually. Where the borrower is a corporation, partnership or other entity, we generally require significant equity holders to be co-borrowers and in cases where they are not co-borrowers, we generally require personal guarantees from significant equity holders.

When making commercial business loans, we consider the financial statements and/or tax returns of the borrower, the borrower’s payment history of both corporate and personal debt, the debt service capabilities of the borrower, the projected cash flows of the business, the viability of the industry in which the customer operates, the value of the collateral and our assessment of management’s ability. Commercial business loans are generally secured by a variety of collateral, primarily accounts receivable, inventory and equipment, and may be supported by personal guarantees. Depending on the collateral used to secure the loans, commercial loans are made in amounts of up to 80% of the value of the collateral securing the loan (90% for established borrowers pledging new equipment). We generally do not make unsecured commercial loans.

At December 31, 2009, our largest commercial and industrial loan was a warehouse line facility to Philadelphia Mortgage Advisors, a mortgage banker located in Blue Bell, Pennsylvania to which Fox Chase Bank has committed $15.0 million, of which $6.1 million is outstanding. Fox Chase Bank owns approximately 45% of Philadelphia Mortgage Advisors. The loan was performing in accordance with its contractual terms at December 31, 2009. Our second largest commercial and industrial loan at December 31, 2009 was a $10.0 million commitment, of which $9.7 million was outstanding, secured by business assets of a records management business in King of Prussia, Pennsylvania. The loan was performing in accordance with its contractual terms at December 31, 2009.

Loan Underwriting Risks

Adjustable-Rate Loans. While we anticipate that adjustable-rate loans will better offset the adverse effects of an increase in interest rates as compared to fixed-rate mortgages, the increased mortgage payments required of adjustable-rate loan borrowers in a rising interest rate environment could cause an increase in delinquencies and defaults. The marketability and collateral value of the underlying property also may be adversely affected in a high interest rate environment. In addition, although adjustable-rate mortgage loans help make our loan portfolio more responsive to changes in interest rates, the extent of this interest sensitivity is limited by the annual and lifetime interest rate adjustment limits.

Multi-Family and Commercial Real Estate Loans. Loans secured by multi-family and commercial real estate generally have larger balances and involve a greater degree of risk than one- to four-family residential mortgage loans. Of primary concern in multi-family and commercial real estate lending is the borrower’s creditworthiness and the feasibility and cash flow potential of the project. Payments on loans secured by income properties often depend on successful operation and management of the properties. As a result, repayment of such loans may be subject to a greater extent than residential real estate loans to adverse conditions in the real estate market or the economy. To monitor cash flows on income properties, we generally require borrowers and loan guarantors to provide annual financial statements and/or tax returns. In reaching a decision on whether to make a multi-family or commercial real estate loan, we consider the net operating income of the property, the borrower’s expertise, credit history and profitability and the value of the underlying property. We have generally required that the properties securing these real estate loans have debt service coverage ratios (the ratio of earnings before debt service to debt service) of at least 1.20x. Environmental screens, surveys and inspections are obtained when circumstances suggest the possibility of the presence of hazardous materials. Further, in connection with our ongoing monitoring of the loan, we typically will review the property, the underlying loan and guarantors annually.

Construction Loans. Construction financing is generally considered to involve a higher degree of risk of loss than long-term financing on improved, occupied real estate. Risk of loss on a construction loan depends largely upon the accuracy of the initial estimate of the property’s value at completion of construction, the estimated cost (including interest) of construction and the ability of the project to be sold upon completion. During the construction phase, a number of factors could result in delays and cost overruns. If the estimate of construction costs proves to be inaccurate, we may be required to advance funds beyond the amount originally committed to permit completion of the building. If the estimate of value proves to be inaccurate, we may be confronted, at or before the maturity of the loan, with a building having a value that is insufficient to assure full repayment. If we are forced to foreclose on a building before or at completion due to a borrower default, there can be no assurance that we will be able to recover all of the unpaid balance of, and accrued interest on, the loan as well as related foreclosure and holding costs.

Commercial and Industrial Loans. Unlike residential mortgage loans, which generally are made on the basis of the borrower’s ability to make repayment from his or her employment or other income, and which are secured by real property the value of which tends to be more easily ascertainable, commercial loans are of higher risk and typically are made on the basis of the borrower’s ability to make repayment from the cash flow of the borrower’s underlying business. As a result, the availability of funds for the repayment of commercial loans may depend substantially on the success of the business itself. Further, any collateral securing such loans may depreciate over time, may be difficult to appraise and may fluctuate in value.

Consumer Loans. Consumer loans may entail greater risk than residential mortgage loans do, particularly in the case of consumer loans that are unsecured or secured by assets that depreciate rapidly. In such cases, repossessed collateral for a defaulted consumer loan may not provide an adequate source of repayment for the outstanding loan and the remaining deficiency often does not warrant further substantial collection efforts against the borrower. In addition, consumer loan collections depend on the borrower’s continuing financial stability, and therefore are more likely to be adversely affected by job loss, divorce, illness or personal bankruptcy. Furthermore, the application of various federal and state laws, including bankruptcy and insolvency laws, may limit the amount that can be recovered on such loans.

Loan Originations, Sales and Participations. Loan originations come from a number of sources. The primary source of loan originations is existing customers, walk-in traffic, advertising, referrals from customers and loans originated by our commercial relationship managers. We advertise in newspapers that are widely circulated throughout our market areas. Accordingly, we attract loans throughout our market areas. During 2007, Fox Chase Bank began originating loans through Philadelphia Mortgage Advisors, a mortgage banker in which Fox Chase Bank made a 20% investment. In February 2009, Fox Chase Bank increased its ownership interest in Philadelphia Mortgage Advisors to approximately 45%.

At December 31, 2009, we were a participating lender on 14 loans relationships totaling $35.5 million, which are secured by commercial and residential real estate, lease payments and the assets of the businesses, including our purchase of shared national credits described below. These loans are being serviced by the lead lender. We expect to continue to purchase participation interests, primarily in commercial loans and commercial real estate loans, when such opportunities meet our investment returns and risk parameters. On these participation interests, we generally perform our own underwriting analysis before purchasing such loans and therefore believe there should not be a greater risk of default on these obligations. However, in a purchased participation loan, we do not service the loan and thus are subject to the policies and practices of the lead lender with regard to monitoring delinquencies, pursuing collections and instituting foreclosure proceedings. In assessing whether to participate, we require a review of all of the documentation relating to any loan in which we participate, including any annual financial statements provided by a borrower. Additionally, we require periodic updates on the loan from the lead lender.

Historically, we purchased participations in large syndicated loans known as shared national credits. While we have not purchased any such loans since January 2008, we still held $16.6 million of such loans in our portfolio at December 31, 2009, which represented eight different loan relationships ranging from $1.4 million to $3.9 million. At December 31, 2009, one such loan relationship totaling $1.4 million was classified as substandard and one relationship totaling $3.9 million was classified as special mention.

From time to time we will also sell participation interests in loans where we are the lead lender and servicer. At December 31, 2009, we were the lead lender on three loan relationships totaling $30.6 million, of which Fox Chase Bank owned $14.5 million and serviced $16.1 million for other banks. We expect in the future that we will continue to sell participation interests to local financial institutions, primarily with respect to commercial real estate and commercial and industrial loans that approach or exceed our lending limits or loans that are outside of our immediate market areas.

Loan Approval Procedures and Authority. Our lending activities follow written, non-discriminatory, underwriting standards and loan origination procedures established by our board of directors and management. The board has granted authority to approve residential and consumer loans up to $300,000 to the Assistant Manager of the Consumer Lending Department and up to $450,000 to the Vice President of Residential Mortgage Lending and the Vice President of Consumer Lending. The board has granted individual authority to approve commercial loans up to $1.5 million to the Chief Executive Officer, the Chief Operating Officer, the Chief Lending Officer and the Credit Risk Manager. Commercial loans between $1.5 million and $2.75 million can be approved based on dual authority from the previously mentioned officers. Loans in excess of $2.75 million and up to $4.5 million require the approval by the Officers Loan Committee, consisting of the President and Chief Executive Officer, the Chief Operating Officer, the Chief Lending Officer and other experienced lenders and officers as appointed by the board from time to time. Loans or groups of loans between $4.5 million and $10.0 million require the approval of the Executive Officers Loan Committee, consisting of the President and Chief Executive Officer, the Chief Operating Officer, the Chief Lending Officer, the Credit Risk Manager and other senior lending officers of Fox Chase Bank. Loans greater than $10.0 million are required to be approved by the Executive Officers Loan Committee and ratified by the Risk Management Committee of the board of directors.

Loans to One Borrower. The maximum amount we may lend to one borrower and the borrower’s related entities generally is limited, by regulation, to 15% of our stated capital and reserves. At December 31, 2009, our general regulatory limit on loans to one borrower was approximately $15.6 million. At that date, our largest lending relationship was a $15.0 million warehouse line facility to Philadelphia Mortgage Advisors, of which $6.1 million was outstanding, secured by individual mortgage loans. Our second largest lending relationship was a commercial loan commitment in the amount of $10.0 million to a records management business, of which $9.7 million was outstanding. Our third largest lending relationship was a $10.0 million loan, of which $4.4 million was outstanding, secured by land and improvements to develop a 120-unit apartment complex in South Central, Pennsylvania. These loans were performing in accordance with their contractual terms at December 31, 2009.

Loan Commitments. We issue commitments for fixed- and adjustable-rate mortgage loans conditioned upon the occurrence of certain events. Commitments to originate mortgage loans are legally binding agreements to lend to our customers. Generally, our mortgage loan commitments expire within 60 days.

Investment Activities

The board of directors reviews and approves our investment policy annually. The Risk Management Committee of the board of directors is responsible for establishing policies for conducting investment activities, including the establishment of risk limits. The Risk Management Committee of the board of directors reviews investment transactions on a monthly basis and monitors the composition and performance of the investment portfolio on a quarterly basis. The board has directed the Chief Financial Officer to implement the investment policy.

The investment portfolio is primarily viewed as a source of liquidity. The investment portfolio management policy is designed to:

1.	absorb funds when loan demand and deposit outflows are low and infuse funds into loans when loan demand is high and to fund deposit outflows;

2.	generate a favorable return on investments;

3.	provide income consistent with our liquidity and safety requirements, while providing a suitable balance of quality and diversification to our balance sheet;

4.	have collateral available for pledging requirements; and

5.	provide a medium for the implementation of certain interest rate risk management measures intended to establish and maintain an appropriate balance between the sensitivity to changes in interest rates.

We have authority to invest in various types of liquid assets, including U.S. Treasury obligations, securities of various federal and state agencies and municipal governments, mortgage and asset-backed securities, corporate debt instruments, trust preferred securities and certificates of deposit of federally insured institutions. Within certain regulatory limits, we also may invest a percentage of our capital in mutual funds. We also are required to maintain an investment in Federal Home Loan Bank of Pittsburgh stock.

At December 31, 2009, our investment portfolio totaled $422.5 million and consisted primarily of mortgage-backed securities issued by Fannie Mae, Freddie Mac, Ginnie Mae and, to a lesser extent, mortgage related securities issued by private issuers, securities of state and municipal governments and corporate debt.

Deposit Activities and Other Sources of Funds

General. Deposits, other borrowings, repayments on loans and investment securities are the major sources of our funds for lending and other investment purposes. Loan and investment security repayments are a relatively stable source of funds, while deposit flows and loan and mortgage related investment security prepayments are significantly influenced by general interest rates and money market conditions.

Deposit Accounts. Substantially all of our depositors are residents of the Commonwealth of Pennsylvania or the State of New Jersey. We attract deposits in our market areas through advertising and through the offering of a broad selection of deposit instruments, including noninterest-bearing demand accounts (such as checking accounts), interest-bearing accounts (such as NOW and money market accounts), regular savings accounts and certificates of deposit. At December 31, 2009, we did not utilize brokered deposits. However, our liquidity policy provides for the use of brokered deposits as an alternative source of funds. Deposit account terms vary according to the minimum balance required, the time periods the funds must remain on deposit and the interest rate, among other factors. In determining the terms of our deposit accounts, we consider the rates offered by our competition, our liquidity needs, profitability to us, matching deposit and loan products and customer preferences and concerns. We generally review our deposit mix and pricing bi-weekly. Our current strategy is to offer competitive rates and to be in the middle of the market for rates on a variety of retail and business deposit products.

Cash Management Services. We also offer a variety of deposit accounts designed for the businesses operating in our market area. Our business banking deposit products include a commercial checking account and a checking account specifically designed for small businesses. We also offer remote capture products for business customers to meet their online banking needs. Additionally, we offer sweep accounts and money market accounts for businesses. We are seeking to increase our commercial deposits through the offering of these types of cash management products.

Borrowings. We utilize borrowings from the Federal Home Loan Bank of Pittsburgh and two other large commercial banks to provide additional liquidity, aside from deposits, to fund our loans and investments. As of December 31, 2009, Fox Chase Bank had outstanding borrowings of $137.2 million with the Federal Home Loan Bank and $50.0 million with other commercial banks.

The Federal Home Loan Bank functions as a central reserve bank providing credit for its member financial institutions. As a member, we are required to own capital stock in the Federal Home Loan Bank and are authorized to apply for advances on the security of such stock and certain of our whole first mortgage loans and other assets (principally mortgage related securities which are obligations of, or guaranteed by, the United States), provided certain standards related to creditworthiness have been met. Advances are made under several different programs, each having its own interest rate and range of maturities. Depending on the program, limitations on the amount of advances are based either on a fixed percentage of an institution’s net worth or on the Federal Home Loan Bank’s assessment of the institution’s creditworthiness.

Properties

We currently conduct business through our eleven full-service banking offices in Hatboro, Philadelphia, Richboro, Willow Grove, Warminster, Lahaska, Media and West Chester, Pennsylvania and Ocean City, Egg Harbor Township and Marmora, New Jersey. We also operate an administrative office in Blue Bell, Pennsylvania. We own all of our offices, except for those in Media and Blue Bell. The lease for our Media office expires in 2010. The lease for our Blue Bell office expires in 2012. The net book value of the land, buildings, furniture, fixture and equipment owned by us was $11.1 million at December 31, 2009.

Personnel

As of December 31, 2009, we had 124 full-time employees and 28 part-time employees. We believe our relationship with our employees is good.

Legal Proceedings

Periodically, there have been various claims and lawsuits against us, such as claims to enforce liens, condemnation proceedings on properties in which we hold security interests, claims involving the making and servicing of real property loans and other issues incident to our business. We are not a party to any pending legal proceedings that we believe would have a material adverse effect on our financial condition, results of operations or cash flows.

Subsidiaries

Fox Chase Bank established Fox Chase Financial, Inc. in 1999. As a Delaware-chartered corporation investment company, Fox Chase Financial manages and holds investment securities.

In February 2009, Fox Chase Bank established Fox Chase Service Corporation as a wholly-owned subsidiary. A Pennsylvania-chartered corporation, Fox Chase Service Corporation made and manages Fox Chase Bank’s investment in Philadelphia Mortgage Advisors. Philadelphia Mortgage Advisors is a licensed mortgage banker in Pennsylvania, New Jersey and Delaware that originates first and second mortgages for resale into the secondary market and to third party investors. The majority of Philadelphia Mortgage Advisors’ customers are located in the Philadelphia metropolitan area, Northern Delaware and Southern New Jersey. Fox Chase Bank currently owns a 45.1% interest in Philadelphia Mortgage Advisors through Fox Chase Service Corporation.

Management’s Discussion and Analysis of Results of Operations

and Financial Conditions

The objective of this section is to help potential investors understand our views on our results of operations and financial condition. You should read this discussion in conjunction with the consolidated statements of condition as of December 31, 2009 and 2008, and the related consolidated statements of operations, changes in equity, and cash flows for each of the years in the three-year period ended December 31, 2009 that appear at the end of this prospectus.

General Overview

We conduct community banking activities by accepting deposits and making loans in our market area. Our lending products include residential mortgage loans, multi-family and commercial real estate loans and, to a lesser extent, construction, commercial and industrial and consumer loans. We also maintain an investment portfolio consisting primarily of mortgage-backed securities to manage our liquidity and interest rate risk. Our loan and investment portfolios are funded with deposits as well as collateralized borrowings from the Federal Home Loan Bank of Pittsburgh and commercial banks.

Income. Our primary source of pre-tax income is net interest income. Net interest income is the difference between interest income, which is the income that we earn on our loans and investments, and interest expense, which is the interest that we pay on our deposits and borrowings. Our net interest income is affected by a variety of factors, including the mix of interest-earning assets in our portfolio and changes in levels of interest rates. Growth in net interest income is dependent upon our ability to prudently manage the balance sheet for growth, combined with how successfully we maintain or increase net interest margin, which is net interest income as a percentage of average interest-earning assets.

A secondary source of income is noninterest income, or other income, which is revenue that we receive from providing products and services. The majority of our noninterest income generally comes from service charges (mostly from service charges on deposit accounts). We also earn income on bank-owned life insurance and receive income from our investment in Philadelphia Mortgage Advisors. In some years, we recognize income from the sale of loans, securities and assets acquired through foreclosure.

Provision for Loan Losses. The allowance for loan losses is maintained at a level representing management’s best estimate of known and inherent losses in the loan portfolio, based upon management’s evaluation of the portfolio’s collectibility. The allowance is established through the provision for loan losses, which is charged against income. Charge-offs, if any, are charged to the allowance. Subsequent recoveries, if any, are credited to the allowance. Allocation of the allowance may be made for specific loans, but the entire allowance is available for any loan that, in management’s judgment, should be charged off.

Expenses. The noninterest expense we incur in operating our business consists of salaries, benefits and other compensation expenses, occupancy and furniture and equipment expenses, data processing costs, professional fees, marketing expenses, Federal Deposit Insurance Corporation premiums and various other miscellaneous expenses.

Our largest noninterest expense is for salaries, benefits and other compensation, which consists primarily of salaries and wages paid to our employees, payroll taxes, expenses for health insurance, retirement plans, director and committee fees and other employee benefits, including employer 401(k) plan contributions, employee stock ownership plan allocations and equity incentive awards, such as stock options and shares of restricted stock.

Occupancy expenses include the fixed and variable costs of buildings such as depreciation charges, maintenance, real estate taxes and costs of utilities. Depreciation of premises is computed using the straight-line method based on the useful lives of the related assets, which range from ten to 39 years for buildings and premises. Leasehold improvements are amortized over the shorter of the useful life of the asset or the term of the lease.

Furniture and equipment expenses, which are the fixed and variable costs of furniture and equipment, consist primarily of depreciation charges, furniture and equipment expenses and maintenance. Depreciation of equipment is computed using the straight-line method based on the useful lives of the related assets, which range from three to seven years for furniture, fixtures and equipment.

Data processing costs include fees paid to our third-party data processing service and ATM expense.

Professional fees include fees paid to our independent auditors, co-sourced internal auditors, attorneys, compensation consultants, loan review specialists, interest rate risk management and certain costs associated with being a public company. Additionally, 2007 included incremental attorneys and consultants costs associated with initial implementation of Sarbanes-Oxley controls and procedures.

Marketing expenses include expenses for advertisements, promotions and premium items and public relations expenses.

Federal Deposit Insurance Corporation assessments are a specified percentage of assessable deposits, depending on the risk characteristics of the institution. Due to losses incurred by the Deposit Insurance Fund in 2008 from failed institutions, and anticipated future losses, the FDIC increased its assessment rates for 2009 and charged a special assessment to increase the balance of the insurance fund. Our special assessment amounted to $536,000.

Other expenses include expenses for stationary, printing, supplies, telephone, postage, contributions and donations, regulatory assessments, insurance premiums, certain public company expenses and other fees and expenses.

Our Business Strategy

Our goal is to be the leading relationship-based business and consumer bank in the markets we serve by delivering a wide array of financial products and personalized customer service. The following are the key elements of our business strategy:

•

Improve earnings through asset diversification and growth. Loan diversification improves our earnings because commercial real estate and commercial business loans generally have higher interest rates than residential mortgage loans. In this regard, we have added personnel to assist us in increasing our commercial loan portfolio, including hiring a team of commercial lenders and commercial credit and risk management professionals in 2006, establishing a regional lending group in Ocean City, New Jersey in 2008 and employing a middle-market lending team in 2009. Further, by offering quicker decision making in the delivery of banking products and services, offering customized products where appropriate and providing access to senior officers, we can distinguish ourselves from the larger banks operating in our market area. At the same time, our capital base and greater product mix enables us to effectively compete against smaller banks. We are also seeking to increase our commercial deposits and use of our cash management services through our increase in commercial lending. However, going forward, we will also continue our historical practice of originating residential mortgage loans secured by homes in our market area.

•

Improve asset quality. We have sought to maintain our asset quality and moderate credit risk by using conservative underwriting standards. Our non-performing assets increased significantly in 2009 due to weakened economic conditions. This resulted in further tightening of our underwriting standards, including reducing loan-to-value ratios, and de-emphasizing certain types of lending, such as construction loans. Further, we have strengthened our oversight of problem assets through the formation of a special assets department in December 2009. The department, which is run by our chief operating officer and consists of three other loan and credit administration officers, increase the frequency with which classified and watch list credits are reviewed and aggressively act to resolve problem assets. Although we intend to continue our efforts to originate commercial real estate and business loans after the offering, we intend to manage loan exposures and concentrations through conservative loan underwriting and credit administration standards.

•

Improve our funding mix by focusing on core deposits. Our strategic focus is to emphasize total relationship banking with our customers to internally fund our loan growth. We believe that continued focus on customer relationships will help to increase our level of core deposits (demand, savings and money market accounts). We value core deposits because they represent longer-term customer relationships and a lower cost of funding compared to certificates of deposit. In addition to our retail branch network, we offer on-line banking and a variety of deposit accounts designed for the businesses operating in our market area, including remote capture products, sweep accounts and other cash management products and services.

•

Actively manage our balance sheet. The current severe economic recession has underscored the importance of a strong balance sheet. We strive to achieve this through managing our interest rate risk and maintaining strong capital levels and liquidity. Diversifying our asset mix not only improves our net interest margin but also reduces the exposure of our net interest income and earnings to interest rate risk. We will continue to manage our interest rate risk by diversifying the type and maturity of our assets in our loan and investment portfolios and monitoring the maturities in our deposit portfolio. It is expected that existing minimum regulatory capital ratios may be increased by Fox Chase Bank regulatory agencies in response to current market conditions and the recession. Further, additional capital and liquidity achieved will place us in a better position to pursue the growth strategies discussed above.

•

Grow through geographic expansion. Since our initial public offering in 2006, we have opened two branches. We intend to continue to pursue expansion in our market area in strategic locations that maximize growth opportunities. Further, we believe that the current economic recession will increase the rate of consolidation in the banking industry. We also will look to be opportunistic to expand through the acquisition of branches of other financial institutions or the acquisition of banks or other financial service companies and believe additional capital will better position us to take advantage of those opportunities. We currently do not have any specific plans for any such acquisitions. We will consider those opportunities that will allow us to add complementary products to our existing business or expand our franchise geographically.

•

Continued expense control. Management continues to focus on the level of non-interest expenses and methods to identify cost savings opportunities, such as reviewing the number of employees, renegotiating key third-party contracts and reducing certain other operating expenses. Excluding premiums imposed by the Federal Deposit Insurance Corporation of $1.8 million, $176,000 and $84,000 in 2009, 2008 and 2007, respectively, our noninterest expenses were $18.5 million, $18.8 million and $18.6 million for 2009, 2008 and 2007, respectively.

•

Continue to serve as a strong community citizen. As a community bank operating for more than 140 years, we are uniquely positioned to understand the financial needs of our local customers. Further, we believe it is the role of a community bank to operate as a good corporate citizen. Towards that end, in 2006, we established the Fox Chase Bank Charitable Foundation and funded it with 135,000 shares of Fox Chase Bancorp common stock and $150,000 in cash. The foundation provides grants to non-profit organizations and programs in the communities we serve. We also provide support to organizations with which our board members, employees and customers are involved through our participation in the Neighborhood Commitment Program.

Critical Accounting Policies

The discussion and analysis of the financial condition and results of operations are based on our consolidated financial statements, which are prepared in conformity with generally accepted accounting principles in the United States of America. The preparation of these financial statements requires management to make estimates and assumptions affecting the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities and the reported amounts of income and expenses. We consider the accounting policies discussed below to be critical accounting policies. The estimates and assumptions that we use are based on historical experience and various other factors and are believed to be reasonable under the circumstances. Actual results may differ from these estimates under different assumptions or conditions, resulting in a change that could have a material impact on the carrying value of our assets and liabilities and our results of operations.

Allowance for Loan Losses. The allowance for loan losses is maintained at a level representing management’s best estimate of known and inherent losses in the loan portfolio, based on management’s evaluation of the portfolio’s collectibility. The allowance is established through the provision for loan losses, which is charged against income. Management estimates the allowance balance required using loss experience in particular segments of the portfolio, the size and composition of the loan portfolio, trends and absolute levels of nonperforming loans, trends and absolute levels of classified and criticized loans, trends and absolute levels in delinquent loans, trends in risk ratings, trends in industry charge-offs by particular segments and changes in existing general economic and business conditions affecting our lending areas and the national economy. Additionally, for loans identified by management as impaired, management will provide a specific provision for loan loss based on the expected discounted cash flows of the loan, or for loans determined to be collateral dependent, a specific provision for loan loss is established based on appraised value less costs to sell. Determining the amount of the allowance for loan losses necessarily involves a high degree of judgment. Among the material estimates required to establish the allowance are: loss exposure at default; the amount and timing of future cash flows on impaired loans; value of collateral; and determination of loss factors to be applied to the various elements of the portfolio. All of these estimates are susceptible to significant change. Although we believe that we use the best information available to establish the allowance for loan losses, future adjustments to the allowance may be necessary if actual conditions differ substantially from the assumptions used in making the evaluation. Further, current economic conditions have increased the uncertainty inherent in these estimates and assumptions. In addition, the Office of Thrift Supervision, as an integral part of its examination process, periodically reviews our allowance for loan losses. Such agency may require us to recognize adjustments to the allowance based on its judgments about information available to it at the time of its examination. A large loss could deplete the allowance and require increased provisions to replenish the allowance, which would negatively affect earnings. For additional discussion, see “—Risk Management—Analysis and Determination of the Allowance for Loan Losses” below and the notes to the consolidated financial statements included in this prospectus.

Deferred Income Taxes. We use the asset and liability method of accounting for income taxes. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Deferred tax assets are reduced by a valuation allowance when it is more likely than not that some portion of the deferred tax asset will not be realized. We exercise significant judgment in evaluating the amount and timing of recognition of the resulting tax liabilities and assets. These judgments require us to make projections of future taxable income. The judgments and estimates we make in determining our deferred tax assets, which are inherently subjective, are reviewed on a continual basis as regulatory and business factors change. Any reduction in estimated future taxable income may require us to record a valuation allowance against our deferred tax assets. Specifically, Fox Chase Bancorp had a charitable contribution carryover of $261,000 as of December 31, 2009, resulting in a deferred tax asset of $89,000. Utilization of this carryover is limited to 10% of taxable income on an annual basis. Such carryover will expire on December 31, 2011, if not utilized. If Fox Chase Bancorp is unable to generate sufficient taxable income to utilize this carryover it may require us to record a valuation allowance against this deferred tax asset. Any valuation allowance would result in additional income tax expense in the period, which would negatively affect earnings.

Valuation and Other-Than-Temporary Impairment of Investment Securities. Investment securities are reviewed quarterly to determine whether the fair value is below the current carrying value. When the fair value of any of our investment securities has declined below its current carrying value, management is required to assess whether the decline is other-than-temporary. A review of other-than-temporary impairment requires companies to make certain judgments regarding the nature of the decline, and the probability, extent and timing of a valuation recovery and Fox Chase Bancorp’s intent to sell the security or if it is more likely than not that the security will be required to be sold before recovery its amortized cost. Pursuant to these requirements, we assess valuation declines to determine the extent to which such changes are attributable to (1) fundamental factors specific to the issuer, such as financial condition, business prospects or other factors, or (2) market-related factors, such as required market yields, interest rates of equity market declines. If the decline in the market value of a security is determined to be other-than-temporary, the credit portion of the impairment is written down through earnings and the non-credit portion is an adjustment to other comprehensive income. Fox Chase Bancorp recorded an other-than-temporary impairment charge of $605,000 during the second quarter of 2009, $157,000 of which was recognized on the statement of operations and $448,000 of which was recognized on the statements of condition in other comprehensive income (before taxes). There was no additional other-than-temporary credit impairment charge on this investment in the third or fourth quarter of 2009. See Note 2 to the consolidated financial statements for a schedule that shows gross unrealized losses, fair value of securities as well as the impairment loss and other-than-temporary impairment write down, aggregated by security category and length of time that individual securities have been in continuous unrealized loss position at December 31, 2009 and December 31, 2008, and Note 13 for a discussion related to the determination of fair value.

Balance Sheet Analysis

General. Total assets increased $242.5 million to $1.17 billion at December 31, 2009 from $931.3 million at December 31, 2008. Investment and mortgage related securities increased $127.7 million, cash and cash equivalents increased $61.5 million and loans receivable, net, increased $42.3 million. Asset growth was funded by an increase in deposits of $249.8 million.

Loans. The largest segment of our loan portfolio is one- to four-family residential loans. At December 31, 2009, these loans totaled $268.5 million, or 41.8% of total loans, compared to $260.8 million, or 43.8% of total loans, at December 31, 2008. At December 31, 2007, these loans totaled $215.8 million, or 47.9% of total loans. The increases in 2009 and 2008 was primarily a result of new loans, primarily located in Fox Chase Bank’s geographic markets, originated through Philadelphia Mortgage Advisors, Inc., offset by prepayments on mortgages due to refinancings in the current low interest rate environment. Fox Chase Bank has not originated or targeted subprime loans in its loan portfolio.

Multi-family and commercial real estate loans totaled $207.7 million and represented 32.4% of total loans at December 31, 2009 compared to $155.6 million, or 26.2% of total loans, at December 31, 2008. These loans totaled $76.3 million, or 16.9% of total loans, at December 31, 2007. The increases in 2009 and 2008 reflect the success of the team of commercial lenders that were hired during 2006 and the opening of three new offices in 2006 and 2007 as well as the establishment of a regional lending group in Ocean City, New Jersey in the first quarter of 2008. Fox Chase Bank expects to continue to emphasize this type of lending in the future.

Commercial and industrial loans totaled $55.4 million, or 8.6% of total loans, at December 31, 2009 compared to $37.4 million, or 6.3% of total loans, at December 31, 2008. These loans totaled $33.4 million, or 7.4% of total loans, at December 31, 2007. The increase in 2009 reflects the hiring of a new team of middle market lenders in Hatboro, Pennsylvania during the second quarter of 2009. Fox Chase Bank expects to emphasize this type of lending in the future.

Construction loans totaled $40.8 million, or 6.4% of total loans, at December 31, 2009 compared to $65.0 million, or 10.9% of total loans, at December 31, 2008. These loans totaled $46.5 million, or 10.3% of total loans, at December 31, 2007. The $24.2 million decrease in 2009 was due to Fox Chase Bank not underwriting any significant new construction loans in 2009 as a result of the riskier nature of construction loans and decrease in real estate values in certain parts of its lending area.

Consumer loans totaled $69.4 million, or 10.8% of total loans, at December 31, 2009 compared to $76.1 million, or 12.8% of total loans, at December 31, 2008. These loans totaled $78.7 million, or 17.5% of total loans, at December 31, 2007. The decreases in consumer loans during 2009 and 2008 was due to Fox Chase Bank de-emphasizing certain forms of consumer lending, particularly home equity lending, as a result of the decrease in real estate values in certain parts of its lending area.

The following table sets forth the composition of our loan portfolio at the dates indicated.

	At December 31,
	2009		2008		2007		2006		2005
	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent
	(Dollars in thousands)
Real estate loans:
One-to four-family	$268,535	41.8%	$260,833	43.8%	$215,817	47.9%	$209,463	58.3%	$228,476	60.9%
Multi-family and commercial	207,738	32.4	155,564	26.2	76,287	16.9	44,681	12.4	32,923	8.8
Construction	40,799	6.4	65,002	10.9	46,471	10.3	11,568	3.2	31,015	8.3

Total real estate loans	517,072	80.6	481,399	80.9	338,575	75.1	265,712	73.9	292,414	78.0

Consumer loans:
Home equity loans	50,080	7.8	63,987	10.7	68,431	15.2	73,456	20.5	65,003	17.3
Home equity lines of credit	13,664	2.1	11,486	1.9	9,642	2.1	10,468	2.9	16,269	4.3
Other	5,618	0.9	613	0.2	671	0.2	1,178	0.4	1,468	0.4

Total consumer loans	69,362	10.8	76,086	12.8	78,744	17.5	85,102	23.8	82,740	22.0

Commercial and industrial	55,434	8.6	37,371	6.3	33,356	7.4	8,194	2.3	175	—

Total loans	641,868	100.0%	594,856	100.0%	450,675	100.0%	359,008	100.0%	375,329	100.0%

Less:
Deferred loan origination costs (fees), net	33		379		(264)		(442)		(587)
Allowance for loan losses	(10,605)		(6,260)		(3,376)		(2,949)		(8,349)

Net loans	$631,296		$588,975		$447,035		$355,617		$366,393

Loan Maturity

The following tables set forth certain information at December 31, 2009 regarding scheduled contractual maturities during the periods indicated. The tables do not include any estimate of prepayments which significantly shorten the average life of all loans and may cause our actual repayment experience to differ from that shown below. Demand loans having no stated schedule of repayments and no stated maturity are reported as due in one year or less. The amounts shown below exclude deferred loan fees and costs.

	At December 31, 2009
	One- to Four- Family Loans	Multi-Family and Commercial Real Estate Loans	Construction Loans	Consumer Loans	Commercial and Industrial Loans	Total Loans
	(In thousands)
Amounts due in:
One year or less	$26	$5,350	$36,714	$1,353	$6,608	$50,051
More than one year to two years	180	15,820	4,085	5,659	2,733	28,477
More than two years to three years	245	18,133	—	2,063	17,727	38,168
More than three years to five years	4,038	61,128	—	4,363	13,734	83,263
More than five years to ten years	45,456	29,717	—	16,331	1,405	92,909
More than ten years to fifteen years	20,218	5,705	—	25,074	—	50,997
More than fifteen years	198,372	71,885	—	14,519	13,227	298,003

Total	$268,535	$207,738	$40,799	$69,362	$55,434	$641,868

The following table sets forth the dollar amount of all scheduled maturities of loans at December 31, 2009 that are due after December 31, 2010 and have either fixed interest rates or adjustable interest rates. The amounts shown below exclude unearned interest on consumer loans and deferred loan fees.

	Fixed Rates	Floating or Adjustable Rates	Total
	(In thousands)
Real estate loans:
One- to four-family	$251,331	$17,178	$268,509
Multi-family and commercial	176,679	25,709	202,388
Construction	—	4,085	4,085
Consumer loans	54,932	13,077	68,009
Commercial and industrial loans	32,897	15,929	48,826

Total	$515,839	$75,978	$591,817

Securities. Our securities portfolio consists primarily of mortgage related securities, and, to a lesser extent, state and municipal securities, and investment grade corporate securities. Securities increased $127.7 million, or 43.3%, in 2009 with excess funds from deposit inflows. Purchases in 2009 consisted of mortgage related securities totaling $294.3 million, investment grade corporate securities totaling $18.9 million and obligations of U.S. government agencies totaling $314,000. These purchases were offset by maturities, calls, and principal repayments of $105.0 million, the sale of $14.5 million in corporate securities, the sale of $63.0 million of mortgage related securities, the redemption of $7.0 million in corporate securities and $5.5 million of called state and municipal securities, all of which were classified as available for sale.

Securities decreased $1.6 million, or 0.5%, in 2008. Purchases in 2008 consisted of mortgage related securities totaling $144.8 million, investment grade corporate securities totaling $11.1 million, state and political subdivisions totaling $7.4 million. These purchases were offset by maturities, calls, and principal repayments of $68.9 million, the sale of $67.5 million in short term-term auction rate bonds, the sale of $22.1 million of mortgage related securities and the sale of $4.9 million of state and municipal securities, all of which were classified as available for sale.

The following table sets forth the amortized cost and fair values of our securities portfolio at the dates indicated. All of our securities were classified as available-for-sale at the dates indicated.

	At December 31,
	2009		2008		2007
	Amortized Cost	Fair Value	Amortized Cost	Fair Value	Amortized Cost		Fair Value
	(In thousands)
Obligations of U.S. government agencies	$305	$306	$—	$—	$10,000		$10,016
State and political subdivisions	9,199	9,292	14,679	14,463	81,019	(1)	81,143
Corporate securities	9,838	9,950	11,124	10,578	—		—

	19,342	19,548	25,803	25,041	91,019		91,159
Private label residential mortgage related security	628	195	889	269	1,181		1,208
Private label commercial mortgage related securities	17,607	17,833	10,049	7,304	10,069		10,137
Agency residential mortgage related securities	374,824	384,891	257,990	262,109	193,112		193,800

Total mortgage related securities	393,059	402,919	268,928	269,682	204,362		205,145

Total securities	$412,401	$422,467	$294,731	$294,723	$295,381		$296,304

(1)	At December 31, 2007, investments in state and political subdivisions included $60.0 million of Pennsylvania Higher Education Assistance Agency auction rate bonds. The full balance of these bonds were sold at par value in the first quarter of 2008.

The private label residential mortgage related security had an amortized cost, prior to the identified credit related impairment, of $785,000 and $889,000 at December 31, 2009 and 2008, respectively. Fair value for this security was $195,000 and $269,000 at December 31, 2009 and 2008, respectively. During the six months ended June 30, 2009, delinquency levels for the security’s underlying collateral increased to 20.2% from 13.8% at December 31, 2008, principal payment rate slowed to an annualized rate of 14.1% from 21.8% in 2008, and the security was downgraded from AAA to BB+. As a result of these negative trends, management’s analysis during the second quarter of 2009 indicated that the security was other-than-temporary impaired in the amount of $605,000, $157,000 of which was recognized on the statement of operations and $448,000 was recognized in the statement of condition in other comprehensive income (before taxes). There was no additional other-than-temporary credit impairment charge on this investment through December 31, 2009. At December 31, 2009, after other-than-temporary impairment charges, the private label residential mortgage related security had an amortized cost of $628,000, a fair value of $195,000 with a remaining unrealized loss, including other-than-temporary impairment in accumulated other comprehensive income, of $433,000. The remaining unrealized loss is not considered an other-than-temporary credit impairment as management does not have the intention or requirement to sell this security.

As of December 31, 2009, we held six private label commercial mortgage backed securities (“CMBS”) with an amortized cost of $17.6 million. These securities had a net unrealized gain of $226,000 at December 31, 2009. Two of these private label commercial mortgage related securities had an unrealized loss at both December 31, 2009 and 2008. These two securities had an amortized cost of $6.0 million and an unrealized loss of $23,000 at December 31, 2009. These two securities had an amortized cost of $6.0 million and an unrealized loss of $1.7 million at December 31, 2008. Management believes the improvement in the unrealized loss was due to a reduction in the required yield on commercial mortgage related securities as the credit markets improved during 2009. Both securities are rated AAA. Management believes the impairment on these securities is temporary based on cash flows, credit rating, credit enhancement and structure of the underlying securities and management does not have the intention or requirement to sell the securities.

Additionally, Federal law requires a member institution of the Federal Home Loan Bank System to hold stock of its district Federal Home Loan Bank according to a predetermined formula. This stock is carried at cost and was $10.4 million at December 31, 2009. During December 2008, the FHLB of Pittsburgh announced that it does not intend to pay a dividend on its common stock for the foreseeable future. Additionally, the FHLB of Pittsburgh indicated it would not redeem any common stock associated with member advance repayments and that it may increase its individual member stock investment requirements. The FHLB of Pittsburgh is permitted to increase the amount of capital stock owned by a member company to 6.00% of a member’s advances, plus 1.50% of the unused borrowing capacity. As of December 31, 2009, Fox Chase Bancorp’s maximum stock obligation was $11.2 million.

Accumulated other comprehensive income, net of tax, increased to $6.5 million at December 31, 2009 from $5,000 at December 31, 2008. The increase was primarily due to an increase in unrealized gains in (1) agency residential mortgage related securities of $3.9 million net of tax; (2) an increase in unrealized gains in private label commercial mortgage related securities of $2.0 million net of tax; (3) an increase in unrealized gains in corporate securities of $434,000 net of tax; and (4) an increase in unrealized gains in state and political subdivision securities of $204,000 net of tax. The increases in unrealized gains were due to an overall improvement in credit market conditions. During 2009, market driven credit spreads tightened on all investment securities, providing for higher prices on investment securities owned by Fox Chase Bank.

Fox Chase Bank does not believe the increase in accumulated other comprehensive income, net of tax, at December 31, 2009 had a significant impact on Fox Chase Bank’s financial position or results of operations.

See Note 2 to the consolidated financial statements for a schedule of gross unrealized losses and fair value of securities, aggregated by security category and length of time that individual securities have been in a continuous unrealized loss position at December 31, 2009 and 2008.

At December 31, 2009, we had no investments in a single company or entity (other than state or U.S. Government-sponsored entity securities) that had an aggregate book value in excess of 10% of our equity at December 31, 2009.

The following table sets forth the stated maturities and weighted average yields of investment securities at December 31, 2009. Weighted average yields on tax-exempt securities are presented on a tax equivalent basis. Certain mortgage related securities have adjustable interest rates and will reprice annually within the various maturity ranges. These repricing schedules are not reflected in the table below.

	One Year or Less		More than 1 Year to 5 Years		More than 5 Years to 10 Years		More Than 10 Years		Total
	Carrying Value	Weighted Average Yield	Carrying Value	Weighted Average Yield	Carrying Value	Weighted Average Yield	Carrying Value	Weighted Average Yield	Carrying Value	Weighted Average Yield
	(Dollars in thousands)
Obligations of U.S. government agencies	$306	1.16%	$—	—%	$—	—%	$—	—%	$306	1.16%
State and political subdivisions	—	—	1,862	5.23	3,323	5.78	4,107	6.10	9,292	5.81
Corporate securities	4,616	2.63	5,334	3.61	—	—	—	—	9,950	3.16

	4,922	—	7,196	—	3,323	—	4,107	—	19,548
Private label residential mortgage related security	—	—	—	—	—	—	195	3.06	195	3.06
Private label commercial mortgage related securities	—	—	6,058	5.42	—	—	11,775	7.18	17,833	6.58
Agency residential mortgage related securities	173	5.43	1,664	4.86	12,417	5.09	370,637	4.49	384,891	4.51

Total mortgage related securities	173		7,722		12,417		382,607		402,919

Total securities	$5,095		$14,918		$15,740		$386,714		$422,467

Real Estate Held for Investment. Fox Chase Bank has recorded real estate held for investment in the amount of $1.7 million at December 31, 2009 which represented undeveloped land located in Absecon, New Jersey. The property was acquired by the Fox Chase Bank in 2003 for the purpose of expanding Fox Chase Bank’s retail branch network in southern New Jersey. The property was under an option to be sold no later than 2010, however, the prospective buyer defaulted under its financial obligations associated with the option agreement during the fourth quarter of 2009. As a result of the default, management obtained an updated appraisal on the property and recorded an impairment loss of $150,000 for the difference between carrying value and fair value at December 31, 2009.

At December 31, 2009, the Absecon property is recorded as an allowable asset for regulatory capital purposes. If this property is not sold by June 2011, eight years from original purchase date, the Absecon property will be reported as a disallowed asset for regulatory capital reporting purposes and will be deducted from regulatory capital. Fox Chase Bank’s regulatory capital position as of December 31, 2009 is disclosed in Note 12.

Cash and Cash Equivalents. Our primary source of short-term liquidity is comprised of branch working cash, a reserve requirement account at the Federal Reserve, an account at the Federal Home Loan Bank of Pittsburgh and money market accounts. Cash and cash equivalents increased $61.5 million for 2009 primarily as a result of an increase in deposits, due to a successful promotion program during the first quarter 2009.

Deposits. Our primary source of funds is our deposit accounts, which are comprised of noninterest-bearing demand accounts, interest-bearing NOW accounts, money market accounts, savings accounts and certificates of deposit. These deposits are provided primarily by individuals and business within our market areas. Deposits increased $249.8 million, or 41.1%, for 2009 primarily as a result of an increase in certificates of deposits of $150.1 million, money market accounts of $83.1 million, noninterest-bearing demand accounts of $10.2 million and NOW accounts of $6.0 million. The increase in noninterest-bearing demand accounts was a result of continued efforts to increase commercial deposit relationships through the efforts of our commercial lending and cash management teams. During March 2009, Fox Chase Bank offered attractive rates on selected money market and certificate of deposit products to increase its market share resulting in approximately 6,500 new deposit accounts representing greater than $200 million in deposits, of which approximately 50% were new customers. In addition to the deposits obtained during the first quarter, Fox Chase Bank continued to increase deposits during the second and third quarters of 2009 as it maintained competitive rates on money market and certificate of deposit accounts during these periods. Fox Chase Bancorp gradually reduced interest rates on deposits during the third and fourth quarters of 2009. Fox Chase Bancorp continues to invest these funds in loans to qualified businesses and consumers.

Deposits increased $22.9 million, or 3.9%, for 2008 primarily as a result of an increase in money market accounts of $50.7 million and noninterest-bearing demand accounts of $3.3 million. The increase in money market accounts was the result of targeted promotional efforts to increase these balances. The increase in noninterest-bearing demand accounts was a result of continued efforts to increase commercial deposit relationships through the efforts of our commercial lending and cash management teams. These increases were offset by decreases in NOW accounts of $4.0 million, savings accounts of $2.8 million and certificates of deposits of $24.3 million. All of these decreases were primarily a result of the highly competitive deposit market, which created a difficult climate for gathering deposits in a cost-effective manner.

The following table sets forth the balances of our deposit products at the dates indicated.

	At December 31,
	2009		2008		2007
	Amount	Weighted Average Rate	Amount	Weighted Average Rate	Amount	Weighted Average Rate
	(Dollars in thousands)
Noninterest-bearing demand accounts	$56,912	—%	$46,716	—%	$43,462	—%
NOW accounts	41,369	0.63	35,330	1.13	39,299	1.70
Money market accounts	184,407	1.05	101,295	2.01	50,568	3.13
Savings and club accounts	51,563	0.15	51,196	0.25	54,019	0.65
Certificates of deposit	524,026	3.29	373,935	3.96	398,212	4.71

Total	$858,277	2.27%	$608,472	2.86%	$585,560	3.64%

The following table indicates the amount of jumbo certificates of deposit by time remaining until maturity at December 31, 2009. Jumbo certificates of deposit require minimum deposits of $100,000. We did not have any brokered deposits as of December 31, 2009.

Maturity Period at December 31, 2009	Jumbo Certificates of Deposits
(In thousands)
Three months or less	$18,070
Over three through six months	10,440
Over six through twelve months	60,738
Over twelve months	48,180

Total	$137,428

The following table sets forth the time deposits classified by rates at the dates indicated.

	Year Ended December 31,
	2009	2008	2007
	(In thousands)
0.00% – 1.00%	$47,490	$48	$—
1.01% – 2.00%	43,394	12,503	—
2.01% – 3.00%	58,610	71,649	136
3.01% – 4.00%	279,623	123,267	83,262
4.01% – 5.00%	56,852	109,583	235,086
5.01% – 6.00%	26,187	40,148	62,478
6.01% – greater	11,870	16,737	17,250

Total	$524,026	$373,935	$398,212

The following table sets forth the amount and maturities of time deposits classified by rates at December 31, 2009.

	Amount Due
	Less Than One Year	More Than One Year to Two Years	More Than Two Years to Three Years	More Than Three Years	Total	Percent of Total Time Deposit Accounts
	(Dollars in thousands)
0.00% – 1.00%	$47,490	$—	$—	$—	$47,490	9.1%
1.01% – 2.00%	29,726	9,484	4,184	—	43,394	8.3
2.01% – 3.00%	21,443	12,475	12,207	12,485	58,610	11.2
3.01% – 4.00%	213,630	31,848	9,392	24,753	279,623	53.4
4.01% – 5.00%	7,875	11,043	14,427	23,507	56,852	10.8
5.01% – 6.00%	7,121	18,916	—	150	26,187	5.0
6.01% – greater	11,870	—	—	—	11,870	2.3

Total	$339,155	$83,766	$40,210	$60,895	$524,026	100.0%

The following table sets forth time deposit activity for the periods indicated.

	Year Ended December 31,
	2009	2008	2007
	(In thousands)
Beginning balance	$373,935	$398,212	$410,280

Increase (decrease) before interest credited	132,466	(40,275)	(30,172)
Interest credited	17,625	15,998	18,104

Net increase (decrease) in time deposits	150,091	(24,277)	(12,068)

Ending balance	$524,026	$373,935	$398,212

Borrowings. Fox Chase Bank did not obtain additional long-term borrowings in 2009 from either the Federal Home Loan Bank or other lenders as funds generated from additional deposits were sufficient to support asset growth. There was a $5.0 million Federal Home Loan Bank advance that matured in December 2009. As of December 31, 2009, Fox Chase Bank had outstanding borrowings of $137.2 million with the Federal Home Loan Bank and $50.0 million with other commercial banks.

During the first and fourth quarters of 2008, when investment spreads were at relatively high levels, Fox Chase Bank implemented leverage strategies of $40.0 million and $20.0 million, respectively, which were funded by $60.0 million of Federal Home Loan Bank advances. Additionally, during 2008, we borrowed $6.4 million, net of principal amortizations, from the FHLB and $30.0 million in collateralized borrowings from a large commercial bank to fund Fox Chase Bank’s loan growth.

Of the $100.0 million of outstanding borrowings at December 31, 2007, $80.0 million was borrowed from the Federal Home Loan Bank, $30.0 million of which was borrowed in 2001 and $50.0 million of which was borrowed in 2007, and $20.0 million was collateralized borrowings from a large commercial bank.

	Year Ended December 31,
	2009	2008	2007
	(Dollars in thousands)
Maximum amount of advances outstanding at any month end during the period	$201,433	$196,379	$100,000
Average advances outstanding during the period	194,508	149,008	36,644
Weighted average interest rate during the period	3.57%	3.70%	4.64%
Balance outstanding at end of period	$187,165	$196,379	$100,000
Weighted average interest rate at end of period	3.62%	3.59%	3.87%

Results of Operations for the Years Ended December 31, 2009, 2008 and 2007

Overview.

	Years Ended December 31,
	2009	2008	2007
	(Dollars in thousands, except per share amounts)
Net (loss) income	$(1,028)	$1,215	$1,930
Basic and diluted earnings per share	$(0.08)	$0.09	$0.14
Return on average assets	(0.09)%	0.14%	0.26%
Return on average equity	(0.82)	1.00	1.54
Average equity to average assets	11.11	13.98	16.66

2009 vs. 2008. Net income decreased $2.2 million for 2009 compared to 2008. The 2009 results included a provision for loan losses of $9.1 million and $2.4 million gain on the sale of securities. The provision for loan losses was $2.9 million for 2008.

2008 vs. 2007. Net income decreased $715,000 for 2008 compared to 2007. The 2008 results included a provision for loan losses of $2.9 million, $1.9 million net of taxes, compared to a provision for loan losses of $425,000, $280,000 net of taxes, for 2007. The 2007 results included a gain on the sale of Fox Chase Bank’s operations center of $577,000, net of taxes.

Net Interest Income.

2009 vs. 2008. Net interest income increased $1.9 million, or 8.9%, for 2009. The net interest margin was 2.16% for 2009 compared to 2.59% for 2008. The increase in net interest income was primarily attributable to an increase in the average balance of loans and mortgage related securities and a decrease in the cost of funds, offset by an increase in the average balance of deposits and borrowings and a decrease in the yield on interest-earning assets.

Total interest income increased $5.5 million, or 12.0%, to $51.4 million for 2009, due primarily to a $3.7 million, or 11.9%, increase in interest and fees on loans and a $2.3 million, or 18.6%, increase in interest on mortgage related securities. Interest income on loans increased due to an increase in the average balance of $106.8 million, offset by a 43 basis point decrease in the yield on loans from 5.94% to 5.51%, primarily due to the lower interest rate environment. Interest income on mortgage related securities increased due to an increase in the average balance of $105.7 million, offset by a 85 basis point decrease in yield on mortgage related securities from 5.01% to 4.16%. Interest income on interest-earning demand deposits increased to $622,000 from $131,000 due to an increase in the average balance of $40.3 million.

Total interest expense increased $3.6 million, or 14.9%, to $27.6 million for 2009, due primarily to a $2.1 million increase in interest expense on deposits, a $676,000 increase in interest expense on Federal Home Loan Bank advances and a $772,000 increase in interest expense on other borrowed funds. The increased deposit expense was due to an increase of $200.0 million in the average outstanding balance on interest-bearing deposit accounts due to Fox Chase Bank’s promotions in the first half of 2009, offset by a 62 basis point decrease in the average rate paid on deposits. Interest expense on Federal Home Loan Bank advances and other borrowed funds increased primarily due to an increase in average borrowings of $45.5 million offset by a 13 basis point decrease in the rate paid on such borrowings.

2008 vs. 2007. Net interest income increased $3.0 million, or 16.0%, for 2008. The net interest margin was 2.59% for 2008 compared to 2.60% for 2007. The increase in net interest income was primarily attributable to an increase in the average balance of loans and mortgage related securities, a decrease in the average balance of taxable securities and a decrease in the cost of funds offset by an increase in the average balance of FHLB advances and a decrease in the yield on interest-earning assets.

Total interest income increased $4.8 million, or 11.8%, to $45.9 million for 2008, due primarily to a $5.6 million, or 22.3%, increase in interest and fees on loans and an increase of $5.0 million in interest on mortgage related securities, offset by a decrease of $4.0 million in other interest income and $2.0 million in interest on taxable investment securities. Interest income on loans increased due to an increase in the average balance of $114.7 million, offset by a 31 basis point decrease in the yield on loans from 6.25% to 5.94%, primarily due to the lower interest rate environment. Interest income on mortgage related securities increased due to an increase in the average balance of $98.8 million due to Fox Chase Bancorp’s leverage strategies. The decrease in income on taxable securities was due to a decrease in the average balance of $32.2 million and a decrease in the average yield of 103 basis points.

Total interest expense increased $1.8 million, or 8.1%, to $24.1 million for 2008, due primarily to a $3.0 million increase in interest expense on Federal Home Loan Bank advances and an $881,000 increase in interest expense on other borrowed funds, offset by a decrease of $2.1 million in interest expense on deposits. Interest expense on Federal Home Loan Bank advances and other borrowed funds increased primarily due to an increase in average borrowings of $112.4 million during 2008 as such borrowings were used to fund loan growth and leverage strategies throughout the year. This was offset by a 97 basis point decrease in the average rate paid on FHLB advances. The decreased deposit expense was due to a decrease in the average rate paid on total deposits of 41 basis points offset by an increase of $4.2 million in the average outstanding balance on interest-bearing deposit accounts.

Average Balances and Yields. The following table presents information regarding average balances of assets and liabilities, the total dollar amounts of interest income and dividends from average interest-earning assets, the total dollar amounts of interest expense on average interest-bearing liabilities, and the resulting annualized average yields and costs. The yields and costs for the periods indicated are derived by dividing income or expense by the average balances of assets or liabilities, respectively, for the periods presented. Loan fees are included in interest income on loans and are insignificant. Yields are not presented on a tax-equivalent basis. Any adjustments necessary to present yields on a tax-equivalent basis are insignificant.

	At December 31,	Years Ended December 31,
	2009	2009			2008			2007
	Yield/ Cost	Average Balance	Interest and Dividends	Yield/ Cost	Average Balance	Interest and Dividends	Yield/ Cost	Average Balance	Interest and Dividends	Yield/ Cost
		(Dollars in thousands)
Assets:
Interest-earning assets:
Interest-earning demand deposits	0.58%	$50,506	$622	1.23%	$10,218	$131	1.28%	$81,864	$4,167	5.09%
Money market funds	—	27,564	183	0.67	16,892	536	3.17	806	40	4.96
Mortgage-related securities	4.60	352,542	14,654	4.16	246,811	12,356	5.01	147,978	7,329	4.95
Taxable securities	1.53	28,102	764	2.72	29,334	1,240	4.23	61,530	3,236	5.26
Nontaxable securities	3.83	12,082	482	3.99	15,350	613	3.99	24,023	924	3.85
Loans:
Residential loans	5.59	266,577	14,575	5.47	238,858	13,550	5.67	208,828	11,791	5.65
Commercial loans	5.37	285,460	15,882	5.49	203,391	13,048	6.31	113,822	8,800	7.63
Consumer loans	5.86	73,572	4,236	5.76	76,545	4,410	5.76	81,467	4,770	5.86

Total Loans	5.51	625,609	34,693	5.51	518,794	31,008	5.94	404,117	25,361	6.25
Allowance for loan losses		(7,311)			(3,857)			(3,056)

Net loans		618,298	34,693		514,937	31,008		401,061	25,361

Total interest-earning assets	4.82	1,089,094	51,398	4.67	833,542	45,884	5.45	717,262	41,057	5.68

Noninterest-earning assets		37,282			35,946			36,172

Total assets		$1,126,376			$869,488			$753,434

Liabilities and equity:
Interest-bearing liabilities:
NOW and money market deposit accounts	0.97%	$189,946	2,874	1.51%	$109,499	2,307	2.11%	$81,943	1,997	2.44%
Savings accounts	0.15	51,350	90	0.17	52,748	158	0.30	59,160	424	0.72
Certificates of deposit	3.29	506,076	17,625	3.48	385,141	15,998	4.15	402,120	18,105	4.50

Total interest-bearing deposits	2.43	747,372	20,589	2.75	547,388	18,463	3.37	543,223	20,526	3.78

FHLB advances	3.70	144,224	5,311	3.63	122,145	4,635	3.73	34,422	1,642	4.70
Other borrowed funds—short- term	—	284	2	0.69	—	—	0.00	—	—	0.00
Other borrowed funds—long- term	3.42	50,000	1,733	3.42	26,863	963	3.53	2,222	82	3.62

Total borrowings	3.62	194,508	7,046	3.57	149,008	5,598	3.70	36,644	1,724	4.64

Total interest-bearing liabilities	2.66	941,880	27,635	2.92	696,396	24,061	3.44	579,867	22,250	3.83

Noninterest-bearing deposits		50,743			46,044			43,036
Other noninterest-bearing liabilities		8,665			5,462			4,983

Total liabilities		1,001,288			747,902			627,886

Retained earnings		120,619			121,852			126,257
Accumulated comprehensive income		4,469			(266)			(709)

Total stockholder’s equity		125,088			121,586			125,548

Total liabilities and stockholders’ equity		$1,126,376			$869,488			$753,434

Net interest income			$23,763			$21,823			$18,807

Interest rate spread	2.16%			1.75%			2.01%			1.85%
Net interest margin				2.16%			2.59%			2.60%
Average interest-earning assets to average interest-bearing liabilities				115.63%			119.69%			123.69%

Rate/Volume Analysis. The following table sets forth the effects of changing rates and volumes on our net interest income. The rate column shows the effects attributable to changes in rate (changes in rate multiplied by current volume). The volume column shows the effects attributable to changes in volume (changes in volume multiplied by prior rate). The net column represents the sum of the prior columns. For purposes of this table, changes attributable to changes in both rate and volume that cannot be segregated have been allocated proportionally based on the changes due to rate and the changes due to volume.

	Year Ended December 31, 2009 Compared to Year Ended December 31, 2008			Year Ended December 31, 2008 Compared to Year Ended December 31, 2007
	Increase (Decrease) Due to		Net	Increase (Decrease) Due to		Net
	Rate	Volume		Rate	Volume
	(In thousands)
Interest and dividend income:
Interest-earning demand deposits	$(27)	$518	$491	$(389)	$(3,647)	$(4,036)
Money market funds	(692)	339	(353)	(302)	798	496
Mortgage related securities	(2,995)	5,293	2,298	132	4,895	5,027
Taxable securities	(424)	(52)	(476)	(303)	(1,693)	(1,996)
Nontaxable securities	—	(131)	(131)	23	(334)	(311)
Loans:
Residential loans	(547)	1,572	1,025	63	1,696	1,759
Commercial loans	(2,432)	5,266	2,834	(2,677)	6,925	4,248
Consumer loans	(2)	(172)	(174)	(72)	(288)	(360)

Total loans	(2,981)	6,666	3,685	(2,686)	8,333	5,647

Total interest-earning assets	(7,119)	12,633	5,514	(3,525)	8,352	4,827

Interest Expense:
NOW and money market deposits	(1,128)	1,695	567	(362)	672	310
Savings accounts	(64)	(4)	(68)	(220)	(46)	(266)
Certificates of deposit	(3,396)	5,023	1,627	(1,343)	(764)	(2,107)

Total interest-bearing deposits	(4,588)	6,714	2,126	(1,925)	(138)	(2,063)

FHLB advances	(162)	838	676	(1,192)	4,185	2,993
Other borrowed funds—short term	—	2	2
Other borrowed funds—long term	(59)	829	770	(25)	906	881

Total borrowings	(221)	1,669	1,448	(1,217)	5,091	3,874

Total interest-bearing liabilities	(4,809)	8,383	3,574	(3,142)	4,953	1,811

Net change in net interest income	$(2,310)	$4,250	$1,940	$(383)	$3,399	$3,016

Provision for Loan Losses.

2009 vs. 2008. Fox Chase Bancorp recorded a provision for loan losses of $9.1 million in 2009 compared to $2.9 million in 2008. The increase in the provision was a result of: (1) charge-offs of $4.7 million, of which $4.4 million related to Fox Chase Bank’s commercial loan portfolio; (2) the establishment of specific allowance for loan losses of $3.1 million on impaired commercial loans at December 31, 2009 based primarily on the decrease in the appraised value of the collateral supporting the loan; (3) the establishment of specific allowance for loan losses of $1.2 million on impaired residential mortgages and consumer loans based primarily on the decrease in the appraised value of the collateral supporting the loan; (4) an increase in general allowance for loan losses on construction and commercial loans, primarily related to downgrades in internal risk ratings on existing credits; and (5) an increase in general allowance for loan losses on residential mortgages and consumer loans, due to the weakened economic conditions.

2008 vs. 2007. Fox Chase Bancorp recorded a provision for loan losses of $2.9 million in 2008 compared to $425,000 in 2007. The increase in the provision was a result of: (1) downgrades to existing credits, primarily in the residential real estate development portfolio; (2) increases to loss factors for classified loans and the construction loan portfolio, which were a result of the significant deterioration in the economic environment primarily during the fourth quarter of 2008; and (3) the establishment of a specific allowance for loan losses of $624,000 related to a $3.5 million construction loan collateralized by a residential housing development located in southern New Jersey.

An analysis of the changes in the allowance for loan losses is presented under “—Risk Management—Analysis and Determination of the Allowance for Loan Losses.”

Noninterest Income. The following table shows the components of noninterest income for 2009, 2008 and 2007.

	Year Ended December 31,			$ Change	% Change	$ Change	% Change
	2009	2008	2007	2009/2008		2008/2007
	(Dollars in thousands)
Service charges and other fee income	$918	$748	$842	$170	22.7%	$(94)	(11.2)%
Net gain on sale of loans	3	10	78	(7)	(70.0)	(68)	(87.2)
Net gain on sale of premises and equipment	—	—	970	—	—	(970)	(100.0)
Impairment loss on real estate held for Investment	(150)	—	—	(150)	(100.0)	—	—
Income on bank-owned life insurance	453	452	438	1	0.2	14	3.2
Other	319	77	199	242	314.3	(122)	(61.3)

Total other-than-temporary impairment loss	(605)	—	—	(605)	(100.0)	—	—
Less: Portion of loss recognized in other comprehensive income (before taxes)	448	—	—	448	100.0	—	—

Net other-than-temporary impairment loss	(157)	—	—	(157)	(100.0)	—	—
Net gains on sale of investment securities	2,381	118	169	2,263	1,917.8	(51)	(30.2)

Net investment securities gains	2,224	118	169	2,106	1,784.7	(51)	(30.2)

Total noninterest Income	$3,767	$1,405	$2,696	$2,362	168.1%	$(1,291)	(47.9)%

2009 vs. 2008. Noninterest income increased $2.4 million for 2009. The increase for 2009 was primarily due to an increase of $2.3 million in gains on the sale of investment securities in 2009 offset by an other-than-temporary impairment loss on investment securities of $157,000 recorded in 2009. Other noninterest income increased by $242,000 for 2009 primarily due to earnings from Philadelphia Mortgage Advisors of $234,000, due to increased loan originations in the lower interest rate environment. Service charges and other fee income increased by $170,000 as Fox Chase Bank reduced the valuation allowance on its mortgage servicing rights by $48,000 compared to recording a valuation allowance of $133,000 for the same period in 2008. The reduced valuation allowance was primarily due to assumed slower mortgage prepayments. All the increases were offset by an impairment loss on real estate held for investment in the amount of $150,000 that was recorded in the fourth quarter of 2009 due to an updated valuation of the underlying real estate following the default of a prospective buyer.

2008 vs. 2007. Noninterest income decreased $1.3 million for 2008. The decrease for 2008 was primarily due to $970,000 of gains on the sales of properties in 2007, which included a gain on the sale of Fox Chase Bank’s operations center of $875,000 and a gain on sale of land of $97,000. Gains on sales of loans decreased by $68,000 in 2008 when compared with the 2007 levels as Fox Chase Bank discontinued selling a high volume of residential mortgages during the second quarter of 2007. Gains on sales of investments decreased $51,000 for 2008 as Fox Chase Bank sold fewer securities in 2008. Other noninterest income decreased by $122,000 for 2008, primarily as a result of Fox Chase Bank receiving a reduced rate on the funds held at a third party check processor as well as Fox Chase Bank discontinuing that relationship in the third quarter of 2008. Finally, for 2008, the reduction in service charges and other fee income was primarily a result of Fox Chase Bank recording a valuation allowance of $133,000 on its mortgage servicing rights, of which $102,000 was recorded in the three months ended December 31, 2008. This was due to a significant decrease in interest rates in the fourth quarter of 2008 for residential mortgages, resulting in assumed higher mortgage prepayments.

Noninterest Expense. The following table shows the components of noninterest expense and the percentage changes for 2009, 2008 and 2007.

	Year Ended December 31,			$ Change	% Change	$ Change	% Change
	2009	2008	2007	2009/2008		2008/2007
	(Dollars in thousands)
Salaries, benefits and other compensation	$11,503	$11,313	$9,949	$190	1.7%	$1,364	13.7%
Occupancy expense	1,825	1,879	1,828	(54)	(2.9)	51	2.8
Furniture and equipment expense	724	899	940	(175)	(19.5)	(41)	(4.4)
Data processing costs	1,518	1,610	1,537	(92)	(5.7)	73	4.7
Professional fees	1,107	1,124	1,846	(17)	(1.5)	(722)	(39.1)
Marketing expense	346	463	645	(117)	(25.3)	(182)	(28.2)
FDIC premiums	1,795	176	84	1,619	919.9	92	109.5
Other	1,515	1,484	1,859	31	2.1	(375)	(20.2)

Total noninterest expense	$20,333	$18,948	$18,688	$1,385	7.3%	$260	1.4%

2009 vs. 2008. In 2009, noninterest expense increased $1.4 million, or 7.3%. The increase in noninterest expense for 2009 was primarily a result of FDIC premiums increasing $1.6 million due to: (1) a one-time industry-wide FDIC special assessment of $536,000 assessed in the second quarter of 2009; (2) Fox Chase Bank’s FDIC insurance credit being fully utilized during the fourth quarter of 2008; and (3) an increase in both the average deposit balances and the FDIC premium rate. Salaries and benefits costs increased $190,000 associated with annual merit increases as well as the hiring of a new middle market lending team in the second quarter of 2009. These increases were offset by: (1) a decrease in furniture and equipment expense, primarily as a result of certain fixed assets becoming fully depreciated in 2009; (2) a decrease in marketing expense of $117,000 due to reduced promotional offers and advertising performed during 2009; and (3) a decrease in data processing costs due to reduced costs associated with a renegotiated contract with Fox Chase Bank’s data processing provider, which became effective in the first quarter of 2009.

2008 vs. 2007. In 2008, noninterest expense increased $260,000, or 1.4%. The increase in noninterest expense for 2008 was primarily a result of increased salaries and benefits costs of $1.4 million associated with awards granted under Fox Chase Bancorp’s 2007 Equity Incentive Plan, final distributions from Fox Chase Bancorp’s terminated pension plan, costs associated with the opening of Fox Chase Bank’s West Chester, Pennsylvania branch in October 2007 and the establishment of a regional lending group in Ocean City, New Jersey in March 2008, as well as annual merit increases. Additionally, FDIC premiums increased $92,000 as the FDIC one-time credit was fully utilized during 2008. These increases were offset by: (1) a decrease in professional fees of $722,000 due to lower levels of Sarbanes-Oxley (“SOX”) compliance expenses and audit related costs as 2007 was Fox Chase Bancorp’s initial year of SOX compliance, and lower levels of legal costs primarily due to legal fees paid in the first quarter of 2007 in relation to the litigation with Fox Chase Bank’s former Chief Executive Officer, which was settled in the fourth quarter of 2007; (2) a decrease in marketing expense of $182,000 due to reduced promotional offers and advertising; and (3) a decrease in other noninterest expense of $375,000 primarily due to Fox Chase Bancorp paying a settlement of $150,000 to its former Chief Executive Officer in the fourth quarter of 2007 and reductions in public company costs, insurance, and postage and freight as Fox Chase Bancorp continued its disciplined focus on reducing other expenses.

Income Taxes.

2009 vs. 2008. Income tax benefit for 2009 was $827,000 compared to income tax expense of $165,000 for 2008. The decrease in 2009 was primarily due to a $3.2 million decrease in pre-tax income. The effective tax rate for 2009 and 2008 was (44.6)% and 12.0%, respectively.

2008 vs. 2007. Income tax expense for 2008 was $165,000 compared to $460,000 for 2007. The decrease in 2008 was primarily due to a $1.0 million decrease in pre-tax income. The effective tax rate for 2008 and 2007 was 12.0% and 19.2%, respectively. The effective tax rate in 2008 was lower then the statutory federal tax rate of 34.0% primarily due to Fox Chase Bancorp having tax-exempt interest income of $613,000 and tax-exempt bank-owned life insurance income of $452,000.

Risk Management

Overview. Managing risk is an essential part of successfully managing a financial institution. Our most prominent risk exposures are credit risk, interest rate risk and market risk. Credit risk is the risk of not collecting the interest and/or the principal balance of a loan or investment when it is due. Interest rate risk is the potential reduction of net interest income as a result of changes in interest rates. Market risk arises from fluctuations in interest rates that may result in changes in the values of financial instruments, such as available-for-sale securities, that are accounted for on a mark-to-market basis. Other risks that we face are operational risks, liquidity risks and reputation risk. Operational risks include risks related to fraud, regulatory compliance, processing errors, technology and disaster recovery. Liquidity risk is the possible inability to fund obligations to depositors, lenders or borrowers due to unforeseen circumstances. Reputation risk is the risk that negative publicity or press, whether true or not, could cause a decline in our customer base or revenue.

Credit Risk Management. Our strategy for credit risk management focuses on having well-defined credit policies and uniform underwriting criteria and providing prompt attention to potential problem loans. Further, we have strengthened our oversight of problem assets through the formation of a special assets department in December 2009. The department, which is run by our chief operating officer and consists of three other loan and credit administration officers, increase the frequency with which classified and watch list credits are reviewed and aggressively act to resolve problem loans.

When a borrower fails to make a required loan payment, we take a number of steps to attempt to have the borrower cure the delinquency and restore the loan to current status. When the loan becomes 15 days past due, a late notice is generated and sent to the borrower. A second notice is sent and phone calls are made ten days later. If payment is not received by the 30th day of delinquency, a further notification is sent to the borrower. If payment is not received by the 45th day of delinquency for a loan on a Pennsylvania property or the 60th day of delinquency for a loan on a New Jersey property, a notice is sent to the borrower advising them that they have a specified period of time to cure their default before legal action begins. If no successful workout can be achieved, after a loan becomes 90 days delinquent, we typically commence foreclosure or other legal proceedings. If a foreclosure action is instituted and the loan is not brought current, paid in full, or refinanced before the foreclosure sale, the real property securing the loan generally is sold at or subsequent to foreclosure. We also may consider loan workout arrangements with certain borrowers under certain circumstances.

Management reports to the Board of Directors or a committee of the Board monthly regarding the amount of loans delinquent more than 30 days, all loans in foreclosure and all foreclosed and repossessed property that we own.

Analysis of Nonperforming and Classified Assets. We consider repossessed assets and loans that are 90 days or more past due to be nonperforming assets. Loans are generally placed on nonaccrual status when they become 90 days delinquent at which time the accrual of interest ceases and any previously recorded interest is reversed and recorded as a reduction of loan interest and fee income. Typically, payments received on a nonaccrual loan are applied to the outstanding principal and interest as determined at the time of collection of the loan.

Real estate that we acquire as a result of foreclosure or by deed-in-lieu of foreclosure are classified as foreclosed assets until it is sold. When property is acquired, it is initially recorded at the lower of its cost or fair value, less estimate selling expenses. Holding costs and declines in fair value after acquisition of the property result in charges against income.

The following table provides information with respect to our nonperforming assets at the dates indicated. We had troubled debt restructurings totaling $1.2 million related to three residential mortgage loans as of December 31, 2009.

	At December 31,
	2009	2008	2007	2006	2005
	(Dollars in thousands)
Nonperforming loans:
One- to four-family real estate	$7,740	$1,503	$155	$284	$548
Multi-family and commercial real estate	4,738	685	105	—	2,972
Construction	15,739	3,495	—	—	—
Consumer	612	167	—	—	—
Commercial and industrial	250	—	—	—	—

Total	29,079	5,850	260	284	3,520

Accruing loans past due 90 days or more:
One- to four-family	—	—	559	—	—
Multi-family and commercial real estate	601	—	—	2,941	1,574

Total	601	—	559	2,941	1,574

Total of nonperforming loans and accruing loans 90 days or more past due	29,680	5,850	819	3,225	5,094
Assets acquired through foreclosure	4,052	—	—	—	107

Total nonperforming assets	$33,732	$5,850	$819	$3,225	$5,201

Total nonperforming loans and accruing loans past due 90 days or more to total loans	4.62%	0.98%	0.18%	0.90%	1.36%
Total nonperforming loans to total assets	2.53	0.63	0.10	0.43	0.65
Total nonperforming assets to total assets	2.87	0.63	0.10	0.43	0.67

The following table sets forth our nonperforming loans and accruing loans past due 90 days or more by state (based on borrowers’ residence) at December 31, 2009.

	One-to Four- Family Real Estate		Multi-family and Commercial Real Estate		Construction		Consumer		Commercial and Industrial		Total
	Number of Loans	Amount	Number of Loans	Amount	Number of Loans	Amount	Number of Loans	Amount	Number of Loans	Amount	Number of Loans	Amount
	(Dollars in thousands)
Pennsylvania	4	$713	2	$601	2	$1,894	2	$173	—	$—	10	$3,381
New Jersey	6	7,027	5	4,738	3	12,061	3	439	1	250	18	24,515
Delaware	—	—	—	—	1	1,784	—	—	—	—	1	1,784

Total	10	$7,740	7	$5,339	6	$15,739	5	$612	1	$250	29	$29,680

At December 31, 2009, nonperforming assets were comprised of the following:

•

Six construction loans for residential developments, the largest of which was a $7.1 million loan collateralized by a residential housing development in Cape May County, New Jersey. The five other nonaccrual construction loans totaled $8.6 million at December 31, 2009 and are collateralized by a condominium project located in Atlantic County, New Jersey, land associated with an apartment complex development located in Sussex County, Delaware, a residential home located in Atlantic County, New Jersey, a townhome project located in Montgomery County, Pennsylvania and a single family residential development in Montgomery County, Pennsylvania.

•	Five multi-family and commercial real estate loans, the largest of which was a $2.6 million loan secured by a self-storage facility located in Burlington County, New Jersey.

•	One commercial and industrial loan located in Atlantic County, New Jersey.

•	Ten one-to four-family loans, the largest of which is a $4.3 million loan secured by a residential home located in Somerset County, New Jersey.

•	Five consumer loans, each of which is secured by a second or third mortgage position.

•	Two commercial real estate loans past due more than 90 days. Both borrowers have continued to make interest payments on these loans. One loan for $560,000 was repaid in January 2010.

•

Three properties in assets acquired through foreclosure, consisting of a single family residential development located in Atlantic County, New Jersey with a book value of $2.1 million, a condominium project located in Philadelphia County, Pennsylvania with a book value of $1.7 million and a single family residential home in Atlantic County, New Jersey with a book value of $250,000.

For a discussion of the specific allowance related to these assets, see “Analysis and Determination of the Allowance for Loan Losses—Specific Allowance Required for Impaired Loans.”

Interest income that would have been recorded for 2009 had nonaccruing loans been current according to their original terms was approximately $1.6 million. Interest income included in net income for these loans for 2009 was $896,000.

Federal regulations require us to review and classify our assets on a regular basis. In addition, the Office of Thrift Supervision has the authority to identify problem assets and, if appropriate, require them to be classified. There are three classifications for problem assets: substandard, doubtful and loss. “Substandard assets” must have one or more defined weaknesses and are characterized by the distinct possibility that we will sustain some loss if the deficiencies are not corrected. “Doubtful assets” have the weaknesses of substandard assets with the additional characteristic that the weaknesses make collection or liquidation in full on the basis of currently existing facts, conditions and values questionable, and there is a high possibility of loss. An asset classified “loss” is considered uncollectible and of such little value that continuance as an asset of the institution is not warranted. The regulations also provide for a “special mention” category, described as assets which do not currently expose us to a sufficient degree of risk to warrant classification but do possess credit deficiencies or potential weaknesses deserving our close attention. If we classify an asset as loss, we allocate an amount equal to 100% of the portion of the asset classified loss.

The following table shows the aggregate amounts of our criticized and classified assets at the dates indicated.

	At December 31,
	2009	2008	2007
	(In thousands)
Special mention assets	$23,450	$22,472	$1,648
Substandard assets	41,494	8,800	559
Doubtful assets	—	200	—

Total criticized and classified assets	$64,944	$31,472	$2,207

At December 31, 2009, substandard assets were comprised of: (1) $29.1 million in nonperforming loans and $4.1 million of assets acquired through foreclosure identified in the nonperforming asset table; (2) $6.0 million related to three loans that are current on principal and interest payments but are classified due to weaknesses in each of the borrower’s underlying businesses; (3) $628,000 amortized cost of the private label residential mortgage related security that was classified as other-than-temporary impaired during the June 2009 quarter; and (4) $1.7 million in real estate held for investment.

At December 31, 2009, Fox Chase Bank had thirteen loans classified as special mention, which was comprised of two loans totaling $3.4 million for the construction of residential developments, eight multi-family and commercial real estate projects totaling $13.5 million and three commercial and industrial loans totaling $6.5 million.

Other than as disclosed in the above tables, there are no other loans at December 31, 2009 that management has serious doubts about the ability of the borrowers to comply with the present loan repayment terms.

Delinquencies. The following table provides information about delinquencies in our loan portfolio at the dates indicated.

	At December 31,
	2009		2008		2007
	30-59 Days Past Due	60-89 Days Past Due	30-59 Days Past Due	60-89 Days Past Due	30-59 Days Past Due	60-89 Days Past Due
	(In thousands)
One- to four-family real estate	$678	$—	$104	$92	$231	$15
Multi-family and commercial real estate	198	2,303	766	337	953	146
Consumer:
Home equity loans and lines of credit	393	3	63	83	—	53
Other	—	—	—	—	—	2

Total	$1,269	$2,306	$933	$512	$1,184	$216

At December 31, 2009, delinquent loans were comprised of nineteen different loan relationships. The largest relationship was a $2.3 million loan which was 60 days past its contractual maturity date, however the borrower has continued to make its normal monthly payments of principal and interest and the loan is expected to be renewed within the first quarter of 2010.

Analysis and Determination of the Allowance for Loan Losses. The allowance for loan losses is maintained at a level representing management’s best estimate of known and inherent losses in the loan portfolio, based upon management’s evaluation of the portfolio’s collectibility. We evaluate the need to establish allowances against losses on loans on a quarterly basis. When changes in the allowance are necessary, an adjustment is made. The adjustments to the allowance are made by management and presented to the Audit Committee of the board of directors.

Our methodology for assessing the appropriateness of the allowance for loan losses consists of a specific allowance on impaired loans and a general valuation allowance on the remainder of the loan portfolio. Although we determine the amount of each element of the allowance separately, the entire allowance for loan losses is available for the losses on entire portfolio.

Specific Allowance Required for Impaired Loans. A loan is considered impaired when, based on current information and events, it is probable that Fox Chase Bank will be unable to collect future payments of principal or interest as contractually due. Fox Chase Bank applies its normal loan review procedures in determining if a loan is impaired, which includes reviewing the collectability of delinquent and internally classified loans on a regular basis and at least quarterly. When a loan is classified as impaired, an impairment analysis is performed within the quarter in which a loan is identified as impaired to determine if a valuation allowance is needed. Fox Chase Bank generally classifies all impaired loans as nonperforming.

In measuring impairment, Fox Chase Bank determines whether repayment is expected through cash flows from the borrower or the borrower’s underlying business or property. In determining the likelihood of collecting principal and interest, Fox Chase Bank considers all available and relevant information, including the borrower’s actual and projected cash flows, balance sheet strength, liquidity and overall financial position. If repayment from the borrower or the underlying business or property is determined to be unlikely, and collateral exists, Fox Chase Bank considers the loan to be collateral dependent.

For impaired loans that are collateral dependent, Fox Chase Bank performs an impairment analysis in the quarter the loan is identified as impaired. In measuring the initial amount of impairment for a collateral dependent loan, Fox Chase Bank reviews the condition of the underlying property. Such review includes visiting and examining the property, reviewing the age and value of the most recent appraisal on file, reviewing the list price if the property is for sale and calculating loan to value ratios. After completion of this review, Fox Chase Bank obtains an appraisal from an external appraiser, typically in the quarter in which the loan is identified as impaired. At December 31, 2009, Fox Chase Bank utilized an external appraisal to determine fair value for all its collateral dependent impaired loans.

Fox Chase Bank reexamines each of its impaired loans on a quarterly basis to determine if any adjustments to the net carrying amount of a loan is required. For collateral dependent loans, Fox Chase Bank takes into consideration current facts and circumstances in analyzing whether the fair value of the collateral has increased or decreased significantly such that a change to the corresponding valuation allowance is required. Such analysis may be based on many different sources, including, but not limited to: (1) sales values of comparable properties or units within the same development relative to the appraised values for such properties or units that occurred since the date of the last appraisal; (2) sales agreements that may be entered into on the property since the date of the last appraisal; or (3) offers Fox Chase Bank receives on projects or properties since the date of the last appraisal. If current facts and circumstances are insufficient to determine fair value, Fox Chase Bank obtains a new appraisal. Further, Fox Chase Bank obtains an appraisal on each impaired loan at least annually.

If the fair value of a collateral dependent loan, less costs to sell, is less than the loan’s carrying amount, Fox Chase Bank establishes a provision to the allowance for loan losses in the amount of the difference between fair value, less costs to sell, and the loan’s carrying amount. Fox Chase Bank recognizes charge-offs associated with impaired loans when all or a portion of a loan is considered to be uncollectible. Charge-off amounts are based on appraised value, less estimated costs to sell. As of December 31, 2009, Fox Chase Bank had not recognized a charge-off in an amount different from the calculated impairment; based on external appraisal of fair value of the collateral.

For loans that are not collateral dependent, we establish a specific allowance on impaired loans based on management’s estimate of the discounted cash flows Fox Chase Bank expects to receive from the borrower. Factors considered in evaluating such cash flows include: (1) the strength of the customer’s personal or business cash flows and personal guarantees; (2) the availability of other sources of repayment; (3) the amount due or past due; (4) the type and value of collateral, if applicable; (5) the strength of our collateral position, if applicable; (6) the estimated cost to sell the collateral; and (7) the borrower’s effort to cure the delinquency.

Management has recorded specific allowance for loan losses of $4.3 million at December 31, 2009 relating to $26.2 million in impaired loans. Such allowance for loan losses are determined based on either (1) management’s estimate of discounted cash flows that Fox Chase Bank expects to receive over the life of the loan or (2) for collateral dependent loans, appraised value less costs to sell. Allowance for loan losses relating to assets for impaired commercial and construction loans totaled $3.1 million, for impaired one-to four-family loans totaled $939,000 and for impaired consumer loans totaled $285,000.

At December 31, 2009, Fox Chase Bank had $2.9 million of impaired loans that had no related valuation allowance. The $2.9 million is comprised of five loans which were all collateral dependent. For each of these loans, the fair value of the collateral, less costs to sell, was greater than the loan’s carrying amount and therefore no specific allowance for loan loss was required. Fair value was based on an external appraisal.

General Valuation Allowance on the Remainder of the Loan Portfolio. We establish a general allowance for loans (1) that are classified but are not considered impaired and (2) that are not classified, to recognize the inherent losses associated with lending activities. This general valuation allowance is determined by segmenting the loan portfolio by loan category and assigning percentages, known as loss factors, to each category. The percentages are adjusted for significant factors that, in management’s judgment, affect the collectibility of the portfolio as of the evaluation date. These significant factors may include loss experience, trends and absolute levels of classified and criticized loans, trends and absolute levels in delinquent loans, trends in risk ratings, trends in industry charge-offs by particular segments and changes in existing general economic and business conditions affecting our lending areas and the national economy. These loss factors are subject to ongoing evaluation to ensure their relevance in the current economic environment. We perform this systematic analysis of the allowance on a quarterly basis.

For new commercial loan relationships originated in the last twelve months, management reviews and provides a loss factor for each individual commercial loan relationship. Generally, management believes the risk of default on recently underwritten loans is relatively low at the time of origination and increases with time, at some point moderating. This is supported by the concept that the fair value of the loan at inception approximates its book value. New commercial loans are reviewed on a quarterly basis, and allowance for loan loss factors adjusted commensurate with assessed changes in the loan’s risk.

At December 31, 2009, our allowance for loan losses was $10.6 million, which represented 1.65% of total loans and 35.7% of nonperforming loans. At December 31, 2009 specific allowance for loan losses for impaired loans was $4.3 million and the general valuation allowance for the loan portfolio was $6.3 million. At December 31, 2008, our allowance for loan losses was $6.3 million, which represented 1.05% of total loans and 107.0% of nonperforming loans. At December 31, 2008 specific allowance for loan losses for impaired loans was $926,000 and the general valuation allowance for the loan portfolio was $5.3 million. At December 31, 2007, the allowance for loan losses was $3.4 million of which $139,000 was specific allowance for loan losses for impaired loans and $3.2 million was a general valuation allowance.

The increase in general valuation allowance of $1.0 million during 2009 was primarily due to loan classification downgrades in our commercial loan portfolio related to the deterioration in the national and local economy, and the resulting negative impact on unemployment and real estate values in our geographic footprint of southern New Jersey and southeastern Pennsylvania. As loans are downgraded, the loss factors that are applied increase, resulting in an increase to the general allowance for loan loss. During 2009, we also updated credit scores on our consumer portfolio and increased our general valuation allowance for consumer loans where the borrower’s FICO credit score was less than 660. The increase in general valuation allowance of $2.1 million during 2008 was primarily due to growth in the loan portfolio as well as increased of loss factors on the Fox Chase Bank’s construction loan portfolio due to deterioration in the national and local economy and the negative impact on the residential housing market.

The allowance for loan losses at December 31, 2009 and 2008 represent application of loan loss policies, which comply with U.S. generally accepted accounting principles and all regulatory guidance.

We identify loans that may need to be charged off as a loss by reviewing all nonperforming, delinquent and criticized loans which we have concerns about collectibility. A loan is charged off, when in our judgment, the loan or portion of a loan is considered uncollectible.

The following table sets forth the breakdown of the allowance for loan losses by loan category at the dates indicated.

	At December 31,
	2009		2008		2007		2006		2005
	Amount	% of Loans in Category to Total Loans	Amount	% of Loans in Category to Total Loans	Amount	% of Loans in Category to Total Loans	Amount	% of Loans in Category to Total Loans	Amount	% of Loans in Category to Total Loans
	(Dollars in thousands)
Real estate loans:
One- to four-family	$1,455	41.8%	$542	43.8%	$405	47.9%	$798	58.3%	$607	60.9%
Multi-family and commercial	3,476	32.4	2,220	26.2	1,245	16.9	784	12.4	2,544	8.8
Construction	3,782	6.4	2,449	10.9	872	10.3	318	3.2	4,640	8.3
Consumer loans:
Home equity	513	7.8	337	10.7	329	15.2	257	20.5	316	17.3
Home equity lines of credit	99	2.1	9	1.9	5	2.1	38	2.9	—	4.3
Other	95	0.9	24	0.2	29	0.2	40	0.4	46	0.4
Commercial and industrial	1,064	8.6	577	6.3	486	7.4	446	2.3	18	—
Unallocated	121	—	102	—	5	—	268	—	178	—

Total allowance for loan losses	$10,605	100.0%	$6,260	100.0%	$3,376	100.0%	$2,949	100.0%	$8,349	100.0%

Although we believe that we use the best information available to establish the allowance for loan losses, future adjustments to the allowance for loan losses may be necessary and our results of operations could be adversely affected if circumstances differ substantially from the assumptions used in making the determinations. Furthermore, while we believe we have established our allowance for loan losses in conformity with U.S. generally accepted accounting principles, there can be no assurance that the Office of Thrift Supervision, in reviewing our loan portfolio, will not request us to increase our allowance for loan losses. The Office of Thrift Supervision may require us to increase our allowance for loan losses based on judgments different from ours. In addition, because future events affecting borrowers and collateral cannot be predicted with certainty, there can be no assurance that increases will not be necessary should the quality of any loans deteriorate as a result of the factors discussed above. Any material increase in the allowance for loan losses may adversely affect our financial condition and results of operations.

Analysis of Loan Loss Experience. The following table sets forth an analysis of the allowance for loan losses for the years indicated.

	Year Ended December 31,
	2009	2008	2007	2006	2005
	(Dollars in thousands)
Allowance at beginning of year	$6,260	$3,376	$2,949	$8,349	$14,391

Charge-offs:
Residential real estate	148	—	—	—	—
Multi-family and commercial real estate	2,990	—	—	—	—
Construction	1,257	—	—	—	—
Consumer	131	19	2	8	17
Commercial and industrial	181	—	—	—	—

Total charge-offs	4,707	19	2	8	17

Recoveries	—	3	4	2	—

Net charge-offs (recoveries)	4,707	16	(2)	6	17
Provision (credit) for loan losses	9,052	2,900	425	(5,394)	(6,025)

Allowance at end of year	$10,605	$6,260	$3,376	$2,949	$8,349

Allowance for loan losses to nonperforming loans	35.7%	107.0%	412.2%	91.4%	163.9%
Allowance for loan losses to total loans at the end of the year	1.65	1.05	0.75	0.82	2.22
Net charge-offs to average loans outstanding during the year	0.75	—	—	—	—

Interest Rate Risk Management. We manage the interest rate sensitivity of our interest-bearing liabilities and interest-earning assets in an effort to minimize the adverse effects of changes in the interest rate environment. To reduce the volatility of our earnings, we have sought to improve the match between asset and liability maturities and rates, while maintaining an acceptable interest rate spread. Our strategy for managing interest rate risk generally is to emphasize the origination of shorter-term adjustable-rate loans, and to invest in securities that have adjustable-rates or shorter terms. Additionally, we have focused on increasing money market deposit accounts, which provide greater pricing flexibility, as well as making efforts to extend maturities on certificates of deposit and wholesale borrowings to better match longer-term fixed-rate assets.

We have a Risk Management Committee, which together with an Asset/Liability Management Committee, communicates, coordinates and controls all aspects involving asset/liability management. The committee establishes and monitors the volume, maturities, pricing and mix of assets and funding sources with the objective of managing assets and funding sources to provide results that are consistent with liquidity, growth, risk limits and profitability goals.

We currently do not participate in systemic hedging programs, interest rate swaps or other activities involving the use of derivative financial instruments, except that as of December 31, 2009, Fox Chase Bank had one interest rate swap in the notional amount of $1.2 million to hedge a 15-year fixed-rate loan which was earning interest at 7.43%. Fox Chase Bank is receiving a variable rate payment of three-month LIBOR plus 2.24% and will pay fixed rate payments of 7.43%. The swap matures in April 2022 and had a market value loss position of $125,000 and $236,000 at December 31, 2009 and 2008, respectively.

Net Portfolio Value Analysis. We use a net portfolio value analysis prepared by the Office of Thrift Supervision and an internally prepared model to review our level of interest rate risk. Such analyses measure interest rate risk by computing changes in net portfolio value of our cash flows from assets, liabilities and off-balance sheet items in the event of a range of assumed changes in market interest rates. Net portfolio value represents the market value of portfolio equity and is equal to the market value of assets minus the market value of liabilities, with adjustments made for off-balance sheet items. These analyses assess the risk of loss in market risk-sensitive instruments in the event of a sudden and sustained 50 to 300 basis point increase or 50 and 100 basis point decrease in market interest rates with no effect given to any steps that we might take to counter the effect of that interest rate movement. Because of the low level of market interest rates, these analyses are not performed for decreases of more than 100 basis points. The internal model differs from that prepared by the Office of Thrift Supervision as it assumes: (1) slower prepayments for fixed-rate one-to four-family loans; and (2) a longer duration for transaction accounts. Notwithstanding the different assumptions, the two models do not produce materially different results.

The following table, which is based on information that we provide to the Office of Thrift Supervision, presents the change in the net portfolio value of Fox Chase Bank at September 30, 2009 (the latest date for which the information is available) that would occur in the event of an immediate change in interest rates based on Office of Thrift Supervision assumptions, with no effect given to any steps that we might take to counteract that change.

Basis Point (“bp”) Change in Rates	Net Portfolio Value			Net Portfolio Value as % of Portfolio Value of Assets
	Amount	Change	% Change	NPV Ratio	Change (bp)
	(Dollars in thousands)
300	$80,064	$(45,613)	(36)%	6.84%	(333)
200	99,038	(26,640)	(21)	8.28	(189)
100	118,970	(6,707)	(5)	9.77	(40)
50	119,307	(6,370)	(5)	9.72	(45)
0	125,677			10.17
(50)	122,942	(2,735)	(2)	9.90	(27)
(100)	124,218	(1,459)	(1)	9.97	(20)

The decrease in our net portfolio value shown in the preceding table that would occur reflects: (1) that a substantial portion of our interest-earning assets are fixed-rate residential loans and fixed-rate investment securities; (2) the shorter duration of deposits, which reprice more frequently in response to changes in market interest rates; (3) the size of our mortgage related securities portfolio, which would provide less cash flows as interest rates increase; and (4) the significant amount of certificates of deposit maturing in 2010.

The Office of Thrift Supervision uses various assumptions in assessing interest rate risk. These assumptions relate to interest rates, loan prepayment rates, deposit decay rates and the market values of certain assets under differing interest rate scenarios, among others. As with any method of measuring interest rate risk, certain shortcomings are inherent in the methods of analyses presented in the foregoing table. For example, although certain assets and liabilities may have similar maturities or periods to repricing, they may react in different degrees to changes in market interest rates. Also, the interest rates on certain types of assets and liabilities may fluctuate in advance of changes in market interest rates, while interest rates on other types may lag behind changes in market rates. Additionally, certain assets, such as adjustable-rate mortgage loans, have features that restrict changes in interest rates on a short-term basis and over the life of the asset. Further, in the event of a change in interest rates, expected rates of prepayments on loans and early withdrawals from certificates could deviate significantly from those assumed in calculating the table. Prepayment rates can have a significant impact on interest income. Because of the large percentage of loans and mortgage-backed securities we hold, rising or falling interest rates have a significant impact on the prepayment speeds of our earning assets that in turn affect the rate sensitivity position. When interest rates rise, prepayments tend to slow. When interest rates fall, prepayments tend to rise. Our asset sensitivity would be reduced if prepayments slow and vice versa. While we believe these assumptions to be reasonable, there can be no assurance that assumed prepayment rates will approximate actual future mortgage-backed security and loan repayment activity.

Liquidity Management. Liquidity is the ability to meet current and future financial obligations of a short-term nature. Our primary sources of funds consist of deposit inflows, wholesale borrowings, loan repayments and maturities and liquidation and sales of securities. While maturities and scheduled amortization of loans and securities are predictable sources of funds, deposit flows, loan prepayments and sales of securities are greatly influenced by general interest rates, economic conditions and competition.

We regularly adjust our investments in liquid assets based upon our assessment of: (1) expected loan demand; (2) expected deposit flows; (3) yields available on interest-earning deposits and securities; and (4) the objectives of our asset/liability management policy. We use a variety of measures to assess our liquidity needs, which are provided to our Asset/Liability Management Committee on a regular basis. Our policy is to maintain net liquidity of at least 50% of our funding obligations over the next month. Additionally, our policy is to maintain an amount of cash and short-term marketable securities equal to at least 15% of net deposits and liabilities that will mature in one year or less.

Our most liquid assets are cash and cash equivalents. The levels of these assets depend on our operating, financing, lending and investing activities during any given period. Cash and cash equivalents totaled $65.4 million at December 31, 2009. Securities classified as available-for-sale, which provide additional sources of liquidity, totaled $422.5 million at December 31, 2009. In addition, at December 31, 2009, we had the ability to borrow a total of approximately $333.2 million from the Federal Home Loan Bank of Pittsburgh, of which we had $137.2 million outstanding.

At December 31, 2009, we had $123.9 million in loan commitments outstanding, which consisted of $4.5 million of mortgage loan commitments, $23.6 million in home equity and consumer loan commitments, $95.5 million in commercial loan commitments and $254,000 standby letters of credit.

Certificates of deposit due within one year of December 31, 2009 totaled $339.2 million, representing 64.7% of certificates of deposit at December 31, 2009. At December 31, 2008, certificates of deposit due within one year totaled $200.2 million, representing 53.5% of certificates of deposit at December 31, 2008. The increase of in certificates of deposit due within one year of $139.0 million was primarily due to increased certificates of deposit obtained through a pricing promotion offered in March 2009. Of the certificates of deposit associated with this promotion, $25.7 million mature in the first quarter of 2010 and $130.6 mature in the third quarter of 2010. We believe the large percentage of certificates of deposit that mature within one year reflect customers’ hesitancy to invest their funds for long periods in the current low interest rate environment as well as the successful efforts of the March 2009 promotion. We are implementing marketing and pricing strategies that we believe will help retain a significant portion of these maturities. If these maturing deposits do not remain with us, we will be required to seek other sources of funds, including other certificates of deposit and borrowings. Depending on market conditions, we may be required to pay higher rates on such deposits or other borrowings than we currently pay on the certificates of deposit due on or before December 31, 2010.

The following table presents certain of our contractual obligations as of December 31, 2009.

	Payments Due by Period
	Total	Less Than One Year	One to Three Years	Three to Five Years	More Than Five Years
	(Dollars in thousands)
Contractual Obligations
Operating lease obligations (1)	$1,229	$494	$735	$—	$—
FHLB advances and other borrowings (2)	221,937	20,890	49,737	51,348	99,962
Other long-term obligations (3)	6,046	1,684	2,981	1,381	—

Total	$229,212	$23,068	$53,453	$52,729	$99,962

(1)	Represents lease obligations for Fox Chase Bank’s operations center, one commercial loan production office and equipment.
(2)	Includes principal and projected interest payments.
(3)	Represents obligations to Fox Chase Bancorp’s third party data processing providers and other vendors. Fox Chase Bancorp renegotiated its third-party data processing agreement during February 2009. The new agreement has a five-year term ending in 2013.

Our primary investing activities are the origination of loans and the purchase and sale of securities. Our primary financing activities consist of activity in deposit accounts and borrowed funds. Deposit flows are affected by the overall levels of interest rates, the interest rates and products offered by us and our local competitors and other factors. We generally manage the pricing of our deposits to be competitive and to increase core deposit relationships. Occasionally, we offer promotional rates on certain deposit products to attract deposits.

The following table presents our primary investing and financing activities during the periods indicated.

	Year Ended December 31,
	2009	2008
	(In thousands)
Investing activities:
Loan originations	$(211,062)	$(207,687)
Other decreases in loans	155,765	82,182
Purchase of loan participations	(127)	(19,335)
Security purchases	(313,473)	(163,303)
Security sales	77,531	94,449
Security maturities, calls and principal repayments	117,024	68,893
Financing activities:
Increases in deposits	249,805	22,912
Net (decrease) increase in FHLB advances	(9,214)	66,379
Increase in other borrowings	—	30,000
Purchase of treasury stock	(4,521)	(3,369)

Capital Management. We have managed our capital to maintain strong protection for depositors and creditors. We are subject to various regulatory capital requirements administered by the Office of Thrift Supervision, including a risk-based capital measure. The risk-based capital guidelines include both a definition of capital and a framework for calculating risk-weighted assets by assigning balance sheet assets and off-balance sheet items to broad risk categories. At December 31, 2009, we exceeded all of our regulatory capital requirements. We are considered “well capitalized” under regulatory guidelines. See “Regulation and Supervision—Federal Banking Regulations—Capital Requirements” and the notes to the consolidated financial statements included in this prospectus. In addition, due in part to its sufficient capital level, Fox Chase Bancorp did not participate in the U.S. Government sponsored Troubled Asset Relief Program (“TARP”).

Off-Balance Sheet Arrangements. In the normal course of operations, we engage in a variety of financial transactions that, in accordance with U.S. generally accepted accounting principles, are not recorded in our financial statements. These transactions involve, to varying degrees, elements of credit, interest rate and liquidity risk. Such transactions are used primarily to manage customers’ requests for funding and take the form of loan commitments, letters of credit and lines of credit. For information about our loan commitments and unused lines of credit, see note 12 of the notes to the consolidated financial statements. We currently have one hedge of a fixed-rate fifteen year $1.2 million loan, which provides for Fox Chase Bank to receive variable rate funds and pay fixed rate funds. We currently have no additional plans to engage in hedging activities in the future.

For the years ended December 31, 2009 and 2008, we engaged in no off-balance sheet transactions reasonably likely to have a material effect on our financial condition, results of operations or cash flows.

Impact of Recent Accounting Pronouncements

The information required by this item is included in Note 16 to the consolidated financial statements included in this prospectus.

Effect of Inflation and Changing Prices

The financial statements and related financial data presented in this prospectus have been prepared in accordance with U.S. generally accepted accounting principles, which require the measurement of financial condition and operating results in terms of historical dollars without considering the change in the relative purchasing power of money over time due to inflation. The primary impact of inflation on our operations is reflected in increased operating costs. Unlike most industrial companies, virtually all the assets and liabilities of a financial institution are monetary in nature. As a result, interest rates generally have a more significant impact on a financial institution’s performance than do general levels of inflation. Interest rates do not necessarily move in the same direction or to the same extent as the prices of goods and services.

Our Management

Board of Directors

The board of directors of new Fox Chase Bancorp is comprised of eight persons who are elected for terms of three years, approximately one-third of whom will be elected annually. The directors of new Fox Chase Bancorp are the same individuals that comprise the boards of directors of Fox Chase Bancorp and Fox Chase Bank. All of our directors are independent under the current listing standards of the Nasdaq Stock Market, except for Mr. Petro, who is President and Chief Executive Officer of Fox Chase Bancorp and Fox Chase Bank. Unless otherwise stated, each person has held his or her current occupation for the last five years. Ages presented are as of December 31, 2009.

The following directors have terms ending in 2010:

Richard M. Eisenstaedt has served as the President of the Eastern University Foundation and General Counsel for Eastern University since July 2004. Before joining Eastern University, Mr. Eisenstaedt retired as Vice President, General Counsel and Corporate Secretary for Triumph Group, Inc. (NYSE: TGI). Previously, he was General Counsel to Unisource Worldwide, Inc., a subsidiary of Alco Standard Corporation. Mr. Eisenstaedt graduated from Albany Law School and received a B.S. in Civil Engineering from Lehigh University. Age 64. Director since 2005.

As an attorney who previously served as general counsel to a corporation listed on the New York Stock Exchange, Mr. Eisenstaedt effectively provides the board with the leadership necessary to assess issues facing a public company. He also demonstrates a strong commitment to Fox Chase Bancorp’s local community in his role as President of the Eastern University Foundation.

Anthony A. Nichols, Sr. is Chairman Emeritus and Trustee of Brandywine Realty Trust (NYSE: BDN). Before working with Brandywine Realty Trust, Mr. Nichols founded The Nichols Company, a private real estate development company, through a corporate joint venture with Safeguard Scientifics, Inc. and was President and Chief Executive Officer. Previously, Mr. Nichols was Senior Vice President of Colonial Mortgage Service Company (now GMAC Mortgage Corporation) and President of Colonial Advisors. Mr. Nichols is a graduate of and currently serves as Vice Chairman and Trustee of St. Joseph’s University. Age 70. Director since 2005.

Mr. Nichols’ background provides the board of directors with critical experience in certain real estate matters, which are essential to the business of Fox Chase Bancorp. He also is a strong advocate of Fox Chase Bancorp through his extensive civic and community involvement, including his service as a Trustee of St. Joseph’s University.

The following directors have terms ending in 2011:

Thomas M. Petro has been President and Chief Executive Officer of Fox Chase Bank since June 2005. Before joining Fox Chase Bank, Mr. Petro led the turnaround, as President and Chief Executive Officer, of Northeast Pennsylvania Financial Corp. and its principal subsidiary, First Federal Bank in Hazelton, Pennsylvania. Before joining First Federal Bank, Mr. Petro was a principal with S.R. Snodgrass, LLC. Mr. Petro also served as Executive Vice President of the Bryn Mawr Trust Company, President of the Bryn Mawr Brokerage Company and Chairman of Bryn Mawr Asset Management. He began his banking career with Mellon Bank in Pittsburgh, Pennsylvania. Mr. Petro is a Trustee of Eastern University, St. David’s, Pennsylvania, and serves as the Chairman of the Finance Committee of the Board of Trustees. Mr. Petro is a graduate of Point Park College in Pittsburgh, Pennsylvania and holds both a B.S. Business Management and an A.S. Banking. Age 51. Director since 2005.

Mr. Petro’s extensive experience in the local banking industry and involvement in business and civic organizations in the communities in which Fox Chase Bank serves provides the board valuable insight regarding the business and operation of Fox Chase Bank. Mr. Petro’s knowledge of all aspects of Fox Chase Bancorp’s and Fox Chase Bank’s business, combined with his strategic vision, position him well to serve as our President and Chief Executive Officer.

Todd S. Benning is a founding shareholder of Dunlap & Associates, PC, a full-service certified public accounting firm located in Chalfont, Pennsylvania. He serves as the firm’s Director of Taxation and has over twenty-five years of experience in public accounting. Mr. Benning earned a Master of Taxation degree from Villanova University and is a graduate of Geneva College where he earned degrees in Accounting and Business Administration. Age 49. Director since 2005.

As a shareholder of a certified public accounting firm, Mr. Benning provides the board of directors with critical experience regarding accounting matters and small company management as a financial expert. He works extensively with companies within the region in which Fox Chase Bancorp conducts its business.

RoseAnn B. Rosenthal is President, Chief Executive Officer and a Director of Ben Franklin Technology Partners of Southeastern Pennsylvania, which invests and provides commercialization and business assistance to technology firms and start-up companies. Ms. Rosenthal has forty-one years of experience in business investment, regional planning and economic development. Before joining Ben Franklin Technology Partners, Ms. Rosenthal was Senior Vice President for Strategic Development at Philadelphia Industrial Development Corporation. Ms. Rosenthal received a B.A. from Temple University and in 2007, was awarded an Honorary Ph.D. in Humane Letters from Philadelphia University. Age 59. Director since 2008.

Ms. Rosenthal’s extensive experience with start-up companies and technology firms offers the board of directors substantial small company management experience, specifically within the region in which Fox Chase Bancorp conducts its business. Her involvement in local and governmental organizations has allowed Ms. Rosenthal to develop strong ties to the business community.

The following directors have terms ending in 2012:

Roger H. Ballou is President and Chief Executive Officer and a director of CDI Corporation (NYSE: CDI), a company that offers engineering, information technology and professional staffing solutions. Before joining CDI, Mr. Ballou served as Chairman and Chief Executive Officer of Global Vacation Group and as a senior advisor to Thayer Capital Partners. Previously, he was President and Chief Operating Officer of Alamo Rent-a-Car. For more than 16 years before joining Alamo, he held several positions with American Express, culminating in his appointment as President of the Travel Services Group. Mr. Ballou is a director of Alliance Data Systems (NYSE: ADS). Mr. Ballou received a B.S. in Economics from the University of Pennsylvania’s Wharton School and an M.B.A. from the Dartmouth College’s Amos Tuck School. Age 58. Director since 2005.

As the President and Chief Executive Officer of a corporation listed on the New York Stock Exchange, Mr. Ballou provides the board with extensive public company oversight and leadership experience. In addition, Mr. Ballou offers the board of directors significant business and management level experience including experience in the financial services industry.

Richard E. Bauer is a recently retired Senior Vice President of Columbian Financial Group of Binghamton, New York, a nationwide provider of life insurance products. Mr. Bauer previously served as Chairman and Chief Executive Officer of The Philanthropic Companies prior to its 2006 merger with Columbian Financial Group. Mr. Bauer has also served as an executive officer of several banking institutions, most notably Provident National Bank (now PNC Bank). He is currently a Board member of Columbian Financial Group and Alpha Tau Omega, a national collegiate fraternity. Mr. Bauer graduated from Muhlenberg College with a B.A. in Psychology. He is a graduate of the Stonier Graduate School of Banking and the Harvard Graduate School of Business Advanced Management Program. Age 66. Director since 2005.

Mr. Bauer’s insurance background provides the board of directors with substantial management and leadership experience with respect to an industry that complements the financial services provided by Fox Chase Bancorp. He also is a strong advocate of Fox Chase Bancorp through his civic and community involvement.

Peter A. Sears is a retired executive who held a variety of positions at SmithKline (currently GlaxoSmithKline—NYSE: GSK), including Assistant General Counsel, Assistant Secretary of the Corporation, General Manager of Japan and Korea Operations, Vice President for the Asia Pacific Region and Vice President of Corporate Development. He founded S.R. One Limited, SmithKline’s venture capital arm where he served as its President and the Corporation’s Vice President for Business Investments. Upon retirement, he served six years as visiting lecturer of Cornell University’s Johnson School of Management and subsequently was a consultant to Quaker BioVentures, a large Philadelphia-based venture capital group. Mr. Sears is a graduate of Colgate University and Harvard Law School. Age 71. Director since 2005.

As a former executive of a corporation listed on the New York Stock Exchange, Mr. Sears provides the board of directors with critical experience regarding public company oversight matters. In addition, Mr. Sears’ legal background and experience provides the board with unique skills needed to guide Fox Chase Bancorp and its management effectively.

Executive Officers

Our executive officers are elected by the board of directors and serve at the board’s discretion. The following individuals currently serve as executive officers of Fox Chase Bancorp and Fox Chase Bank and will serve in the same positions with new Fox Chase Bancorp following the conversion and the offering.

Name	Position
Thomas M. Petro	President and Chief Executive Officer of Fox Chase Bancorp, Inc., Fox Chase MHC and Fox Chase Bank

Jerry D. Holbrook	Executive Vice President, Chief Operating Officer and Secretary of Fox Chase Bancorp, Inc., Fox Chase MHC and Fox Chase Bank

Roger S. Deacon	Executive Vice President, Chief Financial Officer of Fox Chase Bancorp, Inc., Fox Chase MHC and Fox Chase Bank

Keiron G. Lynch	Executive Vice President and Chief Payments Officer of Fox Chase Bank

Michael S. Fitzgerald	Executive Vice President and Chief Lending Officer of Fox Chase Bank

Below is information regarding our executive officers who are not also directors. Unless otherwise stated, each executive officer has held his or her current position for at least the last five years. Ages presented are as of December 31, 2009.

Jerry D. Holbrook, CMA, has served as Executive Vice President and Chief Operating Officer since April 2008. From 2005 to March 2008, Mr. Holbrook served as Executive Vice President and Chief Financial Officer of Fox Chase Bancorp. From 2003 to 2005, Mr. Holbrook was Executive Vice President, Chief Financial Officer and Corporate Secretary for Northeast Pennsylvania Financial Corp. and its principal subsidiary First Federal Bank, a public thrift institution. Previously, Mr. Holbrook served as Chief Financial Officer for E-Duction, Inc., a financial services start-up. Previously, he was Senior Vice President of Finance at First USA Bank (now part of J.P. Morgan Chase) where he managed the asset/liability management committee and was responsible for securitization planning and debt issuances for a $70 billion credit card portfolio. He began his banking career with WSFS Financial Corp. where he served as Senior Vice President and Controller. Mr. Holbrook holds a B.S. in Accounting from the University of Kentucky. Age 54.

Roger S. Deacon, CPA, has served as Executive Vice President and Chief Financial Officer since April 2008. From July 2007 to March 2008, Mr. Deacon served as Executive Vice President and Chief Accounting Officer of Fox Chase Bancorp. From October 2005 to June 2007, Mr. Deacon was Senior Vice President and Chief Financial Officer for NOVA Financial Holdings, Inc., a privately held bank holding company, and its principal subsidiary NOVA Savings Bank. From January 2001 to September 2005, Mr. Deacon served as Chief Financial Officer for I4 Commerce, a privately held financial services company that provides services through its Bill Me Later product. Previously, he was Senior Vice President of Finance at First USA Bank (now part of J.P. Morgan Chase) where he was responsible for all financial planning for its credit card business, which grew from $2 billion to $70 billion in managed assets. He began his career with Price Waterhouse, where he served as an Audit Manager in their Financial Services Practice Group. Mr. Deacon holds a B.S. in Business Administration from Bucknell University, majoring in Accounting with a concentration in Finance. Age 46.

Keiron G. Lynch, CTP, has served as Executive Vice President and Chief Payments Officer since April 2008. From 2005 to March 2008, Mr. Lynch served as Executive Vice President and Chief Administrative Officer. From 1999 to 2005, Mr. Lynch was Vice President of Global Visa Commerce Product Development for Visa International. Previously, he was Director of Delivery for The Source2 Group, LLC, a joint venture between Mellon Bank and MCI Systemhouse that provided outsourced accounts payable and accounts receivables services to companies nationwide. Mr. Lynch held a number of leadership positions with Mellon Bank over 17 years culminating as Vice President and Director of New Product Development for Mellon Bank’s Global Cash Management Division. Mr. Lynch holds a B.A. in Economics from Duke University. Age 52.

Michael S. Fitzgerald has served as Executive Vice President and Chief Lending Officer since November 2009. From June 2009 to October 2009 Mr. Fitzgerald served as Executive Vice President and Senior Lending Officer. From 1997 to May 2009, Mr. Fitzgerald worked for Sovereign Bank, located in Newtown, Pennsylvania, with his most recent position as Senior Vice President and Regional Executive Manager. During his tenure at Sovereign Bank, Mr. Fitzgerald was responsible for both lending and credit functions. Mr. Fitzgerald began his banking career at Meridian Bank in 1985. Mr. Fitzgerald holds a B.A. in Business Administration from Lycoming College. Age 46.

Board Leadership Structure and Board’s Role in Risk Oversight

The board of directors of Fox Chase Bancorp has determined that the separation of the offices of Chairman of the Board and President and Chief Executive Officer will enhance board independence and oversight. Moreover, the separation of the

Chairman of the Board and President and Chief Executive Officer will allow the President and Chief Executive Officer to focus on his responsibilities of running Fox Chase Bancorp, enhancing shareholder value and expanding and strengthening our franchise while allowing the Chairman of the Board to lead the board in its fundamental role of providing advice to and independent oversight of management. Consistent with this determination, Richard M. Eisenstaedt serves as Chairman of the Board of Fox Chase Bancorp. Mr. Eisenstaedt is independent under the listing requirements of The Nasdaq Stock Market.

Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including credit, interest rate, liquidity, operational, strategic and reputation risks. Management is responsible for the day-to-day management of risks Fox Chase Bancorp faces, while the board, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, the board of directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed. To do this, the Chairman of the Board meets regularly with management to discuss strategy and risks facing Fox Chase Bancorp. Senior management attends the board meetings and is available to address any questions or concerns raised by the board on risk management and any other matters. The Chairman of the Board and independent members of the board work together to provide strong, independent oversight of Fox Chase Bancorp’s management and affairs through its standing committees and, when necessary, special meetings of independent directors.

In addition, the board of directors of Fox Chase Bancorp maintains a Risk Management Committee that reviews and manages Fox Chase Bancorp’s material business risks by establishing and monitoring policies and procedures designated to identify, control, monitor and measure its material business risks, including credit, liquidity, operational, strategic and reputational risks.

Meetings and Committees of the Board of Directors

Fox Chase Bancorp and Fox Chase Bank conduct business through meetings and activities of their boards of directors and their committees. During the year ended December 31, 2009, the board of directors of Fox Chase Bancorp held eight meetings and the board of directors of Fox Chase Bank held seven meetings. No director attended fewer than 75% of the aggregate total meetings of Fox Chase Bancorp’s and Fox Chase Bank’s respective board of directors and the committees on which such director served during the year ended December 31, 2009.

In connection with the completion of the conversion and offering, new Fox Chase Bancorp will establish an audit committee, a compensation committee, an executive committee, a nominating and governance committee, a risk management committee and a strategic opportunities committee. All of the members of the audit, compensation and nominating and governance committees will be independent directors as defined in the listing standards of the Nasdaq Stock Market. Such committees will operate in accordance with the written charters currently used by Fox Chase Bancorp.

The following table identifies our standing committees and their members at April 30, 2010. All members of each committee are independent in accordance with the listing requirements of the Nasdaq Stock Market, except for Mr. Petro, who sits on the Executive and Risk Management Committees. Each committee operates under a written charter that is approved by the board of directors that governs its composition, responsibilities and operation. Each committee reviews and reassesses the adequacy of its charter at least annually. The charters of all six committees are available in the Governance Documents portion of the Investor Relations section of our website (www.foxchasebank.com).

Director	Audit Committee	Compensation Committee	Executive Committee	Nominating and Governance Committee	Risk Management Committee	Strategic Opportunities Committee
Roger H. Ballou	X	X*	X			X
Richard E. Bauer	X	X			X
Todd S. Benning	X*	X	X
Richard M. Eisenstaedt			X*	X*	X
Anthony A. Nichols, Sr.	X				X*
Thomas M. Petro			X		X
RoseAnn B. Rosenthal				X		X*
Peter A. Sears		X		X	X	X

Number of Meetings in 2009	9	8	—	3	9	9

*	Denotes Chairperson

Audit Committee

The board of directors has a separately-designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended. The Audit Committee assists the board of directors in its oversight of Fox Chase Bancorp’s accounting, auditing, internal control structure and financial reporting matters, the quality and integrity of Fox Chase Bancorp’s financial reports and Fox Chase Bancorp’s compliance with applicable laws and regulations. The Audit Committee is also responsible for engaging Fox Chase Bancorp’s independent registered public accounting firm and monitoring its conduct and independence. The board of directors has designated Todd S. Benning as an “audit committee financial expert” under the rules of the Securities and Exchange Commission. Mr. Benning is independent under the listing requirements of The Nasdaq Stock Market applicable to audit committee members.

Compensation Committee

The Compensation Committee approves the compensation objectives for Fox Chase Bancorp and Fox Chase Bank, establishes the compensation for Fox Chase Bancorp’s senior management and conducts the performance review of the Chief Executive Officer. The Compensation Committee reviews all components of compensation, including salaries, cash incentive plans, long-term incentive plans and various employee benefit matters. Decisions by the Compensation Committee with respect to the compensation of the Chief Executive Officer are approved by the full board of directors. The Compensation Committee also assists the board of directors in evaluating potential candidates for executive positions. See “—Compensation Discussion and Analysis” for a discussion of the role of management and compensation consultants in determining and/or recommending the amount or form of executive compensation.

Executive Committee

The Executive Committee discusses matters that require attention between regularly scheduled board meetings and exercises the authority and power of the board as permitted by law.

Nominating and Governance Committee

The Nominating and Governance Committee assists the board of directors in: (1) identifying individuals qualified to become board members, consistent with criteria approved by the board; (2) recommending to the board the director nominees for the next annual meeting; (3) implementing policies and practices relating to corporate governance, including implementation of and monitoring adherence to corporate governance guidelines; (4) leading the board in its annual review of the board’s performance; and (5) recommending director nominees for each committee.

Risk Management Committee

The Risk Management Committee reviews and manages Fox Chase Bancorp’s material business risks by establishing and monitoring policies and procedures designated to identify, control, monitor and measure its material business risks, including credit risk, interest rate risk, liquidity risk, operational risk, strategic risk and reputational risk.

Strategic Opportunities Committee

The Strategic Opportunities Committee reviews the overall strategic decisions of Fox Chase Bancorp and analyzes capital management plans, including the use of stock repurchases and payment of dividends, and any available strategic opportunities, including potential business combinations, equity investments, branch acquisitions or proposed debt or equity investments.

Director Compensation

The following table provides information regarding the compensation received by individuals who served as non-employee directors of Fox Chase Bancorp during the year ended December 31, 2009. The table excludes perquisites, which did not exceed $10,000 in the aggregate for any director.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Total ($)
Roger H. Ballou	$62,000	—	—	$62,000
Richard E. Bauer	54,000	—	—	54,000
Todd S. Benning	61,000	—	—	61,000
Richard M. Eisenstaedt	63,000	—	—	63,000
Anthony A. Nichols, Sr.	50,000	—	—	50,000
RoseAnn B. Rosenthal	44,500	—	—	44,500
Peter A. Sears	54,500	—	—	54,500

(1)	At December 31, 2009, the aggregate number of unvested restricted stock award shares held in trust was 4,800 for Ms. Rosenthal and 7,200 for each of Messrs. Ballou, Bauer, Benning, Eisenstaedt, Nichols and Sears.
(2)	The aggregate outstanding stock options at December 31, 2009 was 24,000 for each director, except for Ms. Rosenthal who held 12,000.

Cash Retainer and Meeting Fees for Non-Employee Directors. The following table sets forth the applicable retainers and fees that will be paid to our non-employee directors for their service on our board of directors during the year ending December 31, 2010.

Annual Retainer	$20,000
Annual Retainer for Audit Committee Chair	10,000
Annual Retainer for Chairman of Board	15,000
Annual Retainer for Compensation, Strategic Opportunities and Nominating and Governance Committee Chairs	4,000
Fee per Board Meeting Attended	1,500
Fee per Committee Meeting Attended	1,000

Compensation Discussion and Analysis

Our Philosophy on Executive Compensation

Our goal is to drive sustainable increases in the value of Fox Chase Bancorp and Fox Chase Bank by profitably serving an expanding base of satisfied clients. Our competitive advantage is the caliber of our people. It is people who deliver exceptional care to our clients and dynamically align business processes to deliver what clients care about most. Our people-driven strategy demands that we attract, develop and retain a highly competent team while aligning compensation with business results.

Within this context, the three major objectives for our executive compensation program are:

•	Alignment: Link executive compensation with increases in stockholder value and align stockholder and executive interests by requiring meaningful executive stock ownership levels.

•	Motivation: Motivate executives to be accountable for achievement of our strategic and financial objectives.

•	Retention and Attraction: Retain and attract senior executives, as well as other management.

To achieve these objectives, we have structured a compensation and benefit program that provides our named executive officers with the following:

•	Salary levels and merit salary increases that reflect position responsibilities, competitive market rates, strategic importance of the position and individual performance.

•

Annual cash incentive (i.e., bonus) payments that are based on Fox Chase Bancorp’s annual financial performance as defined by the Compensation Committee and approved by the board and achievement of certain strategic non-financial performance objectives. The board of directors has complete discretion over the payment of such cash awards.

•

Long-term equity-based incentives that reward outstanding performance with incentives that focus our management team on creating stockholder value over the long term. By increasing the equity holdings of our named executive officers, we provide them with a continuing stake in our long-term success.

•

Benefit programs that provide our executives with access to health and welfare benefits. In addition, our named executive officers are eligible to participate in our 401(k) plan and employee stock ownership plan, along with our Equity Incentive Plan. Our benefit programs are designed to be competitive with our peers.

•	Employment Agreements that assure stability in management and provide change in control protection in a consolidating industry.

The various elements of the total compensation package for our named executive officers are designed to achieve different specific purposes, which are complementary, but include: motivating appropriate behavior; rewarding different aspects of performance or meeting corporate objectives; and attracting and retaining the talent needed to successfully lead Fox Chase Bancorp and maximize stockholder value.

Our executive compensation philosophy is implemented through compensation programs based on the following guiding principles:

•	Pay for Performance: The following key elements are ways we link pay to performance:

•	Emphasis on Motivation: Pay is used to motivate management to focus on key financial and strategic goals by providing pay for outstanding annual and long-term performance.

•	Performance Management: Performance assessment criteria for each executive are clearly communicated each year and are consistent with areas of performance identified by the board.

•	Controllability: Financial performance measures that management has the ability to impact and influence are used in the annual incentive plan and the long-term incentive program.

•	Explicitness: Compensation opportunities and performance expectations are communicated to each executive. Goals and compensation are established in advance for all incentive plans.

•	Differentiation: Pay is managed to ensure that compensation varies to reflect different levels of performance.

•

Performance Measures and Measurement: Performance measurement is a critical component of our compensation philosophy. For annual incentive payments, financial and non-financial performance measures are used to vary pay for individual executives.

•	Financial Measures: The board establishes financial objectives through both longer-term strategic plans and annual profit plans.

•	Individual Measures: Assessment versus pre-established individual performance expectations for:

•	Financial and strategic non-financial goals and objectives to drive earnings growth, value creation and execution;

•	Financial and operational controls that maintain prudent risk management practices; and

•	Goals and objectives to promote the development of human capital, instill our core values and create a results-oriented environment.

•	Competitive Framework: We compare our management compensation levels with industry specific compensation surveys and analyze the compensation paid to comparable executives for a selected peer group.

•

Pay Positioning: The total compensation (base salary, annual incentive, long-term incentives) and benefits package for our named executive officers is positioned around median competitive levels, taking into account the relative responsibilities of our named executive officers. Actual total compensation in any given year may be above or below the target level based on individual and corporate performance.

•

Decision-Making Authority: Decision-making for our compensation program is shared among the board, the Compensation Committee, the chief executive officer and the human resources director. The board approves compensation for the chief executive officer and the Compensation Committee approves compensation for senior executive officers, after reviewing recommendations provided by the chief executive officer and the human resources director.

•

Communication: Full communication of our compensation philosophy, annual and long-term incentive program design and the goal-setting process is necessary to achieve program objectives. Full communication before and during defined performance periods will:

•	Allow executives to understand how their performance will be evaluated and how their compensation will be determined;

•	Demonstrate the alignment between compensation and strategic business initiatives and creating stockholder value; and

•	Ensure accountability of all executives for individual and business performance.

The Role of the Compensation Committee in Determining Executive Compensation

Compensation for the named executive officers is determined under programs reviewed and approved by the Compensation Committee and verified by the board of directors. The Compensation Committee approves all executive officer salary adjustments and annual and long-term incentive award levels. With respect to the chief executive officer, in connection with his annual performance review, the Compensation Committee approves salary and annual and long-term incentive award levels, which are then ratified by the board. The Committee also oversees Fox Chase Bancorp’s employee benefit plans and assesses executive performance results in determining awards under any other annual and long-term incentive plan. Additionally, the Compensation Committee approves executive employment or severance agreements, except for the chief executive officer, whose agreement is approved by the board. Finally, the Compensation Committee reviews compensation arrangements for the non-management directors and makes recommendations to the full board of directors, as appropriate.

The Compensation Committee operates under a written charter that establishes the Compensation Committee’s responsibilities. The Compensation Committee and the board of directors review the Charter annually to ensure that the scope of the Charter is consistent with the Compensation Committee’s role. Under the Charter, the Compensation Committee is charged with general responsibility for the oversight and administration of our compensation program. The Charter also authorizes the Compensation Committee to engage consultants and other professionals without management approval to the extent deemed necessary to discharge its responsibilities.

Outside Consultants

In developing and monitoring our compensation programs in 2009, the Compensation Committee engaged Pearl Meyer and Partners, a national compensation consulting firm. Pearl Meyer assisted the Compensation Committee in establishing the 2009 Executive Incentive Compensation Plan and provided the Committee with a competitive assessment on overall senior management compensation. Pearl Meyer reported directly to the Committee.

Role of Management

The chief executive officer, in conjunction with representatives of the Compensation Committee and the human resources director, develops recommendations regarding the appropriate mix and level of compensation for our management team. The recommendations consider the objectives of our compensation philosophy and the range of compensation programs authorized by the Compensation Committee. The chief executive officer meets with the Compensation Committee to discuss the compensation recommendations for the named executive officers. The chief executive officer does not participate in Compensation Committee discussions relating to the determination of his compensation.

Our Peer Group

In 2009, Fox Chase Bancorp utilized the following peer group to review the levels of pay for its executive management team:

Abington Bancorp, Inc.	Parke Bancorp, Inc.
American Bank Incorporated	Peapack-Gladstone Financial Corporation
Bryn Mawr Bank Corporation	QNB Corp.
Cape Bancorp, Inc.	Republic First Bancorp, Inc.
DNB Financial Corporation	Royal Bancshares of Pennsylvania, Inc.
First Chester County Corporation	Roma Financial Corporation
First Keystone Financial, Inc.	TF Financial Corporation
Harleysville Savings Financial Corporation	Univest Corporation of Pennsylvania
Magyar Bancorp, Inc.	Unity Bancorp, Inc.
Malvern Federal Bancorp, Inc.	VIST Financial Corp.

The institutions were selected in consultation with Pearl Meyer because (1) they are primarily located in the Northeast and Mid-Atlantic Region of the U.S. and (2) have assets between $500 million and $2.1 billion.

Base Salaries

In general, Fox Chase Bancorp targets base salaries around the median competitive level relative to comparable positions in the peer group referenced above, taking into account the comparative responsibilities and performance of the executive officers involved. Where the responsibilities of executive positions at Fox Chase Bank are different from those typically found among other banks, or where executives are new to their responsibilities or play a particularly critical role at Fox Chase Bancorp, base salaries may be targeted above or below median competitive levels. Cash compensation survey data prepared by Pearl Meyer is used to assist the Committee in benchmarking base salaries for our named executive officers.

Annual Incentive Pay

Fox Chase Bank maintains an Executive Incentive Compensation Plan (the “EICP”) to reward participants with cash incentives upon the attainment of specific financial goals and individual performance goals as established each plan year by the Compensation Committee of the board of directors. Under the EICP, each participant has a target incentive opportunity based on competitive market practice for his role (see chart below for the 2009 cash incentive opportunities). Each incentive opportunity reflects a percentage of base salary and is determined on a basis that is consistent with competitive market practices. Actual awards may range from 0% of target (not achieving minimal performance) to 150% of target (for exceptional performance). For example, our President and Chief Executive Officer is eligible to receive a target cash incentive of 35% of his base salary, or $60,549, for the 2009 plan year if his performance measures are met. Incentives for all participants are based on a combination of the performance of Fox Chase Bancorp and individual performance (collectively the “Performance Measures”).

The cash incentive opportunities noted below are shown as a percentage of base salary. See “Summary Compensation Table” for the 2009 base salaries.

	2009 EICP Incentive Opportunities
Role	Below Threshold	Threshold (50% of Target)	Target (100%)	Stretch (1) (150% of Target)
Chief Executive Officer	0%	17.5%	35.0%	52.5%
Chief Operating Officer	0%	15.0%	30.0%	45.0%
Chief Financial Officer	0%	15.0%	30.0%	45.0%
Chief Lending Officer	0%	15.0%	30.0%	45.0%
Chief Payment Officer	0%	12.5%	25.0%	37.5%

(1)	To achieve stretch payouts, Fox Chase Bank must achieve the predefined threshold level of net income.

Fox Chase Bank Performance Measures

To focus all EICP participants on our overall success, each participant’s performance is measured relative to their contribution to the achievement of the Performance Measures. Management tracks the progress of such performance measures on a quarterly basis and shares the results with the Compensation Committee.

As noted in the chart below, the Long Term Value of the Performance Measure is completely discretionary. The Compensation Committee looks at the following factors to evaluate this performance measure:

1.	Making sound and prudent financial/strategic choices about capital deployment;

2.	Hiring and retaining a motivated and efficient staff;

3.	Building high quality earnings; and

4.	Making good judgments about risk and pricing of products.

The weight given to the achievement of the following Performance Measures is noted below, however, the Compensation Committee can use its discretion to determine whether full weight or partial weight should be given for the specific performance measures.

Performance Measure	2009 Performance Goals Threshold/Target/Stretch	CEO	COO	CFO	CLO	CPO
Long Term Value of Company	committee discretion	30%	20%	20%	10%	15%

Achieve Profit Plan Objectives		25%	20%	20%	30%	20%
Core Net Income	$2.3m / $2.9m / $3.19m
Increase Core Non-Interest Income	33.6%
Increase Core Non-Interest Expense	5.0%
Core ROA	0.29%
Core ROE	2.13%
Non-performing Loan to Loan Ratio	performance relative to peers

Drive Efficiency		15%	20%	30%
Efficiency ratio	78%
Revenue/Full Time Equivalent	$192m
Expense/Full Time Equivalent	$149m
Net Interest Margin	2.61%

Achieve Targeted Deposit Growth		15%	20%
Avg YTD Deposit Growth	$650m
Core Deposits/Total	38.9%
Middle Market Team Deposits & Fees	$8.3m deposits & $40k fees				20%

Achieve Targeted Loan Growth		15%
Commercial Real Estate Average	$240.5mm
Commercial & Industrial Average	$42.5mm
Comm’l Loans/Relationship Manager Average	$28.3mm
Middle Market Team	$41.7mm				30%
Individual Measures	See below		20%	30%	10%	65%

Individual Performance Measures

In addition to the Fox Chase Bancorp Performance Measures above, each EICP participant has subjective individual performance measures that reflect required contributions specific to their functional area. The Compensation Committee, in its sole discretion, determines whether a participant has achieved his individual performance measures for the 2009 plan year.

The 2009 Individual Performance Measures are as follows:

Role	Individual Performance Measures
Chief Executive Officer	None

Chief Operating Officer	Loan Growth —Average Loans $646.2mm —Third Party Loan Review (satisfactory or better) —Commercial and industrial loan growth $7.6mm —Commercial real estate growth $44.2mm

Chief Financial Officer	Internal Controls —Material Weaknesses—none —Sum of Uncorrected Differences (1% of Net Income)

Chief Lending Officer	Integrate Middle Market Team Achieve Loan and Deposit Goals

Chief Payment Officer	Cash Management Development System Reconversion Deposit Growth —Average Deposits $12.2mm —Calendar Yr. Deposits $22.5mm —Cash Management Fees $110m

The following chart shows how each participant’s incentive opportunity is allocated based on the Compensation Committee’s evaluation of their contribution to the achievement of the Fox Chase Bancorp Performance Measures noted above and each participant’s Individual Performance Measures. The Compensation Committee has full discretion in determining the weight given to a specific Bank or Individual Performance Measure.

Position	Fox Chase Bancorp Performance Measures	Individual Performance Measures
Chief Executive Officer	100%	0%
Chief Operating Officer	80%	20%
Chief Financial Officer	70%	30%
Chief Lending Officer	90%	10%
Chief Payments Officer	35%	65%

2009 EICP Payouts

For the 2009 Plan Year, each of the noted participants received a threshold payout from the EICP. The following chart sets forth the actual cash incentives earned by each of the named executive officers.

Position	Actual Cash Incentive Earned
Chief Executive Officer	$30,274
Chief Operating Officer	18,793
Chief Financial Officer	16,795
Chief Lending Officer (partial year—pro rata)	5,972
Chief Payments Officer	12,295

Long-Term Equity-Based Incentives; Timing Issues

The Compensation Committee considers whether to make stock option grants and/or award other forms of equity on an annual basis. The Compensation Committee considers peer group data prepared by Pearl Meyer, as well as the recommendations of the chief executive officer and other executive officers with respect to awards contemplated for their subordinates.

The Compensation Committee’s process with respect to the determination of grant dates or the stock option exercise prices is made after carefully considering Fox Chase Bancorp’s timing of earnings releases and/or other material nonpublic information to ensure that there is no manipulation of the market to the executive’s benefit. The Compensation Committee’s decisions are reviewed and ratified by the full board of directors. Similarly, Fox Chase Bancorp never times the release of material nonpublic information to affect the value of executive compensation. In general, the release of such information reflects established timetables for the disclosure of material nonpublic information such as earnings reports or, with respect to other events reportable under federal securities laws, the applicable requirements of such laws with respect to timing of disclosure.

The Compensation Committee sets the exercise price of stock options solely by reference to the applicable provisions of the Equity Incentive Plan. Under the terms of the Equity Incentive Plan, options are granted at an exercise price equal to the closing sales price of our common stock on The Nasdaq Global Market on the date of grant.

Employment Agreements

We currently maintain employment agreements with all of our named executive officers that are consistent with the agreements provided to senior executive officers in the banking industry. Employment agreements assist us in attracting and retaining top executives in the industry. See “Employment Agreements” and “Potential Post-Termination Payments” for a description of the terms of the agreements and the termination benefits payable to each named executive officer.

Tax and Accounting Considerations

In consultation with our advisors, we evaluate the tax and accounting treatment of each of our compensation programs at the time of adoption and annually to ensure that we understand the financial impact of each program on Fox Chase Bancorp and its subsidiaries. Our analysis includes a review of recently adopted and pending changes in tax and accounting requirements.

Stock Ownership Guidelines

We maintain stock ownership guidelines for the named executive officers and members of our board of directors. The guidelines state that each non-employee member of the board of directors must obtain ownership levels in Fox Chase Bancorp equal to three times their annual retainer. Our chief executive officer is required to acquire stock ownership levels equal to four times his base salary. The remaining named executive officers must acquire stock ownership levels of two times their base salaries. These guidelines were approved in 2007 and all executives must achieve the necessary levels of stock ownership by December 31, 2012 or within five years of their hire. If ownership levels are not achieved, the Compensation Committee may elect to divert future cash compensation to some form of equity-based compensation.

Compensation for Named Executive Officers for the 2009 Fiscal Year

Chief Executive Officer Compensation. In determining Mr. Petro’s compensation, the Compensation Committee conducts a performance appraisal and measures Mr. Petro’s success based on his performance relative to the measures set forth in the Fox Chase Bancorp Executive Incentive Compensation Plan (“EICP”). The Compensation Committee determined that Mr. Petro exhibits strong leadership skills that enhance long-term shareholder value and that his efforts as our Chief Executive Officer have ensured that our systems are maintained to protect our assets, provide effective control over operations, and allow us to achieve future financial targets and further strengthen our management team. The Committee assesses Mr. Petro’s performance by completing an annual written performance review and Mr. Petro also completes a self-evaluation of his performance. The Compensation Committee Chairman and the Chairman of the board then meet with Mr. Petro to discuss and review these written performance appraisals and to establish written goals and objectives for 2010.

The Compensation Committee targets overall cash compensation for our chief executive officer around the median of our peer group. In October 2009, Fox Chase Bank approved an increase in base pay for Mr. Petro after reviewing a peer group salary survey prepared by Pearl Meyer. See “Peer Group” for a list of the peer institutions used in the Pearl Meyer analysis. Fox Chase Bancorp increased Mr. Petro’s base salary to align his base pay with such median compensation levels of his peers. Effective January 1, 2010, Mr. Petro’s base salary was increased to $328,000. In addition, in February 2009, the Compensation Committee approved a stock option grant for Mr. Petro to purchase 11,300 shares of Company common stock at $8.79 per share. This option vests ratably over a five-year period. Fox Chase Bank and Fox Chase Bancorp also renewed Mr. Petro’s employment agreement for an additional year to insure stability and continuity in management. We believe that Mr. Petro’s overall compensation structure is consistent with our peers and our objectives to reward, align, motivate and challenge Mr. Petro to continue to lead our company successfully during these difficult economic times.

Compensation for the Other Named Executive Officers. In determining compensation for Messrs. Holbrook, Deacon, Lynch and Fitzgerald, the Compensation Committee reviews the performance of each officer including the performance appraisals presented by the chief executive officer. Mr. Kowalek resigned in September 2009 and therefore, no performance review was necessary for Mr. Kowalek. Mr. Kowalek received a severance payment of $135,000 in connection with his resignation.

The Compensation Committee targets overall cash compensation for these executives around the median of our peer group depending on the officer’s level of experience and performance. In October 2009, Fox Chase Bank elected to increase Mr. Holbrook’s base salary to $224,000 and Mr. Deacon’s base salary to $175,000 to insure that the base pay levels for our chief operating officer and chief financial officer are competitive with our peers. The salary increases became effective January 1, 2010. The base pay increases were based on salary survey information provided by Pearl Meyer.

Fox Chase Bank and Fox Chase Bancorp also renewed the employment agreements for Messrs. Holbrook, Deacon and Lynch for an additional year. It is the practice of Fox Chase Bancorp and Fox Chase Bank to enter into employment agreements with its executive officers to ensure stability in management. Effective June 15, 2009, Mr. Fitzgerald was hired as the Senior Lending Officer for Fox Chase Bank. In connection with his hire, Mr. Fitzgerald received a restricted stock award for 7,333 shares of Fox Chase Bancorp common stock which will vest ratably over a five year period. In addition, Fox Chase Bancorp and Fox Chase Bank entered into a three-year employment agreement with Mr. Fitzgerald effective October 1, 2009. On December 1, 2009, Mr. Fitzgerald assumed the position of Chief Lending Officer of Fox Chase Bank.

In February 2009, the Compensation Committee recommended and the Board approved equity awards for Mr. Deacon, Mr. Lynch, Mr. Kowalek and Mr. Holbrook under the 2007 Equity Incentive Plan. See “—Grants of Plan-Based Awards” for additional information on these equity awards. We believe that the overall compensation structure for our other named executive officers is consistent with our compensation objectives and that each named executive officer is compensated at a level commensurate with our peers based on targeted performances.

Executive Compensation

Summary Compensation Table. The following table provides information concerning total compensation earned or paid to Fox Chase Bancorp’s principal executive officer, principal financial officer and three other most highly compensated executives. These six officers are referred to as the “named executive officers” in this document.

Name and Principal Position	Year	Salary	Stock Awards (1)	Option Awards (2)	Non-Equity Incentive Plan Compensation (3)	All Other Compensation (4)		Total
Thomas M. Petro President and Chief Executive Officer	2009	$323,707	$—	$27,007	$30,274	$13,574		$394,562
	2008	285,081	—	—	—	19,509		304,590
	2007	276,539	606,620	442,000	—	14,803		1,339,962

Jerry D. Holbrook (5) Executive Vice President and Chief Operating Officer	2009	224,316	—	20,255	18,793	15,225		278,589
	2008	214,314	—	—	—	17,140		231,454
	2007	207,692	396,160	255,000	—	19,128		877,980

Roger S. Deacon (6) Executive Vice President and Chief Financial Officer	2009	177,514	50,103	46,545	16,795	12,837		303,794
	2008	169,683	70,566	30,140	—	13,622		284,011
	2007	76,788	65,094	37,400	—	6,449		185,731

Keiron G. Lynch Executive Vice President and Chief Payments Officer	2009	178,418	—	14,469	12,295	12,904		218,086
	2008	170,581	—	—	—	13,694		184,275
	2007	165,769	173,320	108,800	—	17,055		464,944

David C. Kowalek (7) Executive Vice President and Chief Credit Officer	2009	132,273	—	14,469	—	137,483	(8)	284,225
	2008	160,305	—	—	—	12,869		173,174
	2007	155,769	173,320	108,800	—	16,197		454,086

Michael S. Fitzgerald (9) Executive Vice President and Chief Lending Officer	2009	94,230	73,770	—	5,972	5,738		179,710

(1)

These amounts reflect the aggregate grant date fair value for outstanding restricted stock awards granted during the year indicated, computed in accordance with FASB ASC Topic 718. The amounts were calculated based on Fox Chase Bancorp’s

(footnotes continue on the following page)

stock price as of the date of grant, which was $8.79, $11.42 and $12.38 for Mr. Deacon, $12.38 for Messrs. Petro, Holbrook, Lynch and Kowalek and $10.06 for Mr. Fitzgerald. When shares become vested and are distributed from the trust in which they are held, the recipient will also receive an amount equal to accumulated cash and stock dividends (if any) paid with respect thereto, plus earnings thereon.
(2)	These amounts reflect the aggregate grant date fair value for outstanding stock option awards granted during the year indicated, computed in accordance with FASB ASC Topic 718. For information on the assumptions used to compute the fair value, see note 10 to the consolidated financial statements. The actual value, if any, realized by an executive officer from any option will depend on the extent to which the market value of the common stock exceeds the exercise price of the option on the date the option is exercised. Accordingly, there is no assurance that the value realized by an executive officer will be at or near the value estimated above.
(3)	Represents payments made pursuant to Fox Chase Bank’s Executive Incentive Compensation Plan. Awards earned during 2009 were paid on March 12, 2010.
(4)	Details of the amounts reported in the “All Other Compensation” column for 2009 are provided in the table below. The table excludes perquisites, which did not exceed $10,000 in the aggregate for each named executive officer.

	Mr. Petro	Mr. Holbrook	Mr. Deacon	Mr. Lynch	Mr. Kowalek	Mr. Fitzgerald
Employer contributions to 401(k) plan	$755	$3,488	$3,549	$3,568	$2,483	$807
Market value of ESOP contributions	12,819	11,737	9,288	9,336	—	4,931

(5)	On April 1, 2008, Mr. Holbrook was promoted from Executive Vice President and Chief Financial Officer of Fox Chase Bancorp and Fox Chase Bank to Executive Vice President and Chief Operating Officer of Fox Chase Bancorp and Fox Chase Bank.
(6)	Mr. Deacon was employed by Fox Chase Bancorp and Fox Chase Bank as Chief Accounting Officer on June 29, 2007. Accordingly, no compensation information is available before that date. On April 1, 2008, Mr. Deacon was promoted from Chief Accounting Officer of Fox Chase Bancorp and Fox Chase Bank to Executive Vice President and Chief Financial Officer of Fox Chase Bancorp and Fox Chase Bank.
(7)	Mr. Kowalek resigned as Executive Vice President and Chief Credit Officer of Fox Chase Bancorp and Fox Chase Bank effective September 30, 2009.
(8)	Includes a $135,000 severance payment made to Mr. Kowalek in connection with his resignation as Executive Vice President and Chief Credit Officer of Fox Chase Bancorp and Fox Chase Bank effective September 30, 2009.
(9)	Mr. Fitzgerald was employed by Fox Chase Bancorp and Fox Chase Bank as Executive Vice President and Chief Lending Officer on June 15, 2009. Accordingly, no compensation information is available before that date.

Employment Agreements

Fox Chase Bancorp and Fox Chase Bank maintain an employment agreement with each of Thomas M. Petro, Jerry D. Holbrook, Roger S. Deacon, Keiron G. Lynch and Michael S. Fitzgerald. The employment agreements with Messrs. Petro, Holbrook and Lynch were entered into effective September 29, 2006 and had an initial term of three years. The employment agreement with Mr. Deacon was entered into effective October 1, 2008 and had an initial term of three years. The employment agreement with Mr. Fitzgerald was entered into on August 1, 2009 and renewed on October 1, 2009 and had an initial term of three years. On each anniversary of the date of the agreement, the Board of Directors may extend the agreement for an additional year, unless the executive elects not to extend the term. As a result of an extension approved by the Board of Directors, each executive’s employment agreement currently has a term through September 29, 2012. Among other things, the agreements provide for a minimum annual salary, participation in discretionary bonuses or other incentive compensation provided to senior management, and participation in stock benefit plans and other fringe benefits applicable to executive personnel.

See “Potential Post-Termination Benefits” for a discussion of the benefits and payments each executive may receive under his employment agreement upon his termination of employment.

Grants of Plan-Based Awards

The following table provides information concerning all stock and option awards granted to the named executive officers during the year ended December 31, 2009.

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)			Number of Shares of Stock or Units (2)	Number of Securities Underlying Options (2)	Exercise or Base Price of Option Awards	Grant Date Fair Value of Stock and Option Awards (3)
		Threshold	Target	Maximum
Thomas M. Petro	02/27/2009	$—	$—	$—	—	11,300	$8.79	$27,007
		55,295	110,590	165,886	—	—	—	—
Jerry D. Holbrook	02/27/2009	—	—	—	—	8,475	8.79	20,255
		32,401	64,802	97,023	—	—	—	—
Roger S. Deacon	02/27/2009	—	—	—	5,700	—	—	50,103
	02/27/2009	—	—	—	—	19,475	8.79	46,545
		25,641	51,282	76,923	—	—	—	—
Keiron G. Lynch	02/27/2009	—	—	—	—	6,054	8.79	14,469
		21,476	42,953	64,429	—	—	—	—
David C. Kowalek	02/27/2009	—	—	—	—	6,054	8.79	14,469
		16,534	33,068	49,602	—	—	—	—
Michael S. Fitzgerald	06/15/2009	—	—	—	7,333	—	—	73,770

(1)	These columns show the possible payouts for each named executive officer under Fox Chase Bank’s Executive Incentive Compensation Plan.
(2)	Vest in five equal annual installments beginning on the first anniversary of the date of grant.
(3)	Sets forth the grant date fair value of stock and option awards computed in accordance with FASB ASC Topic 718. The grant date fair value of all stock awards is equal to the number of awards multiplied by the closing price for Fox Chase Bancorp’s common stock on the date of grant, which was $10.06 for Mr. Fitzgerald and $8.79 for all other named executive officers listed. The grant date fair value for option awards is equal to the number of options multiplied by a fair value of $2.39, which was computed using the Black-Scholes option pricing model. For information on the assumptions used to compute the fair value, see note 10 to the consolidated financial statements

Outstanding Equity Awards at Fiscal Year End

The following table provides information concerning unexercised options and stock awards that have not vested for each named executive officer outstanding as of December 31, 2009.

Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable (1)	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (1)	Market Value of Shares or Units of Stock That Have Not Vested (2)
Thomas M. Petro	52,000	78,000	$12.38	8/31/2017	29,400	$279,888
	—	11,300	8.79	2/27/2019	—	—
Jerry D. Holbrook	30,000	45,000	12.38	8/31/2017	19,200	182,784
	—	8,475	8.79	2/27/2019	—	—
Roger S. Deacon	4,400	6,600	12.38	8/31/2017	3,420	32,558
	2,200	8,800	11.42	3/03/2018	4,560	43,411
	—	19,475	8.79	2/27/2019	5,700	54,264
Keiron G. Lynch	12,800	19,200	12.38	8/31/2017	8,400	79,968
	—	6,054	8.79	2/27/2019	—	—
David C. Kowalek	—	—	—	—	—	—
Michael S. Fitzgerald	—	—	—	—	7,333	69,810

(1)	Vest in five equal annual installments beginning one year from the date of grant.
(2)	Based upon Fox Chase Bancorp’s closing stock price of $9.52 on December 31, 2009.

Stock Vested

The following table provides information concerning the vesting of stock awards for each named executive officer, on an aggregate basis, during the year ended December 31, 2009. No stock options were exercised during the year ended December 31, 2009.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Thomas M. Petro	9,800	$93,786	(1)
Jerry D. Holbrook	6,400	61,248	(1)
Roger S. Deacon	1,140	10,909	(1)
	1,140	9,690	(2)
Keiron G. Lynch	2,800	26,796	(1)
David C. Kowalek	2,800	26,796	(1)
Michael S. Fitzgerald	—	—

(1)	Based upon Fox Chase Bancorp’s closing stock price of $9.57 on August 31, 2009.
(2)	Based upon Fox Chase Bancorp’s closing stock price of $8.50 on March 3, 2009.

Nonqualified Deferred Compensation

The following table provides information with respect to the 2009 accrued balances for each of the named executive officers who participate in the Fox Chase Bank Amended and Restated Executive Long-Term Incentive Plan. Messrs. Deacon and Fitzgerald do not participate in the plan. No employer contributions or employee distributions were made during the year ended December 31, 2009.

Aggregate Balance at Last Fiscal Year End (1)
Thomas M. Petro	$200,000
Jerry D. Holbrook	150,000
Keiron G. Lynch	70,000
David C. Kowalek	50,000

(1)	Includes amounts granted in 2006 under the Amended and Restated Fox Chase Bank Executive Long-Term Incentive Plan, which vest as described below.

Fox Chase Bank maintains the Fox Chase Bank Amended and Restated Executive Long-Term Incentive Plan to retain and attract key officers who contribute to the financial and business success of Fox Chase Bank. This program was replaced by the Equity Incentive Plan after Fox Chase Bancorp went public in 2006. Accordingly, no further awards have been granted. All of the awards vest over a five year period with 60% of the award vesting on the third anniversary of the plan year to which the award was granted, 80% on the fourth anniversary and 100% on the fifth anniversary. See “—Potential Post-Termination Benefits” for a discussion of the payments each executive may receive under this plan upon the occurrence of certain events.

Potential Post-Termination Payments

Payments Made Upon Termination for Cause. If any of the named executive officers is terminated for cause, he will receive his base salary through the date of termination and may retain the rights to any vested benefits, subject to the terms of the plan or arrangement under which those benefits are provided.

Payments Made Upon an Event of Termination. The employment agreements define an “Event of Termination” as termination by Fox Chase Bank or Fox Chase Bancorp of an executive’s employment for reasons other than for cause or a change in control, or an executive’s voluntary resignation from Fox Chase Bank or Fox Chase Bancorp after specified circumstances set forth in the agreements that would constitute constructive termination. Upon the occurrence of an Event of

Termination, the employment agreements provide that the executive or, if he dies, his beneficiary, would be entitled to receive his base salary and health and life insurance coverage for the remaining term of this agreement. In addition, the executive would be entitled to receive, for the remaining term of the agreement, all benefits he would have received during the remaining term of the agreement under any retirement program (tax-qualified or non-qualified) in which the executive participated before his termination of employment. Upon termination of the executive’s employment for reasons other than cause or a change in control, the executive must adhere to a one year non-competition restriction.

Payments Made Upon Disability. The employment agreements provide each executive with a disability benefit equal to two-thirds of the executive’s monthly rate of base salary as of his termination date. An executive will cease to receive disability payments upon the earlier of: (1) the date the executive returns to full-time employment; (2) death; or (3) attainment of age 65. In addition, during any period of an executive’s disability, the executive would continue to be covered, to the greatest extent possible, under all benefit plans in which the executive participated before his disability as if he were actively employed by us. Disability payments are reduced by any disability benefits paid to an executive under any policy or program maintained by Fox Chase Bank.

The vesting of awards under Fox Chase Bank’s Amended and Restated Executive Long-Term Incentive Plan accelerate if a participant is terminated due to disability.

Upon an executive’s termination due to disability, outstanding stock options granted pursuant to the Equity Incentive Plan vest and remain exercisable until the earlier of one year from the date of termination of employment due to disability or the expiration of the stock options. Restricted stock awards granted under the plan also vest upon the executive’s termination of employment due to disability.

Payments Made Upon Death. Under the employment agreements, the executive’s estate is entitled to receive any salary and bonus accrued but unpaid as of the date of the executive’s death. The agreements also provide that Fox Chase Bank will continue to provide the executive’s dependents with the medical insurance benefits existing on the date of the executive’s death for a period of six months.

The vesting of awards under Fox Chase Bank’s Amended and Restated Executive Long-Term Incentive Plan accelerate upon a participant’s death.

Upon an executive’s death, outstanding stock options granted pursuant to the Equity Incentive Plan vest and remain exercisable until the earlier of one year from the date the executive dies or the expiration of the stock options. Restricted stock awards granted to the executives under the plan also vest upon the executive’s death.

Payments Made Upon a Change in Control. Following a change in control of Fox Chase Bank or Fox Chase Bancorp, under the terms of the employment agreements, if an executive voluntarily terminates (upon circumstances discussed in the agreement) or involuntarily terminates employment, the executive or, if the executive dies, the executive’s beneficiary, would be entitled to receive a severance payment equal to the greater of: (1) the payments and benefits due for the remaining term of the agreement or (2) three times the executive’s average base salary for the three taxable years preceding a change in control or (3) three times the executive’s base salary (as defined in the agreement) for the most recent taxable year (or portion of the taxable year). Fox Chase Bank would also continue to pay or provide for life, medical and dental coverage for the executive and his dependents for 36 months following his termination of employment.

Section 280G of the Internal Revenue Code provides that severance payments that equal or exceed three times an individual’s base amount are deemed to be “excess parachute payments” if they are contingent upon a change in control (the “Section 280G Limitation”). An individual’s base amount is equal to an average of the individual’s Form W-2 compensation for the five years preceding the year a change in control occurs (or such lesser number of years if the individual has not been employed for five years). Individuals receiving excess parachute payments are subject to a 20% excise tax on the amount of the payment in excess of the base amount, and the employer may not deduct such amount for federal tax purposes. The employment agreements limit payments made to the executives in connection with a change in control to amounts that will not exceed the Section 280G Limitation.

The vesting of awards under Fox Chase Bank’s Amended and Restated Executive Long-Term Incentive Plan accelerate upon a change in control of Fox Chase Bank.

Under the terms of our employee stock ownership plan, upon a change in control (as defined in the plan), the plan trustee will repay in full any outstanding acquisition loan. After repayment of the acquisition loan, all remaining shares of Fox Chase Bancorp common stock held in the loan suspense account, all other stock or securities, and any cash proceeds from the sale or other disposition of any shares of Fox Chase Bancorp common stock held in the loan suspense account will be allocated among the accounts of all participants in the plan who were employed on the date immediately preceding the effective date of the change in control. The allocations of shares or cash proceeds shall be credited to each eligible participant in proportion to the opening balances in their accounts as of the first day of the valuation period in which the change in control occurred. Payments under our employee stock ownership plan are not categorized as parachute payments and, therefore, do not count towards each executive’s Section 280G Limitation.

In the event of a change in control of Fox Chase Bancorp or Fox Chase Bank, outstanding stock options granted pursuant to the Equity Incentive Plan vest and, if the option holder is terminated other than for cause within 12 months of the change in control, will remain exercisable until the expiration date of the stock options. Restricted stock awards granted to the executives under the plan also vest upon a change in control. The value of the accelerated options and restricted stock grants count towards the executives’ Section 280G Limitations.

Potential Post-Termination Benefits Tables. The amount of compensation payable to each named executive officer upon termination for cause, termination upon an event of termination, change in control followed by termination of employment, disability, death and retirement is shown below. The amounts shown assume that such termination was effective as of December 31, 2009, and thus include amounts earned through such time and are estimates of the amounts that would be paid out to the executives upon their termination. The amounts do not include the executive’s account balances in Fox Chase Bank’s tax-qualified retirement plans to which each executive has a non-forfeitable interest. The amounts shown relating to unvested options and restricted stock awards are based on the fair market value of Fox Chase Bancorp’s common stock on December 31, 2009, which was $9.57. The actual amounts to be paid out can only be determined at the time of such executive’s separation from Fox Chase Bancorp.

The following table provides the amount of compensation payable to Mr. Petro for each of the situations listed below.

	Payments Due Upon
	Termination For Cause	Termination Following an Event of Termination (1)		Disability		Death	Retirement	Change in Control with Termination of Employment
Base salary	$—	$890,196		$2,949,105	(2)	$—	$—	$971,124
Bonuses	—	83,253		—		—	—	—
401(k) matching contribution and ESOP benefit (4)	—	37,329	(3)	—		—	—	—
Health and welfare benefits	—	21,697		110,457	(5)	—	—	23,670	(6)
Income attributable to stock options	—	—		—		—	—	8,249	(7)
Income attributable to vesting of restricted stock	—	—		279,888		279,888	—	279,888
Income attributable to distribution under Long-Term Incentive Plan (8)	—	200,000		200,000		200,000	200,000	200,000

Total payment	$—	$1,232,475		$3,539,450		$479,888	$200,000	$1,482,931

(1)	An “Event of Termination” is defined as termination by Fox Chase Bancorp or Fox Chase Bank for any reason (other than cause) or voluntary termination by the executive following: (1) the non-renewal of the term of the executive’s employment agreement; (2) the failure to re-appoint the executive to his current office; (3) a material change to the executive’s functions or duties; (4) a material reduction in benefits; (5) the liquidation or dissolution of Fox Chase Bancorp or Bank; or (6) breach of the executive’s employment agreement.
(2)	Disability payment equals two-thirds of the executive’s monthly rate of base salary as of his termination date assuming coverage is continued until executive reaches 65 years of age.
(3)	Represents the value of the employee contributions the executive would have received under these plans for the remaining term of the agreement.
(4)	The amounts do not include the executive’s account balances in Fox Chase Bank’s tax-qualified retirement plans to which the executive has a non-forfeitable interest.
(5)	Under the terms of the executive’s employment agreement, he is entitled to continued life, medical, health and dental coverage for the period in which he receives disability payments. The amount shown reflects the value of coverage under Fox Chase Bank’s life, medical, health and dental insurance programs assuming disability payments are made until the executive reaches age 65.

(footnotes continue on the following page)

(6)	The value of coverage under Fox Chase Bank’s life, medical, health and dental insurance programs for a period of 36 months.
(7)	Assumes options are cashed out in connection with a change in control.
(8)	The Long-Term Incentive Plan provides that benefits are to be distributed upon separation of service for any reason other than a change in control. Participants in the plan are 100% vested in their plan benefits upon a change in control, death or disability.

The following table provides the amount of compensation payable to Mr. Holbrook for each of the situations listed below.

	Payments Due Upon
	Termination For Cause	Termination Following an Event of Termination (1)		Disability		Death	Retirement	Change in Control with Termination of Employment
Base salary	$—	$616,869		$1,642,674	(2)	$—	$—	$672,948
Bonuses	—	51,680		—		—	—	—
401(k) matching contribution and ESOP benefit (4)	—	41,872	(3)	—		—	—	—
Health and welfare benefits	—	2,475		9,900	(5)	—	—	2,700	(6)
Income attributable to stock options	—	—		—		—	—	6,187	(7)
Income attributable to vesting of restricted stock	—	—		182,784		182,784	—	182,784
Income attributable to distribution under Long-Term Incentive Plan (8)	—	150,000		150,000		150,000	150,000	150,000

Total payment	$—	$862,896		$1,985,358		$332,784	$150,000	$1,014,619

(1)	An “Event of Termination” is defined as termination by Fox Chase Bancorp or Fox Chase Bank for any reason (other than cause) or voluntary termination by the executive following: (1) the non-renewal of the term of the executive’s employment agreement; (2) the failure to re-appoint the executive to his current office; (3) a material change to the executive’s functions or duties; (4) a material reduction in benefits; (5) the liquidation or dissolution of Fox Chase Bancorp or Bank; or (6) breach of the executive’s employment agreement.
(2)	Disability payment equals two-thirds of the executive’s monthly rate of base salary as of his termination date assuming coverage is continued until executive reaches 65 years of age.
(3)	Represents the value of the employer contributions the executive would have received under these plans for the remaining term of the agreement.
(4)	The amounts do not include the executive’s account balances in Fox Chase Bank’s tax-qualified retirement plans to which the executive has a non-forfeitable interest.
(5)	Under the terms of the executive’s employment agreement, he is entitled to continued life, medical, health and dental coverage for the period in which he receives disability payments. The amount shown reflects the value of coverage under Fox Chase Bank’s life insurance program assuming disability payments are made until the executive reaches age 65. Mr. Holbrook does not participate in the Bank’s health insurance plans.
(6)	The value of coverage under Fox Chase Bank’s life insurance program for a period of 36 months. Mr. Holbrook does not participate in the Bank’s health insurance plans.
(7)	Assumes options are cashed out in connection with a change in control.
(8)	The Long-Term Incentive Plan provides that benefits are to be distributed upon separation of service for any reason other than a change in control. Participants in the plan are 100% vested in their plan benefits upon a change in control, death or disability.

The following table provides the amount of compensation payable to Mr. Deacon for each of the situations listed below.

	Payments Due Upon
	Termination For Cause	Termination Following an Event of Termination (1)		Disability		Death	Retirement	Change in Control with Termination of Employment
Base salary	$—	$488,166		$2,254,677	(2)	$—	$—	$532,545
Bonuses	—	46,186		—		—	—	—
401(k) matching contribution and ESOP benefit (4)	—	35,305	(3)	—		—	—	—
Health and welfare benefits	—	28,836		199,230	(5)	—	—	31,458	(6)
Income attributable to stock options	—	—		—		—	—	14,217	(7)
Income attributable to vesting of restricted stock	—	—		130,233		130,233	—	130,233

Total payment	$—	$598,493		$2,584,140		$130,233	$—	$708,453

(1)	An “Event of Termination” is defined as termination by Fox Chase Bancorp or Fox Chase Bank for any reason (other than cause) or voluntary termination by the executive following: (1) the non-renewal of the term of the executive’s employment agreement; (2) the failure to re-appoint the executive to his current office; (3) a material change to the executive’s functions or duties; (4) a material reduction in benefits; (5) the liquidation or dissolution of Fox Chase Bancorp or Bank; or (6) breach of the executive’s employment agreement.
(2)	Disability payment equals two-thirds of the executive’s monthly rate of base salary as of his termination date assuming coverage is continued until executive reaches 65 years of age.
(3)	Represents the value of employer contributions the executive would have received under those plans for the remaining term of the agreement.
(4)	The amounts do not include the executive’s account balances in Fox Chase Bank’s tax-qualified retirement plans to which the executive has a non-forfeitable interest.
(5)	Under the terms of the executive’s employment agreement, he is entitled to continued life, medical, health and dental coverage for the period in which he receives disability payments. The amount shown reflects the value of coverage under Fox Chase Bank’s life, medical, health and dental insurance programs assuming disability payments are made until the executive reaches age 65.
(6)	The value of coverage under Fox Chase Bank’s life, medical, health and dental insurance programs for a period of 36 months.
(7)	Assumes options are cashed out in connection with a change in control.

The following table provides the amount of compensation payable to Mr. Lynch for each of the situations listed below.

	Payments Due Upon
	Termination For Cause	Termination Following an Event of Termination (1)		Disability		Death	Retirement	Change in Control with Termination of Employment
Base salary	$—	$490,649		$1,489,027	(2)	$—	$—	$535,234	(2)
Bonuses	—	33,811		—		—	—	—
401(k) matching contribution and ESOP benefit (4)	—	35,485	(3)	—		—	—	—
Health and welfare benefits	—	28,839		136,329	(5)	—	—	31,461	(6)
Income attributable to stock options	—	—		—		—	—	4,419	(7)
Income attributable to vesting of restricted stock	—	—		79,968		79,968	—	79,968
Income attributable to distribution under Long-Term Incentive Plan (8)	—	70,000		70,000		70,000	70,000	70,000

Total payment	$—	$658,784		$1,775,324		$149,968	$70,000	$721,102

(1)	An “Event of Termination” is defined as termination by Fox Chase Bancorp or Fox Chase Bank for any reason (other than cause) or voluntary termination by the executive following: (1) the non-renewal of the term of the executive’s employment agreement; (2) the failure to re-appoint the executive to his current office; (3) a material change to the executive’s functions or duties; (4) a material reduction in benefits; (5) the liquidation or dissolution of Fox Chase Bancorp or Bank; or (6) breach of the executive’s employment agreement.
(2)	Disability payment equals two-thirds of the executive’s monthly rate of base salary as of his termination date assuming coverage is continued until executive reaches 65 years of age.
(3)	Represents the value of employer contributions the executive would have received under these plans for the remaining term of the agreement.
(4)	The amounts do not include the executive’s account balances in Fox Chase Bank’s tax-qualified retirement plans to which the executive has a non-forfeitable interest.
(5)	Under the terms of the executive’s employment agreement, he is entitled to continued life, medical, health and dental coverage for the period in which he receives disability payments. The amount shown reflects the value of coverage under Fox Chase Bank’s life, medical, health and dental insurance programs assuming disability payments are made until the executive reaches age 65.
(6)	The value of coverage under Fox Chase Bank’s life, medical, health and dental insurance programs for a period of 36 months.
(7)	Assumes options are cashed out in connection with a change in control.
(8)	The Long-Term Incentive Plan provides that benefits are to be distributed upon separation of service for any reason other than a change in control. Participants in the plan are 100% vested in their plan benefits upon a change in control, death or disability.

The following table provides the amount of compensation payable to Mr. Fitzgerald for each of the situations listed below.

	Payments Due Upon
	Termination For Cause	Termination Following an Event of Termination (1)		Disability		Death	Retirement	Change in Control with Termination of Employment
Base salary	$—	$481,249		$2,254,677	(2)	$—	$—	$282,693	(2)
Bonuses	—	16,422		—		—	—	—
401(k) matching contribution and ESOP benefit (4)	—	15,780	(3)	—		—	—	—
Health and welfare benefits	—	19,838		199,230	(5)	—	—	21,642	(6)
Income attributable to stock options	—	—		—		—	—	—
Income attributable to vesting of restricted stock	—	—		130,233		130,233	—	130,233

Total payment	$—	$533,289		$2,584,140		$130,233	$—	$434,568

(1)	An “Event of Termination” is defined as termination by Fox Chase Bancorp or Fox Chase Bank for any reason (other than cause) or voluntary termination by the executive following: (1) the non-renewal of the term of the executive’s employment agreement; (2) the failure to re-appoint the executive to his current office; (3) a material change to the executive’s functions or duties; (4) a material reduction in benefits; (5) the liquidation or dissolution of Fox Chase Bancorp or Bank; or (6) breach of the executive’s employment agreement.
(2)	Disability payment equals two-thirds of the executive’s monthly rate of base salary as of his termination date assuming coverage is continued until executive reaches 65 years of age.
(3)	Represents the value of employer contributions the executive would have received under these plans for the remaining term of the agreement.
(4)	The amounts do not include the executive’s account balances in Fox Chase Bank’s tax-qualified retirement plans to which the executive has a non-forfeitable interest.
(5)	Under the terms of the executive’s employment agreement, he is entitled to continued life, medical, health and dental coverage for the period in which he receives disability payments. The amount shown reflects the value of coverage under Fox Chase Bank’s life, medical, health and dental insurance programs assuming disability payments are made until the executive reaches age 65.
(6)	The value of coverage under Fox Chase Bank’s life, medical, health and dental insurance programs for a period of 36 months.
(7)	The amounts shown do not reflect a reduction for Mr. Fitzgerald’s 280G limitation. See “Potential Post-Termination Payments—Payments Made Upon a Change in Control.”

2007 Equity Incentive Plan

The Fox Chase Bancorp, Inc. 2007 Equity Incentive Plan was adopted by our board of directors and approved by our shareholders in May 2007. The 2007 Equity Incentive Plan authorized the granting of up to 719,307 stock options and 287,723 shares of restricted stock. The purpose of the 2007 Equity Incentive Plan is to promote Fox Chase Bancorp’s success by linking the personal interests of its employees, officers and directors to those of Fox Chase Bancorp’s shareholders, and by providing participants with an incentive for outstanding performance. The 2007 Equity Incentive Plan is further intended to provide flexibility to Fox Chase Bancorp in its ability to motivate, attract, and retain the services of employees, officers and directors upon whose judgment, interest, and special effort the successful conduct of Fox Chase Bancorp’s operation is largely dependent. The 2007 Equity Incentive Plan is administered by the Compensation Committee of Fox Chase Bancorp’s board of directors, which has the authority to determine the eligible directors or employees to whom awards are to be granted, the number of awards to be granted, the vesting of the awards and the conditions and limitations of the awards.

As of December 31, 2009, options for 634,705 shares were outstanding and options for 84,602 shares remained available for future awards under the plan. None of the options granted under the plan have been exercised. As of December 31, 2009, 223,843 shares of restricted stock had been granted and 63,880 shares remained available for future awards under the plan.

The 2007 Equity Incentive Plan provides that in the event any merger, consolidation, share exchange or other similar corporate transaction affects the shares of Fox Chase Bancorp in such a manner that an adjustment is required to preserve the benefits available under the plan, the committee administering the plan has the authority to adjust the number of shares which may be granted, the number of shares subject to restricted stock awards or outstanding stock options, and the exercise price of any stock option grant. As a result, upon completion of the conversion and offering, outstanding shares of restricted stock and options to purchase shares of Fox Chase Bancorp common stock will be converted into and become shares of restricted stock and options to purchase shares of new Fox Chase Bancorp common stock. The number of shares of restricted stock and common stock to be received upon exercise of these options and the related exercise price will be adjusted for the exchange ratio in the conversion. The aggregate exercise price, duration and vesting schedule of these awards will not be affected.

Future Equity Incentive Plan

Following the offering, Fox Chase Bancorp plans to adopt an equity incentive plan that will provide for grants of stock options and restricted stock. In accordance with applicable regulations, Fox Chase Bancorp anticipates that the plan will authorize a number of stock options equal to 7.9% of the total shares sold in the offering, and a number of shares of restricted stock equal to 3.2% of the total shares sold in the offering. Therefore, the number of shares reserved under the plan will range from 960,369 shares, assuming 8,712,500 shares are issued in the offering, to 1,299,323 shares, assuming 11,787,500 shares are issued in the offering.

Fox Chase Bancorp may fund the equity incentive plan through the purchase of common stock in the open market by a trust established in connection with the plan or from authorized, but unissued, shares of Fox Chase Bancorp common stock. The issuance of additional shares after the offering would dilute the interests of existing shareholders. See “Pro Forma Data.”

Fox Chase Bancorp will grant all stock options at an exercise price equal to 100% of the fair market value of the stock on the date of grant. Fox Chase Bancorp will grant restricted stock awards at no cost to recipients. Restricted stock awards and stock options generally vest ratably over a five-year period (or as otherwise permitted by the Office of Thrift Supervision), but Fox Chase Bancorp may also make vesting contingent upon the satisfaction of performance goals established by the board of directors or the committee charged with administering the plan. All outstanding awards will accelerate and become fully vested upon a change in control of Fox Chase Bancorp.

The equity incentive plan will comply with all applicable Office of Thrift Supervision regulations. We will submit the equity incentive plan to shareholders for their approval not less than six months after completion of the conversion and offering, at which time we will provide shareholders with detailed information about the plan.

Policies and Procedures for Approval of Related Persons Transactions

Fox Chase Bancorp maintains a Policy and Procedures Governing Related Persons Transactions, which is a written policy and set of procedures for the review and approval or ratification of transactions involving related persons. Under the policy, related persons consist of directors, director nominees, executive officers, persons or entities known to us to be the beneficial owner of more than five percent of any outstanding class of voting securities of Fox Chase Bancorp, or immediate family members or certain affiliated entities of any of the foregoing persons.

Transactions covered by the policy consist of any financial transaction, arrangement or relationship or series of similar transactions, arrangements or relationships, in which:

•	the aggregate amount involved will or may be expected to exceed $50,000 in any calendar year;

•	Fox Chase Bancorp is, will or may be expected to be a participant; and

•	any related person has or will have a direct or indirect material interest.

The policy excludes certain transactions, including:

•	any compensation paid to an executive officer of Fox Chase Bancorp if the Compensation Committee of the board of directors approved (or recommended that the Board approve) such compensation;

•	any compensation paid to a director of Fox Chase Bancorp if the Board or an authorized committee of the board approved such compensation; and

•

any transaction with a related person involving consumer and investor financial products and services provided in the ordinary course of Fox Chase Bancorp business and on substantially the same terms as those prevailing at the time for comparable services provided to unrelated third parties or to Fox Chase Bancorp’s employees on a broad basis (and, in the case of loans, in compliance with the Sarbanes-Oxley Act of 2002).

Related person transactions will be approved or ratified by the Audit Committee. In determining whether to approve or ratify a related person transaction, the Audit Committee will consider all relevant factors, including:

•	whether the terms of the proposed transaction are at least as favorable to Fox Chase Bancorp as those that might be achieved with an unaffiliated third party;

•	the size of the transaction and the amount of consideration payable to the related person;

•	the nature of the interest of the related person;

•	whether the transaction may involve a conflict of interest; and

•	whether the transaction involves the provision of goods and services to Fox Chase Bancorp that are available from unaffiliated third parties.

A member of the Audit Committee who has an interest in the transaction will abstain from voting on the approval of the transaction but may, if so requested by the Chair of the Audit Committee, participate in some or all of the discussion relating to the transaction.

Transactions with Related Persons

The Sarbanes-Oxley Act of 2002 generally prohibits loans by Fox Chase Bancorp to its executive officers and directors. However, the Sarbanes-Oxley Act contains a specific exemption from such prohibition for loans by Fox Chase Bank to its executive officers and directors in compliance with federal banking regulations. Federal regulations require that all loans or extensions of credit to executive officers and directors of insured financial institutions must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and must not involve more than the normal risk of repayment or present other unfavorable features. Fox Chase Bank is therefore prohibited from making any new loans or extensions of credit to executive officers and directors at different rates or terms than those offered to the general public. Notwithstanding this rule, federal regulations permit Fox Chase Bank to make loans to executive officers and directors at reduced interest rates if the loan is made under a benefit program generally available to all other employees and does not give preference to any executive officer or director over any other employee, although Fox Chase Bank does not currently have such a program in place. All outstanding loans made by Fox Chase Bank to its directors and executive officers, and members of their immediate families, were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to Fox Chase Bank, and did not involve more than the normal risk of collectibility or present other unfavorable features.

Pursuant to Fox Chase Bancorp’s Audit Committee Charter, the Audit Committee periodically reviews, no less frequently than quarterly, a summary of Fox Chase Bancorp’s transactions with directors and executive officers of Fox Chase Bancorp and with firms that employ directors, as well as any other related person transactions, to recommend to the disinterested members of the Board of Directors that the transactions are fair, reasonable and within Fox Chase Bancorp policy and should be ratified and approved. Also, in accordance with banking regulations and its policy, the board of directors reviews all loans made to a director or executive officer in an amount that, when aggregated with the amount of all other loans to such person and his or her related interests, exceed the greater of $25,000 or 5% of Fox Chase Bancorp’s capital and surplus (up to a maximum of $500,000) and such loan must be approved in advance by a majority of the disinterested members of the board of directors. Additionally, pursuant to Fox Chase Bancorp’s Code of Ethics and Business Conduct, all executive officers and directors of Fox Chase Bancorp must disclose any existing or potential conflicts of interest to the President and Chief Executive Officer of Fox Chase Bancorp. Such potential conflicts of interest include, but are not limited to, the following: (1) Fox Chase Bancorp conducting business with or competing against an organization in which a family member of an executive officer or director has an ownership or employment interest and (2) the ownership of more than 5% of the outstanding securities or 5% of total assets of any business entity that does business with or is in competition with Fox Chase Bancorp.

Indemnification for Directors and Officers

Fox Chase Bancorp’s articles of incorporation provide that Fox Chase Bancorp must indemnify all directors and officers of Fox Chase Bancorp against all expenses and liabilities reasonably incurred by them in connection with or arising out of any action, suit or proceeding in which they may be involved by reason of their having been a director or officer of Fox Chase Bancorp. Such indemnification may include the advancement of funds to pay for or reimburse reasonable expenses incurred by an indemnified party. Except insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Fox Chase Bancorp pursuant to its articles of incorporation or otherwise, Fox Chase Bancorp has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

Stock Ownership

The following table provides information as of April 30, 2010 about the persons known to Fox Chase Bancorp to be the beneficial owners of more than 5% of our outstanding common stock. A person may be considered to beneficially own any shares of common stock over which he or she has, directly or indirectly, sole or shared voting or investing power.

Name and Address	Number of Shares Owned	Percent of Common Stock Outstanding (1)
Fox Chase MHC(2) 4390 Davisville Road Hatboro, Pennsylvania 19040	8,148,915	59.9%

(1)	Based on 13,609,187 shares of Fox Chase Bancorp’s common stock outstanding and entitled to vote as of April 30, 2010.
(2)	The members of the board of directors of Fox Chase MHC also constitute the board of directors of Fox Chase Bancorp and Fox Chase Bank.

The following table provides information about the shares of Fox Chase Bancorp common stock that may be considered to be owned by each director and director nominee of Fox Chase Bancorp, each executive officer named in the summary compensation table and by all directors, director nominees and executive officers of Fox Chase Bancorp as a group as of April 30, 2010. A person may be considered to own any shares of common stock over which he or she has, directly or indirectly, sole or shared voting or investment power. Unless otherwise indicated, each of the named individuals has sole voting and investment power with respect to the shares shown. The number of shares beneficially owned by all directors and executive officers as a group totaled 4.2% of our common stock as of April 30, 2010. Each director, director nominee and named executive officer owned less than 1% of our outstanding common stock as of that date.

Name	Number of Shares Owned (1)		Number of Shares That May be Acquired Within 60 Days by Exercising Options	Total
Directors:
Roger H. Ballou	32,771		9,600	42,371
Richard E. Bauer	14,350		9,600	23,950
Todd S. Benning	32,196	(2)	9,600	41,796
Richard M. Eisenstaedt	22,484		9,600	32,084
Anthony A. Nichols, Sr.	13,530	(3)	9,600	23,130
Thomas M. Petro	103,503		52,000	155,503
RoseAnn B. Rosenthal	6,000		4,800	10,800
Peter A. Sears	22,011		9,600	31,611

Named Executive Officers Who Are Not Also Directors:
Roger S. Deacon	48,653		6,600	55,253
Michael S. Fitzgerald	8,061		—	8,061
Jerry D. Holbrook	81,353	(4)	30,000	111,353
Keiron G. Lynch	25,267		12,800	38,067

All Executive Officers, Directors and Director Nominees as a Group (12 persons)	410,179		163,800	573,979

(footnotes appear on the following page)

(1)	This column includes the following:

	Shares of Unvested Restricted Stock Held in Trust Under the 2007 Equity Incentive Plan	Shares Held Under the Amended and Restated Fox Chase Bank Executive Long-Term Incentive Plan	Shares Allocated Under the Fox Chase Bank Employee Stock Ownership Plan
Mr. Ballou	7,200	—	—
Mr. Bauer	7,200	—	—
Mr. Benning	7,200	—	—
Mr. Eisenstaedt	7,200	—	—
Mr. Nichols.	7,200	—	—
Mr. Petro	29,400	15,512	5,300
Ms. Rosenthal	4,800	—	—
Mr. Sears	7,200	—	—
Mr. Deacon	13,680	—	2,349
Mr. Holbrook	19,200	11,634	5,100
Mr. Fitzgerald	7,333	—	518
Mr. Lynch	8,400	5,811	4,170

(2)	Includes 16,000 shares held by Mr. Benning as the trustee for the Dunlap & Associates PC Retirement Plan.
(3)	Includes 765 shares owned by Cymry Limited Partnership I.
(4)	Includes 6,724 shares held by Mr. Holbrook’s spouse and 10,783 shares held in trust for Mr. Holbrook’s children.

Subscriptions by Executive Officers and Directors

The table below sets forth, for each of our directors and named executive officers and for all of the directors and named executive officers as a group, the following information:

•

the number of shares of Fox Chase Bancorp common stock to be received in exchange for shares of new Fox Chase Bancorp common stock upon consummation of the conversion and the offering, based upon their beneficial ownership of Fox Chase Bancorp common stock as of April 30, 2010;

•	the proposed purchases of new Fox Chase Bancorp common stock, assuming sufficient shares are available to satisfy their subscriptions; and

•	the total amount of new Fox Chase Bancorp common stock to be held upon consummation of the conversion and the offering.

In each case, it is assumed that shares are sold and the exchange ratio is calculated at the midpoint of the offering range. No individual has entered into a binding agreement to purchase these shares and, therefore, actual purchases could be more or less than indicated. Directors and executive officers and their associates may not purchase more than 25% of the shares sold in the offering. Like all of our depositors, our directors and officers have subscription rights based on their deposits. For purposes of the following table, sufficient shares are assumed to be available to satisfy subscriptions in all categories. See “The Conversion and Offering—Limitations on Purchases of Shares.”

Name of Beneficial Owner	Number of Shares Received in Exchange for Shares of Fox Chase Bancorp (2)	Proposed Purchases of Stock in the Offering (1)		Total Common Stock to be Held
		Number of Shares	Dollar Amount	Number of Shares (2)	Percentage of Total Outstanding (3)
Directors:
Roger H. Ballou	41,219	1,750	$17,500	42,969	*
Richard E. Bauer	18,049	3,000	30,000	21,049	*
Todd S. Benning	40,496	2,500	25,000	42,996	*
Richard M. Eisenstaedt	28,280	3,000	30,000	31,280	*
Anthony A. Nichols, Sr.	16,984	3,000	30,000	19,984	*
Thomas M. Petro	130,186	10,000	100,000	140,186	*
RoseAnn B. Rosenthal	7,546	2,400	24,000	9,946	*
Peter A. Sears	27,685	5,000	50,000	32,685	*

Named Executive Officers Who Are Not Also Directors:
Roger S. Deacon	61,195	10,000	100,000	71,195	*
Michael S. Fitzgerald	10,139	6,000	60,000	16,139	*
Jerry D. Holbrook	102,325	10,000	100,000	112,325	*
Keiron G. Lynch	31,780	1,000	10,000	32,780	*

All Directors and Named Executive Officers as a Group (12 persons)	515,884	57,650	576,500	573,534	3.4%

*	Less than 1%.
(1)	Includes shares to be purchased by certain officers through self-directed purchases within Fox Chase Bank’s 401(k) plan. Such purchases will receive the same purchase priorities, and be subject to the same purchase limitations, as purchases made by such officers using other funds. Also includes proposed subscriptions, if any, by associates.
(2)	Based on information presented in “Stock Ownership.” Excludes shares that may be acquired upon the exercise of outstanding stock options.
(3)	If shares are sold and the exchange ratio is calculated at the minimum of the offering range, all directors and officers as a group would own 3.4% of the outstanding shares of new Fox Chase Bancorp common stock.

Regulation and Supervision

General

Fox Chase Bank is subject to extensive regulation, examination and supervision by the Office of Thrift Supervision, as its primary federal regulator, and by the Federal Deposit Insurance Corporation as the insurer of its deposits. Fox Chase Bank is a member of the Federal Home Loan Bank System and its deposit accounts are insured up to applicable limits by the Deposit Insurance Fund managed by the Federal Deposit Insurance Corporation. Fox Chase Bank must file reports with the Office of Thrift Supervision concerning its activities and financial condition in addition to obtaining regulatory approvals before entering into certain transactions such as mergers with, or acquisitions of, other financial institutions. There are periodic examinations by the Office of Thrift Supervision to evaluate Fox Chase Bank’s safety and soundness and compliance with various regulatory requirements. This regulatory structure is intended primarily for the protection of the insurance fund and depositors. The regulatory structure also gives the regulatory authorities extensive discretion in connection with their supervisory and enforcement activities and examination policies, including policies with respect to the classification of assets and the establishment of an adequate allowance for loan losses for regulatory purposes. Any change in such policies, whether by the Office of Thrift Supervision, the Federal Deposit Insurance Corporation or Congress, could have a material adverse impact on new Fox Chase Bancorp and Fox Chase Bank and their operations. New Fox Chase Bancorp, as a savings and loan holding company, will be required to file certain reports with, is subject to examination by, and otherwise must comply with the rules and regulations of the Office of Thrift Supervision.

Certain of the regulatory requirements that are or will be applicable to Fox Chase Bank and new Fox Chase Bancorp are described below. This description of statutes and regulations is not intended to be a complete explanation of such statutes and regulations and their effects on Fox Chase Bank and new Fox Chase Bancorp and is qualified in its entirety by reference to the actual statutes and regulations.

Federal Banking Regulation

Business Activities. The activities of federal savings banks, such as Fox Chase Bank, are governed by federal laws and regulations. Those laws and regulations delineate the nature and extent of the business activities in which federal savings banks may engage. In particular, certain lending authority for federal savings banks, e.g., commercial, non-residential real property loans and consumer loans, is limited to a specified percentage of the institution’s capital or assets.

Capital Requirements. The Office of Thrift Supervision’s capital regulations require savings associations to meet three minimum capital standards: a 1.5% tangible capital to total assets ratio, a 4% Tier 1 capital to total assets leverage ratio (3% for institutions receiving the highest rating on the CAMELS examination rating system) and an 8% risk-based capital ratio. In addition, the prompt corrective action standards discussed below also establish, in effect, a minimum 2% tangible capital standard, a 4% leverage ratio (3% for institutions receiving the highest rating on the CAMELS system) and, together with the risk-based capital standard itself, a 4% Tier 1 risk-based capital standard. The Office of Thrift Supervision regulations also require that, in meeting the tangible, leverage and risk-based capital standards, institutions must generally deduct investments in and loans to subsidiaries engaged in activities as principal that are not permissible for a national bank.

The risk-based capital standard for savings associations requires the maintenance of Tier 1 (core) and total capital (which is defined as core capital and supplementary capital less certain specified deductions from total capital such as reciprocal holdings of depository institution capital instruments and equity investments) to risk-weighted assets of at least 4% and 8%, respectively. In determining the amount of risk-weighted assets, all assets, including certain off-balance sheet activities, recourse obligations, residual interests and direct credit substitutes, are multiplied by a risk-weight factor of 0% to 100%, assigned by the Office of Thrift Supervision capital regulation based on the risks believed inherent in the type of asset. Tier 1 (core) capital is generally defined as common stockholders’ equity (including retained earnings), certain noncumulative perpetual preferred stock and related surplus and minority interests in equity accounts of consolidated subsidiaries, less intangibles other than certain mortgage servicing rights and credit card relationships. The components of supplementary capital (Tier 2 capital) include cumulative preferred stock, long-term perpetual preferred stock, mandatory convertible debt securities, subordinated debt and intermediate preferred stock, the allowance for loan and lease losses limited to a maximum of 1.25% of risk-weighted assets and up to 45% of unrealized gains on available-for-sale equity securities with readily determinable fair market values. Overall, the amount of supplementary capital included as part of total capital cannot exceed 100% of core capital.

The Office of Thrift Supervision also has authority to establish individual minimum capital requirements in appropriate cases upon a determination that an institution’s capital level is or may become inadequate in light of the particular risks or circumstances. At December 31, 2009, Fox Chase Bank met each of its capital requirements.

Prompt Corrective Regulatory Action. The Office of Thrift Supervision is required to take certain supervisory actions against undercapitalized institutions, the severity of which depends upon the institution’s degree of undercapitalization. Generally, a savings association that has a ratio of total capital to risk weighted assets of less than 8%, a ratio of Tier 1 (core) capital to risk-weighted assets of less than 4% or a ratio of core capital to total assets of less than 4% (3% or less for institutions with the highest examination rating) is considered to be “undercapitalized.” A savings association that has a total risk-based capital ratio of less than 6%, a Tier 1 capital ratio of less than 3% or a leverage ratio that is less than 3% is considered to be “significantly undercapitalized” and a savings association that has a tangible capital to assets ratio equal to or less than 2% is deemed to be “critically undercapitalized.” Subject to a narrow exception, the Office of Thrift Supervision is required to appoint a receiver or conservator within specified time frames for an institution that is “critically undercapitalized.” The regulation also provides that a capital restoration plan must be filed with the Office of Thrift Supervision within 45 days of the date a savings association is deemed to have received notice that it is “undercapitalized,” “significantly undercapitalized” or “critically undercapitalized.” Compliance with the plan must be guaranteed by any parent holding company up to the lesser of 5% of the savings association’s total assets when it was deemed to be undercapitalized or the amount necessary to achieve compliance with applicable capital requirements. In addition, numerous mandatory supervisory actions become immediately applicable to an undercapitalized institution, including, but not limited to, increased monitoring by regulators and restrictions on growth, capital distributions and expansion. The Office of Thrift Supervision could also take any one of a number of discretionary supervisory actions, including the issuance of a capital directive and the replacement of senior executive officers and directors. Significantly and critically undercapitalized institutions are subject to additional mandatory and discretionary measures.

Insurance of Deposit Accounts. Fox Chase Bank’s deposits are insured up to applicable limits by the Deposit Insurance Fund of the Federal Deposit Insurance Corporation. Under the Federal Deposit Insurance Corporation’s risk-based assessment system, insured institutions are assigned to one of four risk categories based on supervisory evaluations, regulatory capital levels and certain other factors, with less risky institutions paying lower assessments. An institution’s assessment rate depends upon the category to which it is assigned. Effective April 1, 2009, assessment rates range from seven to 77.5 basis points. No institution may pay a dividend if in default of the federal deposit insurance assessment.

The Federal Deposit Insurance Corporation imposed on all insured institutions a special emergency assessment of five basis points of total assets minus Tier 1 capital, as of June 30, 2009 (capped at ten basis points of an institution’s deposit assessment base), in order to cover losses to the Deposit Insurance Fund. That special assessment was collected on September 30, 2009. The Federal Deposit Insurance Corporation provided for similar assessments during the final two quarters of 2009, if deemed necessary. However, in lieu of further special assessments, the Federal Deposit Insurance Corporation required insured institutions to prepay estimated quarterly risk-based assessments for the fourth quarter of 2009 through the fourth quarter of 2012. The estimated assessments, which include an assumed annual assessment base increase of 5%, were recorded as a prepaid expense asset as of December 30, 2009. As of December 31, 2009, and each quarter thereafter, a charge to earnings will be recorded for each regular assessment with an offsetting credit to the prepaid asset.

Due to the recent difficult economic conditions, deposit insurance per account owner has been raised to $250,000 for all types of accounts until January 1, 2014. In addition, the Federal Deposit Insurance Corporation adopted an optional Temporary Liquidity Guarantee Program by which, for a fee, noninterest bearing transaction accounts would receive unlimited insurance coverage until June 30, 2010 and certain senior unsecured debt issued by institutions and their holding companies between October 13, 2008 and December 31, 2009 would be guaranteed by the Federal Deposit Insurance Corporation through June 30, 2012, or in some cases, December 31, 2012. Fox Chase Bank participates in the unlimited noninterest bearing transaction account coverage and Fox Chase Bank and Fox Chase Bancorp opted not to participate in the unsecured debt guarantee program.

In addition to the assessment for deposit insurance, institutions are required to make payments on bonds issued in the late 1980s by the Financing Corporation to recapitalize a predecessor deposit insurance fund. That payment is established quarterly and during the calendar year ending December 31, 2009 averaged 1.06 basis points of assessable deposits.

The Federal Deposit Insurance Corporation has authority to increase insurance assessments. A significant increase in insurance premiums would likely have an adverse effect on the operating expenses and results of operations of Fox Chase Bank. Management cannot predict what insurance assessment rates will be in the future.

Insurance of deposits may be terminated by the Federal Deposit Insurance Corporation upon a finding that the institution has engaged in unsafe or unsound practices, is in an unsafe or unsound condition to continue operations or has violated any applicable law, regulation, rule, order or condition imposed by the Federal Deposit Insurance Corporation or the Office of Thrift Supervision. The management of Fox Chase Bank does not know of any practice, condition or violation that might lead to termination of deposit insurance.

Loans to One Borrower. Federal law provides that savings associations are generally subject to the limits on loans to one borrower applicable to national banks. Generally, subject to certain exceptions, a savings association may not make a loan or extend credit to a single or related group of borrowers in excess of 15% of its unimpaired capital and surplus. An additional amount may be lent, equal to 10% of unimpaired capital and surplus, if secured by specified readily-marketable collateral.

Qualified Thrift Lender Test. Federal law requires savings associations to meet a qualified thrift lender test. Under the test, a savings association is required to either qualify as a “domestic building and loan association” under the Internal Revenue Code or maintain at least 65% of its “portfolio assets” (total assets less: (i) specified liquid assets up to 20% of total assets; (ii) intangibles, including goodwill; and (iii) the value of property used to conduct business) in certain “qualified thrift investments” (primarily residential mortgages and related investments, including certain mortgage-backed securities but also including education, credit card and small business loans) in at least 9 months out of each 12-month period.

A savings association that fails the qualified thrift lender test is subject to certain operating restrictions and may be required to convert to a bank charter. As of December 31, 2009, Fox Chase Bank maintained 78.1% its portfolio assets in qualified thrift investments and, therefore, met the qualified thrift lender test.

Limitation on Capital Distributions. Office of Thrift Supervision regulations impose limitations upon all capital distributions by a savings association, including cash dividends, payments to repurchase its shares and payments to shareholders of another institution in a cash-out merger. Under the regulations, an application to and the prior approval of the Office of Thrift Supervision is required before any capital distribution if the institution does not meet the criteria for “expedited treatment” of applications under Office of Thrift Supervision regulations (i.e., generally, examination and Community Reinvestment Act ratings in the two top categories), the total capital distributions for the calendar year exceed net income for that year plus the amount of retained net income for the preceding two years, the institution would be undercapitalized following the distribution or the distribution would otherwise be contrary to a statute, regulation or agreement with the Office of Thrift Supervision. If an application is not required, the institution must still provide prior notice to the Office of Thrift Supervision of the capital distribution if, like Fox Chase Bank, it is a subsidiary of a holding company. If Fox Chase Bank’s capital ever fell below its regulatory requirements or the Office of Thrift Supervision notified it that it was in need of increased supervision, its ability to make capital distributions could be restricted. In addition, the Office of Thrift Supervision could prohibit a proposed capital distribution by any institution, which would otherwise be permitted by the regulation, if the Office of Thrift Supervision determines that such distribution would constitute an unsafe or unsound practice.

Standards for Safety and Soundness. The federal banking agencies have adopted Interagency Guidelines prescribing Standards for Safety and Soundness in various areas such as internal controls and information systems, internal audit, loan documentation and credit underwriting, interest rate exposure, asset growth and quality, earnings and compensation, fees and benefits. The guidelines set forth the safety and soundness standards that the federal banking agencies use to identify and address problems at insured depository institutions before capital becomes impaired. If the Office of Thrift Supervision determines that a savings association fails to meet any standard prescribed by the guidelines, the Office of Thrift Supervision may require the institution to submit an acceptable plan to achieve compliance with the standard.

Community Reinvestment Act. All federal savings associations have a responsibility under the Community Reinvestment Act and related regulations to help meet the credit needs of their communities, including low- and moderate-income neighborhoods. An institution’s failure to comply with the provisions of the Community Reinvestment Act could result in restrictions on its activities. Fox Chase Bank received a “satisfactory” Community Reinvestment Act rating in its most recently completed examination.

Transactions with Related Parties. Federal law limits Fox Chase Bank’s authority to engage in transactions with “affiliates” (e.g., any entity that controls or is under common control with Fox Chase Bank, including Fox Chase Bancorp and Fox Chase MHC and their other subsidiaries). The aggregate amount of covered transactions with any individual affiliate is limited to 10% of the capital and surplus of the savings association. The aggregate amount of covered transactions with all affiliates is limited to 20% of the savings association’s capital and surplus. Certain transactions with affiliates are required to be secured by collateral in an amount and of a type specified by federal law. The purchase of low quality assets from affiliates is generally prohibited. Transactions with affiliates must generally be on terms and under circumstances that are at least as favorable to the institution as those prevailing at the time for comparable transactions with non-affiliated companies. In addition, savings associations are prohibited from lending to any affiliate that is engaged in activities that are not permissible for bank holding companies and no savings association may purchase the securities of any affiliate other than a subsidiary.

The Sarbanes-Oxley Act of 2002 generally prohibits loans by Fox Chase Bancorp to its executive officers and directors. However, the law contains a specific exception for loans by a depository institution to its executive officers and directors in compliance with federal banking laws. Under such laws, Fox Chase Bank’s authority to extend credit to executive officers, directors and 10% shareholders (“insiders”), as well as entities such persons control, is limited. The laws limit both the individual and aggregate amount of loans that Fox Chase Bank may make to insiders based, in part, on Fox Chase Bank’s capital level and requires that certain board approval procedures be followed. Such loans are required to be made on terms substantially the same as those offered to unaffiliated individuals and not involve more than the normal risk of repayment. There is an exception for loans made pursuant to a benefit or compensation program that is widely available to all employees of the institution and does not give preference to insiders over other employees. Loans to executive officers are subject to additional limitations based on the type of loan involved.

Enforcement. The Office of Thrift Supervision has primary enforcement responsibility over savings associations and has authority to bring actions against the institution and all institution-affiliated parties, including shareholders, and any attorneys, appraisers and accountants who knowingly or recklessly participate in wrongful actions likely to have an adverse effect on an insured institution. Formal enforcement action may range from the issuance of a capital directive or cease and desist order to removal of officers and/or directors to institution of receivership, conservatorship or termination of deposit insurance. Civil penalties cover a wide range of violations and can amount to $25,000 per day, or even $1 million per day in especially egregious cases. The Federal Deposit Insurance Corporation has the authority to recommend to the Director of the Office of Thrift Supervision that enforcement action be taken with respect to a particular savings association. If action is not taken by the Director, the Federal Deposit Insurance Corporation has authority to take such action under certain circumstances. Federal law also establishes criminal penalties for certain violations.

Assessments. Savings associations are required to pay assessments to the Office of Thrift Supervision to fund the agency’s operations. The general assessments, paid on a semi-annual basis, are computed based upon the savings association’s (including consolidated subsidiaries) total assets, financial condition and complexity of its portfolio. The Office of Thrift Supervision assessments paid by Fox Chase Bancorp and Fox Chase Bank for the year ended December 31, 2009 totaled $237,000.

Federal Home Loan Bank System. Fox Chase Bank is a member of the Federal Home Loan Bank System, which consists of 12 regional Federal Home Loan Banks. The Federal Home Loan Bank provides a central credit facility primarily for member institutions. Fox Chase Bank, as a member of the Federal Home Loan Bank of Pittsburgh, is required to acquire and hold shares of capital stock in that Federal Home Loan Bank. Fox Chase Bank was in compliance with this requirement with an investment in Federal Home Loan Bank stock at December 31, 2009 of $10.4 million.

The Federal Home Loan Banks have been required to provide funds for the resolution of insolvent thrifts in the late 1980s and to contribute funds for affordable housing programs. These and similar requirements could reduce the amount of dividends that the Federal Home Loan Banks pay to their members and result in the Federal Home Loan Banks imposing a higher rate of interest on advances to their members. If dividends were reduced, or interest on future Federal Home Loan Bank advances increased, our net interest income would likely also be reduced.

Federal Reserve System. The Federal Reserve Board regulations require savings associations to maintain non-interest earning reserves against their transaction accounts (primarily Negotiable Order of Withdrawal (NOW) and regular checking accounts). The regulations generally provide that reserves be maintained against aggregate transaction accounts as follows: a 3% reserve ratio is assessed on net transaction accounts up to and including $44.4 million; a 10% reserve ratio is applied above $44.4 million. The first $10.3 million of otherwise reservable balances (subject to adjustments by the Federal Reserve Board) are exempted from the reserve requirements. The amounts are adjusted annually and, for 2010, require a 3% ratio for up to $55.2 million and an exemption of $10.7 million. Fox Chase Bank complies with the foregoing requirements. In October 2008, the Federal Reserve Board began paying interest on certain reserve balances.

Other Regulations

Fox Chase Bank’s operations are also subject to federal laws applicable to credit transactions, such as the:

•	Truth-In-Lending Act, governing disclosures of credit terms to consumer borrowers;

•

Home Mortgage Disclosure Act of 1975, requiring financial institutions to provide information to enable the public and public officials to determine whether a financial institution is fulfilling its obligation to help meet the housing needs of the community it serves;

•	Equal Credit Opportunity Act, prohibiting discrimination on the basis of race, creed or other prohibited factors in extending credit;

•	Fair Credit Reporting Act of 1978, governing the use and provision of information to credit reporting agencies;

•	Fair Debt Collection Act, governing the manner in which consumer debts may be collected by collection agencies; and

•	rules and regulations of the various federal agencies charged with the responsibility of implementing such federal laws.

The operations of Fox Chase Bank also are subject to the:

•

Right to Financial Privacy Act, which imposes a duty to maintain confidentiality of consumer financial records and prescribes procedures for complying with administrative subpoenas of financial records;

•

Electronic Funds Transfer Act and Regulation E promulgated thereunder, which govern automatic deposits to and withdrawals from deposit accounts and customers’ rights and liabilities arising from the use of automated teller machines and other electronic banking services; and

•

Check Clearing for the 21st Century Act (also known as “Check 21”), which gives “substitute checks,” such as digital check images and copies made from that image, the same legal standing as the original paper check.

Holding Company Regulation

General. New Fox Chase Bancorp will register with the Office of Thrift Supervision and will be subject to Office of Thrift Supervision regulations, examinations, supervision, reporting requirements and regulations concerning corporate governance and activities. In addition, the Office of Thrift Supervision will have enforcement authority over new Fox Chase Bancorp and its non-savings institution subsidiaries. Among other things, this authority permits the Office of Thrift Supervision to restrict or prohibit activities that are determined to be a serious risk to Fox Chase Bank. As a unitary savings and loan holding company, new Fox Chase Bancorp will be able to engage only in activities permitted to a financial holding company and those permitted for a multiple savings and loan holding company, which includes non-banking activities that the Federal Reserve Board has determined to be permissible for bank holding companies.

Acquisition of Control. Under the federal Change in Bank Control Act, a notice must be submitted to the Office of Thrift Supervision if any person (including a company), or group acting in concert, seeks to acquire “control” of a savings and loan holding company or savings association. An acquisition of “control” can occur upon the acquisition of 10% or more of the voting stock of a savings and loan holding company or savings institution or as otherwise defined by the Office of Thrift Supervision. Under the Change in Bank Control Act, the Office of Thrift Supervision has 60 days from the filing of a complete notice to act, taking into consideration certain factors, including the financial and managerial resources of the acquirer and the anti-trust effects of the acquisition. Any company that so acquires control would then be subject to regulation as a savings and loan holding company.

Regulatory Restructuring Legislation

The Obama Administration has proposed, and the House of Representatives and Senate are currently considering, legislation that would restructure the regulation of depository institutions. Proposals range from the merger of the Office of Thrift Supervision with the Comptroller of the Currency, which regulates national banks, to the creation of an independent federal agency that would assume the regulatory responsibilities of the Office of Thrift Supervision, Federal Deposit Insurance Corporation, Office of the Comptroller of the Currency and Federal Reserve Board. The federal savings association charter would be eliminated and federal associations required to become banks under some proposals, although others would grandfather existing charters such as that of Fox Chase Bank. Also proposed is the creation of a new federal agency to administer and enforce consumer and fair lending laws, a function that is now performed by the depository institution regulators. The federal preemption of state laws currently accorded federally chartered depository institutions would be reduced under certain proposals as well.

Enactment of any of these proposals would revise the regulatory structure imposed on Fox Chase Bank, which could result in more stringent regulation. At this time, management has no way of predicting the contents of any final legislation, or whether any legislation will be enacted all.

Federal Securities Laws

Fox Chase Bancorp common stock is registered with the Securities and Exchange Commission under the Securities Exchange Act of 1934. As a result, Fox Chase Bancorp files quarterly and annual reports with the Securities and Exchange Commission and is subject to the information, proxy solicitation, insider trading restrictions and other requirements under the Securities Exchange Act. Upon completion of the conversion and offering, new Fox Chase Bancorp common stock will be registered with the Securities and Exchange Commission under the Securities Exchange Act. As a result, new Fox Chase Bancorp will be required to file quarterly and annual reports with the Securities and Exchange Commission and will be subject to the information, proxy solicitation, insider trading restrictions and other requirements under the Securities Exchange Act.

Federal and State Taxation

Federal Income Taxation

General. We report our income on a calendar year basis using the accrual method of accounting. The federal income tax laws apply to us in the same manner as to other corporations with some exceptions, including particularly our reserve for bad debts discussed below. The following discussion of tax matters is intended only as a summary and does not purport to be a comprehensive description of the tax rules applicable to us. Our federal income tax returns have been either audited or closed under the statute of limitations through tax year 2005. For its 2009 fiscal year, Fox Chase Bancorp’s maximum federal income tax rate was 34%.

New Fox Chase Bancorp and Fox Chase Bank will enter into a tax allocation agreement. Because new Fox Chase Bancorp will own 100% of the issued and outstanding capital stock of Fox Chase Bank, new Fox Chase Bancorp and Fox Chase Bank will be members of an affiliated group within the meaning of Section 1504(a) of the Internal Revenue Code, of which group new Fox Chase Bancorp is the common parent corporation. As a result of this affiliation, Fox Chase Bank may be included in the filing of a consolidated federal income tax return with new Fox Chase Bancorp and, if a decision to file a consolidated tax return is made, the parties agree to compensate each other for their individual share of the consolidated tax liability and/or any tax benefits provided by them in the filing of the consolidated federal income tax return.

Bad Debt Reserves. For fiscal years beginning before 1996, thrift institutions that qualified under certain definitional tests and other conditions of the Internal Revenue Code were permitted to use certain favorable provisions to calculate their deductions from taxable income for annual additions to their bad debt reserve. A reserve could be established for bad debts on qualifying real property loans, generally secured by interests in real property improved or to be improved, under the percentage of taxable income method or the experience method. The reserve for nonqualifying loans was computed using the experience method. Federal legislation enacted in 1996 repealed the reserve method of accounting for bad debts and the percentage of taxable income method for tax years beginning after 1995 and require savings institutions to recapture or take into income certain portions of their accumulated bad debt reserves. Approximately $6.0 million of Fox Chase Bank’s accumulated bad debt reserves would not be recaptured into taxable income unless Fox Chase Bank makes a “non-dividend distribution” to Fox Chase Bancorp as described below.

Distributions. If Fox Chase Bank makes “non-dividend distributions” to new Fox Chase Bancorp, the distributions will be considered to have been made from Fox Chase Bank’s unrecaptured tax bad debt reserves, including the balance of its reserves as of December 31, 1987, to the extent of the “non-dividend distributions,” and then from Fox Chase Bank’s supplemental reserve for losses on loans, to the extent of those reserves, and an amount based on the amount distributed, but not more than the amount of those reserves, will be included in Fox Chase Bank’s taxable income. Non-dividend distributions include distributions in excess of Fox Chase Bank’s current and accumulated earnings and profits, as calculated for federal income tax purposes, distributions in redemption of stock, and distributions in partial or complete liquidation. Dividends paid out of Fox Chase Bank’s current or accumulated earnings and profits will not be so included in Fox Chase Bank’s taxable income.

The amount of additional taxable income triggered by a non-dividend is an amount that, when reduced by the tax attributable to the income, is equal to the amount of the distribution. Therefore, if Fox Chase Bank makes a non-dividend distribution to new Fox Chase Bancorp, approximately one and one-half times the amount of the distribution not in excess of the amount of the reserves would be includable in income for federal income tax purposes, assuming a 34% federal corporate income tax rate. Fox Chase Bank does not intend to pay dividends that would result in a recapture of any portion of its bad debt reserves.

State Taxation

Fox Chase Bancorp and its non-thrift Pennsylvania subsidiaries are subject to the Pennsylvania Corporation Net Income Tax and Capital Stock and Franchise Tax. The state Corporate Net Income Tax rate for fiscal years ended 2009, 2008 and 2007 was 9.99% and was imposed on Fox Chase Bank’s and its non-thrift subsidiaries’ unconsolidated taxable income for federal purposes with certain adjustments. In general, the Capital Stock Tax is a property tax imposed at the rate of 0.289% of a corporation’s capital stock value, which is determined in accordance with a fixed formula.

Fox Chase Bank is subject to a Pennsylvania mutual thrift institutions tax based on Fox Chase Bank’s financial net income determined in accordance with generally accepted accounting principles, with certain adjustments. The tax rate under the mutual thrift institutions tax is 11.5%.

The Conversion and Offering

This conversion is being conducted pursuant to a plan of conversion approved by the boards of directors of Fox Chase MHC, Fox Chase Bancorp and Fox Chase Bank. The Office of Thrift Supervision has conditionally approved the plan of conversion; however, such approval does not constitute a recommendation or endorsement of the plan of conversion by such agency.

General

On March 10, 2010, the boards of directors of Fox Chase MHC, Fox Chase Bancorp and Fox Chase Bank unanimously adopted the plan of conversion. The second-step conversion that we are now undertaking involves a series of transactions by which we will convert our organization from the partially public mutual holding company form to the fully public stock holding company structure. Under the plan of conversion, Fox Chase Bank will convert from the mutual holding company form of organization to the stock holding company form of organization and become a wholly owned subsidiary of new Fox Chase Bancorp, a newly formed Maryland corporation. Current shareholders of Fox Chase Bancorp, other than Fox Chase MHC, will receive shares of new Fox Chase Bancorp common stock in exchange for their shares of Fox Chase Bancorp common stock. Following the conversion and offering, Fox Chase Bancorp and Fox Chase MHC will no longer exist.

The conversion to a stock holding company structure also includes the offering by new Fox Chase Bancorp of its common stock to eligible depositors and certain borrowers of Fox Chase Bank in a subscription offering and, if necessary, to members of the general public through a community offering and/or a syndicate of registered broker-dealers. The amount of capital being raised in the offering is based on an independent appraisal of new Fox Chase Bancorp. Most of the terms of the offering are required by the regulations of the Office of Thrift Supervision.

Consummation of the conversion and offering requires the approval of the Office of Thrift Supervision. In addition, pursuant to Office of Thrift Supervision regulations, consummation of the conversion and offering is conditioned upon the approval of the plan of conversion by (1) at least a majority of the total number of votes eligible to be cast by depositors and certain borrowers of Fox Chase Bank, (2) the holders of at least two-thirds of the outstanding shares of Fox Chase Bancorp common stock and (3) the holders of at least a majority of the outstanding shares of common stock of Fox Chase Bancorp, excluding shares held by Fox Chase MHC.

The Office of Thrift Supervision approved our plan of conversion, subject to, among other things, approval of the plan of conversion by Fox Chase MHC’s members (depositors and certain borrowers of the Fox Chase Bank) and Fox Chase Bancorp’s shareholders. Meetings of Fox Chase MHC’s members and Fox Chase Bancorp’s shareholders have been called for this purpose on June 24, 2010.

Funds received before completion of the subscription and community offerings will be maintained in a segregated account at Fox Chase Bank. If we fail to receive the necessary shareholder or member approval, or if we cancel the conversion and offering for any reason, orders for common stock already submitted will be canceled, subscribers’ funds will be returned promptly with interest calculated at Fox Chase Bank’s passbook savings rate and all deposit account withdrawal holds will be cancelled. We will not make any deduction from the returned funds for the costs of the offering.

The following is a brief summary of the pertinent aspects of the conversion and offering. A copy of the plan of conversion is available from Fox Chase Bancorp upon request and is available for inspection at the offices of Fox Chase Bank and at the Office of Thrift Supervision. The plan of conversion is also filed as an exhibit to the registration statement, of which this prospectus forms a part, that new Fox Chase Bancorp has filed with the Securities and Exchange Commission. See “Where You Can Find More Information.”

Reasons for the Conversion and Offering

After considering the advantages and disadvantages of the conversion and offering, the boards of directors of Fox Chase MHC, Fox Chase Bancorp and Fox Chase Bank unanimously approved the conversion and offering as being in the best interests of Fox Chase Bancorp and Fox Chase Bank and their respective shareholders and customers. The board of directors concluded that the conversion and offering provides a number of advantages that will be important to our future growth and performance and that outweigh the disadvantages of the conversion and offering.

The conversion and offering will result in the raising of additional capital that will support Fox Chase Bank’s future lending and operational growth and may also support future branching activities or the acquisition of other financial institutions or financial service companies or their assets. Although Fox Chase Bank is categorized as “well-capitalized” and does not require additional capital, the board of directors has determined that opportunities for continued growth make pursuing the conversion and offering at this time desirable.

We expect that the larger number of shares that will be in the hands of public investors after completion of the conversion and offering will result in a more liquid and active market than currently exists for Fox Chase Bancorp common stock. A more liquid and active market would make it easier for our investors to buy and sell our common stock.

After completion of the conversion and offering, the unissued common and preferred stock authorized by new Fox Chase Bancorp’s articles of incorporation will permit us to raise additional capital through further sales of securities. Although Fox Chase Bancorp currently has the ability to raise additional capital through the sale of additional shares of Fox Chase Bancorp common stock, that ability is limited by the mutual holding company structure, which, among other things, requires that Fox Chase MHC hold a majority of the outstanding shares of Fox Chase Bancorp common stock.

As a fully converted stock holding company, we will have greater flexibility in structuring mergers and acquisitions, including the form of consideration paid in a transaction. Our current mutual holding company structure, by its nature, limits our ability to offer our common stock as consideration in a merger or acquisition because we cannot now issue stock in an amount that would cause Fox Chase MHC to own less than a majority of the outstanding shares of Fox Chase Bancorp. Our new stock holding company structure will enhance our ability to compete with other bidders when acquisition opportunities arise by better enabling us to offer stock or cash consideration, or a combination of the two.

If Fox Chase Bancorp had undertaken a standard conversion in 2006 rather than a minority stock offering, applicable regulations would have required a greater amount of Fox Chase Bancorp common stock to be sold than the amount that was sold in the minority offering. If a standard conversion had been conducted in 2006, management of Fox Chase Bancorp believed that it would have been difficult to prudently invest the larger amount of capital that would have been raised, when compared to the net proceeds raised in connection with the minority offering. In addition, a standard conversion in 2006 would have immediately eliminated all aspects of the mutual form of organization.

The disadvantage of the conversion and offering considered by board of directors is the fact that operating in the stock holding company form of organization could subject Fox Chase Bank to contests for corporate control. The board of directors determined that the advantages of the conversion and offering outweighed this disadvantage.

Description of the Conversion

New Fox Chase Bancorp has been incorporated under Maryland law as a first-tier wholly owned subsidiary of Fox Chase Bancorp. To effect the conversion, the following will occur:

•	Fox Chase MHC will convert to stock form and simultaneously merge with and into Fox Chase Bancorp, with Fox Chase Bancorp as the surviving entity; and

•	Fox Chase Bancorp will merge with and into new Fox Chase Bancorp, with new Fox Chase Bancorp as the surviving entity.

As a result of the series of mergers described above, Fox Chase Bank will become a wholly owned subsidiary of new Fox Chase Bancorp and the outstanding shares of Fox Chase Bancorp common stock held by persons other than Fox Chase MHC (i.e., “public shareholders”) will be converted into a number of shares of new Fox Chase Bancorp common stock that will result in the holders of such shares owning in the aggregate approximately the same percentage of new Fox Chase Bancorp common stock to be outstanding upon the completion of the conversion and offering (i.e., the common stock issued in the offering plus the shares issued in exchange for shares of Fox Chase Bancorp common stock) as the percentage of Fox Chase Bancorp common stock owned by them in the aggregate immediately before consummation of the conversion and offering before giving effect to (1) the payment of cash in lieu of issuing fractional exchange shares and (2) any shares of common stock purchased by public shareholders in the offering.

Share Exchange Ratio for Current Shareholders

Office of Thrift Supervision regulations provide that in a conversion from mutual holding company to stock holding company form, the public shareholders will be entitled to exchange their shares for common stock of the stock holding company, provided that the mutual holding company demonstrates to the satisfaction of the Office of Thrift Supervision that the basis for the exchange is fair and reasonable. Under the plan of conversion, each publicly held share of Fox Chase Bancorp common stock will, on the effective date of the conversion and offering, be converted automatically into and become the right to receive a number of new shares of new Fox Chase Bancorp common stock. The number of new shares of common stock will be determined pursuant to an exchange ratio that ensures that the public shareholders of Fox Chase Bancorp common stock will own approximately the same percentage of common stock in new Fox Chase Bancorp after the conversion and offering as they held in Fox Chase Bancorp immediately before the conversion and offering, before giving effect to (1) the payment of cash in lieu of fractional shares and (2) their purchase of additional shares in the offering. At April 30, 2010, there were 13,609,187 shares of Fox Chase Bancorp common stock outstanding, of which 8,148,915 were held by persons other than Fox Chase MHC. The exchange ratio is not dependent on the market value of Fox Chase Bancorp common stock. It will be calculated based on the percentage of Fox Chase Bancorp common stock held by the public, the appraisal of Fox Chase Bancorp prepared by FinPro and the number of shares sold in the offering.

The following table shows how the exchange ratio will adjust, based on the number of shares sold in the offering. The table also shows how many shares an owner of 100 shares of Fox Chase Bancorp common stock would receive in the exchange, based on the number of shares sold in the offering.

	Shares to be Sold in the Offering		Shares to be Exchanged for Existing Shares of Fox Chase Bancorp		Total Shares of Common Stock to be Outstanding	Exchange Ratio	Equivalent Per Share Value (1)	Shares to be Received for 100 Existing Shares (2)
	Amount	Percent	Amount	Percent
Minimum	8,712,500	59.9%	5,837,909	40.1%	14,550,409	1.0692	$10.69	106
Midpoint	10,250,000	59.9	6,868,128	40.1	17,118,128	1.2578	12.58	125
Maximum	11,787,500	59.9	7,898,347	40.1	19,685,847	1.4465	14.47	144
Maximum, as adjusted	13,555,625	59.9	9,083,099	40.1	22,638,724	1.6635	16.64	166

(1)	Represents the value of shares of new Fox Chase Bancorp common stock received in the conversion by a holder of one share of Fox Chase Bancorp common stock at the exchange ratio, assuming a market price of $10.00 per share.
(2)	Cash will be paid instead of issuing any fractional shares.

Outstanding options to purchase shares of Fox Chase Bancorp common stock will be converted into and become options to purchase new Fox Chase Bancorp common stock. The number of shares of common stock to be received upon exercise of these options and the related exercise price will be adjusted for the exchange ratio. The aggregate exercise price, duration and vesting schedule of these options will not be affected. At December 31, 2009, there were 634,705 outstanding options to purchase Fox Chase Bancorp common stock, of which 226,100 were exercisable.

How We Determined the Offering Range and the $10.00 Purchase Price

Federal regulations require that the aggregate purchase price of the securities sold in connection with the offering be based upon our estimated pro forma market value after the conversion (i.e., taking into account the expected receipt of proceeds from the sale of securities in the offering), as determined by an appraisal by an independent person experienced and expert in corporate appraisal. We have retained FinPro, Inc., which is experienced in the evaluation and appraisal of business entities, to prepare the appraisal. FinPro will receive fees totaling $53,000 for its appraisal report, plus $9,000 for each appraisal update (of which there will be at least one more) and reasonable out-of-pocket expenses. We have agreed to indemnify FinPro under certain circumstances against liabilities and expenses, including legal fees, arising out of, related to, or based upon the offering. FinPro has not received any other compensation from us in the past two years.

FinPro prepared the appraisal taking into account the pro forma impact of the offering. For its analysis, FinPro undertook substantial investigations to learn about our business and operations. We supplied financial information, including annual financial statements, information on the composition of assets and liabilities, and other financial schedules. In addition to this information, FinPro reviewed our conversion application as filed with the Office of Thrift Supervision and our registration statement as filed with the Securities and Exchange Commission. Furthermore, FinPro visited our facilities and had discussions with our management. FinPro did not perform a detailed individual analysis of the separate components of our assets and liabilities. We did not impose any limitations on FinPro in connection with its appraisal.

In connection with its appraisal, FinPro reviewed the following factors, among others:

•	the economic make-up of our primary market area;

•	our financial performance and condition in relation to publicly traded, fully converted financial institution holding companies that FinPro deemed comparable to us;

•	the specific terms of the offering of our common stock;

•	the pro forma impact of the additional capital raised in the offering;

•	our proposed dividend policy;

•	conditions of securities markets in general; and

•	the market for thrift institution common stock in particular.

FinPro’s independent valuation also utilized certain assumptions as to the pro forma earnings of new Fox Chase Bancorp after the offering. These assumptions included estimated expenses, an assumed after-tax rate of return on the net offering proceeds, and expenses related to the stock-based benefit plans of new Fox Chase Bancorp, including the employee stock ownership plan and the new equity incentive plan. The employee stock ownership plan and new equity incentive plan are assumed to purchase 4.0% and 3.1%, respectively, of the shares of new Fox Chase Bancorp common stock sold in the offering. The new equity incentive plan is assumed to grant options to purchase the equivalent of 7.9% of the shares of new Fox Chase Bancorp common stock sold in the offering. See “Pro Forma Data” for additional information concerning these assumptions. The use of different assumptions may yield different results.

Consistent with Office of Thrift Supervision appraisal guidelines, the FinPro applied three primary methodologies to estimate the pro forma market value of our common stock: the pro forma price-to-book value approach applied to both reported book value and tangible book value; the pro forma price-to-earnings approach applied to reported and estimated core earnings; and the pro forma price-to-assets approach. The market value ratios applied in the three methodologies were based upon the current market valuations of a peer group of companies considered by FinPro to be comparable to us, subject to valuation adjustments applied by FinPro to account for differences between Fox Chase Bancorp and the peer group.

In applying each of the valuation methods, FinPro considered adjustments to our pro forma market value based on a comparison of Fox Chase Bancorp with the peer group. FinPro made downward adjustments for financial condition and for earnings quality, predictability and growth and made an upward adjustment for balance sheet growth. The downward adjustment for our financial condition reflects that we maintain a higher level of lower-yielding securities on our balance sheet than the peer group. At December 31, 2009, our loan to assets ratio was 53.78% compared to a median loans to assets ratio of 68.96% for the peer group at the most current time period. The downward adjustment for financial condition also reflects our higher level of nonperforming loans and nonperforming assets than the peer group. At December 31, 2009, our nonperforming loans to total loans and nonperforming assets to total assets were 4.62% and 2.87%, respectively, compared to median ratios of 1.57% and 1.29%, respectively, for the peer group at the most current time period. The downward adjustment for earnings quality, predictability and growth reflects that our net interest margin is 78 basis points less than the median of the peer group, that our non-interest income as a percentage of average assets is 27 basis points less than the median of the peer group and that we have recorded lower net income in each of the last five years. The upward adjustment for balance sheet growth reflects our higher rate of asset, loan and deposit growth than the peer group. Over the last twelve months, our asset, loan and deposit growth were 26.04%, 7.19% and 41.05%, respectively, compared to a median of 3.84%, 3.27% and 14.07%, respectively, for the per group. No adjustments were made for market area, dividends, trading liquidity, regulatory matters, management or subscription interest.

The peer group is comprised of publicly-traded thrifts all selected based on asset size, market area and operating strategy. In preparing its appraisal, FinPro placed emphasis on the price-to-earnings and the price-to-book approaches and placed lesser emphasis on the price-to-assets approaches in estimating pro forma market value. The peer group consisted of ten publicly traded, fully converted, financial institution holding companies based in the mid-Atlantic region of the United States. The peer group included companies with:

•	average assets of $1.1 billion;

•	average nonperforming assets of 1.56% of total assets;

•	average loans of 66.88% of total assets;

•	average tangible equity of 11.85% of total assets; and

•	average core income of 0.54% of average assets.

FinPro prepared a valuation dated April 29, 2010. FinPro has advised us that the estimated pro forma market value, or valuation range, of our common stock, including shares sold in the offering and exchange shares, ranged from a minimum of $145.5 million to a maximum of $196.9 million, with a midpoint of $171.2 million. The aggregate offering price of the shares of common stock will be equal to the valuation range multiplied by the 59.9% ownership interest that Fox Chase MHC has in Fox Chase Bancorp. The number of shares offered will be equal to the aggregate offering price divided by the price per share. Based on the valuation range, the percentage of Fox Chase Bancorp common stock owned by Fox Chase MHC and the $10.00 price per share, the minimum of the offering range is 8,712,500 shares, the midpoint of the offering range is 10,250,000 shares, the maximum of the offering range is 11,787,500 shares and 15% above the maximum of the offering range is 13,555,625 shares. FinPro will update its independent valuation before we complete our offering.

The following table presents a summary of selected pricing ratios for the peer group companies and for all publicly traded thrifts and the resulting pricing ratios for new Fox Chase Bancorp reflecting the pro forma impact of the offering, as calculated by FinPro in its appraisal report of April 29, 2010. Compared to the median pricing ratios of the peer group, Fox Chase Bancorp’s pro forma pricing ratios at the maximum of the offering range indicated a discount of 12.59% on both a price-to-book value basis and a price-to-tangible book value basis.

	Price to Earnings Multiple	Price to Core Earnings Multiple	Price to Book Value Ratio	Price to Tangible Book Value Ratio
New Fox Chase Bancorp (pro forma) (1):
Minimum	NM	NM	72.62%	72.62%
Midpoint	NM	NM	79.94%	79.94%
Maximum	NM	NM	86.36%	86.36%
Maximum, as adjusted	NM	NM	92.85%	92.85%
Pricing ratios of peer group companies as of April 29, 2010 (2):
Average	24.30x	21.50x	92.83%	95.61%
Median	15.80x	18.30x	98.80%	98.80%
All fully-converted, publicly-traded thrifts as of April 29, 2010 (2):
Average	24.07x	23.46x	81.02%	89.23%
Median	16.90x	16.05x	80.30%	84.05%

NM	— not meaningful
(1)	Based on Fox Chase Bancorp financial data as of and for the 12 months ended December 31, 2009.
(2)	Based on earnings for the 12 months ended December 31, 2009 and book value and tangible book value as of December 31, 2009.

Our board of directors reviewed FinPro’s appraisal report, including the methodology and the assumptions used by FinPro, and determined that the offering range was reasonable and adequate. Our board of directors has decided to offer the shares for a price of $10.00 per share. The purchase price of $10.00 per share was determined by us, taking into account, among other factors, the market price of our stock before adoption of the plan of conversion, the requirement under Office of Thrift Supervision regulations that the common stock be offered in a manner that will achieve the widest distribution of the stock, and desired liquidity in the common stock after the offering. Our board of directors also established the formula for determining the exchange ratio. Based upon such formula and the offering range, the exchange ratio ranged from a minimum of 1.0692 to a maximum of 1.4465 shares of new Fox Chase Bancorp common stock for each current share of Fox Chase Bancorp common stock, with a midpoint of 1.2578. Based upon this exchange ratio, we expect to issue between 5,837,909 and 7,898,347 shares of new Fox Chase Bancorp common stock to the holders of Fox Chase Bancorp common stock outstanding immediately before the completion of the conversion and offering.

Our board of directors considered the appraisal when recommending that shareholders and depositors approve the plan of conversion. However, our board of directors makes no recommendation of any kind as to the advisability of purchasing shares of common stock.

Since the outcome of the offering relates in large measure to market conditions at the time of sale, it is not possible for us to determine the exact number of shares that we will issue at this time. The offering range may be amended, with the approval of the Office of Thrift Supervision, if necessitated by developments following the date of the appraisal in, among other things, market conditions, our financial condition or operating results, regulatory guidelines or national or local economic conditions.

If, upon expiration of the offering, at least the minimum number of shares are subscribed for, FinPro, after taking into account factors similar to those involved in its prior appraisal, will determine its estimate of our pro forma market value. If, as a result of regulatory considerations, demand for the shares or changes in market conditions, FinPro determines that our pro forma market value has increased, we may sell up to 13,555,625 without any further notice to you.

No shares will be sold unless FinPro confirms that, to the best of its knowledge and judgment, nothing of a material nature has occurred that would cause it to conclude that the actual total purchase price of the shares on an aggregate basis was materially incompatible with its appraisal. If, however, the facts do not justify that statement, a new offering range may be set, in which case all funds would be promptly returned and holds funds authorized for withdrawal from deposit accounts will be released and all subscribers would be given the opportunity to place a new order. If the offering is terminated, all subscriptions will be cancelled and subscription funds will be returned promptly with interest, and holds on funds authorized for withdrawal from deposit accounts will be released. If FinPro establishes a new valuation range, it must be approved by the Office of Thrift Supervision.

In formulating its appraisal, FinPro relied upon the truthfulness, accuracy and completeness of all documents we furnished to it. FinPro also considered financial and other information from regulatory agencies, other financial institutions, and other public sources, as appropriate. While FinPro believes this information to be reliable, FinPro does not guarantee the accuracy or completeness of the information and did not independently verify the financial statements and other data provided by us or independently value our assets or liabilities. The appraisal is not intended to be, and must not be interpreted as, a recommendation of any kind as to the advisability of purchasing shares of common stock. Moreover, because the appraisal must be based on many factors that change periodically, there is no assurance that purchasers of shares in the offering will be able to sell shares after the offering at prices at or above the purchase price.

Copies of the appraisal report of FinPro, including any amendments to the report, and the detailed memorandum of the appraiser setting forth the method and assumptions for such appraisal are available for inspection at our main office and the other locations specified under “Where You Can Find More Information.”

Subscription Offering and Subscription Rights

Under the plan of conversion, we have granted rights to subscribe for our common stock to the following persons in the following order of priority:

1.	Persons with deposits in Fox Chase Bank with balances of $50 or more (“qualifying deposits”) as of the close of business on December 31, 2008 (“eligible account holders”).

2.	Our employee stock ownership plan.

3.	Persons with qualifying deposits in Fox Chase Bank as of the close of business on March 31, 2010 who are not eligible account holders, excluding our officers, directors and their associates (“supplemental eligible account holders”).

4.	Depositors of Fox Chase Bank as of the close of business on May 4, 2010, who are not eligible or supplemental eligible account holders and borrowers as of November 12, 1997 whose loans continue to be outstanding at May 4, 2010 (“other members”).

The amount of common stock that any person may purchase will depend on the availability of the common stock after satisfaction of all subscriptions having prior rights in the subscription offering and to the maximum and minimum purchase limitations set forth in the plan of conversion. See “—Limitations on Purchases of Shares.” All persons on a joint deposit account will be counted as a single subscriber to determine the maximum amount that may be subscribed for by an individual in the offering.

Priority 1: Eligible Account Holders. Subject to the purchase limitations as described below under “—Limitations on Purchases of Shares,” each eligible account holder has the right to subscribe for up to the greater of:

•	$500,000 of common stock (which equals 50,000 shares); or

•	one-tenth of 1% of the total offering of common stock; or

•

15 times the product, rounded down to the next whole number, obtained by multiplying the total number of shares of common stock to be sold by a fraction of which the numerator is the amount of qualifying deposits of the eligible account holder and the denominator is the total amount of qualifying deposits of all eligible account holders. The balance of qualifying deposits of all eligible account holders was $640.5 million.

If there are insufficient shares to satisfy all subscriptions by eligible account holders, shares first will be allocated so as to permit each subscribing eligible account holder, if possible, to purchase a number of shares sufficient to make the person’s total allocation equal 100 shares or the number of shares actually subscribed for, whichever is less. After that, unallocated shares will be allocated among the remaining subscribing eligible account holders whose subscriptions remain unfilled in the proportion that the amounts of their respective qualifying deposits bear to the total qualifying deposits of all remaining eligible account holders whose subscriptions remain unfilled. Subscription rights of eligible account holders who are also executive officers or directors of Fox Chase Bancorp or Fox Chase Bank or their associates will be subordinated to the subscription rights of other eligible account holders to the extent attributable to increased deposits in Fox Chase Bank in the one year period preceding December 31, 2008.

To ensure a proper allocation of stock, each eligible account holder must list on his or her stock order form all deposit accounts in which such eligible account holder had an ownership interest at December 31, 2008. Failure to list an account, or providing incomplete or incorrect information, could result in the loss of all or part of a subscriber’s stock allocation.

Priority 2: Tax-Qualified Employee Benefit Plans. Subject to the purchase limitations as described below under “—Limitations on Purchases of Shares,” our tax-qualified employee benefit plans (other than our 401(k) plan) have the right to purchase up to 10% of the shares of common stock issued in the offering. As a tax-qualified employee benefit plan, our employee stock ownership plan intends to purchase 4.0% of the shares sold in the offering. Subscriptions by the employee stock ownership plan will not be aggregated with shares of common stock purchased by any other participants in the offering, including subscriptions by our officers and directors, for the purpose of applying the purchase limitations in the plan of conversion. If we increase the number of shares offered above the maximum of the offering range, the employee stock ownership plan will have a first priority right to purchase any shares exceeding that amount up to the amount of its subscription. If the plan’s subscription is not filled in its entirety due to oversubscription or by choice, the employee stock ownership plan may purchase shares after the offering in the open market or directly from us, with the approval of the Office of Thrift Supervision.

Priority 3: Supplemental Eligible Account Holders. Subject to the purchase limitations as described below under “—Limitations on Purchases of Shares,” each supplemental eligible account holder has the right to subscribe for up to the greater of:

•	$500,000 of common stock (which equals 50,000 shares); or

•	one-tenth of 1% of the total offering of common stock; or

•

15 times the product, rounded down to the next whole number, obtained by multiplying the total number of shares of common stock to be sold by a fraction of which the numerator is the amount of qualifying deposits of the supplemental eligible account holder and the denominator is the total amount of qualifying deposits of all supplemental eligible account holders. The balance of qualifying deposits of all supplemental eligible account holders was $875.2 million.

If eligible account holders and the employee stock ownership plan subscribe for all of the shares being sold, no shares will be available for supplemental eligible account holders. If shares are available for supplemental eligible account holders but there are insufficient shares to satisfy all subscriptions by supplemental eligible account holders, shares first will be allocated so as to permit each subscribing supplemental eligible account holder, if possible, to purchase a number of shares sufficient to make the person’s total allocation equal 100 shares or the number of shares actually subscribed for, whichever is less. After that, unallocated shares will be allocated among the remaining subscribing supplemental eligible account holders whose subscriptions remain unfilled in the proportion that the amounts of their respective qualifying deposits bear to the total qualifying deposits of all remaining supplemental eligible account holders whose subscriptions remain unfilled.

To ensure a proper allocation of stock, each supplemental eligible account holder must list on his or her stock order form all deposit accounts in which such eligible account holder had an ownership interest at March 31, 2010. Failure to list an account, or providing incomplete or incorrect information, could result in the loss of all or part of a subscriber’s stock allocation.

Priority 4: Other Members. Subject to the purchase limitations as described below under “—Limitations on Purchases of Shares,” each other member has the right to purchase up to the greater of $500,000 of common stock (which equals 50,000 shares) or one-tenth of 1% of the total offering of common stock. If eligible account holders, the employee stock ownership plan and supplemental eligible account holders subscribe for all of the shares being sold, no shares will be available for other members. If shares are available for other members but there are not sufficient shares to satisfy all subscriptions by other members, shares first will be allocated so as to permit each subscribing other member, if possible, to purchase a number of shares sufficient to make the person’s total allocation equal 100 shares or the number of shares actually subscribed for, whichever is less. After that, unallocated shares will be allocated among the remaining subscribing other members whose subscriptions remain unfilled in the proportion that each other member’s subscription bears to the total subscriptions of all such subscribing other members whose subscriptions remain unfilled.

To ensure a proper allocation of stock, each other member must list on his or her stock order form all deposit accounts and loans in which such other member had an ownership interest at May 4, 2010. Failure to list an account or providing incomplete or incorrect information could result in the loss of all or part of a subscriber’s stock allocation.

Expiration Date for the Subscription Offering. The subscription offering, and all subscription rights under the plan of conversion, will terminate at 2:00 p.m., Eastern time, on June 15, 2010. We will not accept orders for common stock in the subscription offering received after that time. We will make reasonable attempts to provide a prospectus and related offering materials to holders of subscription rights; however, all subscription rights will expire on the expiration date whether or not we have been able to locate each person entitled to subscription rights.

If the sale of the common stock is not completed by July 30, 2010 and regulatory approval of an extension has not been granted, all funds received will be returned promptly in full with interest calculated at Fox Chase Bank’s passbook savings rate and without deduction of any fees and all withdrawal authorizations will be canceled. If we receive approval of the Office of Thrift Supervision to extend the time for completing the offering, we will notify all subscribers of the duration of the extension, and subscribers will have the right to confirm, change or cancel their purchase orders. If we do not receive a response from a subscriber to any resolicitation, the subscriber’s order will be rescinded and all funds received will be returned promptly with interest and withdrawal authorizations will be canceled. No single extension can exceed 90 days. The offering must be completed no later than 24 months after Fox Chase MHC’s members approved the plan of conversion.

Persons in Non-Qualified States. We will make reasonable efforts to comply with the securities laws of all states in the United States in which persons entitled to subscribe for stock under the plan of conversion reside. However, we are not required to offer stock in the subscription offering to any person who resides in a foreign country or who resides in a state of the United States in which (1) only a small number of persons otherwise eligible to subscribe for shares of common stock reside; (2) the granting of subscription rights or the offer or sale of shares to such person would require that we or our officers or directors register as a broker, dealer, salesman or selling agent under the securities laws of the state, or register or otherwise qualify the subscription rights or common stock for sale or qualify as a foreign corporation or file a consent to service of process; or (3) we determine that compliance with that state’s securities laws would be impracticable or unduly burdensome for reasons of cost or otherwise.

Restrictions on Transfer of Subscription Rights and Shares. Subscription rights are nontransferable. You may not transfer, or enter into any agreement or understanding to transfer, the legal or beneficial ownership of your subscription rights issued under the plan of conversion or the shares of common stock to be issued upon exercise of your subscription rights. Your subscription rights may be exercised only by you and only for your own account. When registering your stock purchase on the order form, you should not add the name(s) of persons who have no subscription rights or who qualify in a lower purchase priority than you do. Doing so may jeopardize your subscription rights. If you exercise your subscription rights, you will be required to certify on the order form that you are purchasing shares solely for your own account and that you have no agreement or understanding regarding the sale or transfer of such shares. Federal regulations also prohibit any person from offering, or making an announcement of an offer or intent to make an offer, to purchase such subscription rights or a subscriber’s shares of common stock before the completion of the offering.

If you sell or otherwise transfer your rights to subscribe for common stock in the subscription offering or subscribe for common stock on behalf of another person, you may forfeit those rights and face possible further sanctions and penalties imposed by the Office of Thrift Supervision or another agency of the U.S. Government. Illegal transfers of subscription rights, including agreements made before completion of the offering to transfer shares after the offering, have been subject to enforcement actions by the Securities and Exchange Commission as violations of Rule 10b-5 of the Securities Exchange Act of 1934.

We intend to report to the Office of Thrift Supervision and the Securities and Exchange Commission anyone who we believe sells or gives away their subscription rights. We will pursue any and all legal and equitable remedies in the event we become aware of the transfer of subscription rights, and we will not honor orders that we believe involve the transfer of subscription rights.

Community Offering

To the extent that shares remain available for purchase after satisfaction of all subscriptions received in the subscription offering, we may, in our discretion, offer shares to the general public in a community offering. In the community offering, preference will be given first to natural persons and trusts of natural persons who are residents of Bucks, Chester, Delaware, Montgomery and Philadelphia Counties, Pennsylvania and Atlantic and Cape May Counties, New Jersey (“community residents”), second to shareholders of Fox Chase Bancorp as of April 30, 2010 and finally to members of the general public.

We will consider a person to be resident of a particular county if he or she occupies a dwelling in the county, has the intent to remain for a period of time, and manifests the genuineness of that intent by establishing an ongoing physical presence together with an indication that such presence is something other than merely transitory in nature. We may utilize deposit or loan records or other evidence provided to us to make a determination as to a person’s resident status. In all cases, the determination of residence status will be made by us in our sole discretion.

Subject to the purchase limitations as described below under “—Limitations on Purchases of Shares,” purchasers in the community offering are eligible to purchase up to $500,000 of common stock (which equals 50,000 shares). If shares are available for community residents in the community offering but there are insufficient shares to satisfy all of their orders, the available shares will be allocated first to each community resident whose order we accept in an amount equal to the lesser of 100 shares or the number of shares ordered by each such subscriber, if possible. After that, unallocated shares will be allocated among the remaining community residents whose orders remain unsatisfied on an equal number of shares per order basis until all available shares have been allocated. If, after filling the orders of community residents in the community offering, shares are available for shareholders of Fox Chase Bancorp in the community offering but there are insufficient shares to satisfy all orders, shares will be allocated in the same manner as for community residents. The same allocation method would apply if oversubscription occurred among the general public.

We expect that the community offering, if held, will terminate at the same time as the subscription offering, although it may continue without notice to you until July 30, 2010, or longer if the Office of Thrift Supervision approves a later date. No single extension may exceed 90 days. If we receive regulatory approval for an extension beyond July 30, 2010, all subscribers will be notified of the duration of the extension, and will have the right to confirm, change or cancel their orders. If we do not receive a response from a subscriber to any resolicitation, the subscriber’s order will be rescinded and all funds received will be promptly returned with interest.

The opportunity to subscribe for shares of common stock in the community offering is subject to our right to reject orders, in whole or part, either at the time of receipt of an order or as soon as practicable following the expiration date of the offering. If your order is rejected in part, you will not have the right to cancel the remainder of your order.

Syndicated Community Offering

The plan of conversion provides that shares of common stock not purchased in the subscription offering and community offering may be offered for sale to the general public in a syndicated community offering. Stifel, Nicolaus & Company, Incorporated is acting as sole book-running manager for the syndicated community offering. In such capacity, Stifel, Nicolaus & Company, Incorporated may form a syndicate of other brokers-dealers who are FINRA member firms. Neither Stifel, Nicolaus & Company, Incorporated, nor any registered broker-dealer will have any obligation to take or purchase any shares of the common stock in the syndicated community offering; however, Stifel, Nicolaus & Company, Incorporated has agreed to use its best efforts in the sale of shares in any syndicated community offering. We have not selected any particular broker-dealers to participate in a syndicated community offering and will not do so until before the commencement of any syndicated community offering. The syndicated community offering would terminate no later than 45 days after the expiration of the subscription offering, unless extended by us, with approval of the Office of Thrift Supervision.

The opportunity to subscribe for shares of common stock in the syndicated community offering is subject to our right in our sole discretion to accept or reject orders, in whole or part, either at the time of receipt of an order or as soon as practicable following the expiration date of the offering. If your order is rejected in part, you will not have the right to cancel the remainder of your order.

Common stock sold in the syndicated community offering will be sold at the $10.00 per share purchase price. Subject to the purchase limitations as described below under “—Limitations on Purchases of Shares,” purchasers in the syndicated community offering are eligible to purchase up to $500,000 of common stock (which equals 50,000 shares). We may begin the syndicated community offering at any time following the commencement of the subscription offering.

The syndicated community offering will be conducted in accordance with certain Securities and Exchange Commission rules applicable to best efforts offerings. Under these rules, Stifel, Nicolaus & Company, Incorporated or the other broker-dealers participating in the syndicated community offering generally will accept payment for shares of common stock to be purchased in the syndicated community offering through a “sweep” arrangement under which a customer’s brokerage account at the applicable participating broker-dealer will be debited in the amount of the purchase price for the shares of common stock that such customer wishes to purchase in the syndicated community offering on the settlement date. Customers who authorize participating broker-dealers to debit their brokerage accounts are required to have the funds for the payment in their accounts on, but not before, the settlement date. No funds will be debited from brokerage accounts until the settlement date, which will only occur if the minimum of the offering range is met, at which time the funds will be promptly paid to Fox Chase Bancorp. Customers who do not wish to authorize participating broker-dealers to debit their brokerage accounts will not be permitted to purchase shares of common stock in the syndicated community offering. Customers without brokerage accounts will not be able to participate in the syndicated community offering. Institutional investors will pay Stifel Nicolaus & Company, Incorporated, in its capacity as sole book running manager, for shares purchased in the syndicated community offering on the settlement date through the services of the Depository Trust Company on a delivery versus payment basis. The closing of the syndicated community offering is subject to conditions set forth in an agency agreement among Fox Chase Bancorp, Fox Chase MHC and Fox Chase Bank on one hand and Stifel, Nicolaus & Company, Incorporated on the other hand. If and when all the conditions for the closing are met, funds for common stock sold in the syndicated community offering less fees and commissions payable by us, will be delivered promptly to us. If the offering is consummated, but some or all of an interested investor’s funds are not accepted by us, those funds will be returned to the interested investor promptly after the closing, without interest. If the offering is not consummated, funds in the account will be returned promptly, without interest, to the potential investor. Normal customer ticketing will be used for order placement. In the syndicated community offering, order forms will not be used.

Limitations on Purchases of Shares

In addition to the purchase limitations described above under “—Subscription Offering and Subscription Rights,” “—Community Offering” and “—Syndicated Community Offering,” the plan of conversion provides for the following purchase limitations:

•

No individual (or individuals exercising subscription rights through a single qualifying account held jointly) may purchase more than $500,000 of common stock (which equals 50,000 shares), subject to increase as described below.

•

Except for our employee stock ownership plan, no individual, together with any associates, and no group of persons acting in concert may purchase in all categories of the stock offering combined more than $1,000,000 of common stock (which equals 100,000 shares), subject to increase as described below.

•	Each subscriber must subscribe for a minimum of 25 shares.

•	Our directors and executive officers, together with their associates, may purchase in the aggregate up to 25% of the common stock sold in the offering.

•

The maximum number of shares of new Fox Chase Bancorp common stock that may be subscribed for or purchased in all categories of the stock offering combined by any person, together with associates of, or persons acting in concert with, such person, when combined with any shares of new Fox Chase Bancorp common stock to be received in exchange for shares of Fox Chase Bancorp common stock, may not exceed 5.0% of the total shares of new Fox Chase Bancorp common stock outstanding upon completion of the conversion and offering. However, existing shareholders of Fox Chase Bancorp will not be required to sell any shares of Fox Chase Bancorp common stock or be limited from receiving any shares of new Fox Chase Bancorp common stock in exchange for their shares of Fox Chase Bancorp common stock or have to divest themselves of any shares of new Fox Chase Bancorp common stock received in exchange for their shares of Fox Chase Bancorp common stock as a result of this limitation.

We may, in our sole discretion, increase the individual and/or aggregate purchase limitations to up to 5% of the shares of common stock sold in the offering. We do not intend to increase the maximum purchase limitation unless market conditions warrant. If we decide to increase the purchase limitations, persons who subscribed in the subscription offering for the maximum number of shares of common stock and so indicate on their stock order forms, will be permitted to increase their subscriptions accordingly, subject to the rights and preferences of any person who has priority subscription rights.

If we increase the maximum purchase limitation to 5% of the shares of common stock sold in the offering, we may further increase the maximum purchase limitation to 9.99%, provided that orders for common stock exceeding 5% of the shares of common stock sold in the offering may not exceed in the aggregate 10% of the total shares of common stock sold in the offering.

The plan of conversion defines “acting in concert” to mean knowing participation in a joint activity or interdependent conscious parallel action towards a common goal whether or not by an express agreement or understanding; or a combination or pooling of voting or other interests in the securities of an issuer for a common purpose under any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise. In general, a person who acts in concert with another party will also be deemed to be acting in concert with any person who is also acting in concert with that other party. We may presume that certain persons are acting in concert based upon, among other things, joint account relationships and the fact that persons reside at the same address or may have filed joint Schedules 13D or 13G with the Securities and Exchange Commission with respect to other companies. For purposes of the plan of conversion, our directors are not deemed to be acting in concert solely by reason of their board membership.

The plan of conversion defines “associate,” with respect to a particular person, to mean:

•

a corporation or organization other than Fox Chase MHC, Fox Chase Bancorp or Fox Chase Bank or a majority-owned subsidiary of Fox Chase MHC, Fox Chase Bancorp or Fox Chase Bank of which a person is a senior officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities of such corporation or organization;

•	a trust or other estate in which a person has a substantial beneficial interest or as to which a person serves as a trustee or a fiduciary; and

•

any person who is related by blood or marriage to such person and who lives in the same home as such person or who is a director or senior officer of Fox Chase MHC, Fox Chase Bancorp or Fox Chase Bank or any of their subsidiaries.

For example, a corporation of which a person serves as an officer would be an associate of that person and, therefore, all shares purchased by the corporation would be included with the number of shares that the person could purchase individually under the purchase limitations described above. We have the right in our sole discretion to reject any order submitted by a person whose representations we believe to be false or who we otherwise believe, either alone or acting in concert with others, is violating or circumventing, or intends to violate or circumvent, the terms and conditions of the plan of conversion. Directors and officers are not treated as associates of each other solely by virtue of holding such positions. We have the sole discretion to determine whether prospective purchasers are “associates” or “acting in concert.”

Marketing Arrangements

To assist in the marketing of our common stock, we have retained Stifel, Nicolaus & Company, Incorporated, which is a broker-dealer registered with the Financial Industry Regulatory Authority. Stifel, Nicolaus & Company, Incorporated will assist us on a best efforts basis in the offering by:

(1)	acting as our financial advisor for the conversion and offering;

(2)	providing administrative services and managing the Stock Information Center;

(3)	educating our employees regarding the offering;

(4)	targeting our sales efforts, including assisting in the preparation of marketing materials; and

(5)	soliciting orders for common stock.

For these services, Stifel, Nicolaus & Company, Incorporated will receive an advisory and administrative fee of $50,000 and 1% of the dollar amount of all shares of common stock sold in the subscription and community offering. The sales fee will be reduced by the advisory and administrative fee. No sales fee will be payable to Stifel, Nicolaus & Company, Incorporated with respect to shares purchased by officers, directors and employees or their immediate families, shares purchased by our tax-qualified and non-qualified employee benefit plans, and shares that will be issued in the exchange for existing shares of Fox Chase Bancorp common stock. In the event that Stifel, Nicolaus & Company, Incorporated sells common stock through a group of broker-dealers in a syndicated community offering, it will be paid a fee equal to 1% of the dollar amount of total shares sold in the syndicated community offering, which fee along with the fee payable to selected dealers (which may include Stifel, Nicolaus & Company, Incorporated) shall not exceed 5.50% in the aggregate. Stifel, Nicolaus & Company, Incorporated also will be reimbursed for allocable expenses in amount not to exceed $25,000 for the subscription offering and community offering and $50,000 for the syndicated offering, and for attorney’s fees in an amount not to exceed $120,000 (excluding the reasonable out-of-pocket expenses of counsel not to exceed $10,000).

If we are required to resolicit subscribers for shares of our common stock in the subscription and community offerings, Stifel, Nicolaus & Company, Incorporated will be required to provide significant additional services in connection with the resolicitation (including repeating the services described above), and we may pay Stifel, Nicolaus & Company, Incorporated an additional fee for those services that will not exceed $50,000. Under such circumstances, with our consent, Stifel, Nicolaus & Company, Incorporated may be reimbursed for additional reimbursable attorney’s fees not to exceed $20,000, provided that the aggregate of all reimbursable expenses and legal fees shall not exceed $225,000.

We will indemnify Stifel, Nicolaus & Company, Incorporated against liabilities and expenses, including legal fees, incurred in connection with certain claims or litigation arising out of or based upon untrue statements or omissions contained in the offering materials for the common stock, including liabilities under the Securities Act of 1933, as amended.

Some of our directors and executive officers may participate in the solicitation of offers to purchase common stock. These persons will be reimbursed for their reasonable out-of-pocket expenses incurred in connection with the solicitation. Other regular employees of Fox Chase Bank may assist in the offering, but only in ministerial capacities, and may provide clerical work in effecting a sales transaction. No offers or sales may be made by tellers or at the teller counters. No sales activity will be conducted in a Fox Chase Bank banking office. Investment-related questions of prospective purchasers will be directed to executive officers or registered representatives of Stifel, Nicolaus & Company, Incorporated. Our other employees have been instructed not to solicit offers to purchase shares of common stock or provide advice regarding the purchase of common stock. We will rely on Rule 3a4-1 under the Securities Exchange Act of 1934, as amended, and sales of common stock will be conducted within the requirements of Rule 3a4-1, so as to permit officers, directors and employees to participate in the sale of common stock. None of our officers, directors or employees will be compensated in connection with their participation in the offering.

In addition, we have engaged Stifel, Nicolaus & Company, Incorporated to act as our records management agent in connection with the conversion and offering. In its role as records management agent, Stifel, Nicolaus & Company, Incorporated will coordinate with our data processing contacts and interface with the Stock Information Center to provide the records processing and the proxy and stock order services, including but not limited to: (1) consolidating deposit accounts and vote calculation; (2) preparing information for order forms and proxy cards; (3) interfacing with our financial printer; (4) recording stock order information; and (5) tabulating proxy votes. For these services, Stifel, Nicolaus & Company, Incorporated will receive a fee of $15,000 (additional fees in an amount not to exceed $5,000 may be negotiated in the event significant work is required due to unexpected circumstances), and we will have made an advance payment of $10,000 with respect to this fee. We will also reimburse Stifel, Nicolaus & Company, Incorporated for its reasonable out-of-pocket expenses associated with its acting as information agent in an amount not to exceed $5,000.

Lock-up Agreements

We and our directors and executive officers have agreed not to, directly or indirectly, offer, sell, transfer, pledge, assign, hypothecate or otherwise encumber any shares of our common stock or options, warrants or other securities exercisable, convertible or exchangeable for our common stock during the period commencing with the filing of the registration statement for the offering and conversion and ending 90 days after completion of the offering and conversion without the prior written consent of Stifel, Nicolaus & Company, Incorporated. In addition, except for securities issued pursuant to existing employee benefit plans in accordance with past practices or securities issued in connection with a merger or acquisition by us, we have agreed not to issue, offer to sell or sell any shares of our common stock or options, warrants or other securities exercisable, convertible or exchangeable for our common stock without the prior written consent of Stifel, Nicolaus & Company, Incorporated for a period of 90 days after completion of the offering and conversion.

Prospectus Delivery

To ensure that each purchaser in the subscription and community offerings receives a prospectus at least 48 hours before the expiration date of the offering in accordance with Rule 15c2-8 of the Securities Exchange Act of 1934, we may not mail a prospectus any later than five days prior to the expiration date or hand deliver a prospectus any later than two days prior to that date. We are not obligated to deliver a prospectus or order form by means other than U.S. mail. Execution of an order form will confirm receipt of delivery of a prospectus in accordance with Rule 15c2-8. Stock order forms will be distributed only if preceded or accompanied by a prospectus.

In the syndicated community offering, a prospectus in electronic format may be made available on the Internet sites or through other online services maintained by Stifel, Nicolaus & Company, Incorporated or one or more other members of the syndicate, or by their respective affiliates. In those cases, prospective investors may view offering terms online and, depending upon the syndicate member, prospective investors may be allowed to place orders online. The members of the syndicate may agree with us to allocate a specific number of shares for sale to online brokerage account holders. Any such allocation for online distributions will be made on the same basis as other allocations.

Other than the prospectus in electronic format, the information on the Internet sites referenced in the preceding paragraph and any information contained in any other Internet site maintained by any member of the syndicate is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or by Stifel, Nicolaus & Company, Incorporated or any other member of the syndicate in its capacity as selling agent or syndicate member and should not be relied upon by investors.

Procedure for Purchasing Shares in the Subscription and Community Offerings

Use of Order Forms. To purchase shares of common stock in the subscription offering and community offering, you must submit a properly completed original stock order form and remit full payment. Incomplete stock order forms or stock order forms that are not signed are not required to be accepted. We are not required to accept stock orders submitted on photocopied or facsimiled stock order forms. All stock order forms must be received (not postmarked) prior to 2:00 p.m. Eastern time, on June 15, 2010. We are not required to accept stock order forms that are not received by that time, are executed defectively or are received without submitting full payment or without appropriate deposit account withdrawal instructions. We are not required to notify purchasers of incomplete or improperly executed stock order forms. We have the right to waive or permit the correction of incomplete or improperly executed stock order forms, but we do not represent that we will do so.

You may submit your stock order form and payment by mail using the stock order reply envelope provided or by overnight delivery to our Stock Information Center at the indicated address on the order form. Stock order forms may only be hand-delivered to Fox Chase Bank’s main office at 4390 Davisville Road, Hatboro, Pennsylvania or our English Creek office, located at 6059 Black Horse Pike, Egg Harbor Township, New Jersey. Stock order forms will not be accepted at our other Fox Chase Bank offices and should not be mailed to Fox Chase Bank. Once tendered, a stock order form cannot be modified or revoked without our consent. We reserve the absolute right, in our sole discretion, to reject orders received in the community offering, in whole or in part, at the time of receipt or at any time prior to completion of the offering.

If you are ordering shares in the subscription offering, by signing the stock order form you are representing that you are purchasing shares for your own account and that you have no agreement or understanding with any person for the sale or transfer of the shares.

By signing the stock order form, you will be acknowledging that the common stock is not a deposit or savings account and is not federally insured or otherwise guaranteed by Fox Chase Bank or any federal or state government, and that you received a copy of this prospectus. However, signing the stock order form will not cause you to waive your rights under the Securities Act of 1933 or the Securities Exchange Act of 1934. We have the right to reject any order submitted in the offering by a person who we believe is making false representations or who we otherwise believe, either alone or acting in concert with others, is violating, evading, circumventing, or intends to violate, evade or circumvent the terms and conditions of the plan of conversion. Our interpretation of the terms and conditions of the plan of conversion and of the acceptability of the stock order forms will be final.

Payment for Shares. Payment for all shares of common stock will be required to accompany all completed order forms for the purchase to be valid. Payment for shares may be made only by:

•	Personal check, bank check or money order made payable directly to “Fox Chase Bancorp, Inc.”; or

•	Authorization of withdrawal from the types of Fox Chase Bank deposit accounts provided for on the stock order form.

Appropriate means for designating withdrawals from deposit accounts at Fox Chase Bank are provided on the order forms. The funds designated must be available in the account(s) at the time the stock order form is received. A hold will be placed on these funds, making them unavailable to the depositor. Funds authorized for withdrawal will continue to earn interest within the account at the applicable contract rate until the offering is completed, at which time the designated withdrawal will be made. Interest penalties for early withdrawal applicable to certificate of deposit accounts will not apply to withdrawals authorized for the purchase of shares of common stock during the offering; however, if a withdrawal results in a certificate of deposit account with a balance less than the applicable minimum balance requirement, the certificate of deposit will be canceled at the time of withdrawal without penalty and the remaining balance will earn interest calculated at the current passbook savings rate subsequent to the withdrawal.

If payment is made by personal check, funds must be available in the account. Payments made by check or money order will be immediately cashed and placed in a segregated account at Fox Chase Bank or another depository institution and will earn interest calculated at Fox Chase Bank’s passbook savings rate from the date payment is received until the offering is completed, at which time a subscriber will be issued a check for interest earned.

You may not remit Fox Chase Bank line of credit checks, and we will not accept wire transfers or third-party checks, including those payable to you and endorsed over to Fox Chase Bancorp. You may not designate on your stock order form a direct withdrawal from a Fox Chase Bank retirement account. See “—Using Retirement Account Funds to Purchase Shares” for information on using such funds. Additionally, you may not designate on your stock order form a direct withdrawal from Fox Chase Bank deposit accounts with check-writing privileges. Instead, a check should be provided. If you request a direct withdrawal, we reserve the right to interpret that as your authorization to treat those funds as if we had received a check for the designated amount, and we will immediately withdraw the amount from your checking account(s).

Once we receive your executed stock order form, it may not be modified, amended or rescinded without our consent, unless the offering is not completed by July 30, 2010, in which event purchasers may be given the opportunity to increase, decrease or rescind their orders for a specified period of time.

Regulations prohibit Fox Chase Bank from lending funds or extending credit to any persons to purchase shares of common stock in the offering.

The employee stock ownership plan will not be required to pay for shares at the time it subscribes, but rather may pay for shares upon the completion of the offering; provided that there is in force, from the time of its subscription until the completion of the offering, a loan commitment from an unrelated financial institution or from us to lend to the employee stock ownership plan, at that time, the aggregate purchase price of the shares for which it subscribed.

We may, in our sole discretion, permit institutional investors to submit irrevocable orders together with a legally binding commitment for payment and to thereafter pay for such shares of common stock for which they subscribe in the community offering at any time prior to the 48 hours before the completion of the offering. This payment may be made by wire transfer.

Using Retirement Account Funds To Purchase Shares. A depositor interested in using funds in his or her individual retirement account(s) (IRAs) or any other retirement account at Fox Chase Bank to purchase common stock must do so through a self-directed retirement account. Since we do not offer those accounts, before placing a stock order, a depositor must make a transfer of funds from Fox Chase Bank to a trustee (or custodian) offering a self-directed retirement account program (such as a brokerage firm). There will be no early withdrawal or Internal Revenue Service interest penalties for such transfers. The new trustee would hold the common stock in a self-directed account in the same manner as we now hold the depositor’s IRA funds. An annual administrative fee may be payable to the new trustee. Subscribers interested in using funds in a retirement account held at Fox Chase Bank or elsewhere to purchase common stock should contact the Stock Information Center for assistance at least two weeks before the June 15, 2010 offering expiration date, because processing such transactions takes additional time. Whether or not you may use retirement funds for the purchase of shares in the offering depends on timing constraints and, possibly, limitations imposed by the institution where the funds are held.

Termination of Offering. We reserve the right in our sole discretion to terminate the offering at any time and for any reason, in which case we will cancel any deposit account withdrawal authorizations and promptly return all funds submitted, with interest calculated at Fox Chase Bank’s passbook savings rate from the date of receipt.

Effects of Conversion on Deposits and Borrowers

General. Each depositor in Fox Chase Bank currently has both a deposit account in the institution and a pro rata ownership interest in the net worth of Fox Chase MHC based upon the balance in his or her account. However, this ownership interest is tied to the depositor’s account and has no value separate from such deposit account. Furthermore, this ownership interest may only be realized in the unlikely event that Fox Chase MHC is liquidated. In such event, the depositors of record at that time, as owners, would share pro rata in any residual surplus and reserves of Fox Chase MHC after other claims are paid. Any depositor who opens a deposit account at Fox Chase Bank obtains a pro rata ownership interest in the net worth of Fox Chase MHC without any additional payment beyond the amount of the deposit. A depositor who reduces or closes his or her account receives a portion or all of the balance in the account but nothing for his or her ownership interest in the net worth of Fox Chase MHC, which is lost to the extent that the balance in the account is reduced. When a mutual holding company converts to stock holding company form, depositors lose all rights to the net worth of the mutual holding company, except the right to claim a pro rata share of funds representing the liquidation account established in connection with the conversion.

Continuity. While the conversion and offering are being accomplished, the normal business of Fox Chase Bank will continue without interruption, including being regulated by the Office of Thrift Supervision. After the conversion and offering, Fox Chase Bank will continue to provide services for depositors and borrowers under its current policies by its present management and staff.

The directors of Fox Chase Bank at the time of conversion will serve as directors of Fox Chase Bank after the conversion and offering. The board of directors of new Fox Chase Bancorp is composed of the individuals who serve on the board of directors of Fox Chase Bancorp. All officers of Fox Chase Bank at the time of conversion will retain their positions after the conversion and offering.

Deposit Accounts and Loans. The conversion and offering will not affect any deposit accounts or borrower relationships with Fox Chase Bank. All deposit accounts in Fox Chase Bank after the conversion and offering will continue to be insured up to the legal maximum by the Federal Deposit Insurance Corporation in the same manner as such deposit accounts were insured immediately before the conversion and offering. The conversion and offering will not change the interest rate or the maturity of deposits at Fox Chase Bank.

After the conversion and offering, all loans of Fox Chase Bank will retain the same status that they had before the conversion and offering. The amount, interest rate, maturity and security for each loan will remain as they were contractually fixed before the conversion and offering.

Effect on Liquidation Rights. If Fox Chase MHC were to liquidate, all claims of Fox Chase MHC’s creditors would be paid first. Thereafter, if there were any assets remaining, members of Fox Chase MHC would receive such remaining assets, pro rata, based upon the deposit balances in their deposit accounts at Fox Chase Bank immediately before liquidation. In the unlikely event that Fox Chase Bank were to liquidate after the conversion and offering, all claims of creditors (including those of depositors, to the extent of their deposit balances) also would be paid first, followed by distribution of the

“liquidation account” to certain depositors (see “—Liquidation Rights” below), with any assets remaining thereafter distributed to new Fox Chase Bancorp as the holder of Fox Chase Bank’s capital stock.

Liquidation Rights

Liquidation Prior to the Conversion. In the unlikely event of a complete liquidation of Fox Chase MHC or Fox Chase Bancorp prior to the conversion, all claims of creditors of Fox Chase Bancorp, including those of depositors of Fox Chase Bank (to the extent of their deposit balances), would be paid first. Thereafter, if there were any assets of Fox Chase Bancorp remaining, these assets would be distributed to shareholders, including Fox Chase MHC. Then, if there were any assets of Fox Chase MHC remaining, members of Fox Chase MHC would receive those remaining assets, pro rata, based upon the deposit balances in their deposit account in Fox Chase Bank immediately prior to liquidation.

Liquidation Following the Conversion. In the unlikely event that new Fox Chase Bancorp and Fox Chase Bank were to liquidate after the conversion, all claims of creditors, including those of depositors, would be paid first, followed by distribution of the “liquidation account” maintained by Fox Chase Bancorp pursuant to the plan of conversion to certain depositors, with any assets remaining thereafter distributed to Fox Chase Bancorp as the holder of Fox Chase Bank capital stock. The plan of conversion also provides that new Fox Chase Bancorp shall cause the establishment of a bank liquidation account.

The plan of conversion provides for the establishment, upon the completion of the conversion, of a liquidation account by new Fox Chase Bancorp for the benefit of eligible account holders and supplemental eligible account holders in an amount equal to Fox Chase MHC’s ownership interest in the retained earnings of Fox Chase Bancorp as of the date of its latest balance sheet contained in this prospectus. The plan of conversion also provides that new Fox Chase Bancorp shall cause the establishment of a bank liquidation account.

The liquidation account established by new Fox Chase Bancorp is designed to provide payments to depositors of their liquidation interests in the event of a liquidation of new Fox Chase Bancorp and Fox Chase Bank or of Fox Chase Bank. Specifically, in the unlikely event that new Fox Chase Bancorp and Fox Chase Bank were to completely liquidate after the conversion, all claims of creditors, including those of depositors, would be paid first, followed by distribution to depositors as of December 31, 2008 and March 31, 2010 of the liquidation account maintained by new Fox Chase Bancorp. In a liquidation of both entities, or of Fox Chase Bank, when new Fox Chase Bancorp has insufficient assets to fund the distribution due to eligible account holders and Fox Chase Bank has positive net worth, Fox Chase Bank will pay amounts necessary to fund new Fox Chase Bancorp’s remaining obligations under the liquidation account. The plan of conversion also provides that if new Fox Chase Bancorp is sold or liquidated apart from a sale or liquidation of Fox Chase Bank, then the rights of eligible account holders in the liquidation account maintained by new Fox Chase Bancorp will be surrendered and treated as a liquidation account in Fox Chase Bank. Depositors will have an equivalent interest in the bank liquidation account and the bank liquidation account will have the same rights and terms as the liquidation account.

Pursuant to the plan of conversion, after two years from the date of conversion and upon the written request of the Office of Thrift Supervision, new Fox Chase Bancorp will eliminate or transfer the liquidation account and the interests in such account to Fox Chase Bank and the liquidation account shall thereupon become the liquidation account of Fox Chase Bank and not be subject in any manner or amount to new Fox Chase Bancorp’s creditors.

Also, under the rules and regulations of the Office of Thrift Supervision, no post-conversion merger, consolidation, or similar combination or transaction with another depository institution in which new Fox Chase Bancorp or Fox Chase Bank is not the surviving institution would be considered a liquidation and, in such a transaction, the liquidation account would be assumed by the surviving institution.

Each eligible account holder and supplemental eligible account holder would have an initial interest in the liquidation account for each deposit account, including savings accounts, transaction accounts such as negotiable order of withdrawal accounts, money market deposit accounts, and certificates of deposit, with a balance of $50.00 or more held in Fox Chase Bank on December 31, 2008 or March 31, 2010, as applicable. Each eligible account holder and supplemental eligible account holder would have a pro rata interest in the total liquidation account for each such deposit account, based on the proportion that the balance of each such deposit account on December 31, 2008 or March 31, 2010 bears to the balance of all deposit accounts in Fox Chase Bank on such date.

If, however, on any December 31 annual closing date commencing after the effective date of the conversion, the amount in any such deposit account is less than the amount in the deposit account on December 31, 2008 or March 31, 2010 or any other annual closing date, then the interest in the liquidation account relating to such deposit account would be reduced from time to time by the proportion of any such reduction, and such interest will cease to exist if such deposit account is closed. In addition, no interest in the liquidation account would ever be increased despite any subsequent increase in the related deposit account. Payment pursuant to liquidation rights of eligible account holders and supplemental eligible account holders would be separate and apart from the payment of any insured deposit accounts to such depositor. Any assets remaining after the above liquidation rights of eligible account holders and supplemental eligible account holders are satisfied would be distributed to new Fox Chase Bancorp as the sole shareholder of Fox Chase Bank.

Delivery of Stock Certificates

A certificate representing the common stock purchased in the subscription and community offerings will be mailed by regular mail, by our transfer agent to the registration address designated by the subscriber on the stock order form as soon as practicable following completion of the conversion and offering. Our transfer agent will hold certificates returned as undeliverable until claimed by the persons legally entitled to the certificates or otherwise disposed of in accordance with applicable law. Until certificates for common stock are available and delivered to purchasers, purchasers may not be able to sell their shares, even though trading of the common stock will have commenced. Your ability to sell the shares of common stock before your receipt of the stock certificate will depend on arrangements you may make with your brokerage firm. If you are currently a shareholder of Fox Chase Bancorp, see “—Share Exchange Ratio for Current Shareholders.”

Stock Information Center

Our banking office personnel may not, by law, assist with investment-related questions about the offering. If you have any questions regarding the offering, please call our Stock Information Center. The toll-free telephone number is (866) 300-4322. The Stock Information Center is open Monday through Friday from 10:00 a.m. to 4:00 p.m., Eastern time. The Stock Information Center will be closed weekends and bank holidays.

Restrictions on Repurchase of Stock

Under Office of Thrift Supervision regulations, for a period of one year from the date of the completion of the offering we may not repurchase any of our common stock from any person, except (1) in an offer made to all shareholders to repurchase the common stock on a pro rata basis, approved by the Office of Thrift Supervision, (2) the repurchase of qualifying shares of a director, or (3) repurchases to fund restricted stock plans or tax-qualified employee stock benefit plans. Where extraordinary circumstances exist, the Office of Thrift Supervision may approve the open market repurchase of up to 5% of our common stock during the first year following the conversion and offering. To receive such approval, we must establish compelling and valid business purposes for the repurchase to the satisfaction of the Office of Thrift Supervision. If any options previously granted under the 2007 Equity Incentive Plan are exercised during the first year following the conversion and offering, they will be funded with newly issued shares, as the Office of Thrift Supervision does not view pre-existing stock options as an extraordinary circumstance or compelling business purpose for a stock repurchase in the first year after conversion. Based on the foregoing restrictions, we anticipate that we will not repurchase any shares of our common stock in the year following completion of the conversion and offering.

Restrictions on Transfer of Shares Applicable to Officers and Directors

Common stock purchased in the offering will be freely transferable, except for shares purchased by our directors and executive officers.

Shares of common stock purchased by our directors and executive officers may not be sold for a period of one year following the offering, except upon the death of the shareholder or unless approved by the Office of Thrift Supervision. Shares purchased by these persons in the open market after the offering will be free of this restriction. Shares of common stock issued to directors and executive officers and their associates will bear a legend giving appropriate notice of the restriction and, in addition, we will give appropriate instructions to our transfer agent with respect to the restriction on transfers. Any shares issued to directors and executive officers as a stock dividend, stock split or otherwise with respect to restricted common stock will be similarly restricted.

Persons affiliated with us, including our directors and executive officers, received subscription rights based only on their accounts with Fox Chase Bank as account holders. While this aspect of the offering makes it difficult, if not impossible, for insiders to purchase stock for the explicit purpose of meeting the minimum of the offering, any purchases made by persons affiliated with us for the explicit purpose of meeting the minimum of the offering must be made for investment purposes only, and not with a view towards redistribution. Furthermore, as set forth above, Office of Thrift Supervision regulations restrict sales of common stock purchased in the offering by directors and executive officers for a period of one year following the offering.

Purchases of outstanding shares of our common stock by directors, officers, or any person who becomes an executive officer or director after adoption of the plan of conversion, and their associates, during the three-year period following the offering may be made only through a broker or dealer registered with the Securities and Exchange Commission, except with the prior written approval of the Office of Thrift Supervision. This restriction does not apply, however, to negotiated transactions involving more than 1% of our outstanding common stock or to the purchase of stock under stock benefit plans.

We have filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933 for the registration of the common stock to be issued in the offering. This registration does not cover the resale of the shares. Shares of common stock purchased by persons who are not affiliates of us may be resold without registration. Shares purchased by an affiliate of us will have resale restrictions under Rule 144 of the Securities Act. If we meet the current public information requirements of Rule 144, each affiliate of ours who complies with the other conditions of Rule 144, including those that require the affiliate’s sale to be aggregated with those of certain other persons, would be able to sell in the public market, without registration, a number of shares not to exceed, in any three-month period, the greater of 1% of our outstanding shares or the average weekly volume of trading in the shares during the preceding four calendar weeks. We may make future provision to permit affiliates to have their shares registered for sale under the Securities Act under certain circumstances.

Accounting Treatment

The conversion will be accounted for as a change in legal organization and form and not a business combination. Accordingly, the carrying amount of the assets and liabilities of Fox Chase Bank will remain unchanged from their historical cost basis.

Material Income Tax Consequences

Although the conversion may be effected in any manner approved by the Office of Thrift Supervision that is consistent with the purposes of the plan of conversion and applicable law, regulations and policies, it is intended that the conversion will be effected through various mergers. Completion of the conversion and offering is conditioned upon prior receipt of either a ruling or an opinion of counsel with respect to federal tax laws, and either a ruling or an opinion with respect to Pennsylvania tax laws, that no gain or loss will be recognized by Fox Chase Bank, Fox Chase Bancorp or Fox Chase MHC as a result of the conversion or by account holders receiving subscription rights, except to the extent, if any, that subscription rights are deemed to have fair market value on the date such rights are issued. We believe that the tax opinions summarized below address all material federal income tax consequences that are generally applicable to Fox Chase Bank, Fox Chase Bancorp, Fox Chase MHC, new Fox Chase Bancorp, persons receiving subscription rights and shareholders of Fox Chase Bancorp.

Kilpatrick Stockton LLP has issued an opinion to Fox Chase Bancorp, Fox Chase MHC and new Fox Chase Bancorp that, for federal income tax purposes:

1. The merger of Fox Chase MHC with and into Fox Chase Bancorp (the mutual holding company merger) will qualify as a tax-free reorganization within the meaning of Section 368(a)(1)(A) of the Internal Revenue Code. (Section 368(a)(l)(A) of the Internal Revenue Code.)

2. Fox Chase MHC will not recognize any gain or loss on the transfer of its assets to the Fox Chase Bancorp and Fox Chase Bancorp’s assumption of its liabilities, if any, in constructive exchange for a liquidation interest in Fox Chase Bancorp or on the constructive distribution of such liquidation interest to Fox Chase MHC’s members who remain depositors of Fox Chase Bank. (Sections 361(a), 361(c) and 357(a) of the Internal Revenue Code.)

3. No gain or loss will be recognized by Fox Chase Bancorp upon the receipt of the assets of Fox Chase MHC in the mutual holding company merger in exchange for the constructive transfer to the members of Fox Chase MHC of a liquidation interest in Fox Chase Bancorp. (Section 1032(a) of the Internal Revenue Code.)

4. Persons who have an interest in Fox Chase MHC will recognize no gain or loss upon the constructive receipt of a liquidation interest in Fox Chase Bancorp in exchange for their voting and liquidation rights in Fox Chase MHC. (Section 354(a) of the Internal Revenue Code.)

5. The basis of the assets of Fox Chase MHC (other than stock in Fox Chase Bancorp) to be received by Fox Chase Bancorp will be the same as the basis of such assets in the hands of Fox Chase MHC immediately prior to the transfer. (Section 362(b) of the Internal Revenue Code.)

6. The holding period of the assets of Fox Chase MHC in the hands of Fox Chase Bancorp will include the holding period of those assets in the hands of Fox Chase MHC. (Section 1223(2) of the Internal Revenue Code.)

7. The merger of Fox Chase Bancorp with and into new Fox Chase Bancorp (the holding company merger) will constitute a mere change in identity, form or place of organization within the meaning of Section 368(a)(1)(F) of the Internal Revenue Code and therefore will qualify as a tax-free reorganization within the meaning of Section 368(a)(1)(F) of the Internal Revenue Code. (Section 368(a)(1)(F) of the Internal Revenue Code.)

8. Fox Chase Bancorp will not recognize any gain or loss on the transfer of its assets to new Fox Chase Bancorp and new Fox Chase Bancorp’s assumption of its liabilities in exchange for shares of common stock in new Fox Chase Bancorp or on the constructive distribution of such stock to shareholders of Fox Chase Bancorp other than Fox Chase MHC and the liquidation accounts to the eligible account holders and supplemental eligible account holders. (Sections 361(a), 361(c) and 357(a) of the Internal Revenue Code.)

9. No gain or loss will be recognized by new Fox Chase Bancorp upon the receipt of the assets of Fox Chase Bancorp in the holding company merger. (Section 1032(a) of the Internal Revenue Code.)

10. The basis of the assets of Fox Chase Bancorp (other than stock in Fox Chase Bank) to be received by new Fox Chase Bancorp will be the same as the basis of such assets in the hands of Fox Chase Bancorp immediately prior to the transfer. (Section 362(b) of the Internal Revenue Code.)

11. The holding period of the assets of Fox Chase Bancorp (other than stock in Fox Chase Bank) to be received by new Fox Chase Bancorp will include the holding period of those assets in the hands of Fox Chase Bancorp immediately prior to the transfer. (Section 1223(2) of the Internal Revenue Code.)

12. Fox Chase Bancorp shareholders will not recognize any gain or loss upon their exchange of FedFirst Financial common stock for new Fox Chase Bancorp common stock. (Section 354 of the Internal Revenue Code.)

13. Eligible account holders and supplemental eligible account holders will not recognize any gain or loss upon their constructive exchange of their liquidation interests in Fox Chase Bancorp for the liquidation accounts in new Fox Chase Bancorp. (Section 354 of the Internal Revenue Code.)

14. The payment of cash to shareholders of Fox Chase Bancorp in lieu of fractional shares of new Fox Chase Bancorp common stock will be treated as though the fractional shares were distributed as part of the holding company merger and then redeemed by new Fox Chase Bancorp. The cash payments will be treated as distributions in full payment for the fractional shares deemed redeemed under Section 302(a) of the Internal Revenue Code, with the result that such shareholders will have short-term or long-term capital gain or loss to the extent that the cash they receive differs from the basis allocable to such fractional shares. (Rev. Rul. 66-365, 1966-2 C.B. 116 and Rev. Proc. 77-41, 1977-2 C.B. 574.)

15. It is more likely than not that the fair market value of the nontransferable subscription rights to purchase Fox Chase Bancorp common stock is zero. Accordingly, it is more likely than not that no gain or loss will be recognized by eligible account holders, supplemental eligible account Holders and other voting members upon distribution to them of nontransferable subscription rights to purchase shares of Fox Chase Bancorp common stock. (Section 356(a) of the Internal Revenue Code.) Eligible account holders, supplemental eligible account holders and other voting members will not realize any taxable income as the result of the exercise by them of the nontransferable subscriptions rights. (Rev. Rul. 56-572, 1956-2 C.B. 182.)

16. It is more likely than not that the fair market value of the benefit provided by the bank liquidation account supporting the payment of the liquidation account in the event new Fox Chase Bancorp lacks sufficient net assets is zero. Accordingly, it is more likely than not that no gain or loss will be recognized by eligible account holders and supplemental eligible account holders upon the constructive distribution to them of such rights in the bank liquidation account as of the effective date of the holding company merger. (Section 356(a) of the Internal Revenue Code.)

17. It is more likely than not that the basis of common stock purchased in the offering by the exercise of the nontransferable subscription rights will be the purchase price thereof. (Section 1012 of the Internal Revenue Code.)

18. Each shareholder’s holding period in his or her new Fox Chase Bancorp common stock received in the exchange will include the period during which the common stock surrendered was held, provided that the common stock surrendered is a capital asset in the hands of the shareholder on the date of the exchange. (Section 1223(1) of the Internal Revenue Code.)

19. The holding period of the common stock purchased pursuant to the exercise of subscriptions rights shall commence on the date on which the right to acquire such stock was exercised. (Section 1223(5) of the Internal Revenue Code.)

20. No gain or loss will be recognized by new Fox Chase Bancorp on the receipt of money in exchange for common stock sold in the offering. (Section 1032 of the Internal Revenue Code.)

The statements set forth in paragraph (15) above are based on the position that the subscription rights do not have any market value at the time of distribution or at the time they are exercised. Whether subscription rights have a market value for federal income tax purposes is a question of fact, depending upon all relevant facts and circumstances. According to our counsel, the Internal Revenue Service will not issue rulings on whether subscription rights have a market value. Counsel has also advised us that they are unaware of any instance in which the Internal Revenue Service has taken the position that nontransferable subscription rights have a market value. Counsel also noted that the subscription rights will be granted at no cost to the recipients, will be nontransferable and of short duration, and will afford the recipients the right only to purchase our common stock at a price equal to its estimated fair market value, which will be the same price as the purchase price for the unsubscribed shares of common stock.

The statements set forth in paragraph (16) above are based on the position that the benefit provided by the bank liquidation account supporting the payment of the liquidation account if new Fox Chase Bancorp lacks sufficient net assets has a fair market value of zero. According to our counsel: (1) there is no history of any holder of a liquidation account receiving any payment attributable to a liquidation account; (2) the interests in the liquidation account and bank liquidation account are not transferable; (3) the amounts due under the liquidation account with respect to each eligible account holder and supplemental eligible account holder will be reduced as their deposits in Fox Chase Bank are reduced as described in the plan of conversion; and (4) the bank liquidation account payment obligation arises only if new Fox Chase Bancorp lacks sufficient net assets to fund the liquidation account. If such bank liquidation account rights are subsequently found to have an economic value, income may be recognized by each eligible account holder and supplemental eligible account holder in the amount of such fair market value as of the effective date of the holding company merger.

The statements set forth in paragraphs (9) and (10) above are based on the position that the subscription rights do not have any market value at the time of distribution or at the time they are exercised. Whether subscription rights have a market value for federal income tax purposes is a question of fact, depending upon all relevant facts and circumstances. According to our counsel, the Internal Revenue Service will not issue rulings on whether subscription rights have a market value. Counsel has also advised us that they are unaware of any instance in which the Internal Revenue Service has taken the position that nontransferable subscription rights have a market value. Counsel also noted that the subscription rights will be granted at no cost to the recipients, will be nontransferable and of short duration, and will afford the recipients the right only to purchase our common stock at a price equal to its estimated fair market value, which will be the same price as the purchase price for the unsubscribed shares of common stock.

The statements set forth in paragraph (11) above are based on the position that the benefit provided by the liquidation account in Fox Chase Bank supporting the payment of the liquidation account in new Fox Chase Bancorp if new Fox Chase Bank lacks sufficient new assets has a market value of zero. Whether this benefit has a fair market value for federal income tax purposes is a question of fact, depending upon all relevant facts and circumstances. According to our counsel, the Internal Revenue Service will not issue rulings on whether these benefits have a fair market value. Counsel has also advised us that they are unaware of any instance in which the Internal Revenue Service has taken the position that such a benefit has a market value.

KPMG LLP has issued an opinion to us to the effect that, more likely than not, the income tax consequences under Pennsylvania law of the conversion are not materially different than for federal tax purposes.

Unlike a private letter ruling issued by the Internal Revenue Service, an opinion of counsel is not binding on the Internal Revenue Service and the Internal Revenue Service could disagree with the conclusions reached in the opinion. If there is a disagreement, no assurance can be given that the conclusions reached in an opinion of counsel would be sustained by a court if contested by the Internal Revenue Service.

The opinions of Kilpatrick Stockton LLP and KPMG LLP are filed as exhibits to the registration statement that we have filed with the Securities and Exchange Commission. See “Where You Can Find More Information.”

Interpretation, Amendment and Termination

All interpretations of the plan of conversion by our board of directors will be final, subject to the authority of the Office of Thrift Supervision. The plan of conversion provides that, if deemed necessary or desirable by the board of directors, the plan of conversion may be substantively amended by a majority vote of the board of directors as a result of comments from regulatory authorities or otherwise, at any time before the submission of proxy materials to the members of Fox Chase MHC and shareholders of Fox Chase Bancorp. Amendment of the plan of conversion thereafter requires a majority vote of the board of directors, with the concurrence of the Office of Thrift Supervision. The plan of conversion may be terminated by a majority vote of the board of directors at any time before the earlier of the date of the special meeting of shareholders and the date of the special meeting of members of Fox Chase MHC, and may be terminated by the board of directors at any time thereafter with the concurrence of the Office of Thrift Supervision. The plan of conversion will terminate if the conversion and offering are not completed within 24 months from the date on which the members of Fox Chase MHC approved the plan of conversion, and may not be extended by us or the Office of Thrift Supervision.

Comparison of Shareholders’ Rights

As a result of the conversion, current holders of Fox Chase Bancorp common stock will become shareholders of new Fox Chase Bancorp. There are certain differences in shareholder rights arising from distinctions between the federal stock charter and bylaws of Fox Chase Bancorp and the articles of incorporation and bylaws of new Fox Chase Bancorp and from distinctions between laws with respect to federally chartered savings and loan holding companies and Maryland law.

In some instances, the rights of shareholders of new Fox Chase Bancorp will be less than the rights shareholders of Fox Chase Bancorp currently have. The decrease in shareholder rights under the Maryland articles of incorporation and bylaws are not mandated by Maryland law but have been chosen by management as being in the best interest of new Fox Chase Bancorp. In some instances, the differences in shareholder rights may increase management rights. In other instances, the provisions in new Fox Chase Bancorp’s articles of incorporation and bylaws described below may make it more difficult to pursue a takeover attempt that management opposes. These provisions will also make the removal of the board of directors or management, or the appointment of new directors, more difficult. We believe that the provisions described below are prudent and will enhance our ability to remain an independent financial institution and reduce our vulnerability to takeover attempts and certain other transactions that have not been negotiated with and approved by our board of directors. These provisions also will assist us in the orderly deployment of the conversion proceeds into productive assets and allow us to implement our business plan during the initial period after the conversion. We believe these provisions are in the best interests of new Fox Chase Bancorp and its shareholders.

The following discussion is not intended to be a complete statement of the differences affecting the rights of shareholders, but rather summarizes the more significant differences and certain important similarities. The discussion herein is qualified in its entirety by reference to the articles of incorporation and bylaws of new Fox Chase Bancorp and Maryland law.

Authorized Capital Stock. The authorized capital stock of the current Fox Chase Bancorp consists of 35,000,000 shares of common stock, par value $0.01 per share, and 1,000,000 shares of preferred stock, par value $0.01 per share. The authorized capital stock of the new Fox Chase Bancorp will consist of 60,000,000 shares of common stock, par value $0.01 per share and 1,000,000 shares of preferred stock, par value $0.01 per share.

Fox Chase Bancorp’s charter and new Fox Chase Bancorp’s articles of incorporation both authorize the board of directors to establish one or more series of preferred stock and, for any series of preferred stock, to determine the terms and rights of the series, including voting rights, dividend rights, conversion and redemption rates and liquidation preferences. Although neither board of directors has any intention at the present time of doing so, it could issue a series of preferred stock that could, depending on its terms, impede a merger, tender offer or other takeover attempt.

Issuance of Capital Stock. Currently, pursuant to applicable laws and regulations, Fox Chase MHC is required to own not less than a majority of the outstanding common stock of Fox Chase Bancorp. There will be no such restriction applicable to new Fox Chase Bancorp following consummation of the conversion, as Fox Chase MHC will cease to exist.

New Fox Chase Bancorp’s articles of incorporation do not contain restrictions on the issuance of shares of capital stock to the directors, officers or controlling persons of new Fox Chase Bancorp, whereas Fox Chase Bancorp’s federal stock charter provides that no shares may be issued to directors, officers or controlling persons other than as part of a general public offering, or to directors for purposes of qualifying for service as directors, unless the share issuance or the plan under which they would be issued has been approved by a majority of the total votes eligible to be cast at a legal meeting. Thus, new Fox Chase Bancorp could adopt stock-related compensation plans such as stock option plans without shareholder approval and shares of the capital stock of new Fox Chase Bancorp could be issued directly to directors or officers without shareholder approval. The rules of The Nasdaq Stock Market, however, generally require listed companies, like new Fox Chase Bancorp will be, to obtain shareholder approval of most stock-related compensation plans for directors, officers and key employees of the corporation. Moreover, although generally not required, shareholder approval of stock-related compensation plans may be sought in certain instances to qualify such plans for favorable treatment under current federal income tax laws and regulations. We plan to submit the stock compensation plan discussed in this prospectus to shareholders for their approval.

Neither the federal stock charter and bylaws of Fox Chase Bancorp nor the articles of incorporation and bylaws of new Fox Chase Bancorp provide for preemptive rights to shareholders in connection with the issuance of capital stock.

Voting Rights. Neither the federal stock charter of Fox Chase Bancorp nor the articles of incorporation of new Fox Chase Bancorp permits cumulative voting in the election of directors. Cumulative voting entitles you to a number of votes equaling the number of shares you hold multiplied by the number of directors to be elected. Cumulative voting allows you to cast all your votes for a single nominee or apportion your votes among any two or more nominees. For example, when three directors are to be elected, cumulative voting allows a holder of 100 shares to cast 300 votes for a single nominee, apportion 100 votes for each nominee, or apportion 300 votes in any other manner.

Payment of Dividends. The ability of Fox Chase Bank to pay dividends on its capital stock is restricted by Office of Thrift Supervision regulations and by tax considerations related to savings associations. Fox Chase Bank will continue to be subject to these restrictions after the conversion, and such restrictions will indirectly affect new Fox Chase Bancorp because dividends from Fox Chase Bank will be a primary source of funds for the payment of dividends to the shareholders of new Fox Chase Bancorp.

Maryland law generally provides that, unless otherwise restricted in a corporation’s articles of incorporation, a corporation’s board of directors may authorize and a corporation may pay dividends to shareholders. However, a distribution may not be made if, after giving effect thereto, the corporation would not be able to pay its debts as they become due in the usual course of business or the corporation’s total assets would be less than its total liabilities.

Board of Directors. The bylaws of Fox Chase Bancorp and the articles of incorporation of new Fox Chase Bancorp each require the board of directors to be divided into three classes as nearly equal in number as possible and that the members of each class be elected for a term of three years and until their successors are elected and qualified, with one class being elected annually. Under both the bylaws of Fox Chase Bancorp and the bylaws of new Fox Chase Bancorp, any vacancy occurring in the board of directors, however caused, may be filled by an affirmative vote of the majority of the directors then in office, whether or not a quorum is present. Any director of Fox Chase Bancorp so chosen shall hold office until the next annual meting of shareholders, and any director of new Fox Chase Bancorp so chosen shall hold office for the remainder of the full term of the class of directors in which the vacancy occurred and until his or her successor shall have been elected and qualified.

The bylaws of both Fox Chase Bancorp and new Fox Chase Bancorp provide that to be eligible to serve on the board of directors a person must not: (1) be under indictment for, or ever have been convicted of, a criminal offense involving dishonesty or breach of trust and the penalty for such offense could be imprisonment for more than one year, (2) be a person against whom a banking agency has, within the past ten years, issued a cease and desist order for conduct involving dishonesty or breach of trust and that order is final and not subject to appeal, or (3) have been found either by a regulatory agency whose decision is final and not subject to appeal or by a court to have (i) breached a fiduciary duty involving personal profit, or (ii) committed a willful violation of any law, rule or regulation governing banking, securities, commodities or insurance, or any final cease and desist order issued by a banking, securities, commodities or insurance regulatory agency.

Under the bylaws of Fox Chase Bancorp, directors may be removed only for cause by the vote of the holders of a majority of the shares of stock entitled to vote at a meeting of shareholders called for such purpose. The bylaws of new Fox Chase Bancorp impose the same limitation.

Limitations on Liability. The articles of incorporation of new Fox Chase Bancorp provides that, to the fullest extent permitted under Maryland law, the directors and officers of new Fox Chase Bancorp shall have no personal liability to new Fox Chase Bancorp or its shareholders for money damages except (1) to the extent that it is proved that the person actually received an improper benefit or profit in money, property or services, for the amount of the benefit or profit in money, property or services actually received; or (2) to the extent that a judgment or other final adjudication adverse to the person is entered in a proceeding based on a finding in the proceeding that the person’s action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding; or (3) to the extent otherwise provided by the Maryland General Corporation Law.

Currently, federal law does not permit federally chartered savings and loan holding companies like Fox Chase Bancorp to limit the personal liability of directors in the manner provided by Maryland law and the laws of many other states.

Indemnification of Directors, Officers, Employees and Agents. Federal regulations provide that Fox Chase Bancorp must indemnify its directors, officers and employees for any costs incurred in connection with any action involving any such person’s activities as a director, officer or employee if such person obtains a final judgment on the merits in his or her favor.

In addition, indemnification is permitted in the case of a settlement, a final judgment against such person or final judgment other than on the merits, if a majority of disinterested directors determines that such person was acting in good faith within the scope of his or her employment as he or she could reasonably have perceived it under the circumstances and for a purpose he or she could reasonably have believed under the circumstances was in the best interest of Fox Chase Bancorp or its shareholders. Fox Chase Bancorp also is permitted to pay ongoing expenses incurred by a director, officer or employee if a majority of disinterested directors concludes that such person may ultimately be entitled to indemnification. Before making any indemnification payment, Fox Chase Bancorp is required to notify the Office of Thrift Supervision of its intention and such payment cannot be made if the Office of Thrift Supervision objects thereto.

The articles of incorporation of new Fox Chase Bancorp provides that it will indemnify its directors and officers, whether serving it or at its request any other entity, to the fullest extent required or permitted under Maryland law. Such indemnification includes the advancement of expenses. The articles of incorporation of new Fox Chase Bancorp also provides that new Fox Chase Bancorp will indemnify its employees and agents and any director, officer, employee or agent of any other entity to such extent as shall be authorized by the board of directors and be permitted by law.

Special Meetings of Shareholders. The bylaws of Fox Chase Bancorp provide that special meetings of the shareholders of Fox Chase Bancorp may be called by the Chairman, President, a majority of the board of directors or the holders of not less than one-tenth of the outstanding capital stock of Fox Chase Bancorp entitled to vote at the meeting. The bylaws of new Fox Chase Bancorp provide that special meetings of shareholders may be called by the Chairman, the President or by two-thirds of the total number of directors. In addition, Maryland law provides that a special meeting of shareholders may be called by the Secretary upon written request of the holders of a majority of all the shares entitled to vote at a meeting.

Shareholder Nominations and Proposals. The bylaws of Fox Chase Bancorp provide an advance notice procedure for shareholders to nominate directors or bring other business before an annual or special meeting of shareholders of Fox Chase Bancorp. A person may not be nominated for election as a director unless that person is nominated by or at the direction of the Fox Chase Bancorp board of directors or by a shareholder who has given appropriate notice to Fox Chase Bancorp before the meeting. Similarly, a shareholder may not bring business before an annual meeting unless the shareholder has given Fox Chase Bancorp appropriate notice of its intention to bring that business before the meeting. Fox Chase Bancorp’s secretary must receive notice of the nomination or proposal at least 30 days before the date of the annual meeting; provided, however, that if less than 40 days’ notice of the meeting is given or made to the shareholders, notice by the shareholder to be timely must be received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made.

New Fox Chase Bancorp’s bylaws establish a similar advance notice procedure for shareholders to nominate directors or bring other business before an annual meeting of shareholders of new Fox Chase Bancorp. A person may not be nominated for election as a director unless that person is nominated by or at the direction of the new Fox Chase Bancorp board of directors or by a shareholder who has given appropriate notice to new Fox Chase Bancorp before the meeting. Similarly, a shareholder may not bring business before an annual meeting unless the shareholder has given new Fox Chase Bancorp appropriate notice of its intention to bring that business before the meeting. New Fox Chase Bancorp’s secretary must receive notice of the nomination or proposal not less than 90 days before the annual meeting; provided, however, that if less than 100 days’ notice of prior public disclosure of the date of the meeting is given or made to the shareholders, notice by the shareholder to be timely must be received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. A shareholder who desires to raise new business must provide certain information to new Fox Chase Bancorp concerning the nature of the new business, the shareholder, the shareholder’s ownership in the new Fox Chase Bancorp and the shareholder’s interest in the business matter. Similarly, a shareholder wishing to nominate any person for election as a director must provide new Fox Chase Bancorp with certain information concerning the nominee and the proposing shareholder.

Advance notice of nominations or proposed business by shareholders gives new Fox Chase Bancorp’s board of directors time to consider the qualifications of the proposed nominees, the merits of the proposals and, to the extent deemed necessary or desirable by the board of directors, to inform shareholders and make recommendations about those matters.

Shareholder Action Without a Meeting. Under Maryland law, action may be taken by shareholders of new Fox Chase Bancorp without a meeting if all shareholders entitled to vote on the action give written consent to taking such action without a meeting. Similarly, the bylaws of Fox Chase Bancorp provide that action may be taken by shareholders without a meeting if all shareholders entitled to vote on the matter consent to the taking of such action without a meeting.

Shareholder’s Right to Examine Books and Records. A federal regulation, which is currently applicable to Fox Chase Bancorp, provides that shareholders holding of record at least $100,000 of stock or at least 1% of the total outstanding voting shares may inspect and make extracts from specified books and records of a federally chartered savings and loan association after proper written notice for a proper purpose.

Under Maryland law, a shareholder who has been a shareholder of record for at least six months or who holds, or is authorized in writing by holders of, at least 5% of the outstanding shares of any class or series of stock of a corporation has the right, for any proper purpose and upon at least 20 days’ written notice, to inspect in person or by agent, the corporation’s books of account and its stock ledger. In addition, under Maryland law, any shareholder or his agent, upon at least seven days’ written notice, may inspect and copy during usual business hours, the corporation’s bylaws, minutes of the proceedings of shareholders’ annual statements of affairs and voting trust agreements.

Limitations on Voting Rights. The articles of incorporation of new Fox Chase Bancorp provide that in no event will any record owner of any outstanding common stock which is beneficially owned, directly or indirectly, by a person who, as of any record date for the determination of shareholders entitled to vote on any matter, beneficially owns in excess of 10% of the then-outstanding shares of common stock, be entitled, or permitted to any vote in respect of the shares held in excess of the limit. This limitation does not apply to any director or officer acting solely in their capacities as directors and officers, or any employee benefit plans of new Fox Chase Bancorp or any subsidiary or a trustee of a plan.

In addition, Office of Thrift Supervision regulations provide that for a period of three years following the date of the completion of the offering, no person, acting singly or together with associates in a group of persons acting in concert, may directly or indirectly offer to acquire or acquire the beneficial ownership of more than 10% of a class of new Fox Chase Bancorp’s equity securities without the prior written approval of the Office of Thrift Supervision. Where any person acquires beneficial ownership of more than 10% of a class of our equity securities without the prior written approval of the Office of Thrift Supervision, the securities beneficially owned by such person in excess of 10% may not be voted by any person or counted as voting shares in connection with any matter submitted to the shareholders for a vote, and will not be counted as outstanding for purposes of determining the affirmative vote necessary to approve any matter submitted to the shareholders for a vote.

The charter of Fox Chase Bancorp provides that, for a period of five years from the effective date of Fox Chase Bancorp’s minority stock offering (that is, through September 29, 2011) no person, other than Fox Chase MHC, shall directly or indirectly offer to acquire or acquire more than 10% of the then-outstanding shares of common stock. The foregoing restriction does not apply to:

•	the purchase of shares by underwriters in connection with a public offering; or

•	the purchase of shares by any employee benefit plans of Fox Chase Bancorp or any subsidiary.

Mergers, Consolidations and Sales of Assets. Federal regulations currently require the approval of two-thirds of the board of directors of Fox Chase Bancorp and the holders of two-thirds of the outstanding stock of Fox Chase Bancorp entitled to vote thereon for mergers, consolidations and sales of all or substantially all of its assets. Such regulation permits Fox Chase Bancorp to merge with another corporation without obtaining the approval of its shareholders if:

•	it does not involve an interim savings institution;

•	the charter of Fox Chase Bancorp is not changed;

•

each share of Fox Chase Bancorp stock outstanding immediately before the effective date of the transaction is to be an identical outstanding share or a treasury share of Fox Chase Bancorp after such effective date; and

•

either: (a) no shares of voting stock of Fox Chase Bancorp and no securities convertible into such stock are to be issued or delivered under the plan of combination or (b) the authorized unissued shares or the treasury shares of voting stock of Fox Chase Bancorp to be issued or delivered under the plan of combination, plus those initially issuable upon conversion of any securities to be issued or delivered under such plan, do not exceed 15% of the total shares of voting stock of Fox Chase Bancorp outstanding immediately before the effective date of the transaction.

Under Maryland law, a merger or consolidation of new Fox Chase Bancorp requires approval of two-thirds of all votes entitled to be cast by shareholders, except that no approval by shareholders is required for a merger if:

•	the plan of merger does not make an amendment of the articles of incorporation that would be required to be approved by the shareholders;

•

each shareholder of the surviving corporation whose shares were outstanding immediately before the effective date of the merger will hold the same number of shares, with identical designations, preferences, limitations, and rights, immediately after; and

•

the number of shares of any class or series of stock outstanding immediately after the effective time of the merger will not increase by more than 20% the total number of voting shares outstanding immediately before the merger. The articles of incorporation of new Fox Chase Bancorp reduce the vote required for a merger or consolidation to a majority of the total shares outstanding.

In addition, under certain circumstances the approval of the shareholders shall not be required to authorize a merger with or into a 90% owned subsidiary of new Fox Chase Bancorp.

Under Maryland law, a sale of all or substantially all of new Fox Chase Bancorp’s assets other than in the ordinary course of business, or a voluntary dissolution of new Fox Chase Bancorp, requires the approval of its board of directors and the affirmative vote of two-thirds of the votes entitled to be cast on the matter.

Business Combinations with Interested Shareholders. Under Maryland law, “business combinations” between new Fox Chase Bancorp and an interested shareholder or an affiliate of an interested shareholder are prohibited for five years after the most recent date on which the interested shareholder becomes an interested shareholder. These business combinations include a merger, consolidation, statutory share exchange or, in circumstances specified in the statute, certain transfers of assets, certain stock issuances and transfers, liquidation plans and reclassifications involving interested shareholders and their affiliates or issuance or reclassification of equity securities. Maryland law defines an interested shareholder as: (1) any person who beneficially owns 10% or more of the voting power of new Fox Chase Bancorp’s voting stock after the date on which new Fox Chase Bancorp had 100 or more beneficial owners of its stock; or (2) an affiliate or associate of new Fox Chase Bancorp at any time after the date on which new Fox Chase Bancorp had 100 or more beneficial owners of its stock who, within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then-outstanding voting stock of new Fox Chase Bancorp A person is not an interested shareholder under the statute if the board of directors approved in advance the transaction by which the person otherwise would have become an interested shareholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.

After the five-year prohibition, any business combination between new Fox Chase Bancorp and an interested shareholder generally must be recommended by the board of directors of new Fox Chase Bancorp and approved by the affirmative vote of at least: (1) 80% of the votes entitled to be cast by holders of outstanding shares of voting stock of new Fox Chase Bancorp and (2) two-thirds of the votes entitled to be cast by holders of voting stock of new Fox Chase Bancorp other than shares held by the interested shareholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested shareholder. These super-majority vote requirements do not apply if new Fox Chase Bancorp’s common shareholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested shareholder for its shares.

Neither the charter or bylaws of Fox Chase Bancorp nor the federal laws and regulations applicable to Fox Chase Bancorp contain a provision that restricts business combinations between Fox Chase Bancorp and any interested stockholder in the manner set forth above.

Dissenters’ Rights of Appraisal. A federal regulation that is applicable to Fox Chase Bancorp generally provides that a shareholder of a federally chartered savings and loan association that engages in a merger, consolidation or sale of all or substantially all of its assets shall have the right to demand from such institution payment of the fair or appraised value of his or her stock in the institution, subject to specified procedural requirements. This regulation also provides, however, that the shareholders of a federally chartered savings and loan association that is listed on a national securities exchange are not entitled to dissenters’ rights in connection with a merger if the shareholder is required to accept only “qualified consideration” for his or her stock, which is defined to include cash, shares of stock of any institution or corporation which at the effective date of the merger will be listed on a national securities exchange or any combination of such shares of stock and cash.

Under Maryland law, shareholders of new Fox Chase Bancorp have the right to dissent from any plan of merger or consolidation to which new Fox Chase Bancorp is a party, and to demand payment for the fair value of their shares unless the articles of incorporation provide otherwise. Pursuant to new Fox Chase Bancorp’s articles of incorporation, holders of new Fox Chase Bancorp common stock are not entitled to exercise the rights of an objecting shareholder.

Evaluation of Offers; Other Corporate Constituencies. The articles of incorporation of new Fox Chase Bancorp provide that its directors, in discharging their duties to new Fox Chase Bancorp and in determining what they reasonably believe to be in the best interest of new Fox Chase Bancorp, may, in addition to considering the effects of any action on shareholders, consider any of the following: (a) the economic effect, both immediate and long-term, upon new Fox Chase Bancorp’s shareholders, including shareholders, if any, choosing not to participate in the transaction; (b) effects, including any social and economic effects on the employees, suppliers, creditors, depositors and customers of, and others dealing with, new Fox Chase Bancorp and its subsidiaries and on the communities in which new Fox Chase Bancorp and its subsidiaries operate or are located; (c) whether the proposal is acceptable based on the historical and current operating results or financial condition of new Fox Chase Bancorp; (d) whether a more favorable price could be obtained for new Fox Chase Bancorp’s stock or other securities in the future; (e) the reputation and business practices of the offeror and its management and affiliates as they would affect the employees; (f) the future value of the stock or any other securities of new Fox Chase Bancorp; and (g) any antitrust or other legal and regulatory issues that are raised by the proposal. If on the basis of these factors the board of directors determines that any proposal or offer to acquire new Fox Chase Bancorp is not in the best interest of new Fox Chase Bancorp, it may reject such proposal or offer. If the board of directors determines to reject any such proposal or offer, the board of directors shall have no obligation to facilitate, remove any barriers to, or refrain from impeding the proposal or offer.

By having these standards in the articles of incorporation of new Fox Chase Bancorp, the board of directors may be in a stronger position to oppose such a transaction if the board of directors concludes that the transaction would not be in the best interest of new Fox Chase Bancorp, even if the price offered is significantly greater than the market price of any equity security of new Fox Chase Bancorp.

Amendment of Governing Instruments. No amendment of the charter of Fox Chase Bancorp may be made unless it is first proposed by the board of directors, then preliminarily approved by the Office of Thrift Supervision, and thereafter approved by the holders of a majority of the total votes eligible to be cast at a legal meeting. The articles of incorporation of new Fox Chase Bancorp generally may be amended by the holders of a majority of the shares entitled to vote, provided that any amendment of Section C of Article Sixth (limitation on common stock voting rights), Section B of Article Seventh (classification of board of directors), Sections F and J of Article Eighth (amendment of bylaws and elimination of director and officer liability) and Article Tenth (amendment of certain provisions of the Articles), must be approved by the affirmative vote of the holders of at least 75% of the outstanding shares entitled to vote, except that the board of directors may amend the articles of incorporation without any action by the shareholders to the fullest extent allowed under Maryland law.

The bylaws of Fox Chase Bancorp may be amended in a manner consistent with regulations of the Office of Thrift Supervision and shall be effective after (1) approval of the amendment by a majority vote of the authorized board of directors, or by a majority of the votes cast by the shareholders of Fox Chase Bancorp at any legal meeting and (2) receipt of applicable regulatory approval. The bylaws of new Fox Chase Bancorp may be amended by the affirmative vote of a majority of the directors or by the vote of the holders of not less than 75% of the votes entitled to be cast by holders of the capital stock of new Fox Chase Bancorp entitled to vote generally in the election of directors (considered for this purpose as one class) at a meeting of the shareholders called for that purpose at which a quorum is present (provided that notice of such proposed amendment is included in the notice of such meeting).

Restrictions on Acquisition of New Fox Chase Bancorp

General

Certain provisions in the articles of incorporation and bylaws of new Fox Chase Bancorp may have antitakeover effects. In addition, regulatory restrictions may make it more difficult for persons or companies to acquire control of us.

Articles of Incorporation and Bylaws of New Fox Chase Bancorp

Although our board of directors is not aware of any effort that might be made to obtain control of us after the offering, the board of directors believed it appropriate to adopt certain provisions permitted by federal and state regulations that may have the effect of deterring a future takeover attempt that is not approved by our board of directors. The following description of these provisions is only a summary and does not provide all of the information contained in our articles of incorporation and bylaws. See “Where You Can Find More Information” as to where to obtain a copy of these documents.

Limitation on Voting Rights. Our articles of incorporation provide that in no event will any record owner of any outstanding common stock which is beneficially owned, directly or indirectly, by a person who, as of any record date for the determination of shareholders entitled to vote on any matter, beneficially owns in excess of 10% of the then-outstanding shares of common stock, be entitled, or permitted to any vote in respect of the shares held in excess of the limit. This limitation does not apply to any director or officer acting solely in their capacities as directors and officers, or any employee benefit plans of new Fox Chase Bancorp or any subsidiary or a trustee of a plan.

Board of Directors.

Classified Board. Our board of directors is divided into three classes as nearly as equal in number as possible. The shareholders elect one class of directors each year for a term of three years. The classified board makes it more difficult and time consuming for a shareholder group to fully use its voting power to gain control of the board of directors without the consent of the incumbent board of directors of new Fox Chase Bancorp.

Filling of Vacancies; Removal. Our bylaws provide that any vacancy occurring in the board of directors, including a vacancy created by an increase in the number of directors, may be filled only by a vote of a majority of the directors then in office. A person elected to fill a vacancy on the board of directors will serve for the remainder of the full term of the class of directors in which the vacancy occurred and until his or her successor shall have been elected and qualified. Our bylaws provide that a director may be removed from the board of directors before the expiration of his or her term only for cause and only upon the vote of a majority of the shares entitled to vote in the election of directors. These provisions make it more difficult for shareholders to remove directors and replace them with their own nominees.

Qualification. Our bylaws provide that to be eligible to serve on the board of directors a person must not: (1) be under indictment for, or ever have been convicted of, a criminal offense involving dishonesty or breach of trust and the penalty for such offense could be imprisonment for more than one year, (2) be a person against whom a banking agency has, within the past ten years, issued a cease and desist order for conduct involving dishonesty or breach of trust and that order is final and not subject to appeal, or (3) have been found either by a regulatory agency whose decision is final and not subject to appeal or by a court to have (i) breached a fiduciary duty involving personal profit, or (ii) committed a willful violation of any law, rule or regulation governing banking, securities, commodities or insurance, or any final cease and desist order issued by a banking, securities, commodities or insurance regulatory agency. These provisions contained in our bylaws may prevent shareholders from nominating themselves or persons of their choosing for election to the board of directors.

Elimination of Cumulative Voting. Our articles of incorporation provide that no shares will be entitled to cumulative voting. The elimination of cumulative voting makes it more difficult for a shareholder group to elect a director nominee.

Special Meetings of Shareholder. Our shareholders must act only through an annual or special meeting. Special meetings of shareholders may only be called by the Chairman, the President, by two-thirds of the total number of directors or by the Secretary upon the written request of the holders of a majority of all the shares entitled to vote at a meeting. The limitations on the calling of special meetings of shareholders may have the effect of delaying consideration of a shareholder proposal until the next annual meeting.

Amendment of Articles of Incorporation. Our articles of incorporation provide that certain amendments to our articles of incorporation relating to a change in control of us must be approved by at least 75% of the outstanding shares entitled to vote.

Advance Notice Provisions for Shareholder Nominations and Proposals. Our bylaws establish an advance notice procedure for shareholders to nominate directors or bring other business before an annual meeting of shareholders. A person may not be nominated for election as a director unless that person is nominated by or at the direction of our board of directors or by a shareholder who has given appropriate notice to us before the meeting. Similarly, a shareholder may not bring business before an annual meeting unless the shareholder has given us appropriate notice of the shareholder’s intention to bring that business before the meeting. Our Secretary must receive notice of the nomination or proposal not less than 90 days before the date of the annual meeting; provided, however, that if less than 100 days’ notice of prior public disclosure of the date of the meeting is given or made to the shareholders, notice by the shareholder to be timely must be received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. A shareholder who desires to raise new business must provide us with certain information concerning the nature of the new business, the shareholder, the shareholder’s ownership of new Fox Chase Bancorp and the shareholder’s interest in the business matter. Similarly, a shareholder wishing to nominate any person for election as a director must provide us with certain information concerning the nominee and the proposing shareholder.

Advance notice of nominations or proposed business by shareholders gives our board of directors time to consider the qualifications of the proposed nominees, the merits of the proposals and, to the extent deemed necessary or desirable by our board of directors, to inform shareholders and make recommendations about those matters.

Authorized but Unissued Shares of Capital Stock. Following the offering, we will have authorized but unissued shares of common and preferred stock. Our articles of incorporation authorize the board of directors to establish one or more series of preferred stock and, for any series of preferred stock, to determine the terms and rights of the series, including voting rights, dividend rights, conversion and redemption rates, and liquidation preferences. Such shares of common and preferred stock could be issued by the board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise.

Business Combinations with Interested Stockholders. Under Maryland law, “business combinations” between new Fox Chase Bancorp and an interested shareholder or an affiliate of an interested shareholder are prohibited for five years after the most recent date on which the interested shareholder becomes an interested shareholder. These business combinations include a merger, consolidation, statutory share exchange or, in circumstances specified in the statute, certain transfers of assets, certain stock issuances and transfers, liquidation plans and reclassifications involving interested shareholders and their affiliates or issuance or reclassification of equity securities. Maryland law defines an interested shareholder as: (1) any person who beneficially owns 10% or more of the voting power of new Fox Chase Bancorp’s voting stock after the date on which new Fox Chase Bancorp had 100 or more beneficial owners of its stock; or (2) an affiliate or associate of new Fox Chase Bancorp at any time after the date on which new Fox Chase Bancorp had 100 or more beneficial owners of its stock who, within the two-year period before the date in question, was the beneficial owner of 10% or more of the voting power of the then-outstanding voting stock of new Fox Chase Bancorp. A person is not an interested shareholder under the statute if the board of directors approved in advance the transaction by which the person otherwise would have become an interested shareholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.

After the five-year prohibition, any business combination between new Fox Chase Bancorp and an interested shareholder generally must be recommended by the board of directors of new Fox Chase Bancorp and approved by the affirmative vote of at least: (1) 80% of the votes entitled to be cast by holders of outstanding shares of voting stock of new Fox Chase Bancorp and (2) two-thirds of the votes entitled to be cast by holders of voting stock of new Fox Chase Bancorp other than shares held by the interested shareholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested shareholder. These super-majority vote requirements do not apply if new Fox Chase Bancorp’s common shareholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested shareholder for its shares.

Regulatory Restrictions

Office of Thrift Supervision Regulations. Office of Thrift Supervision regulations provide that for a period of three years following the date of the completion of the offering, no person, acting singly or together with associates in a group of persons acting in concert, may directly or indirectly offer to acquire or acquire the beneficial ownership of more than 10% of a class of our equity securities without the prior written approval of the Office of Thrift Supervision. Where any person acquires beneficial ownership of more than 10% of a class of our equity securities without the prior written approval of the Office of Thrift Supervision, the securities beneficially owned by such person in excess of 10% may not be voted by any person or counted as voting shares in connection with any matter submitted to the shareholders for a vote, and will not be counted as outstanding for purposes of determining the affirmative vote necessary to approve any matter submitted to the shareholders for a vote.

Change in Bank Control Act. The acquisition of 10% or more of our outstanding common stock may trigger the provisions of the Change in Bank Control Act. The Office of Thrift Supervision has also adopted a regulation under the Change in Bank Control Act which generally requires persons who at any time intend to acquire control of a federally chartered savings association or its holding company to provide 60 days prior written notice and certain financial and other information to the Office of Thrift Supervision.

The 60-day notice period does not commence until the information is deemed to be substantially complete. Control for these purposes exists in situations in which the acquiring party has voting control of at least 25% of any class of our voting stock or the power to direct our management or policies. However, under Office of Thrift Supervision regulations, control is presumed to exist where the acquiring party has voting control of at least 10% of any class of our voting securities if specified “control factors” are present. The statute and underlying regulations authorize the Office of Thrift Supervision to disapprove a proposed acquisition on certain specified grounds.

Description of New Fox Chase Bancorp Capital Stock

The common stock of new Fox Chase Bancorp represents nonwithdrawable capital, is not an account of any type, and is not insured by the Federal

Deposit Insurance Corporation or any other government agency.

General

New Fox Chase Bancorp is authorized to issue 60,000,000 shares of common stock having a par value of $0.01 per share and 1,000,000 shares of preferred stock having a par value of $0.01. Each share of new Fox Chase Bancorp’s common stock has the same relative rights as, and is identical in all respects with, each other share of common stock. Upon payment of the purchase price for the common stock, as required by the plan of conversion, all stock will be duly authorized, fully paid and nonassessable. New Fox Chase Bancorp will not issue any shares of preferred stock in the conversion and offering.

Common Stock

Dividends. New Fox Chase Bancorp can pay dividends if, as and when declared by its board of directors. The payment of dividends by new Fox Chase Bancorp is limited by law and applicable regulation. See “Our Dividend Policy.” The holders of common stock of new Fox Chase Bancorp will be entitled to receive and share equally in dividends declared by the board of directors of new Fox Chase Bancorp. If new Fox Chase Bancorp issues preferred stock, the holders of the preferred stock may have a priority over the holders of the common stock with respect to dividends.

Voting Rights. The holders of common stock of new Fox Chase Bancorp will possess exclusive voting rights in new Fox Chase Bancorp. They will elect new Fox Chase Bancorp’s board of directors and act on other matters as are required to be presented to them under federal law or as are otherwise presented to them by the board of directors. Except as discussed in “Restrictions on Acquisition of New Fox Chase Bancorp,” each holder of common stock will be entitled to one vote per share and will not have any right to cumulate votes in the election of directors. If new Fox Chase Bancorp issues preferred stock, holders of new Fox Chase Bancorp preferred stock may also possess voting rights.

Liquidation. If there is any liquidation, dissolution or winding up of Fox Chase Bank, new Fox Chase Bancorp, as the sole holder of Fox Chase Bank’s capital stock, would be entitled to receive all of Fox Chase Bank’s assets available for distribution after payment or provision for payment of all debts and liabilities of Fox Chase Bank, including all deposit accounts and accrued interest. Upon liquidation, dissolution or winding up of new Fox Chase Bancorp, the holders of its common stock would be entitled to receive all of the assets of new Fox Chase Bancorp available for distribution after payment or provision for payment of all its debts and liabilities. If new Fox Chase Bancorp issues preferred stock, the preferred stock holders may have a priority over the holders of the common stock upon liquidation or dissolution.

Preemptive Rights; Redemption. Holders of the common stock of new Fox Chase Bancorp will not be entitled to preemptive rights with respect to any shares that may be issued. The common stock cannot be redeemed.

Preferred Stock

New Fox Chase Bancorp will not issue any preferred stock in the conversion and offering and it has no current plans to issue any preferred stock after the conversion and offering. Preferred stock may be issued with designations, powers, preferences and rights as the board of directors may from time to time determine. The board of directors can, without shareholder approval, issue preferred stock with voting, dividend, liquidation and conversion rights that could dilute the voting strength of the holders of the common stock and may assist management in impeding an unfriendly takeover or attempted change in control.

Transfer Agent and Registrar

The transfer agent and registrar for the common stock of new Fox Chase Bancorp will be Registrar and Transfer Company, Cranford, New Jersey.

Registration Requirements

In connection with the conversion and offering, we will register our common stock with the Securities and Exchange Commission under Section 12(b) of the Securities Exchange Act of 1934, as amended, and will not deregister our common stock for a period of at least three years following the conversion and offering. As a result of registration, the proxy and tender offer rules, insider trading reporting and restrictions, annual and periodic reporting and other requirements of that statute will apply.

Legal and Tax Opinions

The legality of our common stock has been passed upon for us by Kilpatrick Stockton LLP, Washington, D.C. The federal income tax consequences of the conversion have been opined upon by Kilpatrick Stockton LLP. KPMG LLP has provided an opinion to us regarding the Pennsylvania income tax consequences of the conversion. Kilpatrick Stockton LLP and KPMG LLP have consented to the references to their opinions in this prospectus. Certain legal matters will be passed upon for Stifel, Nicolaus & Company, Incorporated by Luse Gorman Pomerenk & Schick, P.C., Washington, D.C.

Experts

The consolidated financial statements of Fox Chase Bancorp and subsidiary as of December 31, 2009 and 2008, and for each of the years in the three-year period ended December 31, 2009, have been included herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, which is included herein and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2009 consolidated financial statements contains an explanatory paragraph that states that the Company changed its method of accounting for other-than-temporary impairments of debt securities due to the adoption of FASB Staff Position No. FAS 115-2 and FAS 124-2, “Recognition and Presentation of Other-Than-Temporary Impairments,” (included in FASB ASC Topic 320, Investments—Debt and Equity Securities), as of April 1, 2009.

The discussions related to state income taxes included under the “Material Income Tax Consequences” heading of “The Conversion and Offering” section, were prepared for the Company by KPMG LLP, independent registered public accounting firm, and have been included herein upon the authority of said firm as experts in tax matters.

FinPro has consented to the summary in this prospectus of its report to us setting forth its opinion as to our estimated pro forma market value and to the use of its name and statements with respect to it appearing in this prospectus.

Where You Can Find More Information

We have filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, that registers the common stock offered in the offering. This prospectus forms a part of the registration statement. The registration statement, including the exhibits, contains additional relevant information about us and our common stock. The rules and regulations of the Securities and Exchange Commission allow us to omit certain information included in the registration statement from this prospectus. You may read and copy the registration statement at the Securities and Exchange Commission’s public reference room at 100 F Street, NE, Room 1580, Washington, D.C. 20549. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the Securities and Exchange Commission’s public reference rooms. The registration statement also is available to the public from commercial document retrieval services and at the Internet World Wide Web site maintained by the Securities and Exchange Commission at “http://www.sec.gov.”

Fox Chase MHC has filed an application for approval of the plan of conversion with the Office of Thrift Supervision. This prospectus omits certain information contained in the application. The application may be inspected, without charge, at the offices of the Office of Thrift Supervision, 1700 G Street, NW, Washington, D.C. 20552 and at the offices of the Regional Director of the Office of Thrift Supervision at the Northeast Regional Office of the Office of Thrift Supervision, Harborside Financial Center Plaza Five, Suite 1600, Jersey City, New Jersey 07311.

A copy of the plan of conversion is available without charge from Fox Chase Bank by contacting the Stock Information Center.

The appraisal report of FinPro has been filed as an exhibit to our registration statement and to our application to the Office of Thrift Supervision. Portions of the appraisal report were filed electronically with the Securities and Exchange Commission and are available on its Web site as described above. The entire appraisal report is available at the public reference room of the Securities and Exchange Commission and the offices of the Office of Thrift Supervision as described above.

  *  *  *

All schedules are omitted as the required information either is not applicable or is included in the financial statements or related notes.

Separate financial statements for new Fox Chase Bancorp, Inc. have not been included in this prospectus because new Fox Chase Bancorp, Inc., which has engaged only in organizational activities to date, has no significant assets, contingent or other liabilities, revenues or expenses.

FOX CHASE BANCORP, INC.

Report of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders

Fox Chase Bancorp, Inc.:

We have audited the accompanying consolidated statements of condition of Fox Chase Bancorp, Inc. and subsidiary (the Company) as of December 31, 2009 and 2008, and the related consolidated statements of operations, changes in equity, and cash flows for each of the years in the three-year period ended December 31, 2009. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Fox Chase Bancorp, Inc. and subsidiary as of December 31, 2009 and 2008, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 2009, in conformity with U.S. generally accepted accounting principles.

As discussed in Note 2 to the consolidated financial statements, the Company changed its method of accounting for other-than-temporary impairments of debt securities due to the adoption of FASB Staff Position No. FAS 115-2 and FAS 124-2, “Recognition and Presentation of Other-Than-Temporary Impairments,” (included in FASB ASC Topic 320, Investments—Debt and Equity Securities), as of April 1, 2009.

/s/ KPMG LLP

Philadelphia, Pennsylvania

March 12, 2010

FOX CHASE BANCORP, INC.

CONSOLIDATED STATEMENTS OF CONDITION (IN THOUSANDS, EXCEPT SHARE DATA)

	December 31,
	2009	2008
ASSETS
Cash and due from banks	$44	$642
Interest-earning demand deposits in other banks	65,374	3,302

Total cash and cash equivalents	65,418	3,944
Investment securities available-for-sale	19,548	25,041
Mortgage related securities available-for-sale	402,919	269,682
Loans, net of allowance for loan losses of $10,605 at December 31, 2009 and $6,260 at December 31, 2008	631,296	588,975
Federal Home Loan Bank stock, at cost	10,435	9,707
Assets acquired through foreclosure	4,052	—
Bank-owned life insurance	12,667	12,214
Premises and equipment	11,137	11,748
Real estate held for investment	1,730	1,957
Accrued interest receivable	4,467	3,721
Mortgage servicing rights, net	683	827
Deferred tax asset, net	1,467	1,869
Other assets	7,999	1,585

Total Assets	$1,173,818	$931,270

LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES
Deposits	$858,277	$608,472
Federal Home Loan Bank advances	137,165	146,379
Other borrowed funds	50,000	50,000
Advances from borrowers for taxes and insurance	2,119	2,589
Accrued interest payable	696	727
Accrued expenses and other liabilities	1,927	1,883

Total Liabilities	1,050,184	810,050

COMMITMENTS AND CONTINGENCIES (Note 11)

STOCKHOLDERS’ EQUITY
Preferred stock ($.01 par value; 1,000,000 shares authorized, none issued and outstanding at December 31, 2009 and 2008)	—	—
Common stock ($.01 par value; 35,000,000 shares authorized, 14,679,750 shares issued and 13,609,187 shares outstanding at December 31, 2009 and 14,679,750 shares issued and 14,066,559 shares outstanding at December 31, 2008)	147	147
Additional paid-in capital	64,016	63,516
Treasury stock, at cost (1,070,563 shares at December 31, 2009 and 613,191 shares at December 31, 2008)	(11,814)	(7,293)
Common stock acquired by benefit plans	(6,862)	(7,819)
Retained earnings	71,604	72,664
Accumulated other comprehensive income, net	6,543	5

Total Stockholders’ Equity	123,634	121,220

Total Liabilities and Stockholders’ Equity	$1,173,818	$931,270

The accompanying notes are an integral part of these consolidated financial statements.

FOX CHASE BANCORP, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS (IN THOUSANDS, EXCEPT PER SHARE DATA)

	Years Ended December 31,
	2009	2008	2007
INTEREST INCOME
Interest and fees on loans	$34,693	$31,008	$25,361
Interest on money market funds	183	536	40
Interest on mortgage related securities available-for-sale	14,654	12,356	7,329
Interest on investment securities available-for-sale
Taxable	763	994	2,987
Nontaxable	482	613	924
Dividend income	1	246	249
Other interest income	622	131	4,167

Total Interest Income	51,398	45,884	41,057

INTEREST EXPENSE
Deposits	20,589	18,463	20,526
Federal Home Loan Bank advances	5,311	4,635	1,642
Other borrowed funds	1,735	963	82

Total Interest Expense	27,635	24,061	22,250

Net Interest Income	23,763	21,823	18,807
Provision for loan losses	9,052	2,900	425

Net Interest Income after Provision for Loan Losses	14,711	18,923	18,382

NONINTEREST INCOME
Service charges and other fee income	918	748	842
Net gain on sale of loans	3	10	78
Net gain on sale of premises and equipment	—	—	970
Impairment loss on real estate held for investment	(150)	—	—
Income on bank-owned life insurance	453	452	438
Other	319	77	199

Total other-than-temporary impairment loss	(605)	—	—
Less: Portion of loss recognized in other comprehensive income (before taxes)	448	—	—

Net other-than-temporary impairment loss	(157)	—	—
Net gains on sale of investment securities	2,381	118	169

Net investment securities gains	2,224	118	169

Total Noninterest Income	3,767	1,405	2,696

NONINTEREST EXPENSE
Salaries, benefits and other compensation	11,503	11,313	9,949
Occupancy expense	1,825	1,879	1,828
Furniture and equipment expense	724	899	940
Data processing costs	1,518	1,610	1,537
Professional fees	1,107	1,124	1,846
Marketing expense	346	463	645
FDIC premiums	1,795	176	84
Other	1,515	1,484	1,859

Total Noninterest Expense	20,333	18,948	18,688

(Loss) Income Before Income Taxes	(1,855)	1,380	2,390
Income tax (benefit) provision	(827)	165	460

Net (Loss) Income	$(1,028)	$1,215	$1,930

(Loss) earnings per share:
Basic	$(0.08)	$0.09	$0.14
Diluted	$(0.08)	$0.09	$0.14

The accompanying notes are an integral part of these consolidated financial statements.

FOX CHASE BANCORP, INC.

CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY (IN THOUSANDS)

For the Years Ended December 31, 2009, 2008 and 2007

	Common Stock	Additional Paid in Capital	Treasury Stock	Common Stock Acquired by Benefit Plans	Retained Earnings	Accumulated Other Comprehensive Income, net	Total Equity
BALANCE—DECEMBER 31, 2006	$147	$62,365	$—	$(5,371)	$69,545	$(1,041)	$125,645
Purchase of treasury stock			(3,924)				(3,924)
Purchase common stock held in trust				(3,745)			(3,745)
Stock based compensation expense		271					271
Unallocated ESOP shares committed to employees		114		384			498
Shares allocated in long-term incentive plan		159					159
Net income					1,930		1,930
Other comprehensive income						1,537	1,537

BALANCE—DECEMBER 31, 2007	$147	$62,909	$(3,924)	$(8,732)	$71,475	$496	$122,371

Purchase of treasury stock			(3,369)				(3,369)
Stock based compensation expense		950					950
Issuance of stock for vested equity awards		(503)		529	(26)		—
Unallocated ESOP shares committed to employees		56		384			440
Shares allocated in long-term incentive plan		104					104
Net income					1,215		1,215
Other comprehensive income						(491)	(491)

BALANCE—DECEMBER 31, 2008	$147	$63,516	$(7,293)	$(7,819)	$72,664	$5	$121,220

Purchase of treasury stock			(4,521)				(4,521)
Stock based compensation expense		961					961
Issuance of stock for vested equity awards		(542)		574	(32)		—
Unallocated ESOP shares committed to employees		(8)		383			375
Shares allocated in long-term incentive plan		89					89
Net loss					(1,028)		(1,028)
Other comprehensive income						6,538	6,538

BALANCE—DECEMBER 31, 2009	$147	$64,016	$(11,814)	$(6,862)	$71,604	$6,543	$123,634

The accompanying notes are an integral part of these consolidated financial statements.

FOX CHASE BANCORP, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS (IN THOUSANDS)

	Years Ended December 31,
	2009	2008	2007
Cash Flows From Operating Activities
Net (loss) income	$(1,028)	$1,215	$1,930
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for loan losses	9,052	2,900	425
Depreciation	828	981	1,024
Net amortization of securities premiums and discounts	3,034	804	231
Benefit for deferred income taxes	(3,134)	(1,159)	(141)
Stock benefit plans	1,425	1,494	928
Pension plan settlement	—	137	—
Origination of loans held for sale	(585)	(3,197)	(6,764)
Proceeds from sales of loans held for sale	578	3,193	7,988
Net gain on sales of loans and loans held for sale	(3)	(10)	(78)
Net gain on sale of premises and equipment	—	—	(970)
Net gain on sales of securities	(2,381)	(118)	(169)
Other-than-temporary impairment loss on investments	157	—	—
Impairment loss on real estate held for investment	150	—	—
Earnings on investment in bank-owned life insurance	(453)	(452)	(438)
Decrease in mortgage servicing rights	144	239	111
(Decrease)/increase in accrued interest receivable and other assets	(6,083)	(521)	626
Increase (decrease) in accrued interest payable, accrued expenses and other liabilities	13	(1)	79

Net Cash Provided by Operating Activities	1,714	5,505	4,782

Cash Flows from Investing Activities
Equity investment in unconsolidated entity	(630)	—	(300)
Investment securities—available for sale:
Purchases	(19,184)	(18,488)	(96,264)
Proceeds from sales	14,482	72,398	36,268
Proceeds from maturities, calls and principal repayments	12,500	11,495	39,677
Mortgage related securities—available for sale:
Purchases	(294,289)	(144,815)	(91,720)
Proceeds from sales	63,049	22,051	—
Proceeds from maturities, calls and principal repayments	104,524	57,398	46,451
Net increase in loans	(55,297)	(125,505)	(59,779)
Purchases of loan participations	(127)	(19,335)	(32,064)
Net increase in Federal Home Loan Bank stock	(728)	(3,832)	(1,453)
Increase in other investments	—	(120)	—
Deposit on real estate held for investment	77		51
Purchases of premises and equipment	(217)	(231)	(2,660)
Proceeds from sales of premises and equipment and assets acquired through foreclosure	—	11	2,376

Net Cash Used by Investing Activities	(175,840)	(148,973)	(159,417)

Cash Flows from Financing Activities
Net increase in deposits	249,805	22,912	(10,974)
(Decrease) increase in advances from borrowers for taxes and insurance	(470)	215	112
Federal Home Loan Bank advances	—	70,000	50,000
Principal payments on Federal Home Loan Bank advances	(9,214)	(3,621)	—
Other borrowings	—	30,000	20,000
Acquisition of stock for equity incentive plan	—	—	(3,745)
Purchase of treasury stock	(4,521)	(3,369)	(3,924)

Net Cash Provided by Financing Activities	235,600	116,137	51,469

Net Increase (Decrease) in Cash and Cash Equivalents	61,474	(27,331)	(103,166)
Cash and Cash Equivalents—Beginning	3,944	31,275	134,441

Cash and Cash Equivalents—Ending	$65,418	$3,944	$31,275

Supplemental Disclosure of Cash Flow Information
Interest paid	$27,666	$23,828	$22,287

Income taxes paid	$2,481	$916	$319

Transfers of loans to assets acquired through foreclosure	$4,052	$—	$—

Net charge-offs	$4,707	$16	$(2)

The accompanying notes are an integral part of these consolidated financial statements.

FOX CHASE BANCORP, INC.

NOTE 1—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Business

Fox Chase Bancorp, Inc. (the “Bancorp”) was organized on September 29, 2006 under the laws of the United States for the purpose of being a holding company for Fox Chase Bank (the “Bank”), a stock savings bank also organized under the laws of the United States. On September 29, 2006, the Bancorp completed its initial public offering in which it sold 6,395,835 shares, or 43.57%, of its outstanding common stock to the public, including 575,446 shares purchased by the Fox Chase Bank Employee Stock Ownership Plan (the “ESOP”). An additional 8,148,915 shares, or 55.51% of the Bancorp’s outstanding stock, were issued to Fox Chase MHC, the Bancorp’s federally chartered mutual holding company. Net proceeds of the offering totaled $56.6 million. Additionally, the Bancorp contributed $150,000 in cash and issued 135,000 shares, or 0.92% of its outstanding common stock, to the Fox Chase Bank Charitable Foundation.

The Bancorp’s primary business has been that of holding the common stock of the Bank and making a loan to the ESOP. The Bancorp is authorized to pursue other business activities permissible by laws and regulations for savings and loan holding companies.

The Bancorp and the Bank (collectively referred to as the “Company”) provides a wide variety of financial products and services to individuals and businesses through the Bank’s eleven branches in Philadelphia, Richboro, Willow Grove, Warminster, Lahaska, Hatboro, Media and West Chester, Pennsylvania, and Ocean City, Marmora and Egg Harbor Township, New Jersey. In February 2009, the Bank increased its ownership in Philadelphia Mortgage Advisors, Inc., a mortgage banker located in Blue Bell, Pennsylvania, from 20%, which was the Bank’s ownership percentage at December 31, 2008, to approximately 45%. The operations of the Company are managed as a single business segment. Within that segment, our primary business products and services are commercial lending, retail lending, deposit products and services and cash management services. The Company competes with other financial institutions and other companies that provide financial services.

The Company is subject to regulations of certain federal banking agencies. These regulations can and do change significantly from period to period. The Company also undergoes periodic examinations by regulatory agencies that may subject it to further changes with respect to asset valuations, amounts of required loss allowances and operating restrictions resulting from the regulators’ judgments based on information available to them at the time of their examinations.

Principles of Consolidation and Presentation

The consolidated financial statements include the accounts of both the Bancorp and the Bank. The Bank’s operations include the accounts of its wholly owned subsidiaries, Fox Chase Financial, Inc. and Fox Chase Service Corporation. Fox Chase Financial, Inc. is a Delaware chartered investment holding company whose sole purpose is to manage and hold investment securities. Fox Chase Service Corporation is a Pennsylvania corporation whose sole purpose is to make and manage the Bank’s investment in Philadelphia Mortgage Advisors, Inc. The financial statements do not include the transactions and balances of Fox Chase MHC. All material inter-company transactions and balances have been eliminated in consolidation. Prior period amounts are reclassified, when necessary, to conform with the current year’s presentation.

The Company follows accounting principles and reporting practices, which are in compliance with U.S. generally accepted accounting principles (“GAAP”). The preparation of the financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Material estimates that are particularly susceptible to significant change in the near term relate to the determination of the allowance for loan losses, the valuation and realizability of deferred tax assets and the evaluation of other than temporary impairment and valuation of investments.

Risk and Uncertainties

In the normal course of its business, the Company encounters two significant types of risk: economic risk and regulatory risk. There are three main components of economic risk: interest rate risk, credit risk and market risk. The Company is subject to interest rate risk to the degree that its interest-bearing liabilities mature or reprice at different speeds, or on a

FOX CHASE BANCORP, INC.

different basis from its interest-earning assets. The Company’s primary credit risk is the risk of defaults in the Company’s loan portfolio that result from borrowers’ inability or unwillingness to make contractually required payments. The Company’s lending activities are concentrated in Southeastern Pennsylvania and Southern New Jersey. The ability of the Company’s borrowers to repay amounts owed is dependent on several factors, including the economic conditions in the borrowers’ geographic regions and the borrowers’ financial conditions. The Company also has credit risk related to the risk of defaults in its investment securities portfolio. The ability of the Company’s investment securities to be fully realized depends on several factors, including the cash flows, credit enhancements and underlying structures of the individual investment securities. Market risk reflects changes in the value of the collateral underlying loans, the valuation of real estate held by the Company, and the valuation of loans held for sale, securities, mortgage servicing assets and other investments.

The Company is subject to the regulations of various government agencies. These regulations may change significantly from period to period. The Company also undergoes periodic examinations by regulatory agencies that may subject them to further changes with respect to asset valuations and classifications, amounts required for the allowance for loan losses and operating restrictions resulting from the regulators’ judgment based on information available to them at the time of their examination.

Cash and Cash Equivalents

For purposes of reporting cash flows, cash and cash equivalents include cash and due from banks, interest-earning demand deposits in other banks and money market funds. At times, such balances exceed the FDIC limits.

The Company accounts for cash accounts that are in a net overdraft position as a liability and reports changes in book overdraft positions in operating cash flows.

Investment and Mortgage Related Securities

The Company accounts for its investment securities in accordance with standards that require, among other things, that debt and equity securities are classified into three categories and accounted for as follows:

•	Debt securities with the positive intention to hold to maturity are classified as “held-to-maturity” and reported at amortized cost.

•

Debt and equity securities purchased with the intention of selling them in the near future are classified as “trading securities” and are reported at fair value, with unrealized gains and losses included in earnings.

•

Debt and equity securities not classified in either of the above categories are classified as “available-for-sale securities” and reported at fair value, with unrealized gains and losses excluded from earnings and reported, net of tax, as increases or decreases in other comprehensive income, a separate component of stockholders’ equity. Securities classified as available-for-sale are those securities that the Company intends to hold for an indefinite period of time but not necessarily to maturity. Any decision to sell a security classified as available-for-sale would be based on various factors, including movement in interest rates, changes in the maturity or mix of the Company’s assets and liabilities, liquidity needs, regulatory capital considerations and other factors.

Management determines the appropriate classification of debt securities at the time of purchase and re-evaluates such designation as of each balance sheet date.

Prior to April 1, 2009, declines in the fair value of available-for-sale securities below their cost that were deemed to be other than temporary were reflected in earnings as realized losses. In estimating other-than-temporary impairment losses, management considered (1) the length of time and the extent to which the fair value has been less than cost, (2) the financial condition and near-term prospects of the issuer and (3) the intent and ability of the Company to retain its investment in the issuer for a period of time sufficient to allow for any anticipated recovery in fair value.

Beginning in April 1, 2009, the Company implemented ASC 370-10-65-1 “Recognition and Presentation of Other-Than-Temporary Impairments” that amended the accounting for recognizing other-than-temporary impairment for debt securities and expanded disclosure requirements for other-than-temporarily impaired debt and equity securities. Under the

FOX CHASE BANCORP, INC.

new guidance, companies are required to record other-than-temporary impairment charges, through earnings, if they have the intent to sell, or will more likely than not be required to sell, an impaired debt security before a recovery of its amortized cost basis. In addition, companies are required to record other-than-temporary impairment charges through earnings for the amount of credit losses, regardless of the intent or requirement to sell. Credit loss is measured as the difference between the present value of an impaired debt security’s cash flows and its amortized cost basis. Non-credit related write-downs to fair value must be recorded as decreases to accumulated other comprehensive income as long as a company has no intent or requirement to sell an impaired security before a recovery of amortized cost basis. Finally, companies were required to record all previously recorded non-credit related other-than-temporary impairment charges for debt securities as cumulative effect adjustments to retained earnings as of the beginning of the period of adoption. Since the Company did not have any other-than-temporary impairment as of March 31, 2009, no cumulative effect adjustments were required at adoption.

Purchase premiums and discounts are recognized in interest income using the interest method over the terms of the securities. Because of the volatility of the financial markets in which securities are traded, there is the risk that any future fair value could be significantly less than that recorded or disclosed in the accompanying financial statements. Gains and losses on the sale of securities are recorded on the trade date and are determined using the specific identification method.

Federal law requires a member institution of the Federal Home Loan Bank System to hold stock of its district Federal Home Loan Bank according to a predetermined formula. The Company’s investment in FHLB of Pittsburgh stock is carried at cost and was $10.4 million at December 31, 2009, which represented 4.75% of our outstanding borrowings plus 0.75% of our uncommitted line. During December 2008, the FHLB of Pittsburgh announced that it does not intend to pay a dividend on its common stock for the foreseeable future. Additionally, the FHLB of Pittsburgh indicated it would not redeem any common stock associated with member advance repayments and that it may increase its individual member stock investment requirements. The FHLB of Pittsburgh is permitted to increase the amount of capital stock owned by the Company to 6.00% of a members advances, plus 1.50% of the unused borrowing capacity. As of December 31, 2009 the Company’s maximum stock obligation was $11.2 million.

Loans Held for Sale

The Company originates mortgage loans for investment and for sale. At origination, a mortgage loan is identified as either for sale or for investment. Mortgage loans originated and intended for sale in the secondary market are carried at the lower of aggregate cost or estimated fair value. Net unrealized losses are recognized by charges to operations. Cash payments and cash receipts resulting from acquisitions and sales of loans are classified as operating cash flows if those loans are acquired specifically for resale. Cash receipts resulting from sales of loans that were not specifically acquired for resale are classified as investing cash inflows regardless of a change in the purpose for holding those loans. As of the balance sheet dates the Bank did not hold any loans held for sale.

Mortgage Servicing Rights

Upon the sale of a residential mortgage loan where the Company retains servicing rights, a mortgage servicing right is recorded. GAAP requires that mortgage servicing rights on these loans be amortized into income over the estimated life of the loans sold using the interest method. At each reporting period, such assets are subject to an impairment test. The impairment test stratifies servicing assets based on predominant risk characteristics of the underlying financial assets. The Company has stratified its mortgage servicing assets by date of sale, which approximates date of origination.

In conjunction with the impairment test, the Company records a valuation allowance when the fair value of the stratified servicing asset is less than amortized cost. Subsequent changes in the valuation of the assets are recorded as either an increase or a reduction of the valuation allowance, however, if the fair value exceeds amortized cost, such excess will not be recognized.

Loans, Loan Origination Fees and Uncollected Interest

Loans are recorded at cost, net of unearned discounts, deferred fees and allowances. Discounts or premiums on purchased loans are amortized using the interest method over the remaining contractual life of the portfolio, adjusted for actual prepayments. Loan origination fees and certain direct origination costs are deferred and amortized using the interest

FOX CHASE BANCORP, INC.

method over the contractual life as an adjustment to yield on the loans. Interest income is accrued on the unpaid principal balance. From time-to-time, the Company sells certain loans for liquidity purposes or to manage interest rate risk.

The accrual of interest is generally discontinued when the contractual payment of principal or interest has become 90 days past due or management has serious doubts about further collectibility of principal or interest, even though the loan is currently performing. A loan that is more than 90 days past due may remain on accrual status if it is in the process of collection and is either guaranteed or well secured. When a loan is placed on nonaccrual status, unpaid interest income is reversed and the amortization of net deferred loan fees is suspended. Interest received on nonaccrual loans generally is either applied against principal or reported as interest income, according to management’s judgment as to the ultimate collectibility of principal. Generally, loans are restored to accrual status when the obligation is brought current, has performed in accordance with the contractual terms for a reasonable period of time and the ultimate collectibility of the total contractual principal and interest is no longer in doubt.

Allowance for Loan Losses

The allowance for loan losses is adjusted through increases or reductions in the provisions for loan losses charged against or credited to income. Loans deemed to be uncollectible are charged against the allowance for loan losses, and subsequent recoveries, if any, are credited to the allowance.

The allowance for loan losses is maintained at a level representing management’s best estimate of known and inherent losses in the portfolio, based upon management’s evaluation of the portfolio’s collectibility. Management’s evaluation is based upon an analysis of the size and composition of the loan portfolio, loss experience in particular segments of the portfolio, trends and absolute levels of nonperforming loans, trends and absolute levels of classified and criticized loans, trends and absolute levels in delinquent loans, trends in risk ratings, trends in industry charge-offs by particular segments and changes in existing general economic and business conditions affecting our lending areas and the national economy. While management uses the best information available to make its evaluations, such evaluations are highly subjective, and future adjustments to the allowance may be necessary if conditions differ substantially from the assumptions used in making the evaluations. Current economic conditions have increased the uncertainty inherent in these estimates and assumptions. In addition, various regulatory agencies periodically review the Company’s allowance for loan losses. Such agencies may require the Company to recognize adjustments to the allowance, based on their judgments at the time of their examination.

Loans are deemed impaired when, based on current information and events, it is probable that the Company will be unable to collect all proceeds due according to the contractual terms of the loan agreement. Factors considered by management in determining impairment include payment status, collateral value and the probability of collecting scheduled principal and interest payments when due. For purposes of applying measurement criteria for impaired loans, the Company generally excludes large groups of smaller homogenous loans, primarily consisting of residential real estate and consumer loans.

Impairment is measured on a loan by loan basis for commercial loans by either the present value of expected future cash flows discounted at the loan’s effective interest rate, the loan’s obtainable market price or the fair value of the collateral less costs to sell if the loan is collateral dependent.

Troubled Debt Restructurings

Loans on accrual status whose terms are modified are classified as troubled debt restructurings if the Corporation grants such borrowers concessions and it is deemed that those borrowers are experiencing financial difficulty. Concessions granted under a troubled debt restructuring generally involve a temporary reduction in interest rate or an extension of a loan’s stated maturity date. The accrual of interest income on troubled debt restructurings is generally discontinued if the loan is not current for six months subsequent to modification.

Assets Acquired Through Foreclosure

Real estate and other repossessed collateral acquired through a foreclosure or by a deed-in-lieu of foreclosure are classified as assets acquired through foreclosure. Assets acquired through foreclosure are carried at the lower of cost or fair

FOX CHASE BANCORP, INC.

value, net of estimated selling costs. Costs related to the development or improvement of a foreclosed property are capitalized; holding costs are charged to expense as incurred. As of December 31, 2009 and 2008, the Bank held $4.1 million and $0, respectively, in assets acquired through foreclosure.

Bank-Owned Life Insurance

The Company has invested in bank-owned life insurance (“BOLI”). BOLI involves the purchasing of life insurance by the Company on a chosen group of employees and directors. The Company is the owner and beneficiary of the policies. This life insurance investment is carried at the cash surrender value of the underlying policies. Income from the increase in cash surrender value of the policies is included in noninterest income in the consolidated statements of operations. During 2008, the Company adopted Emerging Issues Task Force (“EITF”) Issue No. 06-4, “Accounting for Deferred Compensation and Postretirment Benefit Aspects of Endorsement Split-Dollar Life Insurance Arrangements,” now codified by ASC Topic 712 “Compensation—Nonretirement Post Employment Benefits.”

Premises and Equipment

Premises and equipment are carried at cost less accumulated depreciation. Depreciation is computed on the straight-line method over the assets’ estimated useful lives or, for leasehold improvements, over the life of the related lease if less than the estimated useful life of the asset. The estimated useful life is generally 10-39 years for buildings and 3-7 years for furniture and equipment. When assets are retired, or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts. The cost of maintenance and repairs is charged to expense when incurred and renewals and improvements are capitalized. Rental concessions on leased properties are recognized over the life of the lease.

Real Estate Held for Investment

Real estate held for investment is carried at cost and is tested for recoverability whenever events or changes in circumstances indicate that its carrying amount may not be recoverable. At December 31, 2009, real estate held for investment represented undeveloped land located in Absecon, New Jersey. The property was acquired by the Bank in 2003 for the purpose of expanding the Bank’s retail branch network in southern New Jersey. The property was under an option to be sold no later than 2010, however, the prospective buyer defaulted under its financial obligations associated with the option agreement during the fourth quarter of 2009. As a result of the default, management obtained an updated appraisal on the property and recorded an impairment loss of $150,000 for the difference between carrying value and fair value at December 31, 2009.

Transfers of Financial Assets

Transfers of financial assets are accounted for as sales when control over the assets has been surrendered. Control over transferred assets is deemed to be surrendered when (1) the assets have been isolated from the Company, (2) the transferee obtains the right (free of conditions that constrain it from taking advantage of that right) to pledge or exchange the transferred assets and (3) the Company does not maintain effective control over the transferred assets through an agreement to repurchase them before maturity.

Income Taxes

The Company accounts for income taxes under the asset/liability method. Deferred tax assets are recognized for deductible temporary differences and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment. The Company files a consolidated federal income tax return and individual state and local income tax returns.

The Company recognizes a tax position if it is more likely than not that the tax position will be sustained upon examination, including resolution of any related appeals or litigation processes, based on the technical merits of the position.

FOX CHASE BANCORP, INC.

If the tax position meets the more-likely-than-not recognition threshold, the position is measured to determine the amount of the benefit to recognize and is measured at the largest amount of benefit that is greater than 50% likely of being realized upon settlement. The Company has no material tax exposure matters that are accrued as of December 31, 2009 or 2008. The Company’s policy is to account for interest as a component of interest expense and penalties as a component of other expense. The Company adopted the provisions of FASB issued Financial Interpretation No. 48 (FIN 48), “Accounting for Uncertainty in Income Taxes—an interpretation of SFAS Statement No. 109” now codified by ASC Topic 740 “Income Taxes,” effective January 1, 2007. There was no effect on the Company’s results of operations or financial position at the time of adoption.

The Bancorp files a federal income tax return that includes the Bank. The Bancorp and the Bank have a tax sharing agreement which uses a separate return approach in allocating income taxes to the separate financial statements of the Bancorp, which are included in Note 17—Parent Company Only Financial Statements.

Marketing and Advertising

The Company expenses marketing and advertising costs as incurred.

Off-Balance Sheet Financial Instruments

In the ordinary course of business, the Company has entered into off-balance sheet financial instruments consisting of commitments to extend credit. Such financial instruments are recorded in the balance sheet when they are funded. The Company uses the same credit policies in making commitments and conditional obligations as it does for on-balance sheet financial instruments.

Fair Value of Financial Instruments

Certain of the Company’s financial instruments are carried at fair value. Generally, fair value is the price that a willing buyer and a willing seller would agree in other than a distressed sale situation. Because of the uncertainties inherent in determining fair value, fair value estimates may not be precise. Many of the fair value estimates are based on highly subjective judgments and assumptions made about market information and economic conditions. See Note 13 for a detailed discussion of fair value measurements and methodology used to determine fair value.

Employee Stock Ownership Plan

The funds borrowed by the ESOP from the Bancorp to purchase shares of common stock in the Company’s initial public offering are being repaid from the Bank’s contributions over a period of 15 years. The Bancorp’s common stock not yet allocated to participants is recorded as a reduction of stockholders’ equity at cost. The Bancorp’s loan to the ESOP and the ESOP’s note payable are not reflected in the consolidated statements of condition.

Compensation expense for the ESOP is based on the average market price of the Company’s stock and is recognized as shares are committed to be released to participants. The note receivable and related interest income are included in the parent company financial statements presented in Note 17.

For purposes of computing basic and diluted earnings per share, ESOP shares that have been committed to be released are considered outstanding. ESOP shares that have not been committed to be released are not considered outstanding.

Stock-Based Compensation

The Company grants equity awards to employees, consisting of stock options and restricted stock, under its Long-Term Incentive Plan and its 2007 Equity Incentive Plan. The vesting period represents the period during which employees are required to provide service in exchange for such awards. The equity awards are recognized as compensation costs in the financial statements, over the service period based on their fair values.

Per Share Information

Basic earnings per share exclude dilution and is computed by dividing income available to common stockholders by the weighted-average common shares outstanding during the period. Diluted earnings per share takes into account the potential dilution that could occur if securities or other contracts to issue common stock were exercised and converted into common

FOX CHASE BANCORP, INC.

stock. Unallocated shares in the ESOP (See Note 8), shares purchased to fund the 2007 Equity Incentive Plan (See Note 9) and treasury stock are not included in either basic or diluted earnings per share.

(Loss) earnings per share (“EPS”), basic and diluted, were $(0.08), $0.09 and $0.14 for the years ended December 31, 2009, 2008 and 2007, respectively.

The following table presents the reconciliation of the numerators and denominators of the basic and diluted EPS computations.

	Year Ended December 31,
	2009	2008	2007
Net (loss) income	$(1,028,000)	$1,215,000	$1,930,000

Weighted-average common shares outstanding (1)	13,822,548	14,234,345	14,657,315
Weighted average common stock acquired by stock benefit plans:
Unvested shares—long-term incentive plan	(16,325)	(25,091)	(38,161)
ESOP shares unallocated	(442,585)	(480,988)	(519,311)
Shares purchased by trust	(230,550)	(273,960)	(71,042)

Weighted-average common shares used to calculate basic earnings per share	13,133,088	13,454,306	14,028,801
Dilutive effect of:
Unvested shares—long-term incentive plans	16,325	25,091	38,161
Restricted stock awards	4,573	7,903	1,858

Weighted-average common shares used to calculate diluted earnings per share	$13,153,986	$13,487,300	$14,068,820

Earnings per share-basic	$(0.08)	$0.09	$0.14
Earnings per share-diluted	$(0.08)	$0.09	$0.14

Outstanding common stock equivalents having no dilutive effect	769,315	786,877	720,342

(1)	Excludes treasury stock.

NOTE 2—INVESTMENT AND MORTGAGE RELATED SECURITIES

The amortized cost and fair value of securities available-for-sale as of December 31, 2009 and 2008 are summarized as follows:

	December 31, 2009
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	OTTI in AOCI	Fair Value
	(In thousands)
Obligations of U.S. government agencies	$305	$1	$—	$—	$306
State and political subdivisions	9,199	130	(37)	—	9,292
Corporate securities	9,838	112	—	—	9,950

	19,342	243	(37)	—	19,548

Private label residential mortgage related security	628	15	—	(448)	195
Private label commercial mortgage related securities	17,607	249	(23)	—	17,833
Agency residential mortgage related securities	374,824	10,567	(500)	—	384,891

Total mortgage related securities	393,059	10,831	(523)	(448)	402,919

Total securities	$412,401	$11,074	$(560)	$(448)	$422,467

FOX CHASE BANCORP, INC.

	December 31, 2008
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
	(In Thousands)
State and political subdivisions	$14,679	$35	$(251)	$14,463
Corporate securities	11,124	4	(550)	10,578

	25,803	39	(801)	25,041

Private label residential mortgage related security	889	—	(620)	269
Private label commercial mortgage related securities	10,049	—	(2,745)	7,304
Agency residential mortgage related securities	257,990	4,442	(323)	262,109

Total mortgage related securities	268,928	4,442	(3,688)	269,682

Total securities	$294,731	$4,481	$(4,489)	$294,723

The following tables show gross unrealized losses and fair value of securities, aggregated by security category and length of time that individual securities have been in a continuous unrealized loss position, at December 31, 2009 and 2008:

	December 31, 2009
	Less than 12 Months		12 Months or More		Total
	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses Plus OTTI in AOCI	Fair Value	Unrealized Losses
	(In Thousands)
State and political subdivisions	$—	$—	$819	$(37)	$819	$(37)
Corporate securities	—	—	—	—	—	—

	—	—	819	(37)	819	(37)
Private label residential mortgage related security	—	—	195	(433)	195	(433)
Private label commercial mortgage related securities	—	—	5,987	(23)	5,987	(23)
Agency residential mortgage related securities	51,801	(500)	—	—	51,801	(500)

Total mortgage related securities	51,801	(500)	6,182	(456)	57,983	(956)

Total securities	$51,801	$(500)	$7,001	$(493)	$58,802	$(993)

	December 31, 2008
	Less than 12 Months		12 Months or More		Total
	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
	(In Thousands)
State and political subdivisions	$8,645	$(251)	$—	$—	$8,645	$(251)
Corporate securities	9,214	(550)	—	—	9,214	(550)

	17,859	(801)	—	—	17,859	(801)
Private label residential mortgage related security	269	(620)	—	—	269	(620)
Private label commercial mortgage related securities	7,304	(2,745)	—	—	7,304	(2,745)
Agency residential mortgage related securities	16,217	(301)	717	(22)	16,934	(323)

Total mortgage related securities	23,790	(3,666)	717	(22)	24,507	(3,688)

Total securities	$41,649	$(4,467)	$717	$(22)	$42,366	$(4,489)

Effective April 1, 2009, the Company implemented ASC 370-10-65-1 “Recognition and Presentation of Other-Than-Temporary Impairments” that amended the accounting for recognizing other-than-temporary impairment for debt securities and expanded disclosure requirements for other-than-temporarily impaired debt and equity securities. Under the new guidance, companies are required to record other-than-temporary impairment charges, through earnings, if they have the intent to sell, or will more likely than not be required to sell, an impaired debt security before a recovery of its amortized cost basis. In addition, companies are required to record other-than-temporary impairment charges through earnings for the amount of credit losses, regardless of the intent or requirement to sell. Credit loss is measured as the difference between the

FOX CHASE BANCORP, INC.

present value of an impaired debt security’s cash flows and its amortized cost basis. Non-credit related write-downs to fair value must be recorded as decreases to accumulated other comprehensive income as long as a company has no intent or requirement to sell an impaired security before a recovery of amortized cost basis. Finally, companies were required to record all previously recorded non-credit related other-than-temporary impairment charges for debt securities as cumulative effect adjustments to retained earnings as of the beginning of the period of adoption. Since the Company did not have any other-than-temporary impairment as of March 31, 2009, no cumulative effect adjustments were required at adoption. See below discussion regarding the other-than-temporary credit impairment of the private label residential mortgage related security recorded at June 30, 2009. There was no additional other-than-temporary credit impairment charge on this investment in 2009.

The private label residential mortgage related security had an amortized cost, prior to the identified credit related impairment, of $785,000 and $889,000 at December 31, 2009 and 2008, respectively. Fair value for this security was $195,000 and $269,000 at December 31, 2009 and 2008, respectively. During the six months ended June 30, 2009, delinquency levels for the security’s underlying collateral increased to 20.2% from 13.8% at December 31, 2008, principal payment rate slowed to an annualized rate of 14.1% from 16.1% in 2008, and the security was downgraded from AAA to BB+. As a result of these negative trends, management’s analysis during the second quarter 2009 indicated that the security was other-than-temporary impaired in the amount of $605,000, $157,000 of which was recognized on the statement of operations and $448,000, which was recognized in the statement of condition in other comprehensive income (before taxes). There was no additional other-than-temporary credit impairment charge on this investment through December 31, 2009. At December 31, 2009 after other-than-temporary impairment charges, the private label residential mortgage related security had an amortized cost of $628,000, a fair value of $195,000 with a remaining net unrealized loss, including other-than-temporary impairment in accumulated other comprehensive income, of $433,000. The remaining unrealized loss is not considered an other-than-temporary credit impairment, as management does not have the intention or requirement to sell this security.

As of December 31, 2009, the Company held six private label commercial mortgage backed securities (“CMBS”) with an amortized cost of $17.6 million. These securities had a net unrealized gain of $226,000 at December 31, 2009. Two of these private label commercial mortgage related securities had an unrealized loss at both December 31, 2009 and 2008. These two securities had an amortized cost of $6.0 million and an unrealized loss of $23,000 at December 31, 2009. These two securities had an amortized cost of $6.0 million and an unrealized loss of $1.7 million at December 31, 2008. Management believes the improvement in the unrealized loss was due to a reduction in the required yield on commercial mortgage related securities as the credit markets improved during 2009. Both securities are rated AAA. Management believes the impairment on these securities is temporary based on cash flows, credit rating, credit enhancement and structure of the underlying securities and management does not have the intention or requirement to sell the securities.

The Company evaluates current characteristics of each of these private label securities such as delinquency and foreclosure levels, credit enhancement, projected losses, coverage and cash flows, on a quarterly basis. It is possible that the underlying collateral of these securities will perform worse than current expectations, which may lead to adverse changes in cash flows on these securities and potential future other-than-temporary impairment losses. Events that may trigger material declines in fair values for these securities in the future would include but are not limited to deterioration of credit metrics, significantly higher levels of default and severity of loss on the underlying collateral, deteriorating credit enhancement and loss coverage ratios, or further illiquidity.

Securities that have been impaired greater than twelve months are the private label residential mortgage related security and two private label commercial mortgage related securities, which were identified and discussed in detail in the preceding paragraphs. The remaining securities impaired greater than twelve months are state and political subdivisions, the impairment of which was deemed temporary due to positive factors supporting the recoverability of these securities, and the Company does not have the intention to sell the securities or will be more likely than not required to sell the securities prior to recovery of the amortized cost. Positive factors considered include timely principal payments and the financial health of the issuer.

Of the 19 securities with a temporary impairment at December 31, 2009, 16 have a rating of AAA. The securities rated less than AAA are: (1) two state or political subdivision securities with a total fair value of $819,000, which do not have a rating and (2) one private label collateralized mortgage obligation, which was discussed above, with a total fair value of $195,000 have a rating of BB+.

FOX CHASE BANCORP, INC.

Gross gains of $2.4 million, $118,000 and $169,000 and gross losses of $0, $0 and $0 were realized on sales of securities during the years ended December 31, 2009, 2008 and 2007, respectively.

The following schedule provides a summary of the components of net gains on sale of investment securities in the Company’s Consolidated Statement of Operations:

	Gross Realized Gains	Gross Realized Losses	Other-than- Temporary Impairment Losses	Portion of OTTI in OCI	Net Gains (Losses)
	(In thousands)
Twelve Months Ended December 31, 2009:

Obligations of U.S. government agencies	$—	$—	$—	$—	$—
State and political subdivisions	—	—	—	—	—
Corporate securities	796	—	—	—	796

	796	—	—	—	796

Private label residential mortgage related security		—	(605)	448	(157)
Private label commercial mortgage related securities	—	—	—	—	—
Agency residential mortgage related securities	1,585	—	—	—	1,585

Total mortgage related securities	1,585	—	(605)	448	1,428

Total securities	$2,381	$—	$(605)	$448	$2,224

	Gross Realized Gains	Gross Realized Losses	Other-than- Temporary Impairment Losses	Net Gains (Losses)
	(In thousands)
Twelve Months Ended December 31, 2008:

Obligations of U.S. government agencies	$—	$—	$—	$—
State and political subdivisions	18	—	—	18
Corporate securities	—	—	—	—

	18	—	—	18

Private label residential mortgage related security	—	—	—	—
Private label commercial mortgage related securities	—	—	—	—
Agency residential mortgage related securities	100	—	—	100

Total mortgage related securities	100	—	—	100

Total securities	$118	$—	$—	$118

	Gross Realized Gains	Gross Realized Losses	Other-than- Temporary Impairment Losses	Net Gains (Losses)
	(In thousands)
Twelve Months Ended December 31, 2007:

Obligations of U.S. government agencies	$141	$—	$—	$141
State and political subdivisions	10	—	—	10
Corporate securities	18	—	—	18

	169	—	—	169

Private label residential mortgage related security	—	—	—	—
Private label commercial mortgage related securities	—	—	—	—
Agency residential mortgage related securities		—	—	—

Total mortgage related securities	—	—	—	—

Total securities	$169	$—	$—	$169

FOX CHASE BANCORP, INC.

The amortized cost and estimated fair value of investment securities available-for-sale at December 31, 2009 by contractual maturity are as follows:

	December 31, 2009
	Amortized Cost	Fair Value
	(In thousands)
Due in one year or less	$4,879	$4,922
Due after one year through five years	7,111	7,196
Due after five years through ten years	3,278	3,323
Due after ten years	4,074	4,107
Total mortgage related securities	393,059	402,919

	$412,401	$422,467

Securities with a carrying value of $19.8 million and $4.3 million at December 31, 2009 and 2008, respectively, were pledged to secure public deposits and for other purposes as required or permitted by law.

Securities with a carrying value of $58.1 million and $60.0 million at December 31, 2009 and 2008, respectively, were pledged as collateral for $50.0 million in borrowed funds. See Note 7.

NOTE 3—LOANS

The composition of net loans at December 31, 2009 and 2008 is provided below (in thousands).

	December 31,
	2009	2008
Real estate loans:
One-to-four family	$268,535	$260,833
Multi-family and commercial	207,738	155,564
Construction	40,799	65,002

	517,072	481,399

Consumer loans:
Home equity	50,080	63,987
Home equity lines of credit	13,664	11,486
Other	5,618	613

	69,362	76,086

Commercial and industrial loans	55,434	37,371

Total loans	641,868	594,856

Deferred loan origination cost (fees), net	33	379
Allowance for loan losses	(10,605)	(6,260)

Net loans	$631,296	$588,975

The Company had approximately $110.4 million and $91.4 million of commercial mortgage, construction and commercial and industrial loans in the Southern New Jersey shore area at December 31, 2009 and 2008, respectively. Other than the commercial mortgage, construction and commercial and industrial loans in Southern New Jersey, a majority of the Company’s loans are in the geographic areas near the Company’s branches in Southeastern Pennsylvania and Southern New Jersey.

The Company reclassified $70,000 and $18,000 of deposit accounts that were overdrawn to other consumer loans as of December 31, 2009 and 2008, respectively.

FOX CHASE BANCORP, INC.

The following table presents changes in the allowance for loan losses (in thousands):

	Years Ended December 31,
	2009	2008	2007
Balance, beginning	$6,260	$3,376	$2,949
Provision for loan losses	9,052	2,900	425
Loans charged off	(4,707)	(19)	(2)
Recoveries	—	3	4

Balance, ending	$10,605	$6,260	$3,376

The recorded investment in impaired loans was $29.1 million at December 31, 2009 and $6.4 million at December 31, 2008. The recorded investment in impaired loans requiring an allowance for loan losses was $26.2 million at December 31, 2009 and $6.4 million at December 31, 2008. The related allowance for loan losses associated with these loans was $4.3 million at December 31, 2009 and $1.0 million at December 31, 2008. For the years ended December 31, 2009, 2008 and 2007, the average recorded investment in these impaired loans was $32.3 million, $6.6 million and $47,000, respectively. The interest income recognized on these impaired loans was $896,000, $244,000 and $30,000 for the years ended December 31, 2009, 2008 and 2007, respectively.

Loans on which the accrual of interest has been discontinued amounted to $29.1 million at December 31, 2009 and $5.9 million at December 31, 2008. If interest on such loans had been recorded in accordance with contractual terms, interest income would have increased by $735,000, $170,000 and $13,000 in 2009, 2008 and 2007, respectively. There was $601,000, $0 and $559,000 of loans past due 90 days or more and still accruing interest at December 31, 2009, 2008 and 2007, respectively. There were $1.2 million, $0 and $0 of loans classified as troubled debt restructurings as of December 31, 2009, 2008 and 2007, respectively.

As of December 31, 2009, the Bank had one interest rate swap in the notional amount of $1.2 million to hedge a 15-year fixed-rate loan, which was earning interest at 7.43%. The Company is receiving a variable rate payment of three-month LIBOR plus 2.24% and pays fixed rate payments of 7.43%. The swap matures in April 2022 and had a fair value loss position of $125,000 at December 31, 2009 and $236,000 at December 31, 2008.

NOTE 4—MORTGAGE SERVICING ACTIVITY

Loans serviced for others are not included in the accompanying consolidated statements of condition. The unpaid principal balances of these loans were $88.2 million at December 31, 2009, $109.6 million at December 31, 2008, and $118.1 million at December 31, 2007. The Company received fees, net of amortization, from the servicing of loans of $63,000, $183,000 and $210,000 during 2009, 2008 and 2007, respectively.

The following summarizes mortgage-servicing rights for the years ended December 31, 2009, 2008 and 2007 (in thousands):

	Years Ended December 31,
	2009	2008	2007
Balance, beginning	$827	$1,066	$1,177
Mortgage servicing rights capitalized	—	—	1
Mortgage servicing rights amortized	(192)	(106)	(112)
Change in valuation allowance	48	(133)	—

Balance, ending	$683	$827	$1,066

FOX CHASE BANCORP, INC.

The estimated amortization expense of amortizing mortgage servicing rights for each of the five succeeding fiscal years after December 31, 2009 is as follows (in thousands):

Year
2010	$(157)
2011	(128)
2012	(100)
2013	(77)
2014	(58)
Thereafter	(163)

Total	$(683)

As of December 31, 2009 and 2008, the fair value of the mortgage servicing rights (“MSRs”) was $703,000 and $836,000, respectively. The fair value of the MSRs for these periods was determined using a third-party valuation model that calculates the present value of estimated future servicing income. The model incorporates assumptions that market participants use in estimating future net servicing income, including estimates of prepayment speeds and discount rates. Mortgage loan prepayment speed is the annual rate at which borrowers are forecasted to repay their mortgage loan principal and is based on historical experience and current interest rates. The discount rate used to determine the present value of future net servicing income—another key assumption in the model—is the required rate of return the market would expect for an asset with similar risk. Both assumptions can, and generally will, change quarterly valuations as market conditions and interest rates change.

During the year ended December 31, 2008, the Bank recorded a total valuation allowance of $133,000 on its MSRs, which was due to a significant decrease in interest rates for residential mortgages during the year resulting in assumed higher mortgage prepayments. This valuation allowance was decreased by $48,000 during the year ended December 31, 2009. The amount of the valuation adjustment is recorded as an adjustment to service charges and other fee income in the Company’s consolidated statement of operations.

NOTE 5—PREMISES AND EQUIPMENT

The components of premises and equipment at December 31, 2009 and 2008 were as follows (in thousands):

	December 31,
	2009	2008
Land	$3,207	$3,207
Buildings	13,273	13,262
Leasehold improvements	190	174
Furniture, fixtures and equipment	4,786	4,829

	21,456	21,472
Less: accumulated depreciation	(10,319)	(9,724)

Premises and equipment, net	$11,137	$11,748

During 2007, the Company sold its operations center premises and recorded a pre-tax gain of $874,000.

As of December 31, 2009, the Company leased space for an operations center in Blue Bell, Pennsylvania, a branch location in Media, Pennsylvania and certain office equipment. The leases are accounted for as operating leases. The Blue Bell lease expires in July 2012 and, upon expiration, the Company has the option to extend the lease for an additional five-year period at the then prevailing market rate. The following rental expenses were included in the Company’s financial statements (in thousands):

	2009	2008	2007
Office rent	$467	$477	$401
Equipment lease	12	28	23

	$479	$505	$424

FOX CHASE BANCORP, INC.

The following table shows the minimum future rental payments under non-cancelable leases for premises and equipment at December 31, 2009 (in thousands):

Year
2010	$494
2011	461
2012	274
2013	—
2014	—

NOTE 6—DEPOSITS

The weighted average interest rate and balance of deposits at December 31, 2009 and 2008 consisted of the following (dollars in thousands):

	December 31,
	2009		2008
	Weighted Average Interest Rate	Amount	Weighted Average Interest Rate	Amount
Noninterest-bearing demand accounts	—%	$56,912	—%	$46,716
NOW accounts	0.63	41,369	1.13	35,330
Money market accounts	1.05	184,407	2.01	101,295
Savings and club accounts	0.15	51,563	0.25	51,196
Certificates of deposit	3.29	524,026	3.96	373,935

	2.27%	$858,277	2.86%	$608,472

The scheduled maturities of certificates of deposit for periods subsequent to December 31, 2009 are as follows (in thousands):

Year	December 31,
2010	$339,155
2011	83,766
2012	40,210
2013	19,005
2014	31,351
Thereafter	10,539

$524,026

A summary of interest expense on deposits for the years ended December 31, 2009, 2008 and 2007 is as follows (in thousands):

	2009	2008	2007
NOW accounts	$340	$455	$732
Money market accounts	2,534	1,852	1,266
Savings and club accounts	90	158	424
Certificates of deposit	17,625	15,998	18,104

	$20,589	$18,463	$20,526

The aggregate amount of certificates of deposit with a minimum denomination of $100,000 was $137.4 million and $76.9 million at December 31, 2009 and 2008, respectively. In general, deposits in excess of $100,000 are not insured by the

FOX CHASE BANCORP, INC.

Federal Deposit Insurance Corporation (FDIC). However, during October 2008, the FDIC passed a temporary provision in which all deposits up to $250,000 will be insured until December 31, 2009. During the fourth quarter of 2009, Congress extended the temporary increase in the standard coverage limit to $250,000 until December 31, 2013.

NOTE 7—BORROWINGS

The following is a summary of borrowed funds by type:

	Balance at End of Year	Weighted Average Interest Rate	Maximum Amount Outstanding at Month End During the Year	Average Amount Outstanding During the Year	Weighted Average Interest Rate During the Year
	(Dollars in thousands)
2009
FHLB advances	$137,165	3.70%	$146,033	$144,224	3.63%
Other borrowed funds—long term	50,000	3.42	50,000	50,000	3.42
Other borrowed funds—short term	—	—	5,400	284	0.69

2008
FHLB advances	$146,379	3.64%	$146,379	$122,145	3.73%
Other borrowed funds—long term	50,000	3.42	50,000	26,863	3.53

Federal Home Loan Bank Advances

Advances from the FHLB of Pittsburgh with rates ranging from 2.80% to 4.89% are due as follows:

Maturity	Amount	Weighted Average Rate
	(Dollars in thousands)
2010	$10,000	2.84%
2011	30,000	4.88%
2012	—
2013	14,665	3.66%
2014	27,500	3.41%
2015 – 2018	55,000	3.36%

	$137,165

Pursuant to collateral agreements with the FHLB, advances are secured by qualifying first mortgage loans, qualifying fixed-income securities, FHLB stock and an interest-bearing demand deposit account with the FHLB. As of December 31, 2009, the Bank has $205.7 million in qualifying collateral pledged against its advances.

Maturity Date	Amount	Interest Rate	Strike Rate	Call Date	Rate if Called
	(in thousands)
February 2010	10,000	2.84%
August 2011	20,000	4.89%	7.50%	February 2010	LIBOR + .2175%
August 2011	10,000	4.87%	7.50%	March 2010	LIBOR + .2175%
July 2013	9,665	4.10%
December 2013	5,000	2.80%		December 2010	LIBOR + 1.04%
January 2015	22,500	3.49%
December 2015	5,000	3.06%		December 2011	LIBOR + 1.12%
November 2017	15,000	3.62%		November 2010	LIBOR + 0.10%
November 2017	15,000	3.87%		November 2011	LIBOR + 0.10%
December 2017	20,000	2.83%		March 2010	LIBOR + 0.11%
December 2018	5,000	3.15%		December 2012	LIBOR + 1.14%

	$137,165

FOX CHASE BANCORP, INC.

For the two borrowings which have a “Strike Rate” disclosed in the above table, if three-month LIBOR is greater than or equal to the Strike Rate, the FHLB can notify the Bank of its intention to convert the borrowing to an adjustable-rate advance equal to three-month LIBOR (0.25% at December 31, 2009) plus .2175% on a quarterly basis. If converted to a floating rate, the Bank has the option to repay these advances at each of the option dates without penalty. Accordingly, the contractual maturities above may differ from actual maturities.

For the borrowings which have “Call Dates” disclosed in the above table, if the borrowing is called, the Bank has the option to either pay off the borrowing without penalty or the borrowing’s fixed rate resets to a variable LIBOR based rate, as noted in the above table. Subsequent to the call date, the borrowings are callable by the FHLB quarterly. Accordingly, the contractual maturities above may differ from actual maturities.

The Bank has a maximum borrowing capacity with the Federal Home Loan Bank of Pittsburgh of approximately $333.2 million at September 30, 2009, the latest date for which information is available.

As a member of the FHLB of Pittsburgh, the Bank is required to acquire and hold shares of capital stock in the FHLB of Pittsburgh in an amount of at least equal to 4.75% of its advances from the FHLB of Pittsburgh, plus 0.75% of the unused borrowing capacity. The Bank was in compliance with this requirement with a stock investment in the FHLB of Pittsburgh of $10.4 million at December 31, 2009. The Bank’s stock investment in the FHLB increased during 2009 due to changes in the FHLB’s stock calculation. No additional borrowings were utilized as of December 31, 2009.

During December 2008, the FHLB of Pittsburgh announced that it does not intend to pay a dividend on its common stock for the foreseeable future. Additionally, the FHLB of Pittsburgh indicated it would not redeem any common stock associated with member advance repayments and that it may increase its individual member stock investment requirements. The FHLB of Pittsburgh is permitted to increase the amount of capital stock owned by the Company to 6.00% of a member’s advances, plus 1.50% of the unused borrowing capacity. As of December 31, 2009, the Company’s maximum stock obligation was $11.2 million.

Other Borrowed Funds

Other borrowed funds obtained from large commercial banks totaled $50.0 million at December 31, 2009. These borrowings contractually mature with dates ranging from November 2014 thru November 2018 and may be called by the lender based on the underlying agreements. Subsequent to the call date, these borrowings are callable by the lender quarterly. Accordingly, the contractual maturities above may differ from actual maturities.

Maturity Date	Interest Rate	Call Date	Amount
			(In thousands)
November 2014	3.60%	February 2010	$20,000
September 2018	3.40%	September 2012	10,000
September 2018	3.20%	September 2012	5,000
October 2018	3.15%	October 2011	5,000
October 2018	3.27%	October 2011	5,000
November 2018	3.37%	November 2013	5,000

			$50,000

Mortgage backed securities with a fair value of $58.1 million at December 31, 2009 were pledged as collateral for these other borrowed funds.

NOTE 8—EMPLOYEE BENEFITS

Defined Benefit Plan

The Bank previously maintained a qualified non-contributory defined benefit retirement plan covering all employees meeting certain eligibility requirements. The Bank amended the plan and froze the benefits for current participants in the plan as of January 1, 2006. In October 2006, the Bank resolved to settle the obligations to the plan participants by terminating the plan, after obtaining required approvals. In the second quarter of 2008, the Bank received a determination letter from the IRS approving the settlement of its plan obligations. As of June 30, 2008, all plan obligations were settled.

FOX CHASE BANCORP, INC.

The following tables provide a roll forward of the changes in benefit obligations and plan assets for the last year of the plan:

2008
(In thousands)
Change in benefit obligation:
Net benefit obligation at beginning of year	$2,643
Interest cost	67
Actuarial loss	160
Benefits paid	(2,870)

Net benefit obligation at end of year	$—

2008
(In thousands)
Change in plan assets:
Fair value of plan assets at beginning of year	$2,407
Actual return on plan assets	31
Employer contributions	432
Benefits paid	(2,870)

Fair value of plan assets at end of year	$—

The following is a summary of significant actuarial assumptions (weighted average basis) at December 31, 2008 and 2007:

	2008	2007
Discount rate	n/a	5.00%
Expected long-term rate of return on plan assets	n/a	5.25
Rate of compensation increase	n/a	—

The Bank determined the long-term rate of return on plan assets based on current and expected asset allocations as well as historical returns and current market conditions. The discount rate assumptions were based on the short-term plan cash outflows associated with the planned liquidation in 2008 and were not applicable after settlement.

The following table sets forth the components of the defined benefit plan costs for the years presented:

	2008	2007
	(In thousands)
Service cost	$—	$—
Interest cost	67	120
Return on plan assets	(31)	(105)
Amortization of unrecognized net actuarial loss	160	143
Settlement loss	137	—

Net periodic benefit costs reported in salaries, benefits and other compensation expense	$333	$158

401(k) Plan

The Bank also has a 401(k) retirement plan covering all employees meeting certain eligibility requirements. Employees may contribute a percentage of their salary to the Plan each year, subject to limitations which are set by law. The Bank matches a portion of each employee contribution and also may make discretionary contributions, based on the Bank’s performance. The Bank provides a matching contribution equivalent to 33% of the first 6% of the contribution made by an employee. The Bank’s contributions to the plan on behalf of its employees resulted in an expenditure of $115,000, $115,000 and $83,000 for the years ended December 31, 2009, 2008 and 2007, respectively.

FOX CHASE BANCORP, INC.

Employee Stock Ownership Plan

The ESOP is a tax-qualified plan designed to invest primarily in the Bancorp’s common stock that provides employees meeting certain eligibility requirements with the opportunity to receive a funded retirement benefit, based primarily on the value of the Bancorp’s common stock. The ESOP purchased 575,446 shares of common stock in the Bancorp’s minority stock offering at a price of $10.00 per share with the proceeds of a loan from the Bancorp to the ESOP. The outstanding loan principal balance at December 31, 2009 and 2008 was $4.5 million and $4.8 million, respectively.

Shares of the Bancorp’s common stock pledged as collateral for the loan are released from the pledge for allocation to Plan participants as loan payments are made. The Bank releases shares annually based upon the ratio that the current principal and interest payment bears to the current and remaining scheduled future principal and interest payments. Dividends declared on common stock held by the ESOP and not allocated to the account of a participant can be used to repay the loan.

At December 31, 2009, there were a total of 153,452 ESOP shares committed to employees, representing 38,363 shares allocated and committed to be released in each of the years from December 31, 2006 to 2009. ESOP shares that were unallocated at December 31, 2009 totaled 421,994 and had a fair market value of $4.0 million. ESOP compensation expense for the years ended December 31, 2009, 2008 and 2007 was $375,000, $440,000 and $498,000, respectively, representing the average fair market value of shares allocated or committed to be released during the year.

Long-Term Incentive Plan

The Bank maintains the Fox Chase Bank Executive Long-Term Incentive Plan (the “Incentive Plan”) to retain and attract key officers who contribute to the financial and business success of the Bank. On an annual basis, the board of directors considers granting a long–term incentive award for the President and Chief Executive Officer of the Bank and the President and Chief Executive Officer recommends the incentive award amounts for each eligible employee. Substantially all of the awards vest over a five-year period with 60% of the award vesting on the third anniversary of the plan year to which the award was granted, 80% on the fourth anniversary and 100% on the fifth anniversary, unless otherwise determined by the board of directors on date of grant. All plan assets are invested in Bancorp common stock. The Incentive Plan became effective January 1, 2006. During 2009, 2008 and 2007, the Bank recorded compensation expense of $89,000, $104,000 and $159,000, respectively, for the Incentive Plan. Remaining unvested compensation, which is invested in Bancorp common stock, is $89,000 at December 31, 2009, which will be recognized as compensation expense during 2010.

NOTE 9—STOCK BASED COMPENSATION

At the Bancorp’s annual meeting of stockholders on May 22, 2007, stockholders approved the Fox Chase Bancorp, Inc. 2007 Equity Incentive Plan (the “Plan”). The Plan provides that 719,307 shares of common stock may be issued in connection with the exercise of stock options and 287,723 shares of common stock may be issued as restricted stock. The Plan allows for the granting of non-statutory stock options (“NSOs”), incentive stock options and restricted stock. Options are granted at no less than the fair value of the Bancorp’s common stock on the date of the grant.

On August 31, 2007, certain officers, employees and outside directors were granted an aggregate of 521,800 NSOs and 203,900 shares of restricted stock. Additionally, the Company granted an additional 1,000 shares to an officer in November 2007. In accordance with accounting standards, the Company began to expense the fair value of all share-based compensation grants over the requisite service periods.

In September 2007, the Bancorp’s Board of Directors approved the funding of a trust that purchased 287,500 shares of Bancorp’s common stock, or approximately 1.96% of the Bancorp’s outstanding common stock, to fund restricted stock awards under the Plan. The 287,500 shares were purchased by the trust at a weighted average cost of $13.02 per share. During 2008 and 2009, a cumulative of 84,660 shares of restricted stock vested which reduced shares owned by the trust to 202,840 shares.

During 2008, certain officers, employees and outside directors were granted an aggregate of 101,400 NSOs and 17,100 shares of restricted stock.

FOX CHASE BANCORP, INC.

During 2009, certain officers, employees and outside directors were granted an aggregate of 85,359 NSOs and 16,583 shares of restricted stock.

The Company classifies share-based compensation for employees and outside directors within “Salaries, benefits and other compensation” in the Consolidated Statements of Operations to correspond with the same line item as compensation paid. Additionally, the Company reports (1) the expense associated with the grants as an adjustment to operating cash flows and (2) any benefits of realized tax deductions in excess of previously recognized tax benefits on compensation expense as a financing cash flow. There were no such excess tax benefits in 2007, 2008 and 2009.

Stock options vest over a five-year service period and expire ten years after grant date. The Company recognizes compensation expense for the fair values of stock options using the straight-line method over the requisite service period for the entire award.

Restricted shares vest over a five-year service period. The product of the number of shares granted and the grant date market price of the Company’s common stock determine the fair value of restricted shares under the Company’s restricted stock plan. The Company recognizes compensation expense for the fair value of restricted shares on a straight-line basis over the requisite service period for the entire award.

During the years ended December 31, 2009, 2008 and 2007, the Company recorded $961,000, $950,000, and $271,000 of stock based compensation expense, respectively, comprised of stock option expense of $416,000, $408,000 and $111,000, respectively, and restricted stock expense of $545,000, $542,000 and $160,000, respectively.

The following is a summary of the Bancorp’s stock option activity and related information for the 2007 Equity Incentive Plan for the years ended December 31, 2009, 2008 and 2007:

	Number of Stock Options	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life	Aggregate Intrinsic Value
Outstanding at December 31, 2006	$—	$—		$—
Granted	522,800	12.38
Exercised	—	—
Forfeited	(4,000)	12.38

Outstanding at December 31, 2007	518,800	12.38	9.7 years

Granted	101,400	11.42		—
Exercised	—	—
Forfeited	(5,000)	12.09

Outstanding at December 31, 2008	615,200	12.22	8.8 years

Granted	85,359	8.86		—
Exercised	—	—
Expired	(22,800)	12.38
Forfeited	(43,054)	11.84

Outstanding at December 31, 2009	634,705	$11.79	7.9 years

Exercisable at December 31, 2009	202,500	$12.29	7.7 years	—

Management estimated the fair values of all option grants using the Black-Scholes option-pricing model. Since there is limited historical information on the volatility of the Bancorp’s stock, management considered the average volatilities of comparable public companies over a period equal to the expected life of the options in determining the expected volatility rate used in the estimation of fair value. Management estimated the expected life of the options using the simplified method allowed under certain accounting standards. The risk-free rate was determined utilizing the Treasury yield for the expected life of the option contract.

FOX CHASE BANCORP, INC.

The fair value of the stock option grants was estimated with the following weighted average assumptions:

	2009	2008	2007
Expected dividend yield	1.90%	1.90%	1.90%
Expected volatility	30.00%	25.00%	25.00%
Risk-free interest rate	2.33% – 2.51%	2.53% – 3.88%	4.13% – 4.33%
Expected option life in years	6.50	6.50	6.50

The following is a summary of the Bancorp’s unvested options as of December 31, 2009, 2008 and 2007 and changes therein during the years then ended:

	Number of Stock Options	Weighted Average Grant Date Fair Value
Unvested at December 31, 2006	—	$—
Granted	522,800	3.40
Exercised	—	—
Vested	—	—
Forfeited	(4,000)	3.40

Unvested at December 31, 2007	518,800	$3.40

Granted	101,400	2.78
Exercised	—	—
Vested	(103,060)	3.40
Forfeited	(5,000)	3.20

Unvested at December 31, 2008	512,140	$3.28

Granted	85,359	2.41
Exercised	—	—
Vested	(122,240)	3.30
Forfeited	(43,054)	3.23

Unvested at December 31, 2009	432,205	$3.11

Expected future expense relating to the 432,205 unvested options outstanding as of December 31, 2009 is $1.1 million over a weighted average period of 3.0 years.

The following is a summary of the status of the Bancorp’s restricted stock as of December 31, 2009, 2008 and 2007 and changes therein during the years then ended:

	Number of Restricted Shares	Weighted Average Grant Date Fair Value
Unvested at December 31, 2006	—	$—
Granted	203,900	12.38
Vested	—	—
Forfeited	(500)	$12.38

Unvested at December 31, 2007	203,400	$12.38

Granted	17,100	11.42
Vested	(40,620)	12.38
Forfeited	(300)	$12.38

Unvested at December 31, 2008	179,580	$12.29

Granted	16,583	9.43
Vested	(44,040)	12.31
Forfeited	(12,940)	$12.37

Unvested at December 31, 2009	139,183	$11.94

FOX CHASE BANCORP, INC.

Expected future compensation expense relating to the 139,183 restricted shares at December 31, 2009 is $1.6 million over a weighted average period of 2.9 years.

NOTE 10—INCOME TAXES

The components of income tax (benefit) expense for the years ended December 31, 2009, 2008 and 2007 are as follows (in thousands):

	December 31,
	2009	2008	2007
Federal:
Current	$2,305	$1,323	$596
Deferred	(3,138)	(1,159)	(141)

	(833)	164	455

State:
Current	2	1	5
Deferred	4	—	—

	6	1	5

	$(827)	$165	$460

The provision for income taxes differs from the statutory rate of 34% due to the following (in thousands):

	December 31,
	2009	2008	2007
Federal income tax at statutory rate of 34%	$(631)	$469	$813
Tax exempt interest, net	(164)	(181)	(265)
Bank-owned life insurance	(154)	(154)	(149)
ESOP compensation expense	—	19	39
Equity incentive plans	83	—	—
Other, net	37	12	17
State taxes	(58)	(121)	(43)
Increase in valuation allowance	60	121	48

Total (benefit) provision	$(827)	$165	$460

Effective tax rate	44.58%	11.96%	19.25%

FOX CHASE BANCORP, INC.

The net deferred tax asset consisted of the following components as of December 31, 2009 and 2008 (in thousands):

	December 31,
	2009	2008
Deferred tax assets:
Allowance for loan losses, net	$5,098	$2,128
Nonaccrual interest	299	56
Unrealized losses on securities available-for-sale	—	14
Accrued compensation	30	106
Organizational costs	1	2
Equity incentive plans	360	247
Accrued expenses	12	6
Deferred lease liability	33	39
Impairment loss on investments	54	—
Charitable contribution carryover	89	340
State net operating loss carryforward	857	797

	6,833	3,735
Valuation allowance	(857)	(797)

	5,976	2,938

Deferred tax liabilities:
Prepaid expense deduction	212	157
Mortgage servicing rights	232	282
Loan origination costs	108	135
Deferrable earnings on investments	22	—
Depreciation of premises and equipment	413	495
Unrealized gains on securities available-for-sale	3,522	—

	4,509	1,069

Net Deferred Tax Asset	$1,467	$1,869

Based on the Company’s history of prior earnings and its expectation of future taxable income, management anticipates that it is more likely than not that the above deferred tax assets will be realized, except for the state net operating loss carryforward.

Retained earnings include $6.0 million at December 31, 2009, 2008 and 2007, for which no provision for federal income tax has been made. This amount represents deductions for bad debt reserves for tax purposes, which were only allowed to savings institutions that met certain criteria prescribed by the Internal Revenue Code of 1986, as amended. The Small Business Job Protection Act of 1996 (the “Act”) eliminated the special bad debt deduction granted solely to thrifts. Under the terms of the Act, there would be no recapture of the pre-1988 (base year) reserves. However, these pre-1988 reserves would be subject to recapture under the rules of the Internal Revenue Code if the Company pays a cash dividend in excess of earnings and profits, or liquidates.

The Company had a charitable contribution carryover of $261,000 as of December 31, 2009, resulting in a deferred tax asset of $89,000. Utilization of this carryover is limited to 10% of taxable income on an annual basis. Such carryover will expire on December 31, 2011, if not utilized.

Approximately $857,000 of gross deferred tax assets were related to state tax net operating losses at December 31, 2009. The Company has assessed a valuation allowance of $857,000 on this entire deferred tax asset due to an expectation of such net operating losses expiring before being utilized. The Company has $12.2 million of state net operating losses as of December 31, 2009, which will begin to expire in 2010 if not utilized.

As of December 31, 2009 and prior periods, the Company had no material unrecognized tax benefits or accrued interest and penalties. The Company’s policy is to account for interest as a component of interest expense and penalties as a component of other expense. Federal and state tax years 2006 through 2008 were open for examination as of December 31, 2009.

FOX CHASE BANCORP, INC.

NOTE 11—COMMITMENTS AND CONTINGENCIES

Lending Operations

The Company is a party to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit. Those instruments involve, to varying degrees, elements of credit risk in excess of the amount recognized on the statements of financial condition.

The Company’s exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit is represented by the contractual amount of those instruments. The Company uses the same credit policies in making commitments and conditional obligations as it does for on-balance sheet instruments.

A summary of the Company’s financial instrument commitments at December 31, 2009 and 2008 is as follows (in thousands):

	December 31,
	2009	2008
Commitments to grant loans	$56,354	$54,393
Unfunded commitments under lines of credit	67,252	37,382
Standby letters of credit	254	3

	$123,860	$91,778

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. The Company evaluates each customer’s credit worthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Company upon extension of credit, is based on management’s credit evaluation. Collateral held varies, but includes principally residential or commercial real estate. Fixed-rate commitments to grant loans were $19.8 million and $10.2 million as of December 31, 2009 and December 31, 2008, respectively. The interest rates on these fixed-rate loans ranged from 4.50% to 7.75% as of December 31, 2009 and 6.25% to 7.75% as of December 31, 2008.

Legal Proceedings

The Company is periodically subject to various pending and threatened legal actions, which involve claims for monetary relief. Based upon information presently available to the Company, it is the Company’s opinion that any legal and financial responsibility arising from such claims will not have a material adverse effect on the Company’s results of operations.

Data Processing

The Company has entered into contracts with third-party providers to manage the Company’s network operations, data processing and other related services. The projected amount of the Company’s future minimum payments contractually due after December 31, 2009 is as follows (in thousands):

Year	Amount
2010	$1,640
2011	1,578
2012	1,381
2013	1,381
2014	—

NOTE 12—STOCKHOLDERS’ EQUITY

The Bank is subject to various regulatory capital requirements administered by federal banking agencies. The Bancorp, as a savings and loan holding company, is not subject to separate capital requirements. Failure to meet minimum capital

FOX CHASE BANCORP, INC.

requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Bank’s consolidated financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank’s assets, liabilities and certain off-balance sheet items as calculated under regulatory accounting practices. The Bank’s capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth below) of Total and Tier 1 capital (as defined in the regulations) to risk-weighted assets, and of Tier 1 capital to total assets, as defined. Management believes, as of December 31, 2009, that the Bank meets all capital adequacy requirements to which it was subject.

As of December 31, 2009, the Bank is categorized as well capitalized under the regulatory framework for prompt corrective action. There are no conditions or events since that notification that management believes have changed the Bank’s category.

The Bank’s actual capital amounts and ratios at December 31, 2009 and 2008 and the minimum amounts and ratios required for capital adequacy purposes and to be well capitalized under the prompt corrective action provisions are as follows:

	Actual		For Capital Adequacy Purposes			To be Well Capitalized under Prompt Corrective Action Provisions
	Amount	Ratio	Amount	Ratio		Amount	Ratio
	(Dollars in thousands)
December 31, 2009
Total risk-based capital (to risk-weighted assets)	$107,092	16.57%	$≥51,707	≥	8.0%	$≥64,634	≥	10.0%
Tier 1 capital (to risk-weighted assets)	99,592	15.41	≥25,854	≥	4.0	≥38,780		≥6.0
Tier 1 capital (to adjusted assets)	99,592	8.51	≥46,809	≥	4.0	≥58,511		≥5.0

December 31, 2008
Total risk-based capital (to risk-weighted assets)	$106,094	19.25%	$≥44,090	≥	8.0%	$≥55,113	≥	10.0%
Tier 1 capital (to risk-weighted assets)	99,834	18.11	≥22,045	≥	4.0	≥33,068		≥6.0
Tier 1 capital (to adjusted assets)	99,834	10.70	≥37,305	≥	4.0	≥46,631		≥5.0

The following is a reconciliation of Fox Chase Bank’s equity under accounting principles generally accepted in the United States of America to regulatory capital as of December 31, 2009 and 2008:

	December 31,
	2009	2008
Total equity	$106,135	$99,839
Unrealized gains on securities available-for-sale	(6,543)	(5)

Tier 1 capital	99,592	99,834
Allowable allowances for loan and lease losses	7,500	6,260

Total regulatory capital	$107,092	$106,094

The Company’s ability to pay dividends is limited by statutory and regulatory requirements. The Company may not declare nor pay dividends on its stock if such declaration or payment would violate statutory or regulatory requirements. During 2007, the Bancorp purchased 287,500 shares of common stock to fund its equity incentive plan for $3.7 million which was recorded as common stock acquired by stock benefit plans on the Bancorp’s statements of condition. Additionally, the Bancorp repurchased 457,372, 286,191 and 327,000 shares of common stock during the years ended December 31, 2009, 2008 and 2007, respectively, in conjunction with stock repurchase programs. The purchases were recorded as treasury stock, at cost, on the Company’s statements of condition in the amounts of $4.5 million, $3.4 million and $3.9 million at December 31, 2009, 2008 and 2007, respectively.

FOX CHASE BANCORP, INC.

NOTE 13—FAIR VALUE OF FINANCIAL INSTRUMENTS

Management uses its best judgment in estimating the fair value of the Company’s financial instruments; however, there are inherent weaknesses in any estimation technique. Therefore, for substantially all financial instruments, the fair value estimates herein are not necessarily indicative of the amounts the Company could have realized in a sales transaction on the dates indicated. The estimated fair value amounts have been measured as of their respective year ends, and have not been reevaluated or updated for purposes of these consolidated financial statements subsequent to those respective dates. As such, the estimated fair values of these financial instruments subsequent to the respective reporting dates may be different than the amounts reported at each year-end.

The following information should not be interpreted as an estimate of the fair value of the entire Company since a fair value calculation is only provided for a limited portion of the Company’s assets and liabilities. Due to a wide range of valuation techniques and the degree of subjectivity used in making the estimates, comparisons between the Company’s disclosures and those of other companies may not be meaningful. The following methods and assumptions were used to estimate the fair values of the Company’s financial instruments at December 31, 2009 and 2008:

Cash and Cash Equivalents

The carrying amounts of cash and cash equivalents approximate their fair value.

Investment and Mortgage Related Securities—Available-for-Sale

Fair values for investments securities and mortgage related securities available-for-sale are obtained from a third party pricing service and are based on quoted market prices, where available. If quoted market prices are not available, fair values are based on quoted market prices of comparable securities. If quoted market prices are not available for comparable securities, fair value is based on quoted bids for the security or comparable securities.

Loans Held for Sale

The fair values of mortgage loans originated and intended for sale in the secondary market are based on current quoted market prices.

Loans Receivable, Net

For variable-rate loans that reprice frequently and that entail no significant changes in credit risk, fair values are based on carrying values. To determine the fair values of loans that are not impaired, we employ discounted cash flow analyses that use interest rates and terms similar to those currently being offered to borrowers. This methodology is consistent with the guidance in ASC 825-10-55-3 “Financial Instruments,” and we believe our disclosures provide fair value that is more indicative of an entry price. We do not record loans at fair value on a recurring basis. We record fair value adjustments to loans on a nonrecurring basis to reflect full and partial charge-offs due to impairment. For impaired loans, we use a variety of techniques to measure fair value, such as using the current appraised value of the collateral, discounting the contractual cash flows, and analyzing market data that we may adjust due to specific characteristics of the loan or collateral.

Federal Home Loan Bank Stock

The fair value of the Federal Home Loan Bank stock is assumed to equal its cost, since the stock is nonmarketable but redeemable at its par value.

Mortgage Servicing Rights

The fair value of the MSRs for these periods was determined using a third-party valuation model that calculates the present value of estimated future servicing income. The model incorporates assumptions that market participants use in estimating future net servicing income, including estimates of prepayment speeds and discount rates.

Accrued Interest Receivable and Accrued Interest Payable

The carrying amount of accrued interest receivable and accrued interest payable approximates fair value.

FOX CHASE BANCORP, INC.

Deposit Liabilities

Fair values for demand deposits (including NOW accounts), savings and club accounts and money market deposits are, by definition, equal to the amount payable on demand at the reporting date. Fair values of fixed-maturity certificates of deposit are estimated using a discounted cash flow calculation that applies interest rates currently being offered on similar instruments with similar maturities.

Federal Home Loan Bank Advances and Other Borrowed Funds

Fair value of Federal Home Loan Bank advances and other borrowed funds are estimated using discounted cash flow analyses, based on rates currently available to the Bank for advances with similar terms and remaining maturities.

Off-Balance Sheet Financial Instruments

Fair value of commitments to extend credit are estimated using the fees currently charged to enter into similar agreements, taking into account market interest rates, the remaining terms and present credit worthiness of the counterparties.

The estimated fair values of the Company’s financial instruments at December 31, 2009 and 2008 were as follows (in thousands):

	December 31,
	2009		2008
	Carrying Amount	Estimated Fair Value	Carrying Amount	Estimated Fair Value
Financial assets:
Cash and cash equivalents	$65,418	$65,418	$3,944	$3,944
Investment securities available-for-sale	19,548	19,548	25,041	25,041
Private label residential mortgage related security	195	195	269	269
Private label commercial mortgage related securities	17,833	17,833	7,304	7,304
Agency residential mortgage related securities	384,891	384,891	262,109	262,109
Loans receivable, net	631,296	624,966	588,975	588,416
Federal Home Loan Bank stock	10,435	10,435	9,707	9,707
Accrued interest receivable	4,467	4,467	3,721	3,721
Mortgage servicing rights	683	703	827	836

Financial liabilities:
Savings and club accounts	51,563	51,563	51,196	51,196
Demand, NOW and money market deposits	282,688	282,688	183,341	183,341
Certificates of deposit	524,026	530,946	373,935	378,961
Federal Home Loan Bank advances	137,165	144,124	146,379	154,904
Other borrowed funds	50,000	47,529	50,000	47,631
Accrued interest payable	696	696	727	727

Off-balance sheet instruments	—	929	—	688

The Company determines the fair value of investments using three levels of input:

Level 1—Inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities that are accessible at the measurement date.

Level 2—Inputs are other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3—Valuations are observed from unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

FOX CHASE BANCORP, INC.

The Company classified three types of financial instruments as Level 3 as of December 31, 2009. The first instrument is a private label collateralized mortgage obligation (“CMO”), the fair value of which, unlike U.S. agency mortgage related securities, is more difficult to determine because they are not actively traded in securities markets. The second type of instrument includes six private label commercial mortgage-backed securities (“CMBS”), the fair value of which is also more difficult to determine because they are not actively traded in securities markets. The third instrument is a loan, which was recorded at fair value when the Company adopted ASC Topic 820 “Fair Value Measurements and Disclosures,” since lending credit risk is not an observable input for this individual commercial loan (see Note 3). The net unrealized loss, including other-than-temporary impairment in accumulated other comprehensive income, in the private label CMO was $433,000 and $620,000 at December 31, 2009 and 2008, respectively. The unrealized loss in the private label CMBS portfolio was $23,000 at December 31, 2009 compared to $2.7 million at December 31, 2008. The unrealized gain on the loan was $125,000 at December 31, 2009 compared to $236,000 at December 31, 2008.

The following tables, which set forth the Company’s fair value measurements included in the financial statements at December 31, 2009 and 2008, include (1) investment securities and mortgage related securities available-for-sale; (2) the two financial instruments, associated with the interest rate swap agreement as discussed in Note 2 and (3) tranches of MSRs recorded at fair value.

The following measures were made on a recurring basis:

Description	As of December 31, 2009	Fair Value Measurements at Reporting Date Using
		Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
	(In thousands)
Obligations of U.S. government agencies	$306	$—	$306	$—
State and political subdivisions	9,292	—	9,292	—
Corporate securities	9,950	—	9,950	—
Private label residential mortgage related security	195	—	—	195
Private label commercial mortgage related securities	17,833	—	—	17,833
Agency residential mortgage related securities	384,891	—	384,891	—
Loan	1,259	—	—	1,259
Swap contract	(125)	—	(125)	—

Total	$423,601	$—	$404,314	$19,287

The following measures were made on a nonrecurring basis:

The loan was partially charged off at December 31, 2009, based on the loan’s fair value, less cost to sell. Fair value was based on a sales agreement, which closed in January 2010, a Level 3 input. These amounts do not include fully charged-off loans, because we carry fully charged-off loans at zero on our balance sheet. Also, according to AC 820, measurements for impaired loans that are determined using a present value technique are not considered fair value measurements under the standard and, therefore, are not included.

FOX CHASE BANCORP, INC.

For assets acquired through foreclosure, we used Level 3 inputs, which consist of appraisals. Assets acquired through foreclosure are recorded on our balance sheet at fair value, net of costs to sell, when we obtain control of the property.

Description	As of December 31, 2009	Fair Value Measurements at Reporting Date Using
		Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
	(In thousands)
Loan (1)	$770	$—	$—	$770
Mortgage servicing rights	621	—	621	—
Assets acquired through foreclosure (1)	4,052	—	—	4,052

Total	$5,443	$—	$621	$4,822

(1)	The non-recurring Level 3 assets were added in 2009 as a result of loan impairment or transfer to assets acquired through foreclosure.

The following measures were made on a recurring basis:

Description	As of December 31, 2008	Fair Value Measurements at Reporting Date Using
		Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
	(In thousands)
State and political subdivisions	$14,463	$—	$14,463	$—
Corporate securities	10,578	—	10,578	—
Private label residential mortgage related security	269	—	—	269
Private label commercial mortgage related securities	7,304	—	—	7,304
Agency residential mortgage related securities	262,108	—	262,108	—
Loan	1,425	—	—	1,425
Mortgage servicing rights	735	—	735	—
Swap contract	(236)	—	(236)	—

Total	$296,646	$—	$287,648	$8,998

The following measures were made on a nonrecurring basis:

Description	As of December 31, 2008	Fair Value Measurements at Reporting Date Using
		Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
	(In thousands)
Mortgage servicing rights	$735	$—	$735	$—

Total	$735	$—	$735	$—

FOX CHASE BANCORP, INC.

The following table includes a roll forward of the financial instruments which fair value is determined using Significant Other Unobservable Inputs (Level 3) for the period of January 1, 2008 to December 31, 2009.

	Private Label Residential Mortgage Security	Private Label Commercial Mortgage Securities	Loan	Total
Beginning balance, January 1, 2008	$1,208	$—	$1,302	$2,510
Payments received	(289)	—	(54)	(343)
Premium amortization	(1)	(20)	—	(21)
Increase/(decrease) in value	(649)	(2,725)	177	(3,197)
Reclassification to Level 3	—	10,049	—	10,049

Ending balance, December 31, 2008	$269	$7,304	$1,425	$8,998

Purchases	—	8,213	—	8,213
Payments received	(104)	(792)	(55)	(951)
Premium accretion	—	137	—	137
Increase/(decrease) in AOCI	187	2,971	(111)	3,047
Decrease in OTTI	(157)	—	—	(157)
Reclassification to Level 3	—	—	—	—

Ending balance, December 31, 2009	$195	$17,833	$1,259	$19,287

The Company utilizes one external pricing service (“primary pricing service”) as the provider of pricing on the investment portfolio on a quarterly basis. We generally obtain one quote per investment security. We review the estimates of fair value provided by the pricing service to determine if they are representative of fair value based upon our general knowledge of market conditions and relative changes in interest rates and the credit environment. The Company made no adjustments to the values obtained from the primary pricing service. The Company will be evaluating the appropriateness of the identified Level 1, 2 or 3 classifications on a recurring basis.

NOTE 14—COMPREHENSIVE INCOME

Comprehensive income for the years ended December 31, 2009, 2008 and 2007 is as follows (in thousands):

	December 31,
	2009	2008	2007
Net (loss) income	$(1,028)	$1,215	$1,930
Other comprehensive income (loss):
Unrealized holding gains (losses) arising during the period, net of tax (benefit) (2009—$4,023, 2008—$(307), 2007—$860)	7,483	(504)	1,616
Non-credit related unrealized loss on other-than-temporary impaired securities (net of taxes of $(152) for the year ended December 31, 2009)	(296)	—	—
Less: Reclassification adjustment for net investment securities gains included in net income, net of taxes (2009—$335, 2008—$40, 2007—$44)	649	78	86
Plus: Amortization of pension actuarial loss, net of taxes of $2 in 2008 and $3 in 2007	—	4	7
Reversal of actuarial losses from pension plan settlement, net of taxes of $45 for the year ended December 31, 2008	—	87	—

Other comprehensive income (loss)	6,538	(491)	1,537

Comprehensive income	$5,510	$724	$3,467

FOX CHASE BANCORP, INC.

The following table sets forth the components of accumulated other comprehensive income as of December 31, 2009 and 2008:

	December 31,
	2009	2008
	(in thousands)
Net unrealized holding gains, net of tax (benefit) (2009—$3,675, 2008—$(14))	$6,839	$5
Non-credit related unrealized loss on other-than-temporary impaired securities, net of tax benefit (2009—$(152))	(296)	—

	$6,543	$5

NOTE 15—RELATED PARTY TRANSACTIONS

The Company may from time to time enter into transactions with its directors, officers and employees. Such transactions are made in the ordinary course of business on substantially the same terms and conditions, including interest rates and collateral, as those prevailing at the same time for comparable transactions with other customers, and do not, in the opinion of management, involve more than the normal credit risk or present other unfavorable features.

There were no loans to directors and executive officers as of December 31, 2009 and 2008.

During 2009 and 2008, the Bank engaged in certain business activities with Philadelphia Mortgage Advisors, Inc. (“PMA”). These activities included providing a warehouse line of credit to PMA, as well as acquiring residential mortgage and home equity loans from PMA. The Bank recorded interest income from PMA on the warehouse line of $180,000 and $80,000 for the years ended December 31, 2009 and 2008, respectively, as well as loan satisfaction fees, which are recorded in service charges and other fee income, from PMA of $54,000 and $16,000 for the years ended December 31, 2009 and 2008, respectively. In addition, the Bank acquired total loans from PMA of $49.0 million and $68.0 million for the years ended December 31, 2009 and 2008, respectively, which includes the cost of the loans. The Company eliminates intercompany profits and losses until realized by the Company.

NOTE 16—ACCOUNTING PRONOUNCEMENTS

FASB Accounting Standards Codification (ASC) Topic 105—Generally Accepted Accounting Principles (Statement No. 168, The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles—a replacement of FASB Statement No. 162) (ASC 105). This accounting guidance was originally issued in June 2009 and is now incorporated in ASC 105. The guidance identifies the FASB Accounting Standards Codification (Codification) as the single source of authoritative U.S. Generally Accepted Accounting Principles (GAAP) recognized by the FASB to be applied by nongovernmental entities. The Codification reorganizes all previous GAAP pronouncements into roughly 90 accounting topics and displays all topics using a consistent structure. All existing standards that were used to create the Codification have been superseded, replacing the previous references to specific Statements of Financial Accounting Standards (SFAS) with numbers used in the Codification’s structural organization. The guidance is effective for interim and annual periods ending after September 15, 2009. After September 15, only one level of authoritative GAAP exists, other than guidance issued by the Securities and Exchange Commission (SEC). All other accounting literature excluded from the Codification is considered non-authoritative. The adoption of the Codification does not have a material impact on the Company’s consolidated financial statements.

FOX CHASE BANCORP, INC.

ASC Topic 860—Servicing Assets and Liabilities (SFAS No. 156, Accounting for Servicing of Financial Assets, an amendment of SFAS No. 140.) (ASC 860). This accounting guidance was originally issued in March 2006 and is now included in ASC 860. The guidance was issued with respect to the accounting for separately recognized servicing assets and servicing liabilities by requiring an entity to recognize a servicing asset or liability each time it undertakes an obligation to service a financial asset by entering into a servicing contract; requires all separately recognized servicing assets and liabilities to be initially measured at fair value, if practical; and permits an entity to choose either of the following methods by which it will subsequently measure each class of separately recognized servicing assets and liabilities:

1.	Amortization method—Amortize the servicing assets or liabilities in proportion to and over the period of estimated net servicing income or loss and assess servicing assets and liabilities for impairment or an increase in obligation based on the fair value at each reporting period.

2.	Fair value measurement method—Measure servicing assets or liabilities at fair value at each reporting date and report changes in fair value in earnings in the period in which the change occurs.

The Company uses the amortization method.

ASC Topic 820—Fair Value Measurements and Disclosures (SFAS No. 157 Fair Value Measurement) (ASC 820). This accounting guidance was originally issued in September 2006 and is now incorporated in ASC 820. This provides guidance for using fair value to measure assets and liabilities, but does not expand the use of fair value in any circumstance. The guidance also requires expanded disclosures about the extent to which a company measures assets and liabilities at fair value, the information used to measure fair value, and the effect of fair value measurements on an entity’s financial statements. The provisions apply when other guidance requires or permits assets and liabilities to be measured at fair value. The Fair Value Topic is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years, with early adoption permitted. The Company adopted the provisions on January 1, 2008, and the effect of adoption on the consolidated financial statements was not material. Additionally, in February 2008, the FASB issued FSP 157-2, “Effective Date of FASB Statement No. 157”, also codified in the Fair Value Topic, which delays the effective date for non-recurring, non-financial instruments to fiscal years beginning after November 15, 2008. The Company adopted this statement in 2009 as disclosed in Note 13.

ASC Topic 820—Fair Value Measurements and Disclosures (SFAS No. 159 The Fair Value Option for Financial Assets and Financial Liabilities—Including an Amendment of FASB Statement No. 115 (SFAS 159)) (ASC 820). This accounting guidance was originally issued in February 2007 and is now incorporated in ASC 820. This guidance permits entities to choose to measure many financial instruments and certain other items at fair value and amends SFAS 115 to, among other things, require certain disclosures for amounts for which the fair value option is applied. This guidance is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007. The Company adopted this statement in 2008 as discussed in Note 13.

ASC Topic 718—Compensation—Stock Compensation (EITF Issue No. 03-6-1, Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities) (ASC 718). This accounting guidance was originally issued in June 2008 and is now incorporated in ASC 718. This guidance requires companies to include participating share-based payment transactions, prior to vesting, in the earnings allocation in computing earnings per share. This guidance defines participating share-based payment awards as those that contain nonforfeitable rights to dividends, even if granted prior to when an award vests. The guidance is effective for financial statements issued for fiscal years beginning after December 15, 2008, or the Company’s March 31, 2009 quarterly report on Form 10-Q. The Company adopted the guidance in 2009 and it did not have a material effect on the Company’s financial position or results of operations.

ASC Topic 810—Consolidation—Variable Interest Entities (FASB Staff Position No. FAS 140-4 and FIN 46(R)-8, Disclosures by Public Entities (Enterprises) about Transfers of Financial Assets and Interests in Variable Interest Entities) (ASC 810). This accounting guidance was originally issued in December 2008 and is now incorporated in ASC 810. This guidance requires companies to disclose additional information about transfers of financial assets and interests in variable interest entities, including the following: a transferor’s continuing involvement in financial assets that it has transferred in a securitization or asset-backed financing arrangement, the nature of any restrictions and the carrying amounts of any assets held by an entity that relate to a transferred asset and how servicing assets and liabilities are reported under

FOX CHASE BANCORP, INC.

Statement 140. This guidance is effective for the first reporting period ending after December 15, 2008, or December 31, 2008 for the Company. See Note 4, “Mortgage Servicing Activity” for additional disclosures related to the Company’s MSRs.

ASC Topic 825—Financial Instruments (FSP FAS 107-1 and APB 28-1 Interim Disclosures about Fair Value of Financial Instruments) (ASC 825). This accounting guidance was originally issued in April 2009 and is now incorporated in ASC 825. This guidance requires disclosures about fair value of financial instruments for interim reporting periods of publicly traded companies as well as in annual financial statements. All publicly traded companies are required to include disclosures about the fair value of its financial instruments whenever it issues summarized financial information for interim reporting periods. This guidance is effective for interim reporting periods ending after June 15, 2009. The Company adopted this statement as June 30, 2009 and has made the required disclosures in Note 13.

ASC Topic 320—Investments—Debt and Equity Securities (FSP FAS 115-2 and FAS 124-2, Recognition and Presentation of Other-Than-Temporary Impairments) (ASC 320). This accounting guidance was originally issued in April 2009 and is now incorporated in ASC 320. The guidance amends the previous other-than-temporary impairment (OTTI) guidance for debt securities and incorporated additional presentation and disclosure requirements for both debt and equity securities. The guidance is effective for interim and annual reporting periods ending after June 15, 2009, with early adoption permitted for periods ending after March 15, 2009. As discussed in Note 2, the Company adopted this statement as of June 30, 2009. Since the Company has not had any other-than-temporary impairment as of March 31, 2009, no cumulative-effect adjustments were required to be recorded at adoption.

ASC Topic 820—Fair Value Measurements and Disclosures (Staff Position (FSP) FAS 157-4, Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly) (ASC 820). This accounting guidance was originally issued in April 2009 and is now incorporated in ASC 820. The guidance reaffirms the exit price fair value measurement concept and also provides additional guidance for estimating fair value when the volume and level of activity for the asset or liability have significantly decreased. The guidance was effective for interim and annual reporting periods ending after June 15, 2009, and shall be applied prospectively. The Company adopted this statement as of June 30, 2009 and such adoption did not have an impact on the results of operations or financial position.

ASC Topic 815—Derivatives and Hedging (SFAS No. 161 Disclosures about Derivative Instruments and Hedging Activities—an amendment of FASB Statement No. 133). (ASC 815). This accounting guidance was originally issued in March 2008 and is now incorporated in ASC 815. This guidance changes the disclosure requirements for derivative instruments and hedging activities. Entities are required to provide enhanced disclosures about (a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for, and (c) how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows. This guidance is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application encouraged. The Company adopted this guidance in the first quarter of 2009. The additional disclosure required regarding the Bank’s one interest rate swap agreement has been provided in Note 3—Loans.

ASC Topic 860—Transfers and Servicing (Statement No. 166, Accounting for Transfers of Financial Assets—an amendment of FASB Statement No. 140) (ASC 860). This accounting guidance was originally issued in June 2009 and is now incorporated in ASC 860. The guidance amends the derecognition guidance and eliminates the concept of qualifying special-purpose entities (“QSPEs”). ASC 860 is effective for fiscal years and interim periods beginning after November 15, 2009. Early adoption is prohibited. The Company will adopt this guidance on January 1, 2010 and has not yet determined the effect of the adoption on its consolidated financial statements.

ASC Topic 810—Consolidation (Statement No. 167, Amendments to FASB Interpretation No. 46R) (ASC 810). This accounting guidance was originally issued in June 2009 and is now incorporated in ASC 810. The guidance amends the consolidation guidance applicable to variable interest entities (“VIE”s). An entity would consolidate a VIE, as the primary beneficiary, when the entity has both of the following characteristics: (a) the power to direct the activities of a VIE that most significantly impact the entity’s economic performance and (b) the obligation to absorb losses of the entity that could potentially be significant to the VIE or the right to receive benefits from the entity that could potentially be significant to the VIE. Ongoing reassessment of whether an enterprise is the primary beneficiary of a VIE is required. This guidance is

FOX CHASE BANCORP, INC.

effective for fiscal years and interim periods beginning after November 15, 2009. The Company will adopt ASC 810 on January 1, 2010 and has not yet determined the effect of the adoption on its consolidated financial statements.

Accounting Standards Update (ASU) 2010-05—Fair Value Measurements and Disclosures (Topic 820): Measuring Liabilities at Fair Value. The ASU amends Subtopic 820-10 to clarify certain issues with the accounting guidance for determining the fair value of liabilities. Specifically, the guidance states that, when estimating the fair value of a liability, a reporting entity is not required to include a separate input or adjustments to other inputs relating to the existence of a restriction that prevents the transfer of the liability. The guidance also provides clarification on measuring liabilities at fair value when a quoted price in an active market is not available. In such circumstances, the ASU specifies that a valuation technique should be applied that uses either the quoted prices of the liability when traded as an asset, the quoted prices for similar liabilities or similar liabilities when traded as assets, or another valuation technique consistent with existing fair value measurement guidance. The amendments are effective for annual or interim reporting periods beginning after December 15, 2009. The Company is in the process of reviewing the potential impact of ASU 2010-05; however, the adoption of this ASU is not expected to have a material impact to the financial statements.

Accounting Standards Update (ASU) 2010-06—Fair Value Measurements and Disclosures (Topic 820): Improving Disclosures about Fair Value Measurements. The ASU amends Subtopic 820-10 with new disclosure requirements and clarification of existing disclosure requirements. New disclosures required include the amount of significant transfers in and out of levels 1 and 2 fair value measurements and the reasons for the transfers. In addition, the reconciliation for level 3 activity will be required on a gross rather than net basis. The ASU provides additional guidance related to the level of disaggregation in determining classes of assets and liabilities and disclosures about inputs and valuation techniques. The amendments are effective for annual or interim reporting periods beginning after December 15, 2009, except for the requirement to provide the reconciliation for level 3 activity on a gross basis, which will be effective for fiscal years beginning after December 15, 2010. The Company is in the process of reviewing the potential impact of ASU 2010-06; however, the adoption of this ASU is not expected to have a material impact to the financial statements.

NOTE 17—PARENT COMPANY ONLY FINANCIAL STATEMENTS

The following condensed financial statements for Fox Chase Bancorp, Inc. (parent company only) reflect the investment in its wholly owned subsidiary, Fox Chase Bank, using the equity method of accounting.

CONDENSED BALANCE SHEET

	December 31,
	2009	2008
	(In Thousands)
Assets
Cash and due from banks	$9	$12
Interest-earning deposits with banks	12,436	16,221

Total cash and cash equivalents	12,445	16,233
Investment in subsidiary	106,136	99,838
Deferred tax asset, net	89	340
Due from subsidiary	425	149
ESOP loan	4,541	4,790
Other assets	62	—

Total Assets	123,698	121,350

Liabilities and stockholders’ equity
Other liabilities	64	130

Total Liabilities	64	130

Stockholders’ Equity	123,634	121,220

Total Liability and Stockholders’ Equity	$123,698	$121,350

FOX CHASE BANCORP, INC.

CONDENSED STATEMENTS OF OPERATIONS

	For the Years Ended December 31,
	2009	2008	2007
	(In Thousands)
Income
Interest on deposits with banks	$234	$463	$986
Interest on ESOP loan	395	414	432
Gain on sale of stock	—	—	18
Other income	—	—	1

Total Income	629	877	1,437

Expenses
Other expenses	789	869	1,318

Total Expenses	789	869	1,318

(Loss) income before income tax (benefit) expense and equity in undistributed net earnings of subsidiary	(160)	8	119

Income tax (benefit) expense	(54)	3	45

(Loss) income before equity in undistributed net (loss) earnings of subsidiary	(106)	5	74

Equity in undistributed net (loss) earnings of subsidiary	(922)	1,210	1,856

Net (Loss) Income	$(1,028)	$1,215	$1,930

CONDENSED STATEMENTS OF CASH FLOWS

	For the Years Ended December 31,
	2009	2008	2007
	(In Thousands)
Cash Flows From Operating Activities

Net (loss) income	$(1,028)	$1,215	$1,930
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Equity in undistributed (earnings) loss of subsidiary	922	(1,210)	(1,856)
Net realized gain on sale of securities	—	—	(18)
Decrease in deferred tax asset	251	143	—
Increase in due from subsidiary	(75)	(148)	—
Increase in other assets	(62)	—	—
(Decrease) increase in other liabilities	(66)	(259)	196

Net Cash (Used) Provided by Operating Activities	(58)	(259)	252

Cash Flows From Investing Activities
Investment securities, available for sale:
Purchases	—	—	(89)
Proceeds from sales	—	—	107
Loan payment received on ESOP loan	249	229	213

Net Cash Provided by Investing Activities	249	229	231

Cash Flows From Financing Activities
Repurchase of treasury shares	(4,521)	(3,369)	(3,924)
Receipt from subsidiary related to vesting of stock in equity incentive plan	542	503	—
Acquisition of stock to fund equity incentive plan	—	—	(3,745)

Net Cash Used by Financing Activities	(3,979)	(2,866)	(7,669)

Net Decrease in Cash and Cash Equivalents	(3,788)	(2,896)	(7,186)
Cash and Cash Equivalents—Beginning	16,233	19,129	26,315

Cash and Cash Equivalents—Ending	$12,445	$16,233	$19,129

FOX CHASE BANCORP, INC.

NOTE 18—QUARTERLY FINANCIAL DATA (UNAUDITED)

The following represents summarized quarterly financial data of Fox Chase Bancorp, Inc. and subsidiary, which, in the opinion of management, reflects all adjustments (comprising only normal recurring accruals) necessary for a fair presentation. The Company reported a net loss of $2.4 million for the quarter ended December 31, 2009 and $93,000 for the quarter ended December 31, 2008.

The net loss for the quarter ended December 31, 2009 included a provision for loan losses of $6.6 million, which was a result of: (1) specific provisions for impairments on nonperforming construction and commercial loans totaling $4.9 million based primarily on appraisals; (2) specific provisions for impairments on residential mortgages and consumer loans totaling $750,000, primarily related to three loans; (3) an increase in general allowance for loan losses on construction and commercial loans, primarily related to downgrades in internal risk ratings on existing credits, totaling $800,000; and (4) an increase in general allowance for loan losses on residential mortgages and consumer loans totaling $150,000.

The net loss for the quarter ended December 31, 2008 included a provision for loan losses of $2.0 million, which was a result of: (1) specific provisions for impairments on nonperforming construction and commercial downgrades to existing credits, primarily in the residential real estate development portfolio; (2) increases to loss factors for classified loans and the construction loan portfolio; and (3) the establishment of a specific allowance for loan losses of $624,000 related to a residential housing development located in southern New Jersey.

Three Months Ended	12/31/2009	9/30/2009	6/30/2009	3/31/2009	12/31/2008	9/30/2008	6/30/2008	3/31/2008
	(In Thousands, except per share data)
Interest income	$13,207	$13,331	$12,921	$11,939	$12,038	$11,597	$10,995	$11,254
Interest expense	6,769	7,248	7,480	6,138	6,110	5,778	5,854	6,319

Net interest income	6,438	6,083	5,441	5,801	5,928	5,819	5,141	4,935
Provision for loan losses	6,640	1,450	567	395	2,000	500	225	175

Net interest income after provision for loan losses	(202)	4,633	4,874	5,406	3,928	5,319	4,916	4,760
Noninterest income	1,098	1,323	999	347	250	359	403	393
Noninterest expense	4,636	5,254	5,492	4,951	4,481	4,789	4,956	4,722

(Loss) income before taxes	(3,740)	702	381	802	(303)	889	363	431
Income tax (benefit) provision	(1,300)	189	83	201	(210)	230	59	86

Net (loss) income	$(2,440)	$513	$298	$601	$(93)	$659	$304	$345

Per Common Share Data

Weighted average common shares—basic	12,993,455	13,039,651	13,202,176	13,301,462	13,374,389	13,416,015	13,491,869	13,536,245
Weighted average common shares—diluted	13,011,579	13,058,089	13,222,211	13,319,781	13,401,414	13,442,841	13,539,152	13,561,363

Net (loss) income per share—basic	$(0.19)	$0.04	$0.02	$0.05	$(0.01)	$0.05	$0.02	$0.03
Net (loss) income per share—diluted	$(0.19)	$0.04	$0.02	$0.05	$(0.01)	$0.05	$0.02	$0.03

NOTE 19—SUBSEQUENT EVENTS

On March 10, 2010, the Company, the Bank and Fox Chase MHC adopted a Plan of Conversion and Reorganization (the “Plan of Conversion”) pursuant to which the Bank will reorganize from the two-tier mutual holding company structure to the stock holding company structure. Pursuant to the Plan of Conversion, (1) Fox Chase MHC will merge with and into the Company, with the Company being the surviving entity (the “MHC Merger”), (2) the Company will merge with and into a newly formed Maryland corporation named Fox Chase Bancorp, Inc. (the “Holding Company”), (3) the shares of common stock of the Company held by persons other than Fox Chase MHC (whose shares will be canceled) will be converted into shares of common stock of new Fox Chase Bancorp pursuant to an exchange ratio designed to preserve the percentage ownership interests of such persons, (4) the Bank will issue all of its capital stock to new Fox Chase Bancorp and (5) new Fox Chase Bancorp will offer and sell shares of the common stock to certain depositors and borrowers of the Bank and others in the manner and subject to the priorities set forth in the Plan of Conversion.

In connection with the Plan of Conversion, shares of the Company’s common stock currently owned by Fox Chase MHC will be canceled and new shares of common stock, representing the approximate 59.9% ownership interest of Fox

FOX CHASE BANCORP, INC.

Chase MHC, will be offered for sale by new Fox Chase Bancorp. Concurrent with the completion of the conversion and offering , the Company’s existing public shareholders will receive shares of new Fox Chase Bancorp’s common stock for each share of the Company’s common stock they own at that date, based on an exchange ratio to ensure that they will own approximately the same percentage of the new Fox Chase Bancorp’s common stock as they owned of the Company’s common stock immediately before the conversion and offering.

At the time of the conversion, liquidation accounts shall be established in an amount equal to the percentage of the outstanding shares of the Company owned by the Fox Chase MHC before the MHC Merger, multiplied by the Company’s total stockholders’ equity as reflected in the latest statement of financial condition used in the final offering prospectus for the conversion plus the value of the net assets of Fox Chase MHC as reflected in the latest statement of financial condition of the Fox Chase MHC prior to the effective date of the conversion. The liquidation accounts will be maintained for the benefit of eligible account holders and supplemental eligible account holders (collectively, “eligible depositors”) who continue to maintain their deposit accounts in the Bank after the conversion. In the event of a complete liquidation of the Bank or the Bank and the Holding Company (and only in such event), eligible depositors who continue to maintain accounts shall be entitled to receive a distribution from the liquidation account before any liquidation may be made with respect to common stock. Neither the Holding Company nor the Bank may declare or pay a cash dividend if the effect thereof would cause its equity to be reduced below either the amount required for the liquidation account or the regulatory capital requirements imposed by the Office of Thrift Supervision.

The transactions contemplated by the Plan of Conversion are subject to approval by the shareholders of the Company, the members of Fox Chase MHC and the Office of Thrift Supervision. Meetings of the Company’s shareholders and Fox Chase MHC’s members are expected be held to approve the plan in the second quarter of 2010. If the conversion and offering are completed, eligible conversion and offering costs will be netted against the offering proceeds. If the conversion and offering are terminated, such costs will be expensed. As of December 31, 2009, the Company had not incurred any conversion costs.

You should rely only on the information contained in this prospectus. Neither Fox Chase Bank nor Fox Chase Bancorp, Inc. has authorized anyone to provide you with different information. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered by this prospectus to any person or in any jurisdiction in which an offer or solicitation is not authorized or in which the person making an offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make an offer or solicitation in those jurisdictions. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of common stock.

Up to 11,787,500 Shares

(Subject to Increase to 13,555,625 Shares)

(Proposed Holding Company for Fox Chase Bank)

COMMON STOCK

par value $0.01 per share

PROSPECTUS

Stifel Nicolaus

May 14, 2010

Until June 16, 2010, or 25 days after commencement of the syndicated community offering, if any, whichever is later, all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a prospectus when acting as underwriters and with respect to their unsold allotments of subscriptions.